    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1996



                                                      REGISTRATION NO. 333-13649

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-3
                                AMENDMENT NO. 1

                                      AND
                           POST-EFFECTIVE AMENDMENTS
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                           MERRILL LYNCH & CO., INC.
             (Exact name of registrant as specified in its charter)

                        DELAWARE                                                13-2740599
              (State or other jurisdiction                         (I.R.S. Employer Identification No.)
            of incorporation or organization)

                             WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------

                           ROSEMARY T. BERKERY, ESQ.
                           ASSOCIATE GENERAL COUNSEL
                           MERRILL LYNCH & CO., INC.
                             WORLD FINANCIAL CENTER
                                  NORTH TOWER
                         NEW YORK, NEW YORK 10281-1334
                                 (212) 449-6990
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                                   COPIES TO:

              NORMAN D. SLONAKER, ESQ.                               DONALD R. CRAWSHAW, ESQ.
                  BROWN & WOOD LLP                                      SULLIVAN & CROMWELL
               ONE WORLD TRADE CENTER                                    125 BROAD STREET
              NEW YORK, NEW YORK 10048                               NEW YORK, NEW YORK 10004

                              -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                              -------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. X
                              -------------------


                       CALCULATION OF REGISTRATION FEE




 TITLE OF EACH CLASS                                PROPOSED MAXIMUM             PROPOSED
 OF SECURITIES TO BE         AMOUNT TO BE               AGGREGATE            MAXIMUM AGGREGATE            AMOUNT OF
     REGISTERED               REGISTERED            PRICE PER UNIT(1)        OFFERING PRICE(1)       REGISTRATION FEE(2)
Debt Securities and
Warrants.............      $5,000,000,000(3)              100%                $5,000,000,000             $1,515,152
Debt Securities and
Warrants to be sold
in market-making
transactions(4)......             --                       --                        --                       --




   (1) Estimated solely for the purpose of calculating the registration fee.



   (2) The registration fee was paid on October 7, 1996.



   (3) Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the official exchange rate applicable to the purchase of such Debt Securities from the Registrant. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Post-Effective Amendment relates to the remaining unsold Debt Securities and Warrants having an aggregate principal amount of $636,322,580 which were previously registered by the Registrant under Registration Statement No. 33-65135 on Form S-3. The following registration statements, each having the original effective date indicated parenthetically, are amended hereby (the number of such post-effective amendment applicable to a registration statement being also indicated parenthetically), all as follows: 2-78338 (July 23, 1982-No. 20); 2-83477 (May 9, 1983-No. 19); 2-89519 (February 23, 1984-No. 18);
2-96315 (March 20, 1985-No. 16); 33-03079 (February 6, 1986-No. 15); 33-03602
(April 15, 1986-No. 12); 33-05125 (April 28, 1986-No. 4); 33-09910 (November 5,
1986-No. 13); 33-16165 (August 11, 1987-No. 12); 33-17965 (November 5, 1987-No.
11); 33-19820 (January 29, 1988-No. 11); 33-23605 (August 16, 1988-No. 10);
33-27512 (March 20, 1989-No. 9); 33- 27594 (March 20, 1989-No. 9); 33-35456
(August 10, 1990-No. 9); 33-38879 (February 12, 1991-No. 8); 33-42041 (August
16, 1991-No. 8); 33-45327 (February 12, 1992-No. 7); 33-54218 (November 19,
1992-No. 6); 33-49947 (August 25, 1993-No. 5); 33-51489 (January 14, 1994-No.
4); 33-52647 (March 22, 1994-No. 3); 33-61559 (August 23, 1995-No. 2) and
33-65135 (January 12, 1996-No. 6). Each such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Post-Effective Amendment in accordance with Section 8(c) of the Securities Act of 1933.



   (4) This Registration Statement also registers an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions where required.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


PROSPECTUS

                              [MERRILL LYNCH LOGO]
                            MERRILL LYNCH & CO., INC.
                          DEBT SECURITIES AND WARRANTS

   Merrill Lynch & Co., Inc. (the "Company") intends to sell from time to time up to $5,636,322,580 aggregate principal amount (or net proceeds in the case of warrants and in the case of securities issued at an original issue discount), or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering, of its senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), warrants to purchase Debt Securities ("Debt Warrants"), warrants entitling the holders thereof to receive from the Company a payment or delivery determined by reference to decreases or increases in the level of an index or portfolio based on one or more equity or debt securities (including the price or yield of such securities), any statistical measure of economic or financial performance (including any consumer price, currency or mortgage index) or the price or value of any commodity or a combination thereof (the "Index Warrants") and warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") or to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") such foreign currencies or units of two or more currencies as shall be designated by the Company at the time of offering. The Debt Securities, Debt Warrants, Index Warrants and Currency Warrants, which are collectively called the "Securities", may be offered either jointly or separately and will be offered to the public on terms determined by market conditions at the time of sale and set forth in a prospectus supplement.

   The Securities will be unsecured and, except in the case of Subordinated Debt Securities, will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinated to all existing and future Senior Indebtedness of the Company.

   Each issue of Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates, if any, and timing of payments thereof, provision for redemption, sinking fund requirements, if any, exercise provisions, currencies of denomination or currencies otherwise applicable thereto, the option of the Company to satisfy its obligations upon maturity or any redemption or required repurchase or in connection with any exchange provisions by delivering securities (whether or not issued by, or the obligations of, the Company) or a combination of cash, other securities and/or property and any other variable terms and method of distribution. The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth the specific terms with regard to the Securities in respect of which this Prospectus is being delivered. The Company may elect to deliver to purchasers of Securities an abbreviated term sheet setting forth a description of the Securities being offered, or a summary thereof (a "Terms Sheet"), instead of a Prospectus Supplement. This Prospectus may be delivered prior to or concurrently with a Terms Sheet.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

   The Securities may be sold through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") as agent or may be offered and reoffered through, or through underwriting syndicates managed or co-managed by, one or more underwriters, including MLPF&S, or directly to purchasers by the Company. The Securities may not be sold without delivery of a Prospectus Supplement describing such issue of Securities, the method and terms of offering thereof or of a Terms Sheet, the names of any agents or underwriters and any applicable commissions or discounts.

                              -------------------

                The date of this Prospectus is          , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

                           MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

    The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                USE OF PROCEEDS

    The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes. Such uses may include the funding of investments in, or extensions of credit to, its subsidiaries, the funding of assets held by the Company or its subsidiaries, including securities inventories, customer receivables and loans (including business loans, home equity loans and loans in connection with investment banking-related merger and acquisition activities) and the lengthening of the average maturity of the Company's borrowings (including the refunding of maturing indebtedness). The precise amount and timing of investments in, and extensions of credit to, its subsidiaries will depend upon their funding requirements and the availability of other funds to the Company and its subsidiaries. Pending such applications, the net proceeds will be temporarily invested or applied to the reduction of short-term indebtedness. A substantial portion of the proceeds from the sale of any Currency Warrants or Index Warrants may be used to hedge market risks with respect to such Warrants. Management of the Company expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance the growth of the Company or to lengthen the average maturity of its borrowings. To the extent that Securities being purchased for resale by MLPF&S are not resold, the aggregate proceeds to the Company and its subsidiaries would be reduced.

                         SUMMARY FINANCIAL INFORMATION


    The following summary of consolidated financial information was derived from, and is qualified in its entirety by reference to, the financial statements, condensed financial statements, and other information and data contained in the Company's Annual Report on Form 10-K for the year ended December 29, 1995 and Quarterly Report on Form 10-Q for the period ended September 27, 1996 (the "Quarterly Report"). See "Incorporation of Certain Documents by Reference." The condensed consolidated financial statements contained in the Quarterly Report are unaudited; however, in the opinion of management of the Company, all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of the results of operations have been included. The year-end results include 52 weeks for 1991, 1992, 1994, and 1995 and 53 weeks for 1993.


    The Company conducts its business in highly volatile markets. Consequently, the Company's results can be affected by many factors, including general market conditions, the liquidity of secondary markets, the level and volatility of interest rates and currency values, the valuation of securities positions, competitive conditions, and the size, number, and timing of transactions. In periods of unfavorable market activity, profitability can be adversely affected because certain expenses remain relatively fixed. As a result, net earnings and revenues can vary significantly from period to period. Thus, interim results may not necessarily be representative of the full year results of operations.

                              YEAR ENDED LAST FRIDAY IN DECEMBER                  NINE MONTHS ENDED
                      ---------------------------------------------------   -----------------------------
                                                                            SEPTEMBER 29,   SEPTEMBER 27,
                       1991       1992       1993       1994       1995         1995            1996
                      -------   --------   --------   --------   --------   -------------   -------------
                                                 (IN MILLIONS, EXCEPT RATIOS)
Revenues............  $12,353   $ 13,413   $ 16,588   $ 18,234   $ 21,513     $  16,220       $  18,410
Net revenues(1).....  $ 7,246   $  8,577   $ 10,558   $  9,625   $ 10,265     $   7,652       $   9,735
Earnings before
  income taxes and
  cumulative effect
  of changes in
  accounting
principles(2).......  $ 1,017   $  1,621   $  2,425   $  1,730   $  1,811     $   1,329       $   1,891
Cumulative effect of
  changes in
  accounting
  principles (net of
  applicable income
taxes)(2)...........    --      $    (58)  $    (35)     --         --          --              --
Net earnings(2).....  $   696   $    894   $  1,359   $  1,017   $  1,114     $     810       $   1,174
Ratio of earnings to
fixed charges(3)....      1.2        1.3        1.4        1.2        1.2           1.2             1.2
Total assets(4).....  $86,259   $107,024   $152,910   $163,749   $176,857     $ 185,473       $ 207,911
Long-term
borrowings(5).......  $ 7,964   $ 10,871   $ 13,469   $ 14,863   $ 17,340     $  16,156       $  24,098
Stockholders'
equity..............  $ 3,818   $  4,569   $  5,486   $  5,818   $  6,141     $   6,077       $   6,618


------------

(1) Net revenues are revenues net of interest expense.


(2) Net earnings for 1992 have been reduced by $58 million to reflect the adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", and SFAS No. 109, "Accounting for Income Taxes". Net earnings for 1993 were reduced by $35 million to reflect the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits".


                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
(3) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

(4) In 1994, the Company adopted Financial Accounting Standards Board ("FASB") Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", and FASB Interpretation No. 41, "Offsetting of Amounts
    Related to Certain Repurchase and Reverse Repurchase Agreements", which increased assets and liabilities at December 30, 1994 by approximately $8,500 million.


(5) To finance its diverse activities, the Company and certain of its subsidiaries borrow substantial amounts of short-term funds on a regular basis. Although the amount of short-term borrowings varies significantly with the level of general business activity, on September 27, 1996, $2,659 million of bank loans and $20,208 million of commercial paper were outstanding. In addition, certain of the Company's subsidiaries lend securities and enter into repurchase agreements to obtain financing. At September 27, 1996, cash deposits for securities loaned and securities sold under agreements to repurchase amounted to $5,067 million and $65,123 million, respectively. From September 28, 1996 to November 18, 1996, long-term borrowings, net of repayments and repurchases, increased by approximately $830 million.


FISCAL YEAR 1995

    Global financial markets, which steadily weakened during most of 1994, generally improved during 1995, led by a more stable U.S. economy, declining interest rates, and heightened investor activity. Inflationary fears eased throughout 1995 as key U.S. economic statistics indicated slow to moderate growth. The Federal Reserve decreased short-term interest rates in July and December 1995 following seven rate increases between February 1994 and February 1995. Investors reacted favorably to these events and were more active in stock and bond markets during 1995. Net earnings for the 1995 fourth quarter were $303 million, up 1% from the 1995 third quarter and up 88% from the 1994 fourth quarter.

    Net earnings for 1995 were $1,114 million, up 10% from 1994 net earnings of $1,017 million. Earnings per common share were $5.44 primary and $5.42 fully diluted in 1995, compared with $4.75 primary and $4.74 fully diluted in 1994.

    Total revenues were a record $21,513 million, up 18% from 1994. Net revenues (revenues after interest expense) totaled $10,265 million in 1995, up 7% from 1994.

    Commission revenues increased 9% to a record $3,126 million from $2,871 million in 1994, due primarily to higher levels of listed and over-the-counter securities transactions and mutual fund commissions, partially offset by lower revenues from commodities. Commissions from listed and over-the-counter securities increased due primarily to higher trading volumes on most major U.S. and international exchanges. Mutual fund commissions increased due primarily to higher distribution and redemption fees. Distribution fees from deferred-charge funds increased due to strong fund sales in prior periods and higher asset levels. Redemption fees increased as clients repositioned invested assets.

    Interest and dividend revenues increased 28% to $12,221 million from $9,578 million in 1994. Interest expense, which includes dividend expense, increased 31% from 1994 to $11,248 million. Net interest and dividend profit was $973 million, virtually unchanged from $969 million in 1994, with increases in net interest-earning assets offset by declining interest spreads due to the flattening of the U.S. Treasury yield curve. The change in the yield curve resulted from long-term interest rates falling more than short-term rates during 1995.

    Principal transactions revenues increased 8% from 1994 to $2,519 million in 1995. Increases in equities and equity derivatives and taxable fixed-income trading revenues were partially offset by decreases in trading revenues from municipal securities, foreign exchange and commodities, and interest rate and currency swaps. Equities and equity derivatives trading revenues, in the aggregate, increased 46% to $912 million, due primarily to improved volumes in the convertible, over-the-counter, and international equities markets, partially offset by lower equity derivatives trading revenues. Taxable fixed-income trading revenues increased 10% to $516 million due, in part, to higher revenues from corporate bonds and preferred stock, high-yield bonds, and non-U.S. governments and agencies securities. Trading revenues from mortgage-backed products were negatively affected by reduced market liquidity, leading to a loss. Nevertheless, trading results from mortgage-backed products, which include related net interest revenues, were positive. U.S. Government and agencies securities trading revenues were down from 1994 due to tighter spreads between U.S. Treasury securities and related futures hedges, as well as reduced retail investor demand attributable to lower interest rates. Municipal securities revenues decreased 28% to $273 million as a result of decreased investor demand for tax-exempt investments as investors remained wary of potential tax law changes and sought higher returns in equity and taxable fixed-income securities. Foreign exchange and commodities revenues, in the aggregate, declined 22% to $86 million. Commodities trading revenues decreased due to lower volumes. Increases in foreign exchange trading revenues resulted from higher customer volume caused by the strengthening of the U.S. dollar versus other major currencies during 1995. Interest rate and currency swaps revenues declined 2% to $732 million. Decreases in U.S. dollar-denominated transactions were substantially offset by increased revenues in non-dollar-denominated transactions, particularly in Japanese and European markets.

    Investment banking revenues were $1,308 million, up 5% from $1,240 million in 1994. Strategic services revenues, which include fees for merger and acquisition activity, debt restructuring, and other advisory services, increased, as companies worldwide sought strategic partners to promote growth while cutting costs and increasing efficiencies. Underwriting revenues were down, as lower revenues from equities, private placements, high-yield debt, and mortgage-backed securities underwriting were partially offset by increased underwriting revenues from corporate bonds and preferred stock and defined asset funds.

    Asset management and portfolio service fees rose 9% in 1995 to a record $1,890 million from $1,739 million in 1994, as a result of higher fees earned from asset management and other fee-based services. Other revenues decreased 5% from 1994 to $449 million, due to lower net realized investment gains in 1995 compared with 1994.

    Non-interest expenses were $8,454 million, up 7% from $7,895 million in the year-ago period. Compensation and benefits expense, which represented approximately 62% of non-interest expenses, increased 6% due primarily to increased production-related and incentive compensation and the addition of Smith New Court PLC ("Smith New Court") employees. Compensation and benefits expense as a percentage of net revenues was 51.3% in 1995, compared with 51.5% in 1994.

    Occupancy costs increased 3% from 1994 primarily due to international growth. Other facilities-related costs, which include communications and equipment rental expense and depreciation and amortization expenses, rose 13% primarily due to expanded use of market data services, as well as higher depreciation expense from the purchase of technology-related assets over the past year.

    Professional fees increased 16% from the year-ago period, due to higher legal fees and systems development costs related to upgrading technology and processing capabilities in customer, trading, and transaction processing systems. Advertising and market development expenses increased 6% from 1994 as a result of increased advertising, international travel, and sales promotion primarily related to international growth. Brokerage, clearing, and exchange fees increased 7% as a result of higher securities volume, particularly in international markets. Other expenses increased 4% from 1994, due primarily to a $26 million first quarter charge for the write-off of assets related to a technology contract and $14 million of goodwill amortization related to Smith New Court.

    Income tax expense totaled $697 million in 1995. The effective tax rate in 1995 was 38.5%, compared with 41.2% in 1994. The decrease in the effective tax rate was attributable to lower state income taxes, expanded international business activities in jurisdictions with lower tax rates, and increases in deductions for dividends received.

    In 1995 the Company acquired Smith New Court, a U.K.-based global securities firm, for approximately $800 million. The Company recorded approximately $530 million of goodwill related to the acquisition, which is being amortized on a straight-line basis over 15 years. The Company's 1995 results include those of Smith New Court since mid-August 1995.

CERTAIN BALANCE SHEET INFORMATION AS OF DECEMBER 29, 1995

    The Company believes that its equity base is adequate relative to the level and composition of its assets and the mix of its business.

    In the normal course of business, the Company underwrites, trades, and holds non-investment grade securities in connection with its investment banking, market-making, and derivative structuring activities. These activities are subject to risks related to the creditworthiness of the issuers of, and the liquidity of the market for, such securities, in addition to the usual risks associated with investing in, financing, underwriting, and trading in investment grade instruments.

    At December 29, 1995, the fair value of long and short non-investment grade trading inventories amounted to $5,489 million and $353 million, respectively, and in the aggregate (i.e., the sum of long and short trading inventories) represented 6.3% of aggregate consolidated trading inventories.

    At December 29, 1995, the carrying value of extensions of credit provided to corporations entering into leveraged transactions aggregated $489 million (excluding unutilized revolving lines of credit and other lending commitments of $127 million), consisting primarily of senior term and subordinated financings to 30 medium-sized corporations. At December 29, 1995, the Company had no bridge loans outstanding. Loans to highly leveraged corporations are carried at unpaid principal balances less a reserve for estimated losses. The allowance for loan losses is estimated based on a review of each loan, and consideration of economic, market, and credit conditions. Direct equity investments made in conjunction with the Company's investment and merchant banking activities aggregated $211 million at December 29, 1995, representing investments in 62 enterprises. Equity investments in privately-held companies for which sale is restricted by government or contractual requirements are carried at the lower of cost or estimated net realizable value. At December 29, 1995, the Company held interests in partnerships, totaling $91 million (recorded on the cost basis), that invest in highly leveraged transactions and non-investment grade securities. At December 29, 1995, the Company also committed to invest an additional $79 million in partnerships that invest in leveraged transactions.

    The Company's insurance subsidiaries hold non-investment grade securities. Non-investment grade securities were 4.2% of total insurance investments at December 29, 1995. Non-investment grade securities of insurance subsidiaries are classified as available-for-sale and are carried at fair value.

    At December 29, 1995, the largest non-investment grade concentration consisted of various issues of a South American sovereign totaling $674 million, of which $672 million represented on-balance-sheet hedges for off-balance-sheet financial instruments. No one industry sector accounted for more than 35% of total non-investment grade positions. At December 29, 1995, the Company held an aggregate carrying value of $164 million in debt and equity securities of issuers in various stages of bankruptcy proceedings or in default, of which 75% resulted from the Company's market-making activities in such securities.


RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1996



    Global financial markets were affected by a slowdown during the 1996 third quarter after a strong first half. A brief midsummer U.S. stock market correction combined with increased uncertainty over the direction of U.S. interest rates led to lower trading and underwriting volumes, particularly in equities, compared to the first six months of 1996. As a result, industrywide revenues from such activities declined from first-half highs. Nevertheless, issuer and investor demand was stronger than in the year-ago quarter.

    Net earnings for the first nine months of 1996 were a record $1,174 million, up 45% from the $810 million reported in the comparable 1995 period. Third quarter net earnings of $331 million were down 24% from record second quarter 1996 net earnings of $433 million. Earnings per common share were $5.91 primary and $5.89 fully diluted, compared with $3.95 primary and $3.90 fully diluted in the first nine months of 1995. Total revenues for the first nine months of 1996 were a record $18,410 million, up 14% from $16,220 million in the comparable 1995 period. Net revenues (revenues after interest expense) totaled $9,735 million up 27% from the year-ago period.

    Commission revenues rose 24% during the first nine months of 1996 to $2,819 million from $2,279 million in the comparable 1995 period. Commissions revenues from listed securities increased due to higher trading volumes on most major U.S. and international exchanges. Mutual fund commissions advanced to a record level due to strong sales of U.S. and offshore funds and increased distribution fees.



    Interest and dividend revenues for the first nine months of 1996 increased to $9,407 million, up 1% from $9,329 million in the first nine months of 1995. Interest expense, which includes dividend expense, was $8,675 million up 1% from $8,568 million in the year-ago period. Net interest and dividend profit was $732 million, down 4% from $761 million in 1995 as a result of reduced levels of net interest-earning assets.



    Principal transactions revenues increased 39% from the first nine months of 1995 to $2,709 million, as increased client activity led to higher revenues in most product categories. Equities and equity derivatives trading revenues, in the aggregate, were up 35% to $874 million. International equities trading revenues benefited from the addition of trading activity related to Smith New Court PLC ("Smith New Court"), which was acquired in the 1995 third quarter. Over-the-counter equity trading revenues rose due to increased client order flow. Taxable fixed-income trading revenues rose 76% to $771 million primarily due to higher revenues from mortgage-backed products, non-U.S. governments and agencies securities, and money market instruments. Mortgage-backed securities trading revenues advanced due primarily to improved liquidity and increased customer demand compared with the year-ago period. Trading revenues for non-U.S. governments and agencies securities benefited from higher demand for emerging market securities. Trading revenues from money market instruments rose due to increased floating-rate note activity in European markets. Interest rate and currency swap trading revenues increased 19% to $698 million due to higher revenues from both U.S. and non-U.S. dollar-denominated transactions. Municipal securities revenues increased 22% to $257 million, largely due to increased investor demand for tax-advantaged products. Foreign exchange and commodities trading revenues, in the aggregate, rose 67% from the first nine months for 1995 to $109 million. Strong customer activity attributable to increased volatility in exchange rates contributed to higher foreign exchange trading revenues.



    Investment banking revenues were $1,428 million, up 52% from $938 million in the first nine months of 1995. Underwriting fees were higher in virtually all products, particularly equity securities due to increased transaction volume. Strategic services revenues benefited from improved market share for mergers and acquisitions activity.



    Asset management and portfolio service fees were $1,661 million for the first nine months of 1996, up 19% from $1,397 million in the year-ago period, as a result of strong inflows of client assets and net asset appreciation. Other revenues were $386 million, up 19% from $325 million in the first nine months of 1995 primarily due to gains on sales of Real Estate Mortgage Investment Conduit ("REMIC") transactions and partnership investments.

    Non-interest expenses were $7,844 million, up 24% from $6,323 million in the year-ago period. Compensation and benefits expense, which represented approximately 64% of non-interest expenses, increased 27% during the first nine months of 1996 due primarily to higher incentive and production-related compensation as well as a 7% increase in the number of full-time employees, due in part to acquisitions. Compensation and benefits expense was 51.8% of net revenues for the first nine months of 1996, compared with 51.9% in the 1995 period.



    Non-interest expenses excluding compensation and benefits, rose 19% to $2,800 million. A significant component of this increase relates to strategic investments in technology such as the Trusted Global Advisor ("TGA") initiative, a new technology platform that will enable Financial Consultants to provide enhanced services to clients. These technology-related expenses primarily affected communications and equipment rental, depreciation and amortization, and professional fees which, in the aggregate, increased 21% from the comparable 1995 period to $1,131 million.



    Occupancy costs increased 4% from the first nine months of 1995 due to international growth, including the addition of Smith New Court facilities. Advertising and market development expenses increased 28% from the first nine months of 1995 due to increased international travel and higher promotion-related recognition costs. Brokerage, clearing, and exchange fees increased 17% as a result of higher trading volume, particularly in international markets. Other expenses increased 22% from the first nine months of 1995, primarily due to provisions related to various business activities and nine months of goodwill amortization primarily related to Smith New Court.



    Income tax expense totaled $717 million for the first nine months of 1996. The effective tax rate in the 1996 period was 37.9%, compared with 39.0% a year ago. The decrease in the effective tax rate was primarily attributable to expanded international business activities.



CERTAIN BALANCE SHEET INFORMATION AS OF SEPTEMBER 27, 1996



    The Company believes that its equity base is adequate relative to the level and composition of its assets and the mix of its business.



    In the normal course of business, the Company underwrites, trades, and holds non-investment grade securities in connection with its investment banking, market making, and derivative activities. These activities are subject to risks related to the creditworthiness of the issuers of, and the liquidity of the market for, such securities, in addition to the usual risks associated with investing in, financing, underwriting, and trading in investment grade instruments.



    At September 27, 1996, the fair value of long and short non-investment grade trading inventories amounted to $8,912 million and $879 million, respectively, and in the aggregate (i.e. the sum of long and short trading inventories), represented 8.5% of aggregate consolidated trading inventories.



    At September 27, 1996, the carrying value of extensions of credit provided to corporations entering into leveraged transactions aggregated $269 million (excluding unutilized revolving lines of credit and other lending commitments of $109 million), consisting primarily of senior term and subordinated financings to 38 large- and medium-sized corporations. At September 27, 1996, the Company had no bridge loans outstanding but had two bridge loan commitments at September 27, 1996 that were subsequently canceled by the counterparties. Subsequent to quarter-end, the Company entered into a bridge loan commitment for $90 million to a non-investment grade counterparty. The Company intends to syndicate the loan, if extended, and may retain a residual portion. Loans to highly leveraged corporations are carried at unpaid principal balances less a reserve for estimated losses. The allowance for loan losses is estimated based on a review of each loan, and consideration of economic, market, and credit conditions.

    Direct equity investments made in conjunction with the Company's investment and merchant banking activities aggregated $153 million at September 27, 1996, representing investments in 61 enterprises. Equity investments in privately-held companies for which sale is restricted by government or contractual requirements are carried at the lower of cost or estimated net realizable value. At September 27, 1996, the Company held interests in partnerships, totaling $112 million (recorded on the cost basis), that invest in highly leveraged transactions and non-investment grade securities. At September 27, 1996, the Company also committed to invest an additional $74 million in partnerships that invest in leveraged transactions.



    The Company's insurance subsidiaries hold non-investment grade securities. Non-investment grade securities were 4.7% of total insurance investments at September 27, 1996. Non-investment grade securities of insurance subsidiaries are classified as available-for-sale and are carried at fair value.



    At September 27, 1996, the largest non-investment grade concentration consisted of various sovereign and corporate issues of a South American country totaling $1,186 million, which primarily represented hedges of other financial instruments. No one industry sector accounted for more than 20% of total non-investment grade positions. At September 27, 1996, the Company held an aggregate carrying value of $144 million in debt and equity securities of issuers in various stages of bankruptcy proceedings or in default, of which 50% resulted from the Company's market making activities in such instruments. In addition, the Company held distressed bank loans totaling $385 million at quarter-end.


                         DESCRIPTION OF DEBT SECURITIES

    Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities are to be issued under an indenture (the "1983 Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee or issued under an indenture (the "1993 Indenture"), dated as of October 1, 1993, between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee (each, a "Senior Debt Trustee"). The 1983 Indenture and the 1993 Indenture are referred to herein as the "Senior Indentures". The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank, as trustee (the "Subordinated Debt Trustee"). The Senior Debt Securities and Subordinated Debt Securities may also be issued under one or more other indentures (each, a "Subsequent Indenture") and have one or more other trustees (each, a "Subsequent Trustee"). Any Subsequent Indenture relating to Senior Debt Securities will have terms and conditions identical in all material respects to the above-referenced Senior Indentures and any Subsequent Indenture relating to Subordinated Debt Securities will have terms and conditions identical in all material respects to the above-referenced Subordinated Indenture, including, but not limited to, the applicable terms and conditions described below. Any Subsequent Indenture relating to a series of Debt Securities, and the trustee with respect thereto, will be identified in the applicable Prospectus Supplement. The Senior Indentures, the Subordinated Indenture and any Subsequent Indentures (whether senior or subordinated) are referred to herein as the "Indentures"; and the Senior Debt Trustees, the Subordinated Debt Trustee and any Subsequent Trustees are referred to herein as the "Trustees". A copy of each Indenture is filed (or, in the case of a Subsequent Indenture, will be filed) as an exhibit to the registration statements relating to the Securities (collectively, the "Registration Statement"). The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the respective Indentures, including the definitions therein of certain terms.

GENERAL

    Each Indenture provides that Debt Securities (Senior Debt Securities in the case of the Senior Indentures or a Subsequent Indenture for Senior Debt Securities, and Subordinated Debt Securities in the case of the Subordinated Indenture or a Subsequent Indenture for Subordinated Debt Securities) may be issued thereunder, without limitation as to aggregate principal amount, in one or more series, by the Company from time to time upon satisfaction of certain conditions precedent, including the delivery by the Company to the applicable Trustee of a resolution of the Board of Directors, or the Executive Committee thereof, of the Company which fixes or provides for the establishment of terms of such Debt Securities, including: (1) the aggregate principal amount of such Debt Securities and whether there is any limit upon the aggregate principal amount of such Debt Securities that may be subsequently issued; (2) the date on which such Debt Securities will mature; (3) the principal amount payable with respect to such Debt Securities whether at maturity or upon earlier acceleration, and whether such principal amount will be determined with reference to an index, formula or other method; (4) the rate or rates per annum (which may be fixed or variable) at which such Debt Securities will bear interest, if any; (5) the dates on which such interest, if any, will be payable;
(6) the provisions for redemption of such Debt Securities, if any, the redemption price and any remarketing arrangements relating thereto; (7) the sinking fund requirements, if any, with respect to such Debt Securities; (8) whether such Debt Securities are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies; (9) the form (registered or bearer or both) in which such Debt Securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of such Debt Securities in either form; (10) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected Debt Securities rather than pay such Additional Amounts; (11) whether such Debt Securities are to be issued in global form; (12) the title of the Debt Securities and the series of which such Debt Securities shall be a part; (13) the denominations of such Debt Securities and (14) whether, and the terms and conditions relating to when, the Company may satisfy certain of its obligations with respect to such Debt Securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the Holders thereof securities (whether or not issued by, or the obligation of, the Company) or a combination of cash, other securities and/or property. Reference is made to the Prospectus Supplement for the terms of the Debt Securities being offered thereby, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities. The Company may elect to deliver to purchasers of Securities a Terms Sheet instead of a Prospectus. This Prospectus may be delivered prior to or concurrently with a Terms Sheet. Debt Securities may also be issued under the Indentures upon the exercise of Debt Warrants. See "Description of Debt Warrants". Nothing in the Indentures or in the terms of the Debt Securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the Subordinated Debt Securities.

    The Debt Securities will be issued, to the extent provided in the Prospectus Supplement, in fully registered form without coupons, and/or in bearer form with or without coupons, and in denominations set forth in the Prospectus Supplement. No service charge will be made for any registration of transfer of registered Debt Securities or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. Each Indenture provides that Debt Securities issued thereunder may be issued in global form. If any series of Debt Securities is issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interest in any such global Debt Securities may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium, Additional Amounts and interest on, a global Debt Security will be payable in the manner described in the applicable Prospectus Supplement.

    The provisions of the Indentures described above provide the Company with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

    The Senior Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined below) of the Company. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

    Principal and any interest, premium and Additional Amounts will be payable in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the Prospectus Supplement relating thereto, provided that payment of any interest and any Additional Amounts may be made at the option of the Company by check mailed to the holders of registered Debt Securities at their registered addresses.

    Debt Securities may be presented for exchange, and registered Debt Securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable Indenture, the Debt Securities and the Prospectus Supplement relating thereto. Debt Securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

MERGER AND CONSOLIDATION

    The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of, and any premium, Additional Amounts or interest on, the Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company, and
(ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indentures.

MODIFICATION AND WAIVER

    Modification and amendment of each Indenture may be effected by the Company and the applicable Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued pursuant to such Indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of, or any installment of interest or Additional Amounts on, any Debt Security or any premium payable on the redemption thereof, or change the Redemption Price;
(b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change the place or currency of any payment of principal of, or any premium, interest or Additional Amounts on, any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any Holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Debt Securities of any series may, with respect to such series, waive past defaults under the applicable Indenture and waive compliance by the Company with certain provisions of such Indenture.

EVENTS OF DEFAULT

    Under each Indenture, the following will be Events of Default with respect to Debt Securities of any series issued thereunder: (a) default in the payment of any interest or Additional Amounts upon any Debt Security of that series when due, and such default has continued for 30 days; (b) default in the payment of any principal of or premium, if any, on any Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in such Indenture for the benefit of such series or in the Debt Securities of such series, and such default has continued for 60 days after written notice as provided in such Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of that series. The applicable Trustee or the Holders of 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all Outstanding Debt Securities of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be due and payable immediately if an Event of Default with respect to Debt Securities of such series shall occur and be continuing at the time of declaration. At any time after a declaration of acceleration has been made with respect to Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the applicable Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, provided that all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Debt Securities of that series, except in a case of failure to pay principal of or premium, if any, or interest or Additional Amounts, if any, on any Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

    The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred on such Trustee with respect to Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the applicable Indenture. Subject to the provisions of each Indenture relating to the duties of the appropriate Trustee, before proceeding to exercise any right or power under an Indenture at the direction of such Holders, the applicable Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

    The Company will be required to furnish to each Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the applicable Indenture.

SPECIAL TERMS RELATING TO THE SENIOR DEBT SECURITIES

LIMITATIONS UPON LIENS

    The Senior Indentures provide that the Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indentures) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

    The Senior Indentures provide that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indentures to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Senior Indentures provide that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

SPECIAL TERMS RELATING TO THE SUBORDINATED DEBT SECURITIES

    Upon any distribution of assets of the Company resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Company to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts, if any, or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Company may recover more, ratably, than Holders of Subordinated Debt Securities.


    Senior Indebtedness is defined in the Subordinated Indenture as the principal of, premium, if any, and unpaid interest on (a) indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the Subordinated Debt Securities, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, (i) for money owing to banks, (ii) for money borrowed from sources other than banks or (iii) in connection with the acquisition by the Company or a subsidiary of assets of any kind except in the ordinary course of business, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to the Subordinated Debt Securities, and (b) renewals, extensions, modifications and refundings of any such indebtedness. As of September 27, 1996, a total of approximately $47.7 billion of the Company's indebtedness would have been Senior Indebtedness as so defined.

                          DESCRIPTION OF DEBT WARRANTS

    The Company may issue, together with Debt Securities, Currency Warrants or Index Warrants or separately, Debt Warrants for the purchase of Debt Securities. The Debt Warrants are to be issued under debt warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a bank or trust company, as debt warrant agent (the "Debt Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Debt Warrants being offered thereby. A copy of the form of Debt Warrant Agreement, including the form of warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), reflecting the alternative provisions to be included in the Debt Warrant Agreements that will be entered into with respect to particular offerings of Debt Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Debt Warrant Agreement and the Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the designation, aggregate principal amount, price at which such principal amount may be purchased upon exercise and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, and the procedures and conditions relating to the exercise of such Debt Warrants; (2) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, including whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities, the number of such Debt Warrants issued with each such Debt Security, and the Indenture under which the Debt Securities will be issued; (3) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;
(4) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (5) if the Debt Securities purchasable upon exercise of such Debt Warrants are original issue discount Debt Securities, a discussion of Federal income tax considerations applicable thereto; and (6) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

    Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, and any premium, Additional Amounts, if any, or interest on, the Debt Securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

    Each Debt Warrant will entitle the Holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. After the close of business on the Expiration Date, unexercised Debt Warrants will become void.

    Debt Warrants may be exercised as set forth in the Prospectus Supplement relating to the Debt Warrants offered thereby. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

                        DESCRIPTION OF CURRENCY WARRANTS

    The Company may issue, together with Debt Securities, Debt Warrants or Index Warrants or separately, Currency Warrants either in the form of Currency Put Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars, or in the form of Currency Call Warrants entitling the Holders thereof to receive from the Company the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars. The Currency Warrants are to be issued under a currency put warrant agreement or a currency call warrant agreement, as applicable (each a "Currency Warrant Agreement"), to be entered into between the Company and a bank or trust company, as currency warrant agent (the "Currency Warrant Agent"), all as shall be set forth in the applicable Prospectus Supplement. Copies of the forms of Currency Put Warrant Agreement and Currency Call Warrant Agreement, including the forms of warrant certificates representing the Currency Put Warrants and Currency Call Warrants (the "Currency Warrant Certificates"), reflecting the provisions to be included in the Currency Warrant Agreements that will be entered into with respect to particular offerings of Currency Warrants, are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Currency Warrant Agreements and the Currency Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreements and the Currency Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

    The applicable Prospectus Supplement will describe the terms of Currency Warrants offered thereby, the Currency Warrant Agreement relating to such Currency Warrants and the Currency Warrant Certificates representing such Currency Warrants, including the following: (1) whether such Currency Warrants shall be Currency Put Warrants, Currency Call Warrants, or both; (2) the formula for determining the cash settlement value of each Currency Warrant; (3) the procedures and conditions relating to the exercise of such Currency Warrants;
(4) the circumstances which will cause the Currency Warrants to be deemed to be automatically exercised; (5) any minimum number of Currency Warrants which must be exercised at any one time, other than upon automatic exercise; and (6) the date on which the right to exercise such Currency Warrants shall commence and the date on which such right shall expire (the "Expiration Date"), provided that the commencement date and the Expiration Date may be the same date.

BOOK-ENTRY PROCEDURES

    Except as may otherwise be provided in an applicable Prospectus Supplement, the Currency Warrants will be issued in the form of global Currency Warrant Certificates, registered in the name of a depository or its nominee. Beneficial owners will not be entitled to receive definitive certificates representing Currency Warrants. Ownership of a Currency Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Currency Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depository in the name of such brokerage firm or its agent. Transfer of ownership of any Currency Warrant will be effected only through the selling beneficial owner's brokerage firm.

EXERCISE OF CURRENCY WARRANTS

    Each Currency Warrant will entitle the Holder to the cash settlement value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If a Currency Warrant has more than one exercise date and is not exercised prior to 1:30 P.M., New York City time, on the fifth New York Business Day preceding the Expiration Date, Currency Warrants will be deemed automatically exercised.

LISTING

    Each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Currency Warrants. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on, such exchange, the Expiration Date for such Currency Warrants will be the date such delisting or trading suspension becomes effective and Currency Warrants not previously exercised will be deemed automatically exercised on the business day immediately preceding such Expiration Date. The applicable Currency Warrant Agreement will contain a covenant of the Company not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange.

                         DESCRIPTION OF INDEX WARRANTS

    The Company may issue from time to time Index Warrants consisting of put warrants (the "Index Put Warrants") or call warrants (the "Index Call Warrants"). The Index Warrants will entitle the holders to receive from the Company a payment or delivery, subject to applicable law, determined by reference to decreases (in the case of Index Put Warrants) or to increases (in the case of Index Call Warrants) in the level of an index or portfolio based on one or more equity or debt securities (including the price or yield of such securities), any statistical measure of economic or financial performance (including any consumer price, currency or mortgage index) or the price or value of any commodity or any combination thereof (the "Index"). Unless otherwise specified in the accompanying Prospectus Supplement, payments, if any, upon exercise (or deemed exercise) of the Index Warrants will be made in U.S. dollars. The Index Warrants will be offered on terms to be determined at the time of sale.

GENERAL

    The applicable Prospectus Supplement will describe the Index Warrant Agreement or Index Warrant Trust Indenture (each as defined below), as the case may be, relating to the Index Warrants being offered thereby and the terms of such Index Warrants, including, without limitation: (i) whether the Index Warrants to be issued will be Index Put Warrants, Index Call Warrants or both;
(ii) the aggregate number and initial public offering price or purchase price;
(iii) the Index for such Index Warrants; (iv) whether the Index Warrants will be deemed exercised as of a specified date or whether the Index Warrants may be exercised during a period and the date on which the right to exercise such Index Warrants commences and the date on which such right expires; (v) the manner in which such Index Warrants may be exercised and any restrictions on, or other special provisions relating to, the exercise of such Index Warrants; (vi) the minimum number, if any, of such Index Warrants exercisable at any one time;
(vii) the maximum number, if any, of such Index Warrants that may, subject to the Company's election, be exercised by all Index Warrantholders (or by any person or entity) on any day; (viii) any provisions permitting an Index Warrantholder to condition an exercise notice on the absence of certain specified changes in the level of the applicable Index after the exercise date, any provisions permitting the Company to suspend exercise of such Index Warrants based on market conditions or other circumstances and any other special provision relating to the exercise of such Index Warrants; (ix) any provisions for the automatic exercise of such Index Warrants other than at expiration; (x) any provisions permitting the Company to cancel such Index Warrants upon the occurrence of certain events; (xi) any additional circumstances which would constitute an Event of Default with respect to such Index Warrants; (xii) the method of determining (a) the payment or delivery, if any, to be made in connection with the exercise or deemed exercise of such Index Warrants (the "Settlement Value"), (b) the minimum payment or delivery, if any, to be made upon expiration of such Index Warrants (the "Minimum Expiration Value"), (c) the payment or delivery to be made upon the exercise of any right which the Company may have to cancel such Index Warrants and (d) the value of the Index; (xiii) in the case of Index Warrants relating to an Index for which the trading prices of underlying securities, commodities or rates are expressed in a foreign currency, the method of converting amounts in the relevant foreign currency or currencies into U.S. dollars (or such other currency or composite currency in which the Index Warrants are payable); (xiv) the method of providing for a substitute index or otherwise determining the payment or delivery, if any, to be made in connection with the exercise of such Index Warrants if the Index changes or ceases to be made available by its publisher; (xv) the time or times at which payment or delivery, if any, will be made in respect of such Index Warrants following exercise or deemed exercise; (xvi) the self-regulatory organization on which such Index Warrants will be traded, if any; (xvii) any provisions for issuing such Index Warrants in other than book-entry form; (xviii) if such Index Warrants are not issued in book-entry form, the place or places at which payment or delivery on cancellation, if any, and the Minimum Expiration Value, if any, of such Index Warrants is to be made by the Company;
(xix) certain U.S. federal income tax consequences relating to such Index Warrants; and (xx) other specific provisions.

    Except as otherwise provided in the applicable Prospectus Supplement, each issue of Index Warrants will contain the terms set forth below.

    The Index Warrants which are issued without a Minimum Expiration Value will be issued under one or more index warrant agreements (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any Index Warrantholders. A single bank or trust company may act as Index Warrant Agent for more than one issue of Index Warrants.

    The Index Warrants which are issued with a Minimum Expiration Value will be issued under one or more index warrant trust indentures (each an "Index Warrant Trust Indenture") to be entered into between the Company and a corporation (or other person permitted to so act by the Trust Indenture Act of 1939, as amended from time to time (the "Trust Indenture Act")), to act as trustee (the "Index Warrant Trustee"), all as described in the Prospectus Supplement relative to such Index Warrants. Any Index Warrant Trust Indenture will be qualified under the Trust Indenture Act. To the extent allowed by the Trust Indenture Act, a single qualified corporation may act as Index Warrant Trustee for more than one issue of Index Warrants.

    Forms of Index Warrant Agreement and Index Warrant Trust Indenture and the respective global index warrant certificates related thereto are filed as exhibits to the Registration Statement. The summaries herein of certain provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Index Warrant Agreement, the Index Warrant Trust Indenture and global index warrant certificates, respectively.

    The Company will have the right to "reopen" a previous issue of Index Warrants and to issue additional Index Warrants of such issue without the consent of any Index Warrantholder.

    The Index Warrants involve a high degree of risk, including the risk that the Index Warrants will expire worthless except for the Minimum Expiration Value, if any, of such Index Warrants. Investors should therefore be prepared to sustain a total loss of the purchase price of the Index Warrants (except for the Minimum Expiration Value, if applicable). Investors who consider purchasing Index Warrants should be experienced with respect to options and option transactions and reach an investment decision only after carefully considering the suitability of the Index Warrants in light of their particular circumstances and the information set forth below as well as additional information contained in the Prospectus Supplement relating to such Index Warrants.

    Unless otherwise provided in the Prospectus Supplement, each Index Warrant will entitle Index Warrantholders to receive from the Company upon exercise the Settlement Value of such Index Warrant. Certain Index Warrants issued pursuant to an Index Warrant Trust Indenture will, if specified in the Prospectus Supplement, entitle the Index Warrantholder to receive from the Company, under certain circumstances specified in the Prospectus Supplement, a payment or delivery equal to the greater of the applicable Settlement Value and a Minimum Expiration Value of such Index Warrants. In addition, certain Index Warrants will, if specified in the Prospectus Supplement, entitle Index Warrantholders to receive from the Company a certain payment or delivery upon cancellation of the Index Warrants by the Company, upon the occurrence of specified events. In addition, if so specified in the Prospectus Supplement, following the occurrence of an extraordinary event, the Settlement Value of an Index Warrant may, at the option of the Company, be determined on a different basis, including in connection with automatic exercise at expiration.

    Unless otherwise specified in the related Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration or such earlier date that may be specified. Upon such automatic exercise, Index Warrantholders will be entitled to receive a payment or delivery equal to the Settlement Value of the Index Warrants, except that holders of Index Warrants having a Minimum Expiration Value will be entitled to receive a payment or delivery equal to the greater of such Settlement Value and the applicable Minimum Expiration Value. The Minimum Expiration Value may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula. Any Minimum Expiration Value applicable to an issue of Index Warrants, as well as any additional circumstances resulting in the automatic exercise of such Index Warrants, will be specified in the related Prospectus Supplement.

    If so specified in the Prospectus Supplement, the Index Warrants may be canceled by the Company, or the exercise or valuation of, or payment or delivery for, such Index Warrants may be delayed or postponed upon the occurrence of an extraordinary event. Any extraordinary events relating to an issue of Index Warrants will be set forth in the related Prospectus Supplement. Upon cancellation, the related Index Warrantholders will be entitled to receive only the applicable payment or delivery on cancellation specified in such Prospectus Supplement. The payment or delivery on cancellation may be either a predetermined payment or delivery or a payment or delivery that varies during the term of the Index Warrants in accordance with a schedule or formula.

    If the Company defaults with respect to any of its obligations under Index Warrants which are issued with a Minimum Expiration Value pursuant to an Index Warrant Trust Indenture, such default may be waived by the Index Warrantholders of a majority in interest of all outstanding Index Warrants, except a default in the payment or delivery of the Settlement Value, Minimum Expiration Value or cancellation payment or delivery (if applicable) on such Index Warrants or in respect of a covenant or provision of the applicable Index Warrant Trust Indenture which cannot be modified or amended without the consent of the Index Warrantholder of each outstanding Index Warrant affected.

    The Index Warrants are unsecured contractual obligations of the Company and will rank pari passu with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

    Certain special United States federal income tax considerations may be applicable to instruments such as the Index Warrants. The related Prospectus Supplement will describe such tax considerations. The summary of United States Federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.

BOOK-ENTRY PROCEDURES

    Except as may otherwise be provided in an applicable Prospectus Supplement, Index Warrants will be issued in book-entry form and represented by global Index Warrants, registered in the name of a depository or its nominee. Except as may otherwise be provided in an applicable Prospectus Supplement, Index Warrantholders will not be entitled to receive definitive certificates representing Index Warrants, unless the depository is unwilling or unable to continue as depository or the Company decides to have the Index Warrants represented by definitive certificates. A beneficial owner's interest in an Index Warrant represented by a global Index Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such beneficial owner's account. In turn, the total number of Index Warrants held by an individual brokerage firm or other entity for its clients will be maintained on the records of the depository in the name of such brokerage firm or other entity or its agent. Transfer of ownership of any Index Warrant will be effected only through the selling beneficial owner's brokerage firm.

LISTING

    Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be traded pursuant to the rules of a self-regulatory organization as specified in the Prospectus Supplement. It is expected that such self-regulatory organization will cease trading an issue of Index Warrants at the close of business on the related expiration date of such Index Warrants.

MODIFICATION

    Any Index Warrant Agreement or Index Warrant Trust Indenture and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent or Index Warrant Trustee, as the case may be (which amendment shall take the form of a supplemental index warrant agreement or supplemental index warrant trust indenture (collectively referred to as "Supplemental Agreements")), without the consent of the holders of any Index Warrants, for the purpose of (i) curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or of making any other provisions with respect to matters or questions arising under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, which shall not be inconsistent with the provisions thereof or of the Index Warrants,
(ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Index Warrant Agreement or the Index Warrant Trust Indenture, as the case may be, and the Index Warrants, (iii) appointing a successor depository, (iv) evidencing and providing for the acceptance of appointment by a successor Index Warrant Agent or Index Warrant Trustee with respect to the Index Warrants, as the case may be, (v) adding to the covenants of the Company, for the benefit of the Index Warrantholders or surrendering any right or power conferred upon the Company under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, (vi) issuing Index Warrants in definitive form, or (vii) amending the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, in any manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Index Warrantholders.

    The Company and the Index Warrant Agent may also amend any Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, and the terms of the related Index Warrants (which amendment shall take the form of a Supplemental Agreement) with the consent of the Index Warrantholders holding not less than 66 2/3% in number of the then outstanding unexercised Index Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, or of modifying in any manner the rights of the Index Warrantholders; provided that no such amendment that (i) changes the determination of the Settlement Value or the payment or delivery to be made on cancellation, if any, or Minimum Expiration Value, if any, of the Index Warrants (or any aspects of such determination) so as to reduce the payment or delivery to be made upon exercise or deemed exercise, (ii) shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Index Warrantholders or (iii) reduces the number of outstanding Index Warrants, the consent of whose holders is required for amendment of the Index Warrant Agreement, the Index Warrant Trust Indenture or the terms of the related Index Warrants, may be made without the consent of each Index Warrantholder affected thereby.

EVENTS OF DEFAULT

    Certain events in bankruptcy, insolvency or reorganization of the Company will constitute an Event of Default with respect to Index Warrants having a Minimum Expiration Value which are issued under an Index Warrant Trust Indenture. Upon the occurrence of an Event of Default, the holders of 25% of unexercised Index Warrants may elect to receive a settlement payment or delivery for such unexercised Index Warrants, which will immediately become due to the Index Warrantholders upon such election in an amount equal to the market value of such Index Warrants (assuming the Company's ability to satisfy its obligations under such Index Warrants as they would become due) as of the date the Company is notified of the intended liquidation, as determined by a nationally recognized securities broker-dealer unaffiliated with the Company and mutually selected by the Company and the Index Warrant Trustee.

MERGER, CONSOLIDATION, SALE, LEASE OR OTHER DISPOSITIONS

    The Company may consolidate or merge with or into any other corporation and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a State thereof and shall assume the Company's obligations in respect of the payment or delivery of the Settlement Value (or any Minimum Expiration Value or cancellation payment or delivery, if applicable) with respect to all the unexercised Index Warrants and the performance and observance of all of the covenants and conditions of the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be, to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately be in default under the Index Warrant Agreement or Index Warrant Trust Indenture, as the case may be.

ENFORCEABILITY OF RIGHTS BY INDEX WARRANTHOLDERS

    Any Index Warrantholder may, without the consent of the related Index Warrant Agent, enforce by appropriate legal action, in and for its own behalf, its right to exercise, and receive payment or delivery for, its Index Warrants.

                              PLAN OF DISTRIBUTION

    The Company may sell Securities (i) through MLPF&S as agent, (ii) to the public through, or through underwriting syndicates managed or co-managed by, one or more underwriters, including MLPF&S, or (iii) directly to purchasers. The Prospectus Supplement with respect to the Securities of a particular series describes the terms of the offering of such Securities, including the name of the agent or the name or names of any underwriters, the public offering or purchase price, any discounts and commissions to be allowed or paid to the agent or underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the Securities will be listed. Only the agents or underwriters so named in the Prospectus Supplement are agents or underwriters in connection with the Securities offered thereby. Under certain circumstances, the Company may repurchase Securities and reoffer them to the public as set forth above. The Company may also arrange for repurchases and resales of such Securities by dealers.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the Prospectus Supplement. Each such contract will be for an amount not less than, and, unless the Company otherwise agrees, the aggregate principal amount of Debt Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Company. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

    The Company has agreed to indemnify the agent and the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or contribute to payments the agent or the underwriters may be required to make in respect thereof.

    The distribution of Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                    EXPERTS

    The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included as an exhibit to the Registration Statement or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data appearing or incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

    With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


PROSPECTUS
[MERRILL LYNCH & CO., INC. LOGO]

                           MERRILL LYNCH & CO., INC.
                                   STRYPESSM

            PAYABLE WITH SHARES OF COMMON STOCK OR OTHER SECURITIES
                            OF THE UNDERLYING ISSUER
                         (OR CASH WITH AN EQUAL VALUE)
                              -------------------

   Merrill Lynch & Co., Inc. (the "Company") intends to sell from time to time its Structured Yield Product Exchangeable for StockSM, STRYPESSM. The STRYPES will be offered to the public in series and on terms determined by market conditions at the time of sale and set forth in the accompanying prospectus supplement (the "Prospectus Supplement"). The STRYPES will be unsecured obligations of the Company ranking pari passu with all of its other unsecured and unsubordinated indebtedness. See "Description of the STRYPES--Ranking."

   On the maturity date of each series of STRYPES (the "Maturity Date"), the Company will pay and discharge such STRYPES by delivering to the holder thereof a number of shares of common stock or other securities (the "Underlying Securities") of the unaffiliated corporation identified in the Prospectus Supplement (the "Underlying Issuer") determined in accordance with a payment rate formula specified in the Prospectus Supplement (subject to the Company's right to deliver, with respect to all, but not less than all, STRYPES of such series, cash with an equal value). THERE CAN BE NO ASSURANCE THAT THE VALUE OF THE UNDERLYING SECURITIES (OR CASH) PAYABLE TO HOLDERS OF A SERIES OF STRYPES ON THE MATURITY DATE WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF SUCH STRYPES. IF THE VALUE OF THE UNDERLYING SECURITIES (OR CASH) RECEIVED ON THE MATURITY DATE OF A SERIES OF STRYPES IS LESS THAN THE ISSUE PRICE PAID FOR SUCH STRYPES, AN INVESTMENT IN STRYPES WILL RESULT IN A LOSS. SEE "DESCRIPTION OF THE STRYPES."

   Each series of STRYPES may vary, where applicable, as to aggregate issue price, Maturity Date, Underlying Issuer, Underlying Securities deliverable upon maturity, formula or other method by which the amount of such Underlying Securities will be determined, public offering or purchase price, interest rate or rates, if any, and timing of payments thereof, provision for redemption, currencies of denomination or currencies otherwise applicable thereto and any other variable terms and method of distribution. The accompanying Prospectus Supplement sets forth the specific terms with regard to the series of STRYPES in respect of which this Prospectus is being delivered.

   Reference is made to any accompanying prospectus of the Underlying Issuer covering the Underlying Securities which may be received by holders of a series of STRYPES on the Maturity Date.
                              -------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            -----------------------

   The STRYPES may be sold through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). STRYPES may not be sold without delivery of a Prospectus Supplement describing such issue of STRYPES and the method and terms of offering thereof, and any accompanying prospectus of the Underlying Issuer covering the Underlying Securities which may be received by holders of a series of STRYPES on the Maturity Date.
                              -------------------

               The date of this Prospectus is             , 1996.

SM Service mark of Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the STRYPES shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

                              -------------------

THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THE OFFERING OF THE SECURITIES MADE HEREBY NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                           MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange trading facilities and other related services.

    The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                USE OF PROCEEDS

    The Company intends to use the net proceeds from the sale of the STRYPES for general corporate purposes. Such uses may include the funding of investments in, or extensions of credit to, its subsidiaries, the funding of assets held by the Company or its subsidiaries, including securities inventories, customer receivables and loans (including business loans, home equity loans, and loans in connection with investment banking-related merger and acquisition activities), and the refunding of maturing indebtedness. The precise amount and timing of investments in, and extensions of credit to, its subsidiaries will depend upon their funding requirements and the availability of other funds to the Company and its subsidiaries. Pending such applications, the net proceeds will be temporarily invested or applied to the reduction of short-term indebtedness. Management of the Company expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance the growth of the Company or to lengthen the average maturity of its borrowings. To the extent that STRYPES being purchased for resale by MLPF&S are not resold, the aggregate proceeds to the Company and its subsidiaries would be reduced.

                         SUMMARY FINANCIAL INFORMATION


    The following summary of consolidated financial information was derived from, and is qualified in its entirety by reference to, the financial statements, condensed financial statements, and other information and data contained in the Company's Annual Report on Form 10-K for the year ended December 29, 1995 and Quarterly Report on Form 10-Q for the period ended September 27, 1996 (the "Quarterly Report"). See "Incorporation of Certain Documents by Reference." The condensed consolidated financial statements contained in the Quarterly Report are unaudited; however, in the opinion of management of the Company, all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of the results of operations have been included. The year-end results include 52 weeks for 1991, 1992, 1994, and 1995 and 53 weeks for 1993.


    The Company conducts its business in highly volatile markets. Consequently, the Company's results can be affected by many factors, including general market conditions, the liquidity of secondary markets, the level and volatility of interest rates and currency values, the valuation of securities positions, competitive conditions, and the size, number, and timing of transactions. In periods of unfavorable market activity, profitability can be adversely affected because certain expenses remain relatively fixed. As a result, net earnings and revenues can vary significantly from period to period. Thus interim results may not necessarily be representative of the full year of operations.


                                                                                         NINE MONTHS ENDED
                                  YEAR ENDED LAST FRIDAY IN DECEMBER               ------------------------------
                        -------------------------------------------------------    SEPTEMBER 29,    SEPTEMBER 27,
                         1991        1992        1993        1994        1995          1995             1996
                        -------    --------    --------    --------    --------    -------------    -------------
                                                      (IN MILLIONS, EXCEPT RATIOS)
Revenues..............  $12,353    $ 13,413    $ 16,588    $ 18,234    $ 21,513      $  16,220        $  18,410
Net revenues(1).......  $ 7,246    $  8,577    $ 10,558    $  9,625    $ 10,265      $   7,652        $   9,735
Earnings before income
 taxes and cumulative
 effect of changes in
accounting
principles(2).........  $ 1,017    $  1,621    $  2,425    $  1,730    $  1,811      $   1,329        $   1,891
Cumulative effect of
 changes in accounting
 principles (net of
 applicable income
taxes)(2).............    --       $    (58)   $    (35)      --          --           --               --
Net earnings(2).......  $   696    $    894    $  1,359    $  1,017    $  1,114      $     810        $   1,174
Ratio of earnings to
 fixed charges(3).....      1.2         1.3         1.4         1.2         1.2            1.2              1.2
Total assets(4).......  $86,259    $107,024    $152,910    $163,749    $176,857      $1185,473        $ 207,911
Long-term
borrowings(5).........  $ 7,964    $ 10,871    $ 13,469    $ 14,863    $ 17,340      $  16,156        $  24,098
Stockholders'
equity................  $ 3,818    $  4,569    $  5,486    $  5,818    $  6,141      $   6,077        $   6,618


------------
(1) Net revenues are revenues net of interest expense.

(2) Net earnings for 1992 have been reduced by $58 million to reflect the adoption of Statement of Financial Accounting Standards ("SFAS") No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions", and SFAS No. 109, "Accounting for Income Taxes". Net earnings for 1993 were reduced by $35 million to reflect the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits".

(3) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

(4) In 1994, the Company adopted Financial Accounting Standards Board ("FASB") Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", and FASB Interpretation No. 41, "Offsetting of Amounts Related to Certain Repurchase and Reverse Repurchase Agreements", which increased assets and liabilities at December 30, 1994 by approximately $8,500 million.


(5) To finance its diverse activities, the Company and certain of its subsidiaries borrow substantial amounts of short-term funds on a regular basis. Although the amount of short-term borrowings varies significantly with the level of general business activity, on September 27, 1996, $2,659 million of bank loans and $20,208 million of commercial paper were outstanding. In addition, certain of the Company's subsidiaries lend securities and enter into repurchase agreements to obtain financing. At September 27, 1996, cash deposits for securities loaned and securities sold under agreements to repurchase amounted to $5,067 million and $65,123 million, respectively. From September 28, 1996 to November 18, 1996, long-term borrowings net of repayments and repurchases, increased by approximately $830 million.


FISCAL YEAR 1995

    Global financial markets, which steadily weakened during most of 1994, generally improved during 1995, led by a more stable U.S. economy, declining interest rates, and heightened investor activity. Inflationary fears eased throughout 1995 as key U.S. economic statistics indicated slow to moderate growth. The Federal Reserve decreased short-term interest rates in July and December 1995 following seven rate increases between February 1994 and February 1995. Investors reacted favorably to these events and were more active in stock and bond markets during 1995. Net earnings for the 1995 fourth quarter were $303 million, up 1% from the 1995 third quarter and up 88% from the 1994 fourth quarter.

    Net earnings for 1995 were $1,114 million, up 10% from 1994 net earnings of $1,017 million. Earnings per common share were $5.44 primary and $5.42 fully diluted in 1995, compared with $4.75 primary and $4.74 fully diluted in 1994.

    Total revenues were a record $21,513 million, up 18% from 1994. Net revenues (revenues after interest expense) totaled $10,265 million in 1995, up 7% from 1994.

    Commission revenues increased 9% to a record $3,126 million from $2,871 million in 1994, due primarily to higher levels of listed and over-the-counter securities transactions and mutual fund commissions, partially offset by lower revenues from commodities. Commissions from listed and over-the-counter securities increased due primarily to higher trading volumes on most major U.S. and international exchanges. Mutual fund commissions increased due primarily to higher distribution and redemption fees. Distribution fees from deferred-charge funds increased due to strong fund sales in prior periods and higher asset levels. Redemption fees increased as clients repositioned invested assets.

    Interest and dividend revenues increased 28% to $12,221 million from $9,578 million in 1994. Interest expense, which includes dividend expense, increased 31% from 1994 to $11,248 million. Net interest and dividend profit was $973 million, virtually unchanged from $969 million in 1994, with increases in net interest-earning assets offset by declining interest spreads due to the flattening of the U.S. Treasury yield curve. The change in the yield curve resulted from long-term interest rates falling more than short-term rates during 1995.

    Principal transactions revenues increased 8% from 1994 to $2,519 million in 1995. Increases in equities and equity derivatives and taxable fixed-income trading revenues were partially offset by decreases in trading revenues from municipal securities, foreign exchange and commodities, and interest rate and currency swaps. Equities and equity derivatives trading revenues, in the aggregate, increased 46% to $912 million, due primarily to improved volumes in the convertible, over-the-counter, and international equities markets, partially offset by lower equity derivatives trading revenues. Taxable fixed-income trading revenues increased 10% to $516 million due, in part, to higher revenues from corporate bonds and preferred stock, high-yield bonds, and non-U.S. governments and agencies securities. Trading revenues from mortgage-backed products were negatively affected by reduced market liquidity, leading to a loss. Nevertheless, trading results from mortgage-backed products, which include related net interest revenues, were positive. U.S. Government and agencies securities trading revenues were down from 1994 due to tighter spreads between U.S. Treasury securities and related futures hedges, as well as reduced retail investor demand attributable to lower interest rates. Municipal securities revenues decreased 28% to $273 million as a result of decreased investor demand for tax-exempt investments as investors remained wary of potential tax law changes and sought higher returns in equity and taxable fixed-income securities. Foreign exchange and commodities revenues, in the aggregate, declined 22% to $86 million. Commodities trading revenues decreased due to lower volumes. Increases in foreign exchange trading revenues resulted from higher customer volume caused by the strengthening of the U.S. dollar versus other major currencies during 1995. Interest rate and currency swaps revenues declined 2% to $732 million. Decreases in U.S. dollar-denominated transactions were substantially offset by increased revenues in non-dollar-denominated transactions, particularly in Japanese and European markets.

    Investment banking revenues were $1,308 million, up 5% from $1,240 million in 1994. Strategic services revenues, which include fees for merger and acquisition activity, debt restructuring, and other advisory services, increased, as companies worldwide sought strategic partners to promote growth while cutting costs and increasing efficiencies. Underwriting revenues were down, as lower revenues from equities, private placements, high-yield debt, and mortgage-backed securities underwriting were partially offset by increased underwriting revenues from corporate bonds and preferred stock and defined asset funds.

    Asset management and portfolio service fees rose 9% in 1995 to a record $1,890 million from $1,739 million in 1994, as a result of higher fees earned from asset management and other fee-based services. Other revenues decreased 5% from 1994 to $449 million, due to lower net realized investment gains in 1995 compared with 1994.

    Non-interest expenses were $8,454 million, up 7% from $7,895 million in the year-ago period. Compensation and benefits expense, which represented approximately 62% of non-interest expenses, increased 6% due primarily to increased production-related and incentive compensation and the addition of Smith New Court PLC ("Smith New Court") employees. Compensation and benefits expense as a percentage of net revenues was 51.3% in 1995, compared with 51.5% in 1994.

    Occupancy costs increased 3% from 1994 primarily due to international growth. Other facilities-related costs, which include communications and equipment rental expense and depreciation and amortization expenses, rose 13% primarily due to expanded use of market data services, as well as higher depreciation expense from the purchase of technology-related assets over the past year.

    Professional fees increased 16% from the year-ago period, due to higher legal fees and systems development costs related to upgrading technology and processing capabilities in customer, trading, and transaction processing systems. Advertising and market development expenses increased 6% from 1994 as a result of increased advertising, international travel, and sales promotion primarily related to international growth. Brokerage, clearing, and exchange fees increased 7% as a result of higher securities volume, particularly in international markets. Other expenses increased 4% from 1994, due primarily to a $26 million first quarter charge for the write-off of assets related to a technology contract and $14 million of goodwill amortization related to Smith New Court.

    Income tax expense totaled $697 million in 1995. The effective tax rate in 1995 was 38.5%, compared with 41.2% in 1994. The decrease in the effective tax rate was attributable to lower state income taxes, expanded international business activities in jurisdictions with lower tax rates, and increases in deductions for dividends received.

    In 1995 the Company acquired Smith New Court, a U.K.-based global securities firm, for approximately $800 million. The Company recorded approximately $530 million of goodwill related to the acquisition, which is being amortized on a straight-line basis over 15 years. The Company's 1995 results include those of Smith New Court since mid-August 1995.

CERTAIN BALANCE SHEET INFORMATION AS OF DECEMBER 29, 1995

    The Company believes that its equity base is adequate relative to the level and composition of its assets and the mix of its business.

    In the normal course of business, the Company underwrites, trades, and holds non-investment grade securities in connection with its investment banking, market making, and derivative activities. These activities are subject to risks related to the creditworthiness of the issuers of, and the liquidity of the market for, such securities, in addition to the usual risks associated with investing in, financing, underwriting, and trading in investment grade instruments.

    At December 29, 1995, the fair value of long and short non-investment grade trading inventories amounted to $5,489 million and $353 million, respectively, and in the aggregate (i.e., the sum of long and short trading inventories) represented 6.3% of aggregate consolidated trading inventories.

    At December 29, 1995, the carrying value of extensions of credit provided to corporations entering into leveraged transactions aggregated $489 million (excluding unutilized revolving lines of credit and other lending commitments of $127 million), consisting primarily of senior term and subordinated financings to 30 medium-sized corporations. At December 29, 1995, the Company had no bridge loans outstanding. Loans to highly leveraged corporations are carried at unpaid principal balances less a reserve for estimated losses. The allowance for loan losses is estimated based on a review of each loan, and consideration of economic, market, and credit conditions. Direct equity investments made in conjunction with the Company's investment and merchant banking activities aggregated $211 million at December 29, 1995, representing investments in 62 enterprises. Equity investments in privately-held companies for which sale is restricted by government or contractual requirements are carried at the lower of cost or estimated net realizable value. At December 29, 1995, the Company held interests in partnerships, totaling $91 million (recorded on the cost basis), that invest in highly leveraged transactions and non-investment grade securities. At December 29, 1995, the Company also committed to invest an additional $79 million in partnerships that invest in leveraged transactions.

    The Company's insurance subsidiaries hold non-investment grade securities. Non-investment grade securities were 4.2% of total insurance investments at December 29, 1995. Non-investment grade securities of insurance subsidiaries are classified as available-for-sale and are carried at fair value.


    At December 29, 1995, the largest non-investment grade concentration consisted of various issues of a South American sovereign totaling $674 million, of which $672 million represented on-balance-sheet hedges for off-balance-sheet financial instruments. No one industry sector accounted for more than 35% of total non-investment grade positions. At December 29, 1995, the Company held an aggregate carrying value of $164 million in debt and equity securities of issuers in various stages of bankruptcy proceedings or in default, of which 75% resulted from the Company's market making activities in such securities.


RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1996




    Global financial markets were affected by a slowdown during the 1996 third quarter after a strong first half. A brief midsummer U.S. stock market correction combined with increased uncertainty over the direction of U.S. interest rates led to lower trading and underwriting volumes, particularly in equities, compared to the first six months of 1996. As a result, industry wide revenues from such activities declined from first-half highs. Nevertheless, issuer and investor demand was stronger than in the year-ago quarter.


    Net earnings for the first nine months of 1996 were a record $1,174 million, up 45% from the $810 million reported in the comparable 1995 period.
Third quarter net earnings of $331 million were down 24% from record second quarter 1996 net earnings of $433 million. Earnings per common share were $5.91 primary and $5.89 fully diluted, compared with $3.95 primary and $3.90 fully diluted in the first nine months of 1995. Total revenues for the first nine months of 1996 were a record $18,410 million, up 14% from $16,220 million in the comparable 1995 period. Net revenues (revenues after interest expense) totaled $9,735 million up 27% from the year-ago period.

    Commission revenues rose 24% during the first nine months of 1996 to $2,819 million from $2,279 million in the comparable 1995 period. Commissions revenues from listed securities increased due to higher trading volumes on most major U.S. and international exchanges. Mutual fund commissions advanced to a record level due to strong sales of U.S. and offshore funds and increased distribution fees.



    Interest and dividend revenues for the first nine months of 1996 increased to $9,407 million, up 1% from $9,329 million in the first nine months of 1995. Interest expense, which includes dividend expense, was $8,675 million up 1% from $8,568 million in the year-ago period. Net interest and dividend profit was $732 million, down 4% from $761 million in 1995 as a result of reduced levels of net interest-earning assets.



    Principal transactions revenues increased 39% from the first nine months of 1995 to $2,709 million, as increased client activity led to higher revenues in most product categories. Equities and equity derivatives trading revenues, in the aggregate, were up 35% to $874 million. International equities trading revenues benefited from the addition of trading activity related to Smith New Court PLC ("Smith New Court"), which was acquired in the 1995 third quarter. Over-the-counter equity trading revenues rose due to increased client order flow. Taxable fixed-income trading revenues rose 76% to $771 million primarily due to higher revenues from mortgage-backed products, non-U.S. governments and agencies securities, and money market instruments. Mortgage-backed securities trading revenues advanced due primarily to improved liquidity and increased customer demand compared with the year-ago period. Trading revenues for non-U.S. governments and agencies securities benefited from higher demand for emerging market securities. Trading revenues from money market instruments rose due to increased floating-rate note activity in European markets. Interest rate and currency swap trading revenues increased 19% to $698 million due to higher revenues from both U.S. and non-U.S. dollar-denominated transactions. Municipal securities revenues increased 22% to $257 million, largely due to increased investor demand for tax-advantaged products. Foreign exchange and commodities trading revenues, in the aggregate, rose 67% from the first nine months for 1995 to $109 million. Strong customer activity attributable to increased volatility in exchange rates contributed to higher foreign exchange trading revenues.



    Investment banking revenues were $1,428 million, up 52% from $938 million in the first nine months of 1995. Underwriting fees were higher in virtually all products, particularly equity securities due to increased transaction volume. Strategic services revenues benefited from improved market share for mergers and acquisitions activity.



    Asset management and portfolio service fees were $1,661 million for the first nine months of 1996, up 19% from $1,397 million in the year-ago period, as a result of strong inflows of client assets and net asset appreciation. Other revenues were $386 million, up 19% from $325 million in the first nine months of 1995 primarily due to gains on sales of Real Estate Mortgage Investment Conduit ("REMIC") transactions and partnership investments.



    Non-interest expenses were $7,844 million, up 24% from $6,323 million in the year-ago period. Compensation and benefits expense, which represented approximately 64% of non-interest expenses, increased 27% during the first nine months of 1996 due primarily to higher incentive and production-related compensation as well as a 7% increase in the number of full-time employees, due in part to acquisitions. Compensation and benefits expense was 51.8% of net revenues in the first nine months of 1996, compared with 51.9% in the 1995 period.



    Non-interest expenses excluding compensation and benefits, rose 19% to $2,800 million. A significant component of this increase relates to strategic investments in technology such as the Trusted Global Advisor ("TGA") initiative, a new technology platform that will enable Financial Consultants to provide enhanced services to clients. These technology-related expenses primarily affected communications and equipment rental, depreciation and amortization, and professional fees which, in the aggregate, increased 21% from the comparable 1995 period to $1,131 million.

    Occupancy costs increased 4% from the first nine months of 1995 due to international growth, including the addition of Smith New Court facilities. Advertising and market development expenses increased 28% from the first nine months of 1995 due to increased international travel and higher promotion-related recognition costs. Brokerage, clearing, and exchange fees increased 17% as a result of higher trading volume, particularly in international markets. Other expenses increased 22% from the first nine months of 1995, primarily due to provisions related to various business activities and nine months of goodwill amortization primarily related to Smith New Court.



    Income tax expense totaled $717 million for the first nine months of 1996. The effective tax rate in the 1996 period was 37.9%, compared with 39.0% a year ago. The decrease in the effective tax rate was primarily attributable to expanded international business activities.



CERTAIN BALANCE SHEET INFORMATION AS OF SEPTEMBER 27, 1996



    The Company believes that its equity base is adequate relative to the level and composition of its assets and the mix of its business.



    In the normal course of business, the Company underwrites, trades, and holds non-investment grade securities in connection with its investment banking, market making, and derivative activities. These activities are subject to risks related to the creditworthiness of the issuers of, and the liquidity of the market for, such securities, in addition to the usual risks associated with investing in, financing, underwriting, and trading in investment grade instruments.



    At September 27, 1996, the fair value of long and short non-investment grade trading inventories amounted to $8,912 million and $879 million, respectively, and in the aggregate (I.E. the sum of long and short trading inventories), represented 8.5% of aggregate consolidated trading inventories.



    At September 27, 1996, the carrying value of extensions of credit provided to corporations entering into leveraged transactions aggregated $269 million (excluding unutilized revolving lines of credit and other lending commitments of $109 million), consisting primarily of senior term and subordinated financings to 38 large- and medium-sized corporations. At September 27, 1996, the Company had no bridge loans outstanding but had two bridge loan commitments at September 27, 1996 that were subsequently canceled by the counterparties. Subsequent to quarter-end, the Company entered into a bridge loan commitment for $90 million to a non-investment grade counterparty. The Company intends to syndicate the loan, if extended, and may retain a residual portion. Loans to highly leveraged corporations are carried at unpaid principal balances less a reserve for estimated losses. The allowance for loan losses is estimated based on a review of each loan, and consideration of economic, market, and credit conditions.



    Direct equity investments made in conjunction with the Company's investment and merchant banking activities aggregated $153 million at September 27, 1996, representing investments in 61 enterprises. Equity investments in privately-held companies for which sale is restricted by government or contractual requirements are carried at the lower of cost or estimated net realizable value. At September 27, 1996, the Company held interests in partnerships, totaling $112 million (recorded on the cost basis), that invest in highly leveraged transactions and non-investment grade securities. At September 27, 1996, the Company also committed to invest an additional $74 million in partnerships that invest in leveraged transactions.



    The Company's insurance subsidiaries hold non-investment grade securities. Non-investment grade securities were 4.7% of total insurance investments at September 27, 1996. Non-investment grade securities of insurance subsidiaries are classified as available-for-sale and are carried at fair value.



    At September 27, 1996, the largest non-investment grade concentration consisted of various sovereign and corporate issues of a South American country totaling $1,186 million, which primarily represented hedges of other financial instruments. No one industry sector accounted for more than 20% of total non-investment grade positions. At September 27, 1996, the Company held an aggregate carrying value of $144 million in debt and equity securities of issuers in various stages of bankruptcy proceedings or in default, of which 50% resulted from the Company's market making activities in such instruments. In addition, the Company held distressed bank loans totaling $385 million at quarter-end.

                           DESCRIPTION OF THE STRYPES

    Each issue of STRYPES will be a series of Senior Debt Securities to be issued under an indenture (the "Chemical Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"), as further amended and supplemented by a supplemental indenture to be entered into by the Company and the Trustee relating to each series of STRYPES (the "Supplemental Indenture") (the Chemical Indenture, as so amended and supplemented by the Supplemental Indenture with respect to each series of STRYPES, the "Indenture"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

GENERAL

    The Supplemental Indenture will provide that STRYPES of the related series may be issued from time to time under the Indenture, up to a specified aggregate issue price, upon satisfaction of certain conditions precedent. The Supplemental Indenture will establish the terms of the related series of STRYPES, including:
(1) the issue price per STRYPES; (2) the date on which such STRYPES will mature;
(3) the consideration deliverable or payable with respect to such STRYPES, whether at maturity or upon earlier acceleration, and the formula or other method by which the amount of such consideration will be determined; (4) the rate or rates per annum (which may be fixed or variable) at which such STRYPES will bear interest, if any; (5) the dates on which such interest, if any, will be payable; (6) the provisions for redemption of such STRYPES, if any, the redemption price and any remarketing arrangements relating thereto; (7) the sinking fund requirements, if any, with respect to such STRYPES; (8) whether such STRYPES are denominated or provide for payment in United States dollars or a foreign currency or units of two or more of such foreign currencies; (9) whether and under what circumstances the Company will pay additional amounts ("Additional Amounts") in respect of such STRYPES held by a person who is not a U.S. person (as defined in the Prospectus Supplement, as applicable) in respect of specified taxes, assessments or other governmental charges and whether the Company has the option to redeem the affected STRYPES rather than pay such Additional Amounts; (10) the title of the STRYPES and the series of which such STRYPES shall be a part; and (11) the obligation of the Company to pay and discharge such STRYPES at maturity by delivery of Underlying Securities (or, cash with an equal value), the formula or other method by which the amount of such Underlying Securities will be determined, and the terms and conditions upon which such payment and discharge shall be effected. Reference is made to the Prospectus Supplement for the terms of the STRYPES being offered thereby.

    Under the Indenture, the Company will have the ability, in addition to the ability to issue STRYPES with terms different from those of STRYPES previously issued, to "reopen" a previous series of STRYPES and issue additional STRYPES of such series.

    Issue price and interest, premium and Additional Amounts, if any, and Underlying Securities will be payable or deliverable in the manner, at the places and subject to the restrictions set forth in the Indenture, the STRYPES and the Prospectus Supplement relating thereto, provided that payment of any interest and any Additional Amounts may be made at the option of the Company by check mailed to the holders of registered STRYPES at their registered addresses.

    STRYPES may be presented for exchange, and registered STRYPES may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture, the STRYPES and the Prospectus Supplement relating thereto. No service charge will be made for any transfer or exchange of STRYPES, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

RANKING

    The STRYPES will be unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

SECURITIES DEPOSITORY

    Upon issuance, each series of STRYPES will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STRYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

    The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

    The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interest in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

    So long as the Securities Depository, or its nominee, is the registered owner of a Global Note, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or holder of the STRYPES represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the STRYPES represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the STRYPES in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

    If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

MERGER AND CONSOLIDATION

    The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value) in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

LIMITATIONS UPON LIENS

    The Indenture provides that the Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.

LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

    The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

EVENTS OF DEFAULT

    Unless otherwise specified in a Prospectus Supplement, each of the following will constitute an Event of Default under the Indenture with respect to each series of STRYPES: (a) failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due; (b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES of that series when due; (c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series; (d) failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days; (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of that series or in the STRYPES of that series, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to STRYPES of that series.

    Unless otherwise specified in a Prospectus Supplement, if an Event of Default (other than an Event of Default described in clause (f) of the immediately preceding paragraph) with respect to the STRYPES of any series shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES of that series by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the Outstanding STRYPES of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless such holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the aggregate issue price of the STRYPES of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES of that series.

    The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

    The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

MODIFICATION AND WAIVER

    Unless otherwise specified in a Prospectus Supplement, modifications of and amendments to the Indenture affecting a series of STRYPES may be made by the Company and the Trustee with the consent of the holders of 66 2/3% of the aggregate issue price of the Outstanding STRYPES of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding STRYPES of such series affected thereby, (a) change the Maturity Date or the Stated Maturity of any installment of interest or Additional Amounts on any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price, (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash payable in lieu thereof), (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof, (d) change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES, (f) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series, the consent of whose holders is required to modify or amend the Indenture, (g) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

    The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority of the aggregate issue price of each series of STRYPES may waive any past default under the Indenture, except a default in the payment of the Underlying Securities with respect to any STRYPES of that series, or of cash payable in lieu thereof, or in the payment of any premium, interest or Additional Amounts on any STRYPES of that series for which payment had not been subsequently made or in respect of a covenant and provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding STRYPES of such series affected.

GOVERNING LAW

    The Indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION

    The Company may sell STRYPES to the public through MLPF&S. The accompanying Prospectus Supplement describes the terms of the STRYPES offered thereby, including the public offering or purchase price, any discounts and commissions to be allowed or paid, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the STRYPES will be listed. Under certain circumstances, the Company may repurchase STRYPES and reoffer them to the public as set forth above. The Company may also arrange for repurchases and resales of such STRYPES by dealers.

    The underwriting of STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                    EXPERTS

    The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results," "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports included as an exhibit to the Registration Statement or incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data appearing or incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been included or incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

    With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED              , 1996)
                               $

                             [MERRILL LYNCH LOGO]

                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              -------------------

   Merrill Lynch & Co., Inc. (the "Company") may offer from time to time up to
$              aggregate principal amount (except that with respect to Notes sold at a discount, the initial offering price will be used), or the equivalent thereof in one or more foreign currencies or currency units, of its Medium-Term Notes, Series B (the "Notes"). Each Note will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption by the Company or repayment at the option of the Holder thereof, in each case, in whole or in part, prior to its Stated Maturity, as set forth therein and specified in a pricing supplement hereto (each, a "Pricing Supplement").

   The interest rate, if any, or the formula for the determination of any such interest rate, applicable to each Note and other variable terms of the Notes as described herein will be established by the Company at the date of issue of such Note and will be set forth therein and specified in a Pricing Supplement. Interest rates, interest rate formulae and such other variable terms are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or certificated form (a "Certificated Note"), as set forth in the applicable Pricing Supplement, in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Each Book-Entry Note will be represented by one or more global securities ("Global Notes") deposited with or on behalf of The Depository Trust Company (or such other depository as is identified in an applicable Pricing Supplement) (the "Depository") and registered in the name of the Depository's nominee. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to its participants) and the Depository's participants (with respect to Beneficial Owners). Beneficial Owners of the Book-Entry Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

   Unless otherwise specified in an applicable Pricing Supplement, the Notes will bear interest at fixed rates (the "Fixed Rate Notes") or at floating rates (the "Floating Rate Notes"). The applicable Pricing Supplement will specify whether a Floating Rate Note is a Floating Rate/Fixed Rate Note, Inverse Floating Rate Note or Regular Floating Rate Note and whether its rate of interest is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate (each, an "Interest Rate Basis"), or any other interest rate basis or formula, as adjusted by any Spread and/or Spread Multiplier and will specify such other terms applicable to such Note. Interest rates offered by the Company with respect to the Notes may differ depending upon the aggregate principal amount of Notes subject to purchase in any single transaction, and the Company expects generally to distinguish, with respect to such offered rates, between purchases which are for less than, and purchases which are for an amount equal to or greater than, $100,000. See "Description of Notes."

   SEE "RISK FACTORS" ON PAGE S-2 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY SUPPLEMENT
                HERETO. ANY REPRESENTATION TO THE CONTRARY IS A
                                        CRIMINAL OFFENSE.


                                     PRICE TO         AGENT'S DISCOUNTS AND                  PROCEEDS TO
                                    PUBLIC(1)           COMMISSIONS(1)(2)                   COMPANY(1)(3)
Per Note........................        100%               .125%--.750%                   99.875%--99.250%
Total(4)........................   $5,279,630,763    $6,599,538--$39,597,231       $5,273,031,225--$5,240,033,532

(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agent") will purchase the Notes, as principal, from the Company, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent, or, if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and the Agent, the Agent may utilize their reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in an applicable Pricing Supplement. The Company will pay a commission to an Agent, ranging from .125% to .750% (or, with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the related Agent at the time of sale) of the principal amount of a Note, depending upon its Stated Maturity, sold through such Agent.
(2) The Company has agreed to indemnify the Agent against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(3) Before deducting expenses payable by the Company.
(4) Or the equivalent thereof in one or more foreign or composite currencies.
                              -------------------

   The Notes are being offered on a continuing basis by the Company through the Agent. Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to cancel or modify the offer made hereby without notice. The Company or the Agent, if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution."

   This Prospectus Supplement and the accompanying Prospectus may be used by the Agent, a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. The Agent may act as principal or agent in such transactions.
                              -------------------
                              MERRILL LYNCH & CO.
                              -------------------
          The date of this Prospectus Supplement is           , 1996.

INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    IN CONNECTION WITH ANY OFFERING OF NOTES OFFERED TO THE PUBLIC ON A FIXED PRICE BASIS (AS INDICATED IN THE APPLICABLE PRICING SUPPLEMENT), THE AGENT (ACTING AS PRINCIPAL) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              -------------------

                                  RISK FACTORS

    This Prospectus Supplement does not describe all of the risks of an investment in Notes that result from such Notes being denominated or payable in or determined by reference to a currency or composite currency other than United States dollars or to one or more interest rate, currency or other indices or formulas. The Company and the Agent disclaim any responsibility to advise prospective investors of such risks as they exist at the date of this Prospectus Supplement or as they change from time to time. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes. Such Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the applicable interest rate index or currency index or other indices or formulas.

STRUCTURE RISKS

    An investment in Notes indexed, as to principal, premium, if any, and/or interest, if any, to one or more currencies or composite currencies (including exchange rates and swap indices between currencies or composite currencies), commodities, interest rates or other indices or formulas, either directly or inversely, entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that such indices or formulas may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by the Company at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that the investor could lose all or a substantial portion of principal and/or premium, if any, payable on the Maturity Date (as defined under "Description of Notes--General"). Such risks depend on a number of interrelated factors, including economic, financial and political events, over which the Company has no control. Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest, if any, payable with respect to such Notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices or formula or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

    Any optional redemption feature of Notes might affect the market value of such Notes. Since the Company may be expected to redeem such Notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on such Notes.

    The Notes will not have an established trading market when issued, and there can be no assurance of a secondary market for the Notes or the continued liquidity of such market if one develops. See "Plan of Distribution."

    The secondary market for such Notes will be affected by a number of factors independent of the creditworthiness of the Company and the value of the applicable index or indices or formula or formulas, including the complexity and volatility of each such index or formula, the method of calculating the principal, premium, if any, and/or interest, if any, in respect of such Notes, the time remaining to the maturity of such Notes, the outstanding amount of such Notes, any redemption features of such Notes, the amount of other debt securities linked to such index or formula and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of such Notes. In addition, certain Notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such Notes readily or at prices that will enable investors to realize their anticipated yield. No investor should purchase Notes unless such investor understands and is able to bear the risk that such Notes may not be readily saleable, that the value of such Notes will fluctuate over time and that such fluctuations may be significant.

CREDIT RATINGS

    Any credit ratings assigned to the Company's medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of such Notes in light of their particular circumstances.

                              DESCRIPTION OF NOTES

    The Notes will be issued as a series of debt securities under a senior indenture, dated as of October 1, 1993 (the "Chase Indenture"), between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.), as trustee (as used in this Prospectus Supplement, the "Trustee"). The term "Senior Debt Securities," as used in this Prospectus Supplement, refers to all securities issued and issuable from time to time under the Senior Indentures and includes the Notes. The Senior Debt Securities and the Trustee are more fully described in the accompanying Prospectus. The following summary of certain provisions of the Notes and of the Chase Indenture does not purport to be complete and is qualified in its entirety by reference to the Chase Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. Capitalized terms used but not defined herein have the meanings given to them in the Chase Indenture or the Notes, as the case may be.

    THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY UNLESS OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT.

GENERAL

    All Senior Debt Securities, including the Notes, issued and to be issued under the Senior Indentures will be unsecured general obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. However, because the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Notes), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.


    The Senior Indentures do not limit the aggregate principal amount of Senior Debt Securities which may be issued thereunder and Senior Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by the Company for each series. The Company may, from time to time, without the consent of the Holders of the Notes, provide for the issuance of Notes or other Senior Debt Securities under the Senior Indentures in addition to
the $         aggregate principal amount of Notes offered hereby. As of
              , the Company had issued and outstanding Notes in an aggregate
principal amount of approximately $         . The aggregate principal amount of
Notes which may be offered hereby may be reduced by the issuance of other securities of the Company pursuant to the registration statement of which this Prospectus Supplement and the accompanying Prospectus are a part.


    The Notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company. Interest-bearing Notes will either be Fixed Rate Notes or Floating Rate Notes as specified in the applicable Pricing Supplement. Notes may be issued at significant discounts from their principal amount payable at Stated Maturity (or on any prior date on which the principal or an installment of principal of a Note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of the Company, repayment at the option of the Holder or otherwise) (each such date, a "Maturity"), and some Notes may not bear interest.

    Unless otherwise indicated in a Note and in the applicable Pricing Supplement, the Notes will be denominated in United States dollars and payments of principal of, and premium, if any, and interest on, the Notes will be made in United States dollars. If any of the Notes to be denominated other than in United States dollars or if the principal of, and interest on, the Notes, and any premium provided for in any Note is to be payable in or by reference to a currency (or in composite currency units or in amounts determined by reference to one or more currencies) other than that in which such Note is denominated, provisions with respect thereto will be set forth in such Note and in the applicable Pricing Supplement.

    Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

    Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or certificated form (a "Certificated Note"), in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Book-Entry Notes may be transferred or exchanged only through a participating member of The Depository Trust Company (or such other depository as is identified in an applicable Pricing Supplement) (the "Depository"). See "Book-Entry Notes." Registration of transfer of Certificated Notes will be made at the Corporate Trust Office of the Trustee. No service charge will be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to the Chase Indenture, not involving any transfer).

    Payments of principal of, and premium and interest, if any, on Book-Entry Notes will be made by the Company through the Trustee to the Depository or its nominee. See "Book-Entry Notes." Unless otherwise specified in the applicable Pricing Supplement, a Beneficial Owner of Book-Entry Notes denominated in a currency other than United States dollars (a "Specified Currency") electing to receive payments of principal or any premium or interest in such Specified Currency must notify the Participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and on or prior to the sixteenth day, whether or not a Business Day (as defined below), prior to its Stated Maturity, in the case of principal or premium, of such Beneficial Owner's election to receive all or a portion of such payment in a Specified Currency. Such Participant must notify the Depository of such election on or prior to the third Business Day after such Record Date. The Depository will notify the Paying Agent of such election on or prior to the fifth Business Day after such Record Date. If complete instructions are received by the Participant and forwarded by the Participant to the Depository, and by the Depository to the Paying Agent, on or prior to such dates, the Beneficial Owner will receive payments in the Specified Currency.

    In the case of Certificated Notes, payment of principal or premium, if any, at the Maturity of each Certificated Note will be made in immediately available funds upon presentation of the Certificated Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place as the Company may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the Certificated Note shall be made. Payment of interest due on Certificated Notes other than at Maturity will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $1,000,000 or more in aggregate principal amount of Certificated Notes having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date.

TRANSACTION AMOUNT

    Interest rates offered by the Company with respect to the Notes may differ depending upon the aggregate principal amount of Notes purchased in any transaction. The Company expects generally to distinguish, with respect to such offered rates, between purchases which are for less than, and purchases which are equal to or greater than, $100,000. Such different rates may be offered concurrently at any time. The Company may also concurrently offer Notes having different variable terms (as are described herein or in any Prospectus Supplement) to different investors, and such different offers may depend upon whether an offered purchase is for an aggregate principal amount of Notes equal to or greater than, or for an amount less than $100,000.

REDEMPTION AT THE OPTION OF THE COMPANY

    The Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to their Stated Maturity only if an Initial Redemption Date is specified therein and in the applicable Pricing Supplement. If so indicated in the applicable Pricing Supplement, Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date specified in such Pricing Supplement. On and after the Initial Redemption Date, if any, the related Note may be redeemed at any time in whole or from time to time in part (in increments of $1,000, provided that any remaining principal amount shall be an authorized denomination of the applicable Note) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified in the applicable Pricing Supplement, not more than 60 nor less than 30 days prior to the Redemption Date. "Redemption Price" with respect to a Note will initially mean a percentage, the Initial Redemption Percentage, of the principal amount of such Note to be redeemed specified in the applicable Pricing Supplement and shall decline at each anniversary of the Initial Redemption Date by a percentage, the Annual Redemption Percentage Reduction, if any, specified in the applicable Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

REPAYMENT AT THE OPTION OF THE HOLDER

    If so indicated in an applicable Pricing Supplement, Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity. Any repayment in part will be in an amount equal to $1,000 or integral multiples thereof, provided that any remaining principal amount shall be an authorized denomination of the applicable Note. The repurchase price for any Note so repurchased will be 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment.

    While the Book-Entry Notes are represented by Global Notes held by or on behalf of the Depository, and registered in the name of the Depository or the Depository's nominee, the option for repayment may be exercised by the applicable Participant (as defined below under "Book-Entry Notes") on behalf of the Beneficial Owners (as defined below) of such Book-Entry Notes by delivering a written notice to the Trustee at the Corporate Trust Office, not more than 60 nor less than 30 days prior to the Optional Repayment Date. Notices of elections from Participants on behalf of Beneficial Owners of the Book-Entry Notes to exercise their option to have the Book-Entry Notes repaid must be received by the Trustee by 5:00 p.m., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the Beneficial Owner of Book-Entry Notes must so direct the applicable Participant before such Participant's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, Beneficial Owners of Book-Entry Notes should consult the Participants through which they own their interest in the Book-Entry Notes for the cut-off times for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signature guaranteed) and shall be irrevocable. In addition, such Beneficial Owners of Book-Entry Notes shall effect delivery of such Book-Entry Notes at the time such notices of election are given to the Depository by causing the Participant to transfer such Beneficial Owner's interest in the Book-Entry Notes, on the Depository's records, to the Trustee. Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants (as defined below) and by Participants and Indirect Participants to Beneficial Owners of the Book-Entry Notes will be governed by agreements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

INTEREST

    General

    Each Note will bear interest from the date of issue at the rate per annum or, in the case of a Floating Rate Note, pursuant to the interest rate formula stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in the applicable Pricing Supplement on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. The first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. The "Regular Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

    Fixed Rate Notes

    Unless otherwise specified in an applicable Pricing Supplement, each Fixed Rate Note will bear interest from, and including, the date of issue, at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest payments on Fixed Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Fixed Rate Notes), to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

    Floating Rate Notes

    Floating Rate Notes will be issued as described below. Each applicable Pricing Supplement will specify certain terms with respect to which such Floating Rate Note is being delivered, including: whether such Floating Rate
Note is a "Regular Floating Rate Note" (as defined below), an "Inverse Floating Rate Note" (as defined below) or a "Floating Rate/Fixed Rate Note" (as defined below); the Interest Rate Basis or Bases, Initial Interest Rate, Interest Reset Dates, Interest Payment Dates, Index

Maturity, Maximum Interest Rate and Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any, and, if one or more of the specified Interest Rate Bases is LIBOR, the Index Currency, the Index Maturity and the Designated LIBOR Page or, if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index, as described below.

    The interest rate borne by the Floating Rate Notes will be determined as follows:

    (i) Unless such Floating Rate Note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached, such Floating Rate Note will be designated a "Regular Floating Rate Note" and, except as described below or in an applicable Pricing Supplement, bear interest at the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

    (ii) If such Floating Rate Note is designated as a "Floating Rate/Fixed Rate Note", then such Floating Rate Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the first Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate, and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to Maturity shall be the Fixed Interest Rate, if such rate is specified in the applicable Pricing Supplement, or if no such Fixed Interest Rate is so specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

    (iii) If such Floating Rate Note is designated as an "Inverse Floating Rate Note," then, except as described below, such Floating Rate Note will bear interest equal to the Fixed Interest Rate specified in the related Pricing Supplement minus the rate determined by reference to the applicable Interest Rate Basis (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, that unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on such Inverse Floating Rate
Note is payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

    Notwithstanding the foregoing, if such Floating Rate Note is designated as having an Addendum attached as specified on the face thereof, such Floating Rate Note shall bear interest in accordance with the terms described in such Addendum and the applicable Pricing Supplement.

    Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date.

    Interest on Floating Rate Notes will be determined by reference to an "Interest Rate Basis," which may be one or more of (i) the "CD Rate," (ii) the "CMT Rate," (iii) the "Commercial Paper Rate,"

(iv) the "Eleventh District Cost of Funds Rate," (v) the "Federal Funds Rate,"
(vi) "LIBOR," (vii) the "Prime Rate," (viii) the "Treasury Rate," or (ix) such other Interest Rate Basis or interest rate formula as may be set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest in respect of two or more Interest Rate Bases.

    The "Spread" is the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Interest Rate Basis or Bases applicable to such Floating Rate Note by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated.

    Each applicable Pricing Supplement will specify the dates on which such Interest Rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset: (i) daily, each Business Day;
(ii) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week, except as specified below); (iii) monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year; (v) semiannually, the third Wednesday of the two months specified in the applicable Pricing Supplement; and (vi) annually, the third Wednesday of the month specified in the applicable Pricing Supplement; provided, however, that with respect to Floating Rate/Fixed Rate Notes, the fixed rate of interest in effect for the period from the Fixed Rate Commencement Date until Maturity shall be the Fixed Interest Rate or the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date, as specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day. As used herein, "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are generally authorized or obligated by law or executive order to close and, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, is also a London Business Day. As used herein, "London Business Day" means any day (a) if the Index Currency (as defined below) is other than the European Currency Unit ("ECU"), on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

    A Floating Rate Note may also have either or both of the following: (i) a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and (ii) a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate"). The Indenture provides that the Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the beneficial owners of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Securities.

    Each applicable Pricing Supplement will specify the dates on which interest will be payable (each an "Interest Payment Date"). Each Floating Rate Note will bear interest from the date of issue at the rates specified therein until the principal thereof is paid or otherwise made available for payment. Unless otherwise specified in the applicable Pricing Supplement and, except as provided below, interest will be payable in the case of Floating Rate Notes which reset:
(i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable Pricing Supplement; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and (iv) annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement and, in each case, at Maturity. If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such Maturity.

    All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

    Interest payments on Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to such Floating Rate Notes), to but excluding the related Interest Payment Date or Maturity.

    With respect to each Floating Rate Note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Notes for which the Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Notes for which the Interest Rate Basis is the CMT Rate or the Treasury Rate. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

    The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to such interest reset period will be the rate determined as of the applicable "Interest Determination Date." The Interest Determination Date with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate will be the second Business Day preceding each Interest Reset Date for the related Note; the Interest Determination Date with respect to the Federal Funds Rate and the Prime Rate, unless otherwise specified in the applicable Pricing Supplement, will be the Business Day immediately preceding each Interest Reset Date; the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San

Francisco") publishes the Index (as defined below); the Interest Determination Date with respect to LIBOR will be the second London Business Day preceding each Interest Reset Date. With respect to the Treasury Rate, unless otherwise specified in an applicable Pricing Supplement, the Interest Determination Date will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be such preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following such auction. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date for such Floating Rate Note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

    Unless otherwise provided in the applicable Pricing Supplement, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of the Company, will be the "Calculation Agent." Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

    CD Rate. CD Rate Notes will bear interest at the rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in such CD Rate Notes and in any applicable Pricing Supplement.

    "CD Rate" means, with respect to any Interest Determination Date relating to a CD Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

    CMT Rate. CMT Rate Notes will bear interest at the rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in such CMT Rate Notes and in any applicable Pricing Supplement.

    "CMT Rate" means, with respect to any Interest Determination Date relating to any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or the monthly average, as specified in the Pricing Supplement, for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate of the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation

Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

    Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in any applicable Pricing Supplement.

    "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on such Commercial Paper Rate Interest Determination Date will be the rate in effect on such Commercial Paper Rate Interest Determination Date.

    "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                   D x 360
Money Market Yield     =        360 - (D x M)       x 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the

Spread and/or Spread Multiplier, if any) specified in such Eleventh District Cost of Funds Rate Notes and in any applicable Pricing Supplement.

    "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to an Eleventh District Cost of Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

    Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in any applicable Pricing Supplement.

    "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

    LIBOR. LIBOR Notes will bear interest at the rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in such LIBOR Notes and in any applicable Pricing Supplement.

    "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
(b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Business Day immediately following that LIBOR Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable Principal Financial Center(s) (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for the Index Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

    "Principal Financial Center" will be, unless otherwise specified in the applicable Pricing Supplement, the following city or cities for the related Index Currency:

INDEX CURRENCY                                      PRINCIPAL FINANCIAL CENTER(S)
-------------------------------------------------   -----------------------------
Australian Dollar................................   Sydney
Belgian Franc....................................   Brussels
Canadian Dollar..................................   Toronto
Danish Krone.....................................   Copenhagen
Dutch Guilder....................................   Amsterdam
Finnish Markka...................................   Helsinki
French Franc.....................................   Paris
Hong Kong Dollar.................................   Hong Kong
Italian Lira.....................................   Milan
Luxembourg Franc.................................   Brussels and Luxembourg
New Zealand Dollar...............................   Wellington and Auckland
Norwegian Krone..................................   Oslo
Spanish Peseta...................................   Madrid
Sterling.........................................   London
Swedish Krona....................................   Stockholm
Swiss Franc......................................   Zurich
U.S. Dollar......................................   New York
Yen..............................................   Tokyo

    Prime Rate. Prime Rate Notes will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in such Prime Rate Notes and any applicable Pricing Supplement.

    "Prime Rate" means the rate determined by the Calculation Agent in accordance with the provisions set out in clause (i) or in clause (ii) below, depending upon whether such rate is specified as "Prime Rate--Major Banks" or as "Prime Rate--H.15" in the applicable Pricing Supplement:

    (i) If the applicable Pricing Supplement indicates that the applicable rate is "Prime Rate--Major Banks": "Prime Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the arithmetic mean of the prime rates of interest publicly announced by three major banks in The City of New York as its United States dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If fewer than three such quotations are provided, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

    (ii) If the applicable Pricing Supplement indicates that the applicable rate is "Prime Rate-- H.15": "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

    "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

    Treasury Rate. Treasury Rate Notes will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in such Treasury Rate Notes and in any applicable Pricing Supplement.

    "Treasury Rate" means, with respect to an Interest Determination Date relating to a Treasury Rate Note or any Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Agent) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

OTHER PROVISIONS; ADDENDA

    Any provisions with respect to an issue of Notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, calculation of the interest rate applicable to a Floating Rate Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and in the applicable Pricing Supplement.

ORIGINAL ISSUE DISCOUNT NOTES

    Notes may be issued at a price less than their redemption price at Maturity, resulting in such Notes being treated as if they were issued with original issue discount for federal income tax purposes ("Original Issue Discount Notes"). Such Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Certain additional considerations relating to any Original Issue Discount Notes may be described in the Pricing Supplement relating thereto.

AMORTIZING NOTES

    The Company may from time to time offer Amortizing Notes. Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth on such Notes.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes having the same Original Issue Date, Maturity and otherwise having identical terms and provisions will be represented by one or more fully registered global Notes (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company as Depository (the "Depository") registered in the name of the Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

    The Depository has advised the Company as follows: the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, including the Agent. The Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Purchases of Book-Entry Notes must be made by or through Participants, which will receive a credit on the records of the Depository. The ownership interest of each actual purchaser of each Book-Entry Note (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

    So long as the Depository, or its nominee, is the registered owner of a Global Note, the Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners of a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the Chase Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Chase Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Chase Indenture, the Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Payment of principal of, and interest on, Notes registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the Holder of the Global Note or Global Notes representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depository, upon receipt of any payment of principal or interest in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of the Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

    If (x) the Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable, or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Note or Global Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in Global Notes.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

    As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or (iv) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. HOLDERS

    Payments of Interest. Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

    Original Issue Discount. The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of Notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Internal Revenue Code of 1986, as amended (the "Code").

    For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a Note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the Note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a Note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such Note). The issue price of each Note of an issue of Notes equals the first price at which a substantial amount of such Notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a Note is the sum of all payments provided by the Note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a Note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such Note (e.g., Notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such Note or any "true" discount on such Note (i.e., the excess of the Note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the Note would be treated as original issue discount rather than qualified stated interest.

    Payments of qualified stated interest on a Note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Discount Note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and
(ii) the amount of any qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

    Under the OID Regulations, Floating Rate Notes and Indexed Notes (hereinafter "Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the Note. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

    If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on such Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

    In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

    If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would be treated as a contingent payment debt obligation. On June 11, 1996, the Treasury Department issued final regulations (the "CPDI Regulations") concerning the proper United States Federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The CPDI Regulations apply to debt instruments issued on or after August 13, 1996. The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of Notes will be discussed in the applicable Pricing Supplement.

    Certain of the Notes (i) may be redeemable at the option of the Company prior to their stated maturity (a "call option") and/or (ii) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase Notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased Notes.

    U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

    Foreign-Currency Notes. The United States Federal income tax consequences of the purchase, ownership and disposition of Notes providing for payments denominated in a currency other than U.S. dollars will be more fully described in the applicable Pricing Supplement.

    Short-Term Notes. Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

    Market Discount. If a U.S. Holder purchases a Note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

    Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or
(ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on the basis of semiannual compounding.

    A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

    Premium. If a U.S. Holder purchases a Note for an amount that is greater than the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, such U.S Holder will be considered to have purchased the Note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the Note and may offset interest otherwise required to be included in respect of the Note during any taxable year by the amortized amount of such excess for the taxable year. However, if the Note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

    Disposition of a Note. Except as discussed above, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year.

NON-U.S. HOLDERS

    A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of the Company, a controlled foreign corporation related to the Company or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. The Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

    Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

    The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

BACKUP WITHHOLDING

    Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

    In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

    Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuing basis for sale by the Company, through the Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, who will purchase the Notes, as principal, from the Company, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agent, or, if so specified in an applicable Pricing Supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale (as described below) of a Note of identical maturity. If agreed to by the Company and the Agent, the Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless otherwise specified in an applicable Pricing Supplement. The Company will pay a commission to the Agent, ranging from .125% to .750% of the principal amount of a Note, depending upon its Stated Maturity (or, with respect to Notes for which the Stated Maturity is in excess of 30 years, such commission as shall be agreed upon by the Company and the Agent at the time of sale), sold through the Agent.

    The Agent may sell Notes it has purchased from the Company as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from the Company to such dealers. After the initial public offering of Notes, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and the discount allowed to dealers may be changed.

    The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part whether placed directly with the Company or through the Agent. The Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by the Agent.

    Unless otherwise specified in an applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

    No Note will have an established trading market when issued. Unless specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. The Agent may from time to time purchase and sell Notes in the secondary market, but the Agent is not obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, the Agent may make a market in the Notes.

    The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify the Agent against or to make contributions relating to certain civil liabilities, including liabilities under the Act, or to contribute to payments the Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agent for certain expenses.

                                 LEGAL OPINION

    The validity of the Notes will be passed upon for the Company and the Agent by Brown & Wood LLP, New York, New York.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

            -------------------

             TABLE OF CONTENTS

                                        PAGE
                                        ----

           PROSPECTUS SUPPLEMENT
            -------------------

Risk Factors.........................    S-2
Description of Notes.................    S-4
Certain United States Federal Income
  Tax Considerations.................   S-20
Plan of Distribution.................   S-26
Legal Opinion........................   S-27

                 PROSPECTUS

Available Information................      2
Incorporation of Certain Documents by
Reference............................      2
Merrill Lynch & Co., Inc.............      3
Use of Proceeds......................      3
Summary Financial Information........      4
Description of Debt Securities.......     10
Description of Debt Warrants.........     14
Description of Currency Warrants.....     15
Description of Index Warrants........     17
Plan of Distribution.................     21
Experts..............................     22

      [MERRILL LYNCH & CO., INC. LOGO]

              $

         MERRILL LYNCH & CO., INC.

             MEDIUM-TERM NOTES,
                 SERIES B



            ---------------------
            PROSPECTUS SUPPLEMENT
            ---------------------


         MERRILL LYNCH & CO., INC.




         NOVEMBER   , 1996


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

              Subject to Completion, Issue Date: November 25, 1996

PROSPECTUS

                            Merrill Lynch & Co., Inc.
                                Medium-Term Notes


   Merrill Lynch & Co., Inc. (the "Company") has issued Medium-Term Notes with original maturities from and exceeding 9 months from date of issue (the
"Notes") pursuant to an indenture, dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor to Manufacturers Hanover Trust Company). The Notes bear interest at fixed or variable rates, or were sold at a discount and do not bear interest. The descriptions of the interest rates on Fixed Rate Notes, the method of determining the interest rates on Floating Rate Notes, the issue prices of Zero Coupon Notes, the currencies (if other than U.S. dollars) in which Notes were denominated and the dates of maturity and other terms related to specific issues of Notes are set forth in Pricing Supplements relating to each such issue of Notes that were previously filed by the Company with the Securities and Exchange Commission pursuant to regulations promulgated under the Securities Act of 1933. Such Pricing Supplements are hereby incorporated by reference into this Prospectus and are available at the reference facilities maintained by the Securities and Exchange Commission specified in the section entitled "Available Information" contained in this Prospectus. The Notes had original maturities from and exceeding 9 months from their respective dates of original issue. The Notes were issued in the form of a certificate issued in definitive form.



   Floating Rate Notes and Zero Coupon Notes were issued in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000. Fixed Rate Notes were issued in denominations of $1,000 or any integral multiple in excess thereof.



   Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable semi-annually on each May 15 and November 15 and at maturity or, if applicable, upon redemption or optional repayment. The interest rate on Floating Rate Notes will be determined by reference to a specified interest rate formula, and may be adjusted by a "Spread" or "Spread Multiplier", as defined herein. Interest on each Floating Rate Note will be payable monthly, quarterly, semi-annually or annually, as set forth in the applicable Pricing Supplement, and at maturity or, if applicable, upon redemption or optional repayment. On and after the Redemption Date, if any, set forth in the applicable Pricing Supplement, a Note will be subject to redemption by the Company, in whole or in part, at 100% of the principal amount to be redeemed, together with interest to the date of redemption. On any Optional Repayment Date set forth in the applicable Pricing Supplement, a Note will be subject to repayment at the option of the Holder, in whole or in part, at 100% of the principal amount to be repaid, together with interest to the date of repayment. (See "Description of Notes" in this Prospectus.)

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
               UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR
                  ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                               Merrill Lynch & Co.


              The date of this Prospectus is                , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.


                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996, and September 27, 1996 and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                            MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                                             Year Ended Last Friday in December      Nine Months Ended

                                            1991    1992    1993    1994    1995     September 27, 1996
                                            ----    ----    ----    ----    ----     ------------------


Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2              1.2


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.


                              DESCRIPTION OF NOTES

General


   "Pricing Supplement", as used herein, means a prospectus supplement relating to an individual issue of the Notes, as filed with the Commission.


   The terms and conditions set forth below apply to each Note unless otherwise specified in the applicable Pricing Supplement.

   Except as provided in the applicable Pricing Supplement, the Notes are denominated in U.S. dollars. If provided in the applicable Pricing Supplement, Notes may be denominated in a foreign currency or in units of two or more currencies ("Multi-Currency Notes").

   Except as provided in the applicable Pricing Supplement, (i) the Notes were issued only in fully registered form without coupons, (ii) Floating Rate Notes and Zero Coupon Notes were issued in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000, and (iii) Fixed Rate Notes were issued in denominations of $1,000 or any integral multiple in excess thereof.

   Unless otherwise specified in the applicable Pricing Supplement, principal and interest, if any, will be payable, the transfer of the Notes will be registrable, and Notes will be exchangeable for Notes bearing identical terms and provisions at the office of the Trustee in The City of New York designated for such purpose, provided that payment of interest, other than interest payable at maturity (or on any date of redemption or repayment), may be made at the option of the Company by check mailed to the address of the person entitled thereto as shown on the Security Register. The principal and interest payable at maturity or the date of redemption or repayment on each Note will be paid upon maturity, redemption or repayment, as the case may be, in immediately available funds against presentation of the Note at the office of the Trustee maintained for such purpose.

   Notwithstanding the above, however, payment of interest on a Note which bears interest at a floating rate (a "Floating Rate Note") at maturity or earlier redemption or repayment may be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Senior Debt Trustee from the Holder thereof not less than one Business Day prior to the due date of such principal payment and (ii) presentation of such Note at the Corporate Trust Office of the Senior Debt Trustee in the Borough of Manhattan, The City of New York (the "Corporate Trust Office"), or at such other place as the Company may designate. A Holder of not less than $1,000,000 aggregate principal amount of Floating Rate Notes may by written notice to the Senior Debt Trustee at the Corporate Trust Office (or at such other address as the Company will give notice in writing) not less than 15 days prior to an Interest Payment Date, arrange to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all subsequent Interest Payment Dates until written notice to the contrary is given to the Senior Debt Trustee, made by wire transfer of immediately available funds to a designated account maintained in the United States.

   Except as provided in the applicable Pricing Supplement, "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to close.

REPAYMENT AT OPTION OF HOLDER

   If so indicated in an applicable Pricing Supplement, Notes will be repayable by the Company in whole or in part at the option of the Holders thereof on their respective Optional Repayment Dates specified in such Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to maturity. Any repayment in part will be in increments of $1,000 provided that any remaining principal amount of such Note will be an authorized denomination of such Note. The repurchase price for any Note so repurchased will be 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment.

   Notwithstanding anything to the contrary herein, if repayable at the option of the Holder, a Note shall be repayable only on an Interest Payment Date, and if any Optional Repayment Date specified with respect to a Note would not be an Interest Payment Date (whether because such date is not a Business Day or otherwise), such Optional Repayment Date shall (instead of being the date so specified) be the Interest Payment Date nearest such specified Optional Repayment Date (whether such Interest Payment Date shall precede or succeed such specified Optional Repayment Date), or, in the event that an equal number of days shall separate a specified Optional Repayment Date and the preceding Interest Payment Date, on the one hand, and the succeeding Interest Payment Date, on the other hand, such Optional Repayment Date shall be the succeeding Interest Payment Date.

   In order for a Note which is by its terms repayable at the option of the Holder to be repaid, prior to maturity, the Company must receive at the Corporate Trust Office of the Senior Debt Trustee (or at such other address of which the Company will from time to time notify the Holder thereof) during the period from and including the 20th Business Day preceding the applicable Optional Repayment Date up to and including the close of business on the 16th Business Day preceding the applicable Optional Repayment Date: (i) such Note with the information under the caption "Option to Elect Repayment" duly completed, or
(ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America dated no later than the 16th Business Day preceding the applicable Optional Repayment Date and setting forth the name of the Holder of such Note, the principal amount of such Note, the amount of such Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that such Note (with the information required under the caption "Option to Elect Repayment" duly completed) will be received at the above-mentioned office of the Senior Debt Trustee, not later than the 5th Business Day after the date of such telegram, telex, facsimile transmission or letter and Note, duly completed, is received at such office of the Trustee by such 5th Business Day. Effective exercise of the repayment option by the Holder of a Note will be irrevocable. No transfer or exchange of a Note (or, in the event that a Note is to be repaid in part, such portion of such Note to be repaid) will be permitted after exercise of the repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. The Company has the right to offer for resale any Note acquired by it pursuant to the foregoing arrangements. Accordingly, the indebtedness evidenced by any Note so repurchased by the Company may not be satisfied by such repurchase.


REDEMPTION AT OPTION OF THE COMPANY

   The Notes do not have a sinking fund but are redeemable at the option of the Company only if a Redemption Date is specified therein and in the applicable Pricing Supplement. If so indicated in an applicable Pricing Supplement, such Notes will be subject to redemption by the Company on and after their respective Redemption Dates specified in such Pricing Supplement. On and after the Redemption Date, if any, the related Note will be redeemable in whole or in part in increments of $1,000 (provided that any remaining principal amount of such Note shall be an authorized denomination of such Note) at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption in the case of Fixed Rate Notes, or on notice given not more than 30 nor less than 15 days prior to the date of redemption in the case of Floating Rate Notes. Notwithstanding the above, however, Floating Rate Notes, if redeemable at the option of the Company, will be redeemable only on Interest Payment Dates occurring on or after the applicable Redemption Dates.



INTEREST RATE

   Each Floating Rate Note and Note which bears interest at a fixed rate (a "Fixed Rate Note") will bear interest at the rate per annum, or pursuant to the interest rate formula, stated therein and in the applicable Pricing Supplement until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at maturity or, if applicable, upon redemption or repayment. Interest will be payable to the person in whose name a
Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at maturity or, if applicable, upon redemption or repayment will be payable to the person to whom principal shall be payable. Except as provided in the applicable Pricing Supplement, Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the calculation agent (the "Calculation Agent") with respect to Floating Rate Notes.

   Each Floating Rate Note will bear interest at rates determined by reference to an interest rate formula, which may be adjusted by a Spread or Spread Multiplier (each as defined below), unless otherwise specified therein. A Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest which may accrue during any interest period; and (ii) a minimum limitation, or floor, on the rate at which interest which may accrue during any interest period. The applicable Pricing Supplement relating to Fixed Rate Notes or Floating Rate Notes will designate either a fixed rate of interest per annum payable on the applicable Note, in which case such Note will be a Fixed Rate Note, or one of the following Base Rates, as applicable to the relevant Floating Rate Note: (a) the Commercial Paper Index Rate, in which case such Note will be a Commercial Paper Index Rate Note, (b) the Federal Funds Rate, in which case such Note will be a Federal Funds Rate Note, (c) the Prime Rate, in which case such Note will be a Prime Rate Note, (d) the Treasury Index Rate, in which case such Note will be a Treasury Index Rate Note, (e) LIBOR, in which case such Note will be a LIBOR Note, or (f) such other interest rate formula as is set forth in such Pricing Supplement. Except as specified in the applicable Pricing Supplement, Floating Rate Notes will have daily, weekly, monthly, quarterly, semiannual or annual resets of the rate of interest.

FIXED RATE NOTES

   Each Fixed Rate Note will bear interest at the rate per annum stated on the face thereof until the principal thereof is paid or made available for payment. Except as provided in the applicable Pricing Supplement, interest will be payable semi-annually on May 15 and November 15 of each year and at maturity (or on the date of redemption or repayment, if a Fixed Rate Note is redeemed by the Company or repaid at the Holder's option prior to maturity). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable to the person in whose name a Fixed Rate Note is registered at the close of business on the May 1 or November 1 Regular Record Date next preceding the May 15 or November 15 Interest Payment Date. Interest rates are subject to change by the Company from time to time, but no such change will affect any Fixed Rate Note theretofore issued or as to which an offer to purchase has been accepted by the Company.

   Any payment of principal or interest required to be made on an Interest Payment Date, at maturity or earlier redemption or repayment of a Fixed Rate Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, maturity date or date of redemption or repayment, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, maturity date or date of redemption or repayment.



FLOATING RATE NOTES

   The applicable Pricing Supplement specifies the base rate or other interest rate formula and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement specifies for each Floating Rate Note the following terms, if applicable: the Initial Interest Rate, the Interest Payment Dates, the Index Maturity, Interest Reset Dates, Optional Repayment Dates, Redemption Date and any other variable term applicable to such Note.

   The interest rate on each Floating Rate Note will be calculated by reference to the specified interest rate formula (i) plus or minus the Spread, if any, or
(ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Floating Rate Note. The "Spread Multiplier" is the percentage of the Base Rate applicable to the interest rate for such Floating Rate Note. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement. "Regular Record Date" with respect to Floating Rate Notes means the 15th day (whether or not a Business Day) prior to the applicable Interest Payment Date. The "Calculation Date", if applicable, with respect to any Interest Determination Date (as specified with respect to each Base Rate) will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or
(ii) the Business Day prior to the Interest Payment Date on which such accrued interest will be payable.

   Except as otherwise provided herein with respect to LIBOR Notes or in the applicable Pricing Supplement, if any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day.

   Each Floating Rate Note will bear interest from the date of issue at the rates determined as described below until the principal thereof is paid or otherwise made available for payment. The rate of interest on a Floating Rate Note will be reset each Interest Reset Date applicable to such Note; provided, however, that except in the case of Floating Rate Notes which reset daily, the interest rate in effect for the ten days immediately prior to maturity, redemption or repayment, as the case may be, will be that in effect on the tenth day preceding such maturity, redemption or repayment, as the case may be. Except as otherwise provided herein or in the applicable Pricing Supplement, the rate of interest determined on an Interest Reset Date with respect to a Floating Rate Note will be applicable on and after such Interest Reset Date to, but not including, the next succeeding Interest Reset Date, or until the date of maturity or date of redemption or repayment, as the case may be.

   If an Interest Payment Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day. If the maturity date (or date of redemption or repayment) of any Floating Rate Note would fall on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date (or the date of redemption or repayment).

   Except as provided in the applicable Pricing Supplement, interest payments on Floating Rate Notes shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid to, but excluding, the Interest Payment Date. With respect to a Floating Rate Note, accrued interest from the last date to which interest has been paid is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors, calculated for each day, from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Index Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Index Rate Notes.

   All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one- millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

   Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note.



Commercial Paper Index Rate Notes

   Commercial Paper Index Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Index Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Index Rate" means, with respect to any Interest Determination Date relating to a Commercial Paper Index Rate Note, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper". In the event that such rate is not published by 9:00 A.M. New York City time on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Index Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having such Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Index Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA" or the equivalent from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Index Rate will be the Commercial Paper Index Rate in effect on such Interest Determination Date.

   "Money Market Yield" shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

                                              D  X  360    X  100
                                              -------------------
                      Money Market Yield   =      360-(D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    The Interest Determination Date pertaining to an Interest Reset Date on a Commercial Paper Index Rate Note will be the Business Day prior to such Interest Reset Date.

FEDERAL FUNDS RATE NOTES

   Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread, or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Federal Funds Rate Note, the rate on such Interest Determination Date for Federal Funds as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") or any successor publication under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the interest rate on such Interest Determination Date as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Federal Funds/Effective Rate". If such rate is not yet published by 9:00 A.M. on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be the rate on such Interest Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 9:00 A.M. on the Calculation Date, the Federal Funds Rate will be the last Federal Funds Rate in effect prior to such Interest Determination Date.

   The rate of interest on a Federal Funds Rate Note will be reset each Interest Reset Date applicable to such Note. Unless otherwise specified in the applicable Pricing Supplement, with respect to Federal Funds Rate Notes, each Business Day will be an Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date on a Federal Funds Rate Note will be the Business Day prior to such Interest Reset Date.


Prime Rate Notes
   Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread, or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, "Prime
Rate" means, with respect to any Interest Determination Date relating to a Prime Rate Note, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent. If fewer than three quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York on such date by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, and unaffiliated with the Company, having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent; provided, however, that if the substitute banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date relating to a Prime Rate Note.

   The Interest Determination Date pertaining to an Interest Reset Date on a Prime Rate Note will be the Business Day prior to such Interest Reset Date.

LIBOR Notes

   LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

   Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Determination Date relating to a LIBOR Note will equal the arithmetic mean (as determined by the Calculation Agent) of the offered rates which appear as of 11:00 A.M., London time, on the Reuters Screen LIBOR Page on the Reuter Monitor Money Rates Service for deposits (in United States dollars for the period of the Index Maturity specified in the applicable Pricing Supplement) commencing on the second day on which dealings in deposits in United States dollars are transacted in the London interbank market (a "London Banking Day") immediately following such Interest Determination Date; provided, however, that if fewer than two such quotations appear, the Calculation Agent shall request the principal London office of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with a quotation of their offered rates at approximately 11:00 A.M., London time, on such Interest Determination Date for deposits (in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time) commencing on the second London Banking Day immediately following such Interest Determination Date. If at least two such quotations are provided, LIBOR for such Interest Determination Date will equal the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will equal the arithmetic mean of the rates quoted by three major banks in The City of New York, as selected by the Calculation Agent, at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans to leading European banks (in United States dollars for the period of the applicable Index Maturity and in a principal amount equal to an amount that is representative for a single transaction in such market at such time) commencing on the second London Banking Day following such Interest Determination Date; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

   The Interest Determination Date pertaining to an Interest Reset Date on a LIBOR Note will be the second London Banking Day next preceding such Interest Reset Date.

Treasury Index Rate Notes

   Treasury Index Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Index Rate and the Spread or Spread Multiplier, if any) specified in the applicable Pricing Supplement.

   Unless otherwise indicated in the Pricing Supplement, "Treasury Index Rate" means, with respect to any Interest Determination Date relating to a Treasury Index Rate Note, the per annum discount rate for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury bills"), expressed as a bond equivalent on the basis of a year of 365 or 366 days, at the 91-day Treasury bill auction occurring on such Interest Determination Date as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, under the heading "Treasury bills--auction average (investment)" or (if not so published by 9:00 A.M. New York City time on the Calculation Date) as reported by the United States Department of the Treasury. Such Treasury bills are usually sold at auction on Monday of each week unless that day is a legal holiday in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday.

   The day of each such auction of 91-day Treasury bills, unless otherwise specified in the Pricing Supplement, will be an Interest Determination Date (provided that the results of such auction are so published or reported), and each Business Day following such an Interest Determination Date will be a Treasury Index Rate Note Interest Reset Date. The rate of interest applicable to Treasury Index Rate Notes will therefore not be reset during any period in which such auctions are not held or the results of such auctions are not so published or reported.

Zero Coupon Notes

   Notes which do not bear interest ("Zero Coupon Notes") were initially offered at a substantial discount from their principal amount at maturity. There will be no periodic payments of interest. The calculation of the accrual of Original Issue Discount (as defined below), in the period during which a Zero Coupon Note remains outstanding, will be on a semiannual bond equivalent basis using a year composed of twelve 30-day months. Upon maturity, Original Issue Discount will cease to accrue on a Zero Coupon Note.

   Limitation of Claims in Bankruptcy: If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Zero Coupon Note with respect to the principal amount thereof may, under Section 502(b)(2) of Title 11 of the United States Code, be limited to the issue price of the Zero Coupon Note plus that portion of the Original Issue Discount that is amortized from the date of issue to the commencement of the proceeding.


                                   OTHER TERMS

General

   The Notes are a series of Securities issued under an Indenture (the "Senior Indenture"), (all such series being herein referred to as "Senior Debt Securities") dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.



Limitations Upon Liens

   The Senior Indenture provides that the Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.



Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S
   The Senior Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

   The Senior Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.


Modification and Waiver

   Modification and amendment of the Senior Indenture may be effected by the Company and the Trustee with the consent of the Holders of at least 662/3% in principal amount of the outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of any subordinated indenture or any subsequent indenture for subordinated debt securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Senior Indenture and waive compliance by the Company with certain provisions thereof.



Events of Default

   Under the Senior Indenture, the following will be Events of Defaults with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.



                                     EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company, and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              Subject to Completion, Issue Date: November 25, 1996

P R O S P E C T U S
-------------------
                            MERRILL LYNCH & CO., INC.
                             SENIOR DEBT SECURITIES
     Merrill Lynch & Co., Inc. (the "Company") has issued and intends from time to time to issue senior debt securities (the "Senior Debt Securities" or the "Securities") pursuant to an indenture, dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).
                              ____________________

     The following Securities have been issued and the indicated aggregate principal amounts are outstanding as of the date hereof:

                   Floating Rate Notes                                     Redeemable Notes
                   -------------------                                     ----------------
$100,000,000 of Constant Maturity Treasury Rate Indexed      $80,000,000 of Step-Up Notes due April 30, 2002;
Notes due March 24, 1997.                                    $25,000,000 of Step-Up Notes due May 6, 2002;
                                                             $150,000,000 of 7.05% Notes due April 15, 2003;
                                                             $125,000,000 of 6 3/8% Notes due September 8, 2006; and
                                                             $33,015,000 of 8.40% Notes due November 1, 2019.

                                      Non-Redeemable Fixed Rate Notes
                                      -------------------------------
$200,000,000 of 5% Notes due December 15, 1996;             $300,000,000 of 6 1/2% Notes due April 1, 2001;
$150,000,000 of 7.25% Notes due May 15, 1997;               $225,000,000 of 8% Notes due February 1, 2002;
$250,000,000 of 9% Notes due May 1, 1998;                   $150,000,000 of 7 3/8% Notes due August 17, 2002;
$165,000,000 of 10 3/8% Notes due February 1, 1999;         $250,000,000 of 6.64% Notes due September 19, 2002;
$175,000,000 of 7 3/4% Notes due March 1, 1999;             $150,000,000 of 8.30% Notes due November 1, 2002;
$200,000,000 of 6 3/8% Notes due March 30, 1999;            $200,000,000 of 6 7/8% Notes due March 1, 2003;
$300,000,000 of 8 1/4% Notes due November 15, 1999;         $200,000,000 of 6 1/4% Notes due January 15, 2006;
$150,000,000 of 8 3/8% Notes due February 9, 2000;          $200,000,000 of 7% Notes due March 15, 2006;
$150,000,000 of 6.70% Notes due August 1, 2000;             $350,000,000 of 7 3/8% Notes due May 15, 2006;
$500,000,000 of 6% Notes due January 15, 2001;              $150,000,000 of 8% Notes due June 1, 2007;
$250,000,000 of 6% Notes due March 1, 2001;                 $250,000,000 of 7% Notes due April 27, 2008; and
                                                            $150,000,000 of 6 1/4% Notes due October 15, 2008.

____________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ____________________
     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.
                             ____________________

                             Merrill Lynch & Co.
                             ____________________

                  The date of this Prospectus is        , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.


                                TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . .    2

MERRILL LYNCH & CO., INC. . . . . . . . . . . . . . . . . . . . . . . . . .    3

DESCRIPTION OF SENIOR DEBT SECURITIES . . . . . . . . . . . . . . . . . . .    3
     Floating Rate Notes  . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Redeemable Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Non-Redeemable Fixed Rate Notes  . . . . . . . . . . . . . . . . . . .   10

OTHER TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES


                       YEAR ENDED LAST FRIDAY IN DECEMBER     NINE MONTHS ENDED
                       1991 1992      1993  1994    1995      September 27, 1996
                       ---- ----      ----  ----    ----      ------------------


Ratio of earnings
to fixed charges. . .  1.2  1.3       1.4   1.2     1.2               1.2

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                      DESCRIPTION OF SENIOR DEBT SECURITIES

     The Senior Debt Securities have been and are to be issued under an Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the

"Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). The Company has covenanted for the benefit of the Holders of Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of Securities.

     The Outstanding Senior Debt Securities are issuable only in fully registered form without coupons, in denominations set forth below under each description of Outstanding Senior Debt Securities. No service charge will be made for any registration of transfer or exchange of such Senior Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection therewith. The description below indicates that certain of the Outstanding Senior Debt Securities have been issued in global form (see "Book-Entry Securities").

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of the Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

     Any principal, premium and interest is and will be payable, the transfer of the Senior Debt Securities is and will be registrable, and Senior Debt Securities are and will be exchangeable, at the office of the Trustee in New York City designated for such purpose, provided that (except as otherwise set forth below with respect to any series of Senior Debt Securities) payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as shown on the Security Register.

     Unless otherwise specified with respect to a particular series of Senior Debt Securities, the Senior Debt Securities are not subject to any sinking fund and are not redeemable prior to maturity.

     Unless otherwise specified, terms defined under a caption for a specific series of Senior Debt Securities shall have such meanings only as to the Senior Debt Securities described therein.

BOOK-ENTRY SECURITIES

     Certain of the Outstanding Senior Debt Securities have been issued in global form (such Outstanding Senior Debt Securities are hereinafter referred to as "Book-Entry Securities"). Such Book-Entry Securities are represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository, registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Senior Debt Securities in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, including the Underwriters.

     DTC is owned by a number of Participants and by the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Book-Entry Security (the "Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

     So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Securities represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the Book-Entry Securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Book-Entry Securities in definitive registered form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of principal of, and interest on, Book-Entry Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Note or Global Notes representing such Book-Entry Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or interest in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, or (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable, or (z) an Event of Default has occurred and is continuing with respect to the Book-Entry Securities, the Global Note or Global Notes will be exchangeable for Senior Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Senior Debt Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in Global Notes.

     All payments of principal and interest on the Book-Entry Securities will be made by the Company in immediately available funds so long as such securities are maintained in book-entry form.

                               FLOATING RATE NOTES

TERMS AND PROVISIONS OF CONSTANT MATURITY TREASURY RATE
INDEXED NOTES DUE MARCH 24, 1997*

GENERAL

     The Constant Maturity Treasury Rate Indexed Notes due March 24, 1997 (the "CMT Notes") will mature on March 24, 1997 (the "Maturity Date"). The CMT Notes are not subject to redemption by the Company prior to the Maturity Date. The CMT Notes are issuable and transferable only in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

INTEREST

     The CMT Notes bear interest from March 24, 1994, payable quarterly on March 24, June 24, September 24, and December 24 of each year (each an "Interest Payment Date"), to the persons in whose names the CMT Notes are registered on the preceding March 9, June 9, September 9 and December 9, respectively.

     The rate of interest payable on the CMT Notes will be reset on each Interest Payment Date, and will equal a per annum rate equal to the Constant Maturity Treasury Rate (as defined below) minus .30%, as determined on each Interest Determination Date by Merrill Lynch Capital Services, Inc. (the "Calculation Agent"), a subsidiary of the Company.

     Interest payments on the CMT Notes equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid, to but excluding the related Interest Payment Date or Maturity Date.

     Accrued interest on the CMT Notes is calculated by multiplying the face amount of each CMT Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day for which interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by the actual number of days during the applicable year.

     The interest rate in effect on each day shall be (a) if such day is an Interest Payment Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Payment date or (b) if such day is not an Interest Payment Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Payment Date.

     The interest rate applicable to each interest reset period is the rate determined as of the applicable Interest Determination Date with respect to the Interest Payment Date on which such period commences. The "Interest Determination Date" pertaining to an Interest Payment Date will be the second Business Day preceding such Interest Payment Date.

*Book-Entry Securities.

     "Constant Maturity Treasury Rate" means for any Interest Determination
     Date:

          (i) The rate which appears on Telerate Page 7052, "WEEKLY AVG YIELDS ON TREASURY CONSTANT MATURITIES", under the column entitled "2 YR" and in the row opposite the date of the last Business Day (as defined below) of the week prior to the Interest Determination Date appearing in the column entitled "WEEK END", which appears as of 5:00 P.M., New York City time, on the applicable Interest Determination Date. "Telerate Page 7052" means the display designated as page 7052 on the Dow Jones Telerate Service (or such page as may replace page 7052 on that service). The rate which appears on Telerate Page 7052 under the column entitled "2 YR" is the rate described in paragraph (ii) below published in the most recent H.15(519) (as defined below).

          (ii) If the Constant Maturity Treasury Rate as described in clause (i) is not available by 5:00 P.M., New York City time, on the applicable Interest Determination Date, the Constant Maturity Treasury Rate will equal the one-week average yield on United States Treasury securities at "constant maturity", as published in the most recent H.15(519) in the column entitled "Week Ending" for the date of the last Business Day of the week prior to the Interest Determination Date and opposite the heading "Treasury constant maturities-2-year".

          (iii) If the most recent H.15(519) available on the applicable Interest Determination Date as described in clause (ii) above does not contain a heading for the date of the last Business Day of the week prior to the Interest Determination Date under the column entitled "Week Ending", the Constant Maturity Treasury Rate will be such United States Treasury constant maturity rate (or other United States Treasury rate) for two-year United States Treasury securities at "constant maturity" for such Interest Determination Date (a) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury, and (b) that the Calculation Agent determines to be comparable to the rate formerly published in H.15(519).

          (iv) If the Constant Maturity Treasury Rate as described in clause
     (iii) is not published on the Interest Determination Date, the Constant Maturity Treasury Rate will be a yield to maturity for direct noncallable fixed rate obligations of the United States ("Treasury Notes") most recently issued with an original maturity of approximately two years and an original issue date within the immediately preceding year based on the yield (which yield in based on asked prices) for such issue of Treasury Notes for such Interest Determination Date, as published by the Federal Reserve Bank of New York in its daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities" (or any successor or similar publication selected by the Calculation Agent published by the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York or any other Federal Reserve Bank or affiliated entity).

          (v) If the Constant Maturity Treasury Rate as described in clause (iv) is not published on the Interest Determination Date, the Constant Maturity Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of approximately two years and an original issue date within the immediately preceding year. If three or four (and not five) of such dealers are quoting as described in this clause (v), the Constant Maturity Treasury Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

          (vi) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v), the Constant Maturity Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City Time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of approximately ten years and a remaining term to maturity closest to two years. If three or four (and not five) of such dealers are quoting as described in this clause (v), then the Constant Maturity Treasury Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

          (vii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (vi), the Constant Maturity Treasury Rate will be the Constant Maturity Treasury Rate in effect on the preceding Interest Payment Date.

          In the case of clause (vi), if two Treasury Notes with an original maturity of approximately ten years have remaining terms to maturity equally close to two years, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

     If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day.

     "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System.

     "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are generally authorized or obligated by law or executive order to close.

     All percentages resulting from any calculation on the CMT Notes are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the CMT Notes are rounded to the nearest cent (with one-half cent being rounded upward).


                                REDEEMABLE NOTES

TERMS AND PROVISIONS OF STEP-UP NOTES DUE APRIL 30, 2002

 GENERAL

     The Step-Up Notes due April 30, 2002 (the "Step-Up Notes due April 30, 2002") will mature on April 30, 2002 unless redeemed earlier as provided below. The rate of interest on the Step-Up Notes due April 30, 2002 from and including April 30, 1992 to but excluding April 30, 1997 is 8.23% per annum, and, thereafter, the rate of interest will be 9.50% per annum. The Step-Up Notes due April 30, 2002 bear interest from April 30, 1992, payable semiannually on April 30 and October 30 of each year, to the persons in whose names the Step-Up Notes due April 30, 2002 are registered on the preceding April 15 or October 15, respectively. The Step-Up Notes due April 30, 2002 are issuable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

 REDEMPTION BY THE COMPANY

     The Step-Up Notes due April 30, 2002 are subject to redemption at the option of the Company on or after April 30, 1997, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the Step-Up Notes due April 30, 2002 will be mailed not less than 30 or more than 60 days prior to the Redemption Date to each Holder of Step-Up Notes due April 30, 2002 to be redeemed.

TERMS AND PROVISIONS OF STEP-UP NOTES DUE MAY 6, 2002

 GENERAL

     The Step-Up Notes due May 6, 2002 (the "Step-Up Notes due May 6, 2002") will mature on May 6, 2002 unless redeemed earlier as provided below. The rate of interest on the Step-Up Notes due May 6, 2002 from and including May 6, 1992 to but excluding May 6, 1997 is 8.18% per annum, and thereafter the rate of interest will be 9.40% per annum. The Step-Up Notes due May 6, 2002 bear interest from May 6, 1992, payable semiannually on May 6 and November 6 of each year, to the persons in whose names the Step-Up Notes due May 6, 2002 are registered on the preceding April 21 or October 22, respectively. The Step-Up Notes due May 6, 2002 are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

 REDEMPTION BY THE COMPANY

     The Step-Up Notes due May 6, 2002 are subject to redemption at the option of the Company on or after May 6, 1997, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the Step-Up Notes due May 6, 2002 shall be mailed not less than 30 or more than 60 days prior to the Redemption Date to each Holder of Step-Up Notes due May 6, 2002 to be redeemed.


TERMS AND PROVISIONS OF 7.05% NOTES DUE APRIL 15, 2003*

  GENERAL

     The 7.05% Notes due April 15, 2003 (the "7.05% Notes") will mature on April 15, 2003 unless redeemed earlier as provided below. The 7.05% Notes bear interest payable semiannually on each October 15 and April 15 to the persons in whose names the 7.05% Notes are registered on the next preceding October 1 and April 1, respectively. The 7.05% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

 REDEMPTION BY THE COMPANY

     The 7.05% Notes are subject to redemption at the option of the Company on or after April 15, 1998, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the 7.05% Notes shall be given not less than 30 or more than 60 days prior to the Redemption Date to each Holder of 7.05% Notes to be redeemed.


TERMS AND PROVISIONS OF 6 3/8% NOTES DUE SEPTEMBER 8, 2006*

  GENERAL

     The 6 3/8% Notes due September 8, 2006 (the "6 3/8% Notes") will mature on September 8, 2006 unless redeemed earlier as provided below. The 6 3/8% Notes bear interest payable semiannually on each March 8 and September 8 to the persons in whose names the 6 3/8% Notes are registered on the next preceding February 23 and August 23, respectively. The 6 3/8% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.





* Book-Entry Securities.

REDEMPTION BY THE COMPANY

     The 6 3/8% Notes are subject to redemption at the option of the Company on or after September 8, 2003, in whole or in part in increments of $1,000, at a redemption price of 100% of the principal amount thereof to be redeemed plus accrued interest thereon to but excluding the Redemption Date. Notice of redemption of the 6 3/8% Notes shall be given not less than 30 or more than 60 days prior to the Redemption Date to each Holder of 6 3/8% Notes to be redeemed.


TERMS AND PROVISIONS OF 8.40% NOTES DUE NOVEMBER 1, 2019

  GENERAL

     The 8.40% Notes due November 1, 2019 (the "8.40% Notes") will mature on November 1, 2019. The 8.40% Notes bear interest payable semiannually on each May 1 and November 1 to the persons in whose names the 8.40% Notes are registered on the next preceding April 15 and October 15, respectively. The 8.40% Notes are issuable and transferable only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

  REDEMPTION BY THE COMPANY

     The 8.40% Notes are not redeemable by the Company prior to maturity unless $20,000,000 or less of aggregate principal amount of the 8.40% Notes are outstanding, in which case the 8.40% Notes are redeemable at any time on or after November 1, 1994, in whole but not in part, on at least 15 days and not more than 60 days prior notice at a redemption price of 100% of principal amount thereof plus accrued interest thereon to the date of redemption.


                         NON-REDEEMABLE FIXED RATE NOTES

GENERAL TERMS AND PROVISIONS OF NON-REDEEMABLE FIXED RATE NOTES

     Each series of Non-Redeemable Fixed Rate Notes bears interest at a specified rate payable semiannually through maturity to the persons in whose names the Notes are registered on the Regular Record Date preceding each Interest Payment Date. The Non-Redeemable Fixed Rate Notes are not subject to redemption by the Company or repayment at the option of the holders thereof prior to their stated maturity dates, and are issuable and transferable in denominations of $1,000 and any integral multiple thereof. Beneficial interests in Non-Redeemable Fixed Rate Notes that are Book-Entry Securities may be acquired, or subsequently transferred, only in denominations of $1,000 and integral multiples thereof. The title of each series of Non-Redeemable Fixed Rate Notes designates the interest rate and maturity date of such Notes.


TERMS OF SERIES OF NON-REDEEMABLE FIXED RATE NOTES

               Series                   Interest Payment Dates       Regular Record Dates
               ------                   ----------------------       --------------------
5% Notes due December 15, 1996*        June 15 and December 15     May 31 and November 30
7.25% Notes due May 15, 1997           May 15 and November 15      May 1 and November 1
9% Notes due May 1, 1998               May 1 and November 1        April 15 and October 15
10 3/8% Notes due February 1, 1999     February 1 and August 1     January 15 and July 15
7 3/4% Notes due March 1, 1999         March 1 and September 1     February 15 and August 15
6 3/8% Notes due March 30, 1999*       March 30 and September 30   March 15 and September 15
8 1/4% Notes due November 15, 1999     May 15 and November 15      May 1 and November 1
8 3/8% Notes due February 9, 2000*     February 9 and August 9     January 25 and July 25
6.70% Notes due August 1, 2000*        February 1 and August 1     January 15 and July 15
6% Notes due January 15, 2001*         January 15 and July 15      January 1 and July 1
_________________


*  Book-Entry Securities.

               Series                   Interest Payment Dates       Regular Record Dates
               ------                   ----------------------       --------------------
6% Notes due March 1, 2001*            March 1 and September 1     February 15 and August 15
6 1/2% Notes due April 1, 2001*        April 1 and October 1       March 15 and September 15
8% Notes due February 1, 2002          February 1 and August 1     January 15 and July 15
7 3/8% Notes due August 17, 2002*      February 17 and August 17   February 2 and August 2
6.64% Notes due September 19, 2002*    March 19 and September 19   March 4 and September 4
8.30% Notes due November 1, 2002       May 1 and November 1        April 15 and October 15
6 7/8% Notes due March 1, 2003*        March 1 and September 1     February 15 and August 15
6 1/4% Notes due January 15, 2006*     January 15 and July 15      January 1 and July 1
7% Notes due March 15, 2006*           March 15 and September 15   March 1 and September 1
7 3/8% Notes due May 15, 2006*         May 15 and November 15      May 1 and November 1
8% Notes due June 1, 2007              June 1 and December 1       May 15 and November 15
7% Notes due April 27, 2008*           April 27 and October 27     April 12 and October 12
6 1/4% Notes due October 15, 2008*     April 15 and October 15     March 31 and September 30

__________________

*Book-Entry Securities.
                                   OTHER TERMS
LIMITATIONS UPON LIENS
          The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

          The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

          The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

          Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

          Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

          The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

          The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.
                                     EXPERTS

          The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

          With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


P R O S P E C T U S
-------------------
                         MERRILL LYNCH & CO., INC.
                   NIKKEI STOCK INDEX 300* CALL WARRANTS
                         EXPIRING FEBRUARY 3, 1997


                       -----------------------------

    On February 8, 1995, Merrill Lynch & Co., Inc. (the "Company") issued 1,000,000 Nikkei Stock Index 300 Call Warrants, Expiring February 3, 1997 (the "Warrants"). Each Warrant will entitle the beneficial owner thereof to receive from the Company upon exercise (including automatic exercise) an amount in U.S. dollars computed by reference to increases in the Nikkei Stock Index 300 (the "Index"). Such amount (the "Cash Settlement Value") will equal the product, if positive, of $25 multiplied by the Percentage Change in the Index. The "Percentage Change" will equal (i) the Index Spot Price minus the Index Strike Price, divided by (ii) the Index Strike Price. The Cash Settlement Value cannot be less than zero. The Index Strike Price equals 268.85 and the Index Spot Price will be determined upon exercise as more fully described herein.

    The Warrants are exercisable at the option of the beneficial owner from the date of the initial delivery of the Warrants until 1:00 p.m., New York City time, on the second New York Business Day immediately preceding the earlier of their expiration on February 3, 1997 (the "Expiration Date"), cancellation, or the date of their earlier expiration upon delisting from, or permanent suspension of trading on, the American Stock Exchange (the "AMEX") unless the Warrants are simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization (as defined herein). Any Warrant not exercised at or before 1:00 p.m., New York City time, on the second New York Business Day immediately preceding the Expiration Date or the date of their earlier expiration will be deemed automatically exercised on the first New York Business Day preceding the Expiration Date or, in the case of early expiration, on the New York Business Day immediately preceding the Early Expiration Date (as defined herein). A beneficial owner may exercise no fewer than 100 Warrants at any one time, except in the case of automatic exercise. The valuation of and payment for any exercised Warrant (including automatic exercise) may be postponed as a result of the occurrence of certain events. See "Description of the Warrants". Ownership of the Warrants will be maintained only in book-entry form and, accordingly, no beneficial owner of Warrants is entitled to receive a certificate representing such Warrants except under the limited circumstances described herein.

    THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK OF EXPIRING WORTHLESS. INVESTORS THEREFORE SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS, AND ARE ADVISED TO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS RELATING TO THE WARRANTS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS, "DESCRIPTION OF THE WARRANTS", "DESCRIPTION OF THE WARRANTS--DELISTING OF THE WARRANTS" AND "THE INDEX".

    The Warrants have been listed on the AMEX under the symbol "NKC.WS".

                       -----------------------------

   THESE WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES  COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus has been prepared in connection with the Warrants and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Warrants. MLPF&S may act as principal or agent in such transactions. The Warrants may be offered on the American Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Warrants will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                            -------------------
                            MERRILL LYNCH & CO.

                             ------------------

            THE DATE OF THIS PROSPECTUS IS              , 1996.
  * The use of, and reference to, the term "Nikkei Stock Index 300" herein has been consented to by Nihon Keizai Shimbun, Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.


AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Warrants shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF

THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provides investment advisory services. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products
AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals.
The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

    The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES



                                                  YEAR ENDED LAST FRIDAY IN DECEMBER                       NINE MONTHS ENDED
                                          1991        1992          1993          1994        1995         SEPTEMBER 27, 1996
                                          ----        ----          ----          ----        ----         ------------------

Ratio of earnings
to fixed charges. . . . . . . . . . . .    1.2          1.3          1.4          1.2          1.2                 1.2

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

               IMPORTANT INFORMATION CONCERNING THE WARRANTS

A beneficial owner will receive a cash payment upon exercise only if the Warrants have a Cash Settlement Value in excess of zero on the relevant Valuation Date. The Warrants will be "in-the-money" (i.e., their Cash Settlement Value will exceed zero) on the relevant Valuation Date only if, as of such date, the value of the Index Spot Price is above the Index Strike Price. If a Warrant is not exercised prior to its expiration and, on the Valuation Date with respect to its expiration, the value of the Index is less than or equal to the Index Strike Price, the Warrant will expire worthless and the beneficial owner will have sustained a total loss of the purchase price of such Warrant. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants.

                   RISK FACTORS RELATING TO THE WARRANTS

THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK OF EXPIRING WORTHLESS. INVESTORS THEREFORE SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS. IT IS SUGGESTED THAT INVESTORS CONSIDERING PURCHASING THE WARRANTS BE EXPERIENCED WITH RESPECT TO OPTIONS AND OPTION TRANSACTIONS AND UNDERSTAND THE RISKS OF FOREIGN STOCK INDEX TRANSACTIONS AND REACH AN INVESTMENT DECISION ONLY AFTER CAREFULLY CONSIDERING ALL OF THE RISK FACTORS SET FORTH IN THIS SECTION OF THIS PROSPECTUS, THE SUITABILITY OF THE WARRANTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ALL THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

     Underlying Stocks.   The underlying stocks that constitute the Index
have been issued by Japanese companies. If a Successor Index is substituted for the Index, such Successor Index would also be based upon stocks issued by Japanese companies. Investments in securities indexed to the value of Japanese equity securities involve certain risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies may affect prices and volume of trading of Japanese equity securities. There is generally less publicly available information about Japanese companies than about U.S. companies that are subject to the reporting requirements of the Commission. Also, Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those to which U.S. reporting companies are subject.

     The following information relating to the Tokyo Stock Exchange (the "TSE") is based upon information available as of January 6, 1995. The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuation resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. Any stock listed on the TSE cannot be traded at a price outside of these limits which are stated in absolute Japanese yen limits, and not percentage limits, from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for the stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Index may be limited by price limitations on, or by suspension of trading in, individual stocks which comprise the Index, which may, in turn, adversely affect the value of the Warrants or result in a Market Disruption Event. See "Description of the Warrants--Extraordinary Events and Market Disruption Events".

     Important Considerations Relating to Japan.   Securities prices in
Japan are subject to political, economic, financial and social factors that apply in Japan. These factors (including the possibility that future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect the Japanese securities markets. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

     Exercise of Warrants.   A beneficial owner may incur transaction costs
in connection with any exercise of Warrants. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, which may result in a decrease in the liquidity of the Warrants.

     Certain Factors Affecting the Value of the Warrants.   The Cash
Settlement Value of the Warrants at any time prior to expiration is typically expected to be less than the Warrants' trading value at that time. The difference between the trading value and the Cash Settlement Value will reflect a number of factors, including a "time value" for the Warrants. The "time value" of the Warrants will depend upon the length of the period remaining to expiration, among other factors. The expiration date of the Warrants will be accelerated should the Warrants be delisted or should their trading on the AMEX be suspended permanently unless the Warrants simultaneously are accepted for trading pursuant to the rules of another Self-Regulatory Organization. Any such acceleration would result in the total loss of any otherwise remaining "time value", and could occur when the Warrants are out-of-the-money, thus resulting in total loss of the purchase price of the Warrants. See "Description of the Warrants--Delisting of the Warrants". Before exercising or selling Warrants, beneficial owners should carefully consider the trading value of the Warrants, the value of the Index at the time, the time remaining to expiration and the probable range of Cash Settlement Values and any related transaction costs.

     Investors should also consider factors affecting the economy of Japan. See "The Index" below and "Important Considerations Relating to Japan" above.

     The trading value of a Warrant is expected to be dependent upon a number of complex interrelated factors, including those listed below. The expected theoretical effect on the trading value of a Warrant of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          (1) The Index.   If the value of the Index increases, the trading
     value of a Warrant is expected to increase. If the value of the Index decreases, the trading value of a Warrant is expected to decrease. It is possible that the trading value of a Warrant may decline even if there is an increase in the value of the Index.

          (2) The volatility of the Index.   If the volatility of the Index
     increases, the trading value of a Warrant is expected to increase. If such volatility decreases, the trading value of a Warrant is expected to decrease.

          (3) The time remaining to the Expiration Date of the Warrants. An index warrant is a "wasting asset," meaning that as the time remaining to the Expiration Date decreases, the trading value of a Warrant is expected to decrease.

          (4) Interest rates in Japan and the United States.   In general,
     if U.S. interest rates increase, the trading value of the Warrants is expected to decrease. If U.S. interest rates decrease, the trading value of the Warrants is expected to increase. If interest rates in Japan increase, the trading value of a Warrant is expected to increase. If interest rates in Japan decrease, the trading value of a Warrant is expected to decrease. Changes in Japanese interest rates may affect the economy of Japan and, in turn, the Index, and the trading value of the Warrants.

          (5) Dividend rates in Japan.   If dividend rates on the common
     stocks underlying the Index increase, the trading value of a Warrant is expected to decrease. If dividend rates on the common stocks underlying the Index decrease, the trading value of a Warrant is expected to increase. Changes in the dividend rates on the common stocks underlying the Index may directly affect the value of the Index and therefore the value of the Warrants as described above.

          (6) Japanese yen/U.S. dollar exchange rates.   The Cash
     Settlement Value is based on a given level of the Index and will not be affected by changes in the Japanese yen/U.S. dollar exchange rate. However, a number of economic factors, including the Japanese yen/U.S. dollar exchange rate, could affect the value of the Underlying Stocks and, therefore, the value of the Index.

As noted above, these hypothetical scenarios are based on the assumption that all other factors are held constant. In reality, it is unlikely that only one factor would change in isolation, because changes in one factor usually cause, or result from, changes in others. Some of the factors referred to above are, in turn, influenced by the political and economic factors discussed above.

     Minimum Exercise Amount.   Except for cases of automatic exercise, a
beneficial owner must tender at least 100 Warrants at any one time in order to exercise Warrants. Thus, except in cases of automatic exercise, beneficial owners with fewer than 100 Warrants will need either to sell their Warrants or to purchase additional Warrants, incurring transaction costs in either case, in order to realize proceeds from their investment. At any time that a beneficial owner must purchase additional Warrants in order to have the minimum number of Warrants necessary to elect to exercise, such beneficial owner will be subject to the secondary market for Warrants at the time of any such purchase, including the risk that there may be a limited number of Warrants available in such market at such time and the other factors affecting the secondary market discussed above. Furthermore, such beneficial owners incur the risk that there may be differences between the trading value of the Warrants and the Cash Settlement Value of such Warrants.

     Maximum Exercise Amount.   All exercises of Warrants (other than
automatic exercise) are subject, at the Company's option, to the limitation that not more than 200,000 Warrants may be exercised on any Exercise Date and not more than 100,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect to more than 200,000 Warrants, then at the Company's election 200,000 Warrants (provided, however, that no more than 100,000 Warrants shall be exercised for the account of any beneficial owner) shall be exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any beneficial owner of Warrants would be deemed to have exercised less than 100 Warrants, as the case may be, the Warrant Agent shall first select an additional amount of such beneficial owner's Warrants so that no beneficial owner shall be deemed to have exercised less than 100 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day subject to successive applications of this provision; provided that any Remaining Warrants which were exercised on a prior Exercise Date shall be deemed exercised before any other Warrants exercised on a subsequent Exercise Date. As a result of any such postponed exercise, beneficial owners will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value actually received by beneficial owners may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

     Time Lag After Exercise Instructions Given.   In the case of any
exercise of Warrants, there will be a time lag between the time a beneficial owner gives instructions to exercise and the time the Index Spot Price relating to such exercise is determined. Therefore, a beneficial owner will not be able to determine, at the time of exercise of a Warrant, the Index Spot Price that will be used in calculating the Cash Settlement Value of such Warrant (and will thus be unable to determine such Cash Settlement Value). The delay will, at a minimum, amount to almost an entire day and could be much longer (e.g., an exercise notice received by the Warrant Agent after 1:00 p.m. Friday would generally result in the Index Spot Price being determined the following Tuesday). Any downward movement in the level of the Index between the time a beneficial owner of a Warrant exercises a Warrant and the time the Index Spot Price for such exercise is determined will result in such beneficial owner receiving a Cash Settlement Value that is less than the Cash Settlement Value anticipated by such beneficial owner based on the closing level of the Index most recently reported prior to exercise. A beneficial owner that has not exercised a Warrant prior to the second New York Business Day preceding the Expiration Date will, pursuant to the provision for automatic exercise, have the Index Spot Price with respect to such Warrant determined on the Index Calculation Day following the deemed exercise day. The value of the Index may change significantly during any such period, and such movements could adversely affect the Cash Settlement Value of the Warrants being exercised.

     Further delay may occur if a Market Disruption Event or Extraordinary Event has occurred, in which case the Cash Settlement Value in respect of exercised Warrants will be calculated as of the next succeeding Index Calculation Day on which there is no Market Disruption Event or Extraordinary Event. If the Calculation Agent determines that on a Valuation Date a Market Disruption Event or Extraordinary Event has occurred, the Valuation Date shall be postponed to the first succeeding Index Calculation Day on which no Market Disruption Event or Extraordinary Event occurs; provided that, if the Valuation Date has not occurred on or prior to the fifth Index

Business Day following an Exercise Date because of Market Disruption Events, such fifth Index Business Day shall be the Valuation Date regardless of whether a Market Disruption Event has occurred on such day; provided further, however, that if an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Company to continue, the Company may immediately cancel the Warrants as described below under "Description of the Warrants--Extraordinary Events and Market Disruption Events". During any period of delay due to a Market Disruption Event or Extraordinary Event, the value of the Index may change significantly, and such change may adversely affect the amount paid on any Warrants exercised during such period.

     Time Difference.   The Index is calculated on the basis of price
quotations for stocks underlying the Index from the TSE. There will be a time difference between New York City time and the local time in Tokyo. To the extent that the AMEX is closed while the TSE is open, significant movements in the value of the Index may take place which will not be reflected in the last sale price of a Warrant on the AMEX.

     Automatic Exercise of the Warrants upon Delisting.   In the event that
the Warrants are delisted from, or permanently suspended from trading on, the AMEX and the Warrants are not simultaneously accepted for trading pursuant to the rules of another self-regulatory organization that are filed with the Commission under the Exchange Act (a "Self-Regulatory Organization"), such Warrants not previously exercised will expire on the date such delisting or trading suspension becomes effective and will be deemed automatically exercised on the New York Business Day immediately preceding the date of such early expiration. At the applicable Valuation Date with respect to such automatic exercise, the Warrants may be out-of-the-money so that the Cash Settlement Value would equal zero.

     Warrants Not Standardized Options Issued by the Options Clearing
Corporation.   The Warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the Commission. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of Warrants must look solely to the Company for performance of its obligations to pay the Cash Settlement Value or Alternative Settlement Amount on the exercise of Warrants. Further, the market for the Warrants is not expected to be generally as liquid as the market for OCC standardized options.

     The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, given that the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including beneficial owners of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

     General Risk Considerations.   Options and warrants provide
opportunities for investment and pose risks to investors as a result of fluctuations in the value of the underlying investment. In general, certain of the risks associated with the Warrants are similar to those generally applicable to other options or warrants of private corporate issuers. However, unlike options or warrants on equities or debt securities, which are traded primarily on the basis of the value of a single underlying security, the trading value of a Warrant is likely to reflect primarily the extent of the appreciation, if any, of the Index.

     The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which tends to decline in value over time and which may, depending on the relative value of the Index, be worthless when it expires. Assuming all other factors are held constant, the more a Warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all of his investment. This means that the purchaser of a Warrant who does not sell it in the secondary market or exercise it prior to expiration will necessarily lose his entire investment in the Warrant if it expires when the Index Spot Price is less than or equal to the Index Strike Price.

     The fact that Warrants may become valueless upon expiration means that, in order to recover and realize a return upon his investment, a purchaser of a Warrant must generally be correct about the direction, timing and magnitude of anticipated changes in the value of the Index. If the value of the Index does not increase to an extent sufficient to cover an investor's cost of a Warrant (i.e., the purchase price plus transaction costs, if any) before the Warrant expires, the investor will lose all or a part of his investment in the Warrant upon expiration.

     The AMEX requires that Warrants be sold only to investors with options approved accounts and that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in Warrants. It is suggested that investors considering purchasing Warrants be experienced with respect to options and option transactions and understand the risks of foreign stock index transactions and reach an investment decision only after carefully considering the suitability of the Warrants in light of their particular circumstances. Warrants are not suitable for persons solely dependent upon a fixed income, for individual retirement plan accounts or for accounts under the Uniform Gift to Minors Act. INVESTORS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS.

     In the event that the Index is not published by Nihon Keizai Shimbun, Inc. ("NKS") but is published by another party acceptable to the Calculation Agent, then the Index Spot Price for any date thereafter will be determined based on the closing level of the Index as published by such third party. If NKS or any third party discontinues publication of the Index and publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (any such index being a "Successor Index"), then the Index Spot Price for any date thereafter will be determined by the Calculation Agent on behalf of the Company based on the closing level of the Successor Index on such date. If NKS or any third party makes a material change in the formula for, or the method of calculating, the Index or any Successor Index, the Calculation Agent shall make such calculations as may be required to determine the applicable Cash Settlement Value using the formula and method of calculating the Index or any Successor Index as in effect prior to such change or modification. If NKS and/or any third party discontinues publication of the Index and/or any Successor Index, the Calculation Agent will determine the applicable Cash Settlement Value based on the formula and method used in calculating the Index or any Successor Index as in effect on the date the Index or such Successor Index was last published.

     The Calculation Agent and its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts under their management, which may influence the value of such Underlying Stocks and therefore the value of the Warrants. The Calculation Agent and its affiliates will also be the writers of the hedge of the Company's obligations under the Warrants and will be obligated to pay to the Company upon exercise of Warrants an amount equal to the value of the exercised Warrants. Accordingly, under certain circumstances, conflicts of interest may arise between the Calculation Agent's responsibilities as Calculation Agent with respect to the Warrants and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of the Calculation Agent in determining the existence of Extraordinary Events and Market Disruption Events could conflict with the interests of the Calculation Agent as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc., and with the interests of the beneficial owners of the Warrants.

                        DESCRIPTION OF THE WARRANTS

GENERAL

An aggregate of 1,000,000 Nikkei Stock Index 300 Call Warrants, Expiring February 3, 1997 (the "Warrants") were issued. The Warrants were issued under a Warrant Agreement (the "Warrant Agreement"), dated as of February 8, 1995, between the Company and Citibank, N.A., as Warrant Agent (the "Warrant Agent"). The following statements with respect to the Warrants are summaries of the detailed provisions of the Warrant Agreement, the form of which is filed as an exhibit to the Registration Statement relating to the Warrants. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

     A Warrant will not require, or entitle, a beneficial owner to sell or purchase any shares of any stock underlying the Index or any Successor Index or any other securities to or from the Company. The Company will make only a U.S. dollar cash settlement, if any, upon exercise of a Warrant. A beneficial owner will not receive any interest on any Cash Settlement Value or Alternative Settlement Amount and the Warrants will not entitle the beneficial owners thereof to any of the rights of holders of any underlying stock or other securities.

     "Holder" means the person in whose name a certificate representing a Warrant is registered in the records of the Warrant Agent.

     The Warrants are immediately exercisable, as set forth under "Exercise of Warrants". The Warrants will expire on February 3, 1997 (the "Expiration Date") or may expire on an earlier date as described under "Automatic Exercise". Warrants not exercised at or prior to 1:00 p.m., New York City time, on the second New York Business Day immediately preceding the Expiration Date or earlier expiration, will be deemed automatically exercised on the first New York Business Day preceding the Expiration Date or, in the case of early expiration, on the New York Business Day immediately preceding the Early Expiration Date. Warrants cancelled upon the occurrence and continuation of an Extraordinary Event shall be exercised as described below under "Extraordinary Events and Market Disruption Events". The term "New York Business Day", as used herein, means any day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed, and "Index Business Day" means any day on which the TSE is open for trading.

     The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, given that the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including beneficial owners of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

CASH SETTLEMENT VALUE

     The Cash Settlement Value of an exercised Warrant is an amount stated in U.S. dollars that results from the following formula:

                     Percentage Change      x     $25

The "Percentage Change" will equal the following amount:

                   Index Spot Price -- Index Strike Price
                   -------------------------------------
                            Index Strike Price

The "Index Spot Price" relating to any Exercise Date will be determined by MLPF&S (the "Calculation Agent") and will equal the Closing Index Value on the Valuation Date relating to such Exercise Date.

The "Index Strike Price" equals 268.85.

The "Index" means the Nikkei Stock Index 300, as presently calculated and disseminated by NKS, except as otherwise provided herein. See "Description of the Warrants--The Index".

     The Cash Settlement Value will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

     Set forth below are illustrations of the Cash Settlement Values for Warrants at exercise based upon various hypothetical percentage changes in the value of the Index. The Index Percentage Change on Valuation Date column indicates the percentage increase or decrease in the value of the Index Spot Price as compared to the Index Strike Price at the time of exercise. The actual Cash Settlement Value of a Warrant will depend entirely on the actual Index Percentage Change on the applicable Valuation Date relating to the Exercise Date. The illustrative Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.

                                                      CALL WARRANT
 INDEX PERCENTAGE CHANGE ON VALUATION DATE         CASH SETTLEMENT VALUE
 -----------------------------------------         ---------------------


     50% increase                                       $ 12.50
     45% increase                                         11.25
     40% increase                                         10.00
     35% increase                                          8.75
     30% increase                                          7.50
     25% increase                                          6.25
     20% increase                                          5.00
     15% increase                                          3.75
     10% increase                                          2.50
     5% increase                                           1.25
     No change                                             0.00
     5% decrease                                           0.00
     10% decrease                                          0.00
     15% decrease                                          0.00
     20% decrease                                          0.00
     25% decrease                                          0.00
     30% decrease                                          0.00
     35% decrease                                          0.00
     40% decrease                                          0.00
     45% decrease                                          0.00
     50% decrease                                          0.00


BOOK-ENTRY PROCEDURES AND SETTLEMENT

     The Warrants are represented by one registered global Warrant (the "Global Warrant"). The Global Warrant has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository" or "DTC"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until the Global Warrant is exchanged in whole or in part for Warrants in definitive form in the limited circumstances described below, such Global Warrant may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor. Morgan Guaranty Trust Company of New York, Brussels office, as operator for the Euroclear System ("Euroclear") and Cedel, societe anonyme ("Cedel") will hold interests in the Global Warrant on behalf of their participants through the facilities of DTC.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Securities

Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Securities Depository. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Securities Depository only through participants.

     Ownership of beneficial interests in the Warrants will be limited to persons that have accounts with the Securities Depository ("Agent Members") or persons that may hold interests through Agent Members. The Securities Depository has advised the Company that upon the issuance of the Global Warrant representing the Warrants, the Securities Depository will credit, on its book-entry registration and transfer system, the Agent Members' accounts with the respective number of Warrants represented by such Global Warrant. Ownership of beneficial interests in the Global Warrant will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Agent Members) and on the records of Agent Members (with respect to interests of persons held through Agent Members). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Warrant.

     So long as the Securities Depository, or its nominee, is the registered owner of the Global Warrant, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Warrants represented by the Global Warrant for all purposes under the Warrant Agreement. Except as provided below, owners of beneficial interests in the Global Warrant will not be entitled to have the Warrants represented by such Global Warrant registered in their names, will not receive or be entitled to receive physical delivery of such Warrants in definitive form and will not be considered the owners or Holders thereof under the Warrant Agreement. Accordingly, each person owning a beneficial interest in the Global Warrant must rely on the procedures of the Securities Depository and, if such person is not an Agent Member, on the procedures of the Agent Member through which such person owns its interest, to exercise any rights of a beneficial owner under the Warrant Agreement. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Warrant desires to give or take any action which a beneficial owner is entitled to give or take under the Warrant Agreement, the Securities Depository would authorize the Agent Members holding the relevant beneficial interests to give or take such action, and such Agent Members would authorize beneficial owners owning through such Agent Members to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

     The Cash Settlement Value payable upon exercise of Warrants registered in the name of the Securities Depository or its nominee will be paid by the Warrant Agent to the Agent Members or, in the case of automatic exercise, to the Securities Depository. None of the Company, the Warrant Agent or any other agent of the Company or agent of the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Warrant Agent, upon the receipt of any payment of the Cash Settlement Value in respect of any portion of the Global Warrant, will pay the relevant Agent Member in an amount proportionate to its beneficial interest in such Global Warrant being exercised and that such Agent Member will credit the accounts of the beneficial owners of such Warrants. The Company expects that the Securities Depository, in the case of automatic exercise, upon receipt of any payment of the Cash Settlement Value in respect of all or any portion of the Global Warrant, will credit the accounts of the Agent Members with payment in amounts proportionate to their respective beneficial interests in the portion of such Global Warrant so exercised, as shown on the records of the Securities Depository. The Company also expects that payments by Agent Members to owners of beneficial interests in the Global Warrant will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Agent Members. It is suggested that purchasers of Warrants with accounts at more than one brokerage firm effect transactions in the Warrants, including exercises, only through the brokerage firm or firms which hold that purchaser's Warrants.

     If the Securities Depository is at any time unwilling or unable to continue as depository and a successor Securities Depository is not appointed by the Company within 90 days or if the Company is subject to certain events in bankruptcy, insolvency or reorganization, the Company will issue Warrants in definitive form in exchange for the Global Warrant. In addition, the Company may at any time determine not to have the Warrants represented by the Global Warrant and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant. In any such instance, an owner of a beneficial interest in the Global Warrant will be entitled to have a number of Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Warrants in definitive form.

     Cedel and Euroclear.   Beneficial owners may hold their interests in
Warrants through Cedel or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. Cedel and Euroclear will hold omnibus positions on behalf of their participants through the facilities of DTC. All securities in Cedel or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Exercises of Warrants by persons holding through Cedel or Euroclear participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositary; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositary to take action to effect its exercise of the Warrants on its behalf by delivering Warrants through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the Warrants held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. See "Exercise and Settlement of Warrants" herein.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including U.S. dollars. Cedel provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and include a subsidiary of the Company. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants in the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including U.S. dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements of cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator") under contract with Euroclear Clearance System S.C., a Belgium cooperative corporation (the "Cooperative"). Morgan Guaranty Trust Company of New York ("Morgan") is a member bank of the United States Federal Reserve System. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and include a subsidiary of the Company. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipt of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     All information herein on Cedel and Euroclear is derived from Cedel or Euroclear, as the case may be, and reflects the policies of such organizations; such policies are subject to change without notice.

EXERCISE AND SETTLEMENT OF WARRANTS

     The Warrants are immediately exercisable, subject to postponement upon the occurrence of an Extraordinary Event or a Market Disruption Event as described under "Extraordinary Events and Market Disruption Events" herein, and will expire on February 3, 1997 (the "Expiration Date"). Warrants not exercised (including by reason of any such postponed exercise) at or before 1:00 p.m., New York City time, on the earlier of (i) the second New York Business Day immediately preceding the Expiration Date and (ii) the Early Expiration Date, will be automatically exercised as described under "Automatic Exercise" below, subject to earlier cancellation as described below under "Extraordinary Events and Market Disruption Events". See "Minimum Exercise Amount" and "Maximum Exercise Amount" below.

     A beneficial owner may exercise the Warrants on any New York Business Day until 1:00 p.m., New York City time, on the earlier of (i) the second New York Business Day immediately preceding the Expiration Date and (ii) the Early Expiration Date, by causing (x) such Warrants to be transferred free to the Warrant Agent on the records of DTC and (y) a duly completed and executed Exercise Notice to be delivered by an Agent Member on behalf of the beneficial owner to the Warrant Agent. Forms of Exercise Notice may be obtained from the Warrant Agent at the Warrant Agent's Office. The Warrant Agent's telephone number and facsimile transmission number for this purpose are (201) 262-5444 and (201) 262-7521, respectively.

     In the case of Warrants held through the facilities of Cedel or Euroclear, a beneficial owner may exercise such Warrants on any New York Business Day during the period from the date of initial delivery of the Warrants until 1:00 p.m., New York City time, on the earlier of (i) the second New York Business Day immediately preceding the Expiration Date and
(ii) the Early Expiration Date by causing (x) such Warrants to be transferred to the Warrant Agent, by giving appropriate instructions to the participant holding such Warrants in either the Cedel or Euroclear system, as the case may be, and (y) a duly completed and executed Exercise Notice to be delivered on behalf of the beneficial owner by Cedel, in the case of Warrants held through Cedel, or such participant, in the case of Warrants held through Euroclear, to the Warrant Agent. Forms of Exercise Notice for Warrants held through the facilities of either Cedel or Euroclear may be obtained from the Warrant Agent at the Warrant Agent's Office or from Cedel or Euroclear.

     Except for Warrants subject to automatic exercise or held through the facilities of Cedel or Euroclear, the "Exercise Date" for a Warrant will be
(i) the New York Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 1:00 p.m., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant and Exercise Notice after 1:00 p.m., New York City time, on a New York Business Day, then the first New York Business Day following such New York Business Day.

     In the case of Warrants held through the facilities of Cedel or Euroclear, except for Warrants subject to automatic exercise, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 1:00 p.m., New York City time, on such day, provided that the Warrant is received by the Warrant Agent by 1:00 p.m., New York City time, on the Valuation Date, or
(ii) if the Warrant Agent receives such Exercise Notice after 1:00 p.m., New York City time, on a New York Business Day, then the first New York Business Day following such New York Business Day, provided that the Warrant is received by 1:00 p.m., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding New York Business Day. In the event that the Warrant is received after 1:00 p.m., New York City time, on the Valuation Date, then the Exercise Date for such Warrants will be the first New York Business Day following the day on which such Warrants are received. If a beneficial owner of Warrants held through the facilities of Cedel or Euroclear has exercised Warrants by delivering an Exercise Notice in proper form with respect to such Warrants and the Valuation Date is expected not to be a New York Business Day, such beneficial owner should make arrangements so that the Warrants are delivered prior to such Valuation Date in order to ensure that the Exercise Date for such Warrants is not postponed as described above. In the case of Warrants held through the facilities of Cedel or Euroclear, in order to ensure proper exercise on a given New York Business Day, participants in Cedel or Euroclear must submit exercise instructions to Cedel or Euroclear, as the case may be, by 10:00 a.m., Luxembourg time, in the case of Cedel and by 10:00 a.m., Brussels time (by telex), or 11:00 a.m., Brussels time (by EUCLID), in the case of Euroclear. In addition, in the case of book-entry exercises by means of the Euroclear System, (i) participants must also transmit, by facsimile (facsimile number (201) 262-7521), to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by 1:00 p.m., New York City time, on the desired Exercise Date and (ii) Euroclear must confirm by telex to the Warrant Agent by 9:00 a.m., New York City time, on the Valuation Date, that the Warrants will be received by the Warrant Agent on such date; provided, that if such telex communication is received after 9:00 a.m., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such telex communication.

     To ensure that an Exercise Notice and the related Warrants will be delivered to the Warrant Agent before 1:00 p.m., New York City time, on a given New York Business Day, a beneficial owner may need to give exercise instructions to his broker or other intermediary substantially earlier than 1:00 p.m., New York City time, on such day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, beneficial owners should consult with their brokers and other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics.

     Except in the case of Warrants subject to automatic exercise and for Warrants that upon exercise will entitle the Holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Amount, if on any Valuation Date the Cash Settlement Amount for any Warrants would be zero, then the attempted exercise of any such Warrants will be void and of no effect. Such Warrants will be transferred back to the Agent Member that submitted them free on the records of DTC and, in any such case, such beneficial owner will be permitted to re-exercise such Warrants prior to the Expiration Date or the Early Expiration Date, as the case may be.

     The "Valuation Date" for a Warrant will be the first Index Calculation Day following the applicable Exercise Date, subject to postponement upon the occurrence of an Extraordinary Event or a Market Disruption Event as described below under "Extraordinary Events and Market Disruption Events" or as a result of the exercise of a number of Warrants exceeding the limits on exercise described below under "Maximum Exercise Amount". NKS has indicated it will calculate the Index once on each Index Calculation Day based upon the most recent official closing prices of each of the Underlying Stocks as reported by the TSE. "Index Calculation Day" means any day on which the TSE is open for trading and the Index or a Successor Index, if any, is calculated and published. Due to time differences, trading on the TSE occurs when the AMEX is closed for business. The following is an illustration of the timing of an Exercise Date and the ensuing Valuation Date, assuming (i) that all relevant dates are New York Business Days and Index Calculation Days, (ii) the absence of any intervening Extraordinary Event or Market Disruption Event and (iii) the number of exercised Warrants does not exceed the maximum permissible amount. If the Warrant Agent receives a beneficial owner's Warrants and Exercise Notice in proper form at or prior to 1:00 p.m., New York City time, on Wednesday, February 8, 1995, the Exercise Date for such Warrants will be February 8 and the Valuation Date for such Warrants will be Thursday, February 9, 1995 (except that in the case of Warrants held through the facilities of Cedel or Euroclear, the Warrants must be received by 1:00 p.m., New York City time, on the Valuation Date; if such Warrants are received after such time, then the Exercise Date for such Warrants will be the day on which such Warrants are received or, if such day is not a New York Business Day, the next succeeding New York Business Day, and the Valuation Date for such Warrants will be the first Index Calculation Day following such Exercise Date). The Index Spot Price used to determine the Cash Settlement Value of such Warrants will be the closing level of the Index on February 9 (i.e., the level of the Index calculated using values for the Underlying Stocks as of the close of the TSE on February 9 (assuming such day is an Index
Calculation Day), which, because of time differences, will occur at 1:00 a.m., New York City time, on February 9 (or 2:00 a.m., New York City time, during the months in which Eastern Daylight Savings Time is in effect)).

     Following receipt of Warrants and the related Exercise Notice in proper form, the Warrant Agent will, not later than 5:00 p.m., New York City time, on the applicable Valuation Date (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day)
(i) obtain the Index Spot Price from the Calculation Agent (which will be the Closing Index Value on such Valuation Date), (ii) determine the Cash Settlement Value of such Warrants and (iii) advise the Company of the aggregate Cash Settlement Value of the exercised Warrants. The Company will be required to make available to the Warrant Agent, no later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Valuation Date (or, if the Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding the Valuation Date), funds in an amount sufficient to pay such aggregate Cash Settlement Value. If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making funds available to each appropriate Agent Member (including Citibank, N.A. and Morgan as custodians for Cedel and Euroclear, respectively, who, in turn, will disburse payments to Cedel and Euroclear, as the case may be, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the beneficial owner it represents), and such Participant will be responsible for disbursing such payments to the beneficial owner it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the beneficial owners it represents.

     The "Closing Index Value" for any Valuation Date will equal the closing value in Tokyo of the Index on such date.

     "Calculation Agent" means MLPF&S or, in lieu thereof, another firm selected by the Company to perform the functions of the Calculation Agent in connection with the Warrants. The Calculation Agent is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment. However, MLPF&S, in its capacity as Calculation Agent, will have no obligation to take the interests of the Company or the beneficial owners into consideration in the event it determines, composes or calculates the Cash Settlement Value or Alternative Settlement Amount. The Calculation Agent and its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts under their management, which may influence the value of such Underlying Stocks. The Calculation Agent and its affiliates will also be the writers of the hedge of the Company's obligations under the Warrants and will be obligated to pay to the Company upon exercise of the Warrants an amount equal to the value of the Warrants. Accordingly, under certain circumstances, conflicts of interest may arise between the Calculation Agent's responsibilities as Calculation Agent with respect to the Warrants and its obligations under its hedge and its status as a subsidiary of the Company. In addition, because the Calculation Agent is an affiliate of the Company, certain conflicts of interest may arise in connection with the Calculation Agent performing its role as Calculation Agent. The Calculation Agent, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to any calculation of the Cash Settlement Value prior to its dissemination.

AUTOMATIC EXERCISE

     All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 1:00 p.m., New York City time, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrant has not been made, together with any Warrants the Valuation Date for which has at such time been postponed as described under "Extraordinary Events and Market Disruption Events" below, on (i) the second New York Business Day immediately preceding the Expiration Date, or (ii) the close of business on the New York Business Day on which the Warrants are delisted from, or permanently suspended from trading on, the AMEX and the Warrants are not simultaneously accepted for trading pursuant to the rules of another self-regulatory organization whose rules are filed with the Commission (a "Self-Regulatory Organization") under the Exchange Act (the "Early Expiration Date") will be deemed automatically exercised on the New York Business Day immediately preceding such Expiration Date or Early Expiration Date, as the case may be, (such New York Business Day will be deemed the Exercise Date) and the Cash Settlement Value, if any (determined as provided under "Exercise and Settlement of Warrants"), of such automatically exercised Warrants will be paid and settlement shall otherwise occur as described under "Book-Entry Procedures and Settlement" and "Exercise and Settlement of Warrants". The Company will notify Holders as soon as practicable of such delisting or trading suspension. The Company agreed in the Warrant Agreement that it will not seek delisting of the Warrants or suspension of their trading on the AMEX.

     In the event the Warrants are canceled by the Company because of the continuance of an Extraordinary Event as described under "Extraordinary Events and Market Disruption Events" below, Warrants not previously exercised shall be automatically exercised on the basis that the Valuation Date for such Warrants shall be the Cancellation Date, and the Alternative Settlement Amount of such automatically exercised Warrants will be paid on the fourth New York Business Day following such Valuation Date. Settlement shall otherwise occur as described under "Book-Entry Procedures and Settlement" and "Exercise and Settlement of Warrants".

MINIMUM EXERCISE AMOUNT

     No fewer than 100 Warrants may be exercised by or on behalf of a beneficial owner at any one time, except in the case of automatic exercise or exercise upon cancellation of the Warrants as described under "Extraordinary Events and Market Disruption Events" below. Accordingly, except in the case of automatic exercise of the Warrants or upon cancellation of the Warrants, beneficial owners with fewer than 100 Warrants, as the case may be, will need either to sell their Warrants or to purchase additional Warrants, thereby incurring transaction costs, in order to realize proceeds from their investment. Warrants held through one Agent Member (including participants in Cedel or Euroclear) may not be combined with Warrants held through another Agent Member in order to satisfy the minimum exercise requirement.

MAXIMUM EXERCISE AMOUNT

     All exercises of Warrants (other than automatic exercise) are subject, at the Company's option, to the limitation that not more than 200,000 Warrants (provided, however, that no more than 100,000 Warrants shall be exercised for the account of any beneficial owner) may be exercised on any Exercise Date and not more than 100,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect to more than 200,000 Warrants, then at the Company's election, 200,000 Warrants (provided, however, that no more than 100,000 Warrants shall be exercised for the account of any beneficial owner) shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any beneficial owner of Warrants would be deemed to have exercised less than 100 Warrants, then the Warrant Agent shall first select an additional amount of such beneficial owner's Warrants so that no beneficial owner shall be deemed to have exercised less than 100 Warrants), and the remainder of such warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (subject to successive applications of this provision); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner attempts to exercise more than 100,000 Warrants on any New York Business Day, then, at the Company's election, 100,000 of such Warrants shall be deemed exercised on such New York Business Day and the remainder shall be deemed exercised on the following New York Business Day (subject to successive applications of this provision). As a result of any postponed exercise as described above, such beneficial owners will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value actually received by such beneficial owners may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

SUCCESSOR INDEX

     If NKS discontinues publication of the Index and NKS or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (any such index being referred to herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Warrant Agent and the Company, the Calculation Agent will substitute the Successor Index as calculated by NKS or such other entity for the Index and calculate the Cash Settlement Value upon an exercise as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall promptly give notice to the beneficial owners by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), within three New York Business Days of such selection.

     If NKS discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any Valuation Date, the value to be substituted for the Index for any Valuation Date used to calculate the Cash Settlement Value upon exercise will be a value computed by the Calculation Agent on each Valuation Date in accordance with the procedures last used to calculate the Index prior to such discontinuance.

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event or Extraordinary Event exists. If the Calculation Agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the Calculation Agent is able to calculate such value.

     If at any time the method of calculating the Index or any Successor Index, as the case may be, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Valuation Date, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or any Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate such Closing Index Value with reference to the Index or any Successor Index, as the case may be, as adjusted. Accordingly, if the method of calculating the Index or any Successor Index, as the case may be, is modified so that the value of such Index or such Successor Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), the Calculation Agent shall adjust the Index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

EXTRAORDINARY EVENTS AND MARKET DISRUPTION EVENTS

     Extraordinary Events.   The Warrant Agreement provides that if the
Calculation Agent determines that an Extraordinary Event has occurred and is continuing on the Index Business Day with respect to which the Index Spot Price on a Valuation Date is to be determined (the "Applicable Index Business Day"), then the Cash Settlement Value in respect of an exercise shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day following an Applicable Index Business Day on which there is no Extraordinary Event or Market

Disruption Event; provided that if a Valuation Date has not occurred on or prior to the Expiration Date or the Early Expiration Date, the Holders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value which shall be calculated as if the Warrants had been cancelled on the Expiration Date or the Early Expiration Date, as the case may be. The Company shall promptly give notice to the beneficial owners by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), if an Extraordinary Event shall have occurred.

     "Extraordinary Event" means any of the following events:

     (i) a suspension or absence of trading on the TSE of all the Underlying Stocks which then comprise the Index or a Successor Index;

     (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or any other U.S. or non-U.S. governmental authority that would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants; or

     (iii) any outbreak or escalation of hostilities or other national or international calamity or crises (including, without limitation, natural calamities that in the opinion of the Calculation Agent may materially and adversely affect the economy of Japan or the trading of securities generally on the TSE) that has or will have a material adverse effect on the ability of the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Index or the Underlying Stocks.

     For the purposes of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading on the TSE will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the TSE and (2) an "absence of trading" on the TSE will not include any time when the TSE itself is closed for trading under ordinary circumstances.

     If the Calculation Agent determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Calculation Agent to continue, the Company may immediately cancel all outstanding Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each beneficial owner's rights under the Warrants and the Warrant Agreement shall thereupon cease; provided that each Warrant shall be automatically exercised on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and the beneficial owner of each such Warrant will receive, in lieu of the Cash Settlement Value of such Warrant, an amount (the "Alternative Settlement Amount"), determined by the Calculation Agent, which is the greater of (i) the average of the last sale prices, as available, of the Warrants on the AMEX (or any successor securities exchange on which the Warrants are listed) on the 30 trading days preceding the date on which such Extraordinary Event was declared; provided that, if the Warrants were not traded on the AMEX (or such successor securities exchange) on at least 20 of such trading days, no effect will be given to this clause (i) for the purpose of determining the Alternative Settlement Amount, and (ii) the amount "X" calculated using the formula set forth below:

                                      [ T     A  ]
                               X = I+ [--- X --- ]
                                      [ 2     B  ]

where

     I = The Cash Settlement Value of the Warrants determined as described under "Cash Settlement Value" above, but subject to the following modifications:

     (1) if the Cancellation Date for such Warrants is a date on which the Index or a Successor Index is calculated and published, for the purpose of determining such Cash Settlement Value, the Index Spot Price will be determined as of such Cancellation Date except that, if the Index Spot Price as of such day is less than 90% of the

Index Spot Price as of the immediately preceding Index Calculation Day, then the Index Spot Price will be deemed to be 90% of the Index Spot Price on such preceding Index Calculation Day; or

     (2) if the Cancellation Date for such Warrants is a date on which the Index or a Successor Index is not calculated or published, for the purpose of determining such Cash Settlement Value, the Index Spot Price will be deemed to be the lesser of (i) the Index Spot Price as of the first Index Calculation Day immediately preceding the Cancellation Date except that, if the Index Spot Price as of such day is less than 90% of the Index Spot Price as of the second Index Calculation Day immediately preceding such Cancellation Date, 90% of the Index Spot Price as of such second Index Calculation Day and (ii) the arithmetic average of four amounts, being (a) the Index Spot Price at each of the three successive Index Calculation Days immediately preceding the Cancellation Date and (b) the Index Spot Price at the next Index Calculation Day, provided that if an Extraordinary Event described in clause (i) of the definition of Extraordinary Event continues for 30 consecutive days immediately following such Cancellation Date, then the Calculation Agent shall calculate an amount which, in its reasonable opinion, fairly reflects the value of the Underlying Stocks on the Index Calculation Day immediately following such Cancellation Date which, subject to approval by the Company (such approval not to be unreasonably withheld), shall for purposes of calculating the amount under this clause (2)(ii) be treated as the figure arrived at under clause (2)(ii)(b) above;

     T = U.S.$3.4375, the initial offering price per Warrant

     A = the total number of days from but excluding the Cancellation Date for such Warrants to and including the Expiration Date; and

     B = the total number of days from but excluding the date the Warrants were initially sold to and including the Expiration Date.

     For the purposes of determining "I" in the above formula, in the event that the Calculation Agent and the Company are required to have, but have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a figure under clause (2)(ii)(b) which fairly reflects the value of the Underlying Stocks on the Cancellation Date, then the Calculation Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Calculation Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Calculation Agent and the Holders. Any such calculations will be made available to Holders for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Extraordinary Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc.

     Market Disruption Events.   If the Calculation Agent determines that
on a Valuation Date a Market Disruption Event has occurred and is continuing, the Valuation Date shall be postponed to the first succeeding Index Calculation Day on which no Market Disruption Event occurs; provided that, if the Valuation Date has not occurred on or prior to the fifth Index Business Day following an Exercise Date because of Market Disruption Events, such fifth Index Business Day shall be the Valuation Date regardless of whether a Market Disruption Event has occurred on such day.

     "Market Disruption Event" means with respect to any Index Business Day the occurrence or existence during the one-half hour period that ends at the determination of the Closing Index Value for such Index Business Day of:

          (i) a suspension, material limitation or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange; or

          (ii) the suspension or material limitation on the Singapore International Monetary Exchange, Ltd. (the "SIMEX"), the Osaka Securities Exchange (the "OSE") or any other major futures or securities market of trading in futures or options contracts related to the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.

     For the purposes of determining whether a Market Disruption Event has occurred: (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (iii) a suspension in trading in a futures or options contract on the Index by a major securities market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index, (iv) an absence of trading on the TSE will not include any time when the TSE is closed for trading under ordinary circumstances, and (v) the occurrence of an Extraordinary Event described in Clause (i) of Extraordinary Event will not constitute, and will supersede the occurrence of, a Market Disruption Event. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc.

LISTING OF THE WARRANTS

     The Warrants have been listed on the AMEX under the symbol "NKC.WS". The AMEX expects to cease trading the Warrants on such Exchange as of the close of business on the Expiration Date.

MODIFICATION

     The Warrant Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent without the consent of the beneficial owners of any Warrants for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the beneficial owners of the Warrants.

     The Company and the Warrant Agent also may modify or amend the Warrant Agreement and the terms of the Warrants, with the consent of the beneficial owners of not less than a majority in number of the then outstanding Warrants affected, provided that no such modification or amendment that changes the Index Strike Price so as to adversely affect the beneficial owner, shortens the period of time during which the Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners of the Warrants or reduces the percentage of the number of outstanding Warrants, the consent of whose beneficial owners is required for modification or amendment of such Warrant Agreement or the terms of such Warrants may be made without the consent of the beneficial owners of Warrants affected thereby.

MERGER AND CONSOLIDATION

     The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the Cash Settlement Value or Alternative Settlement Amount with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Warrant Agreement and of the Warrants to be performed by the Company.


                                 THE INDEX

Unless otherwise stated, all information herein relating to the Index is derived from NKS or other publicly available sources as of January 6, 1995. Such information reflects the policies of NKS as stated in such sources as of January 6, 1995 and such policies are subject to change by NKS. NKS is under no obligation to continue to publish the Index and may discontinue publication of the Index at any time.

     The Nikkei Stock Index 300 is an index calculated, published and disseminated by NKS, and measures the composite price performance of stocks of 300 Japanese companies. All 300 stocks are listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Publication of the Nikkei Stock Index 300 began on October 8, 1993.

     The Nikkei Stock Index 300 is a market capitalization-weighted index which is calculated by (i) multiplying the per share price of each stock included in the Nikkei Stock Index 300 by the number of outstanding shares (excluding shares held by the Japanese Government), (ii) calculating the sum of all these products (such sum being hereinafter referred to as the "Aggregate Market Price"), (iii) dividing the Aggregate Market Price by the Base Aggregate Market Price (i.e., the Aggregate Market Price as of October 1, 1982, as calculated by NKS) and (iv) multiplying the result by 100. Because of such capitalization-weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire Nikkei Stock Index 300 than will movements in share prices of companies with relatively smaller market capitalization.

     Although the Nikkei Stock Index 300 was first published in October 1993, NKS has calculated values for the Nikkei Stock Index 300 for the period from October 1, 1982 through October 8, 1993. The stocks included in the Nikkei Stock Index 300 (such stocks or any stocks included in any Successor Index being herein referred to as the "Underlying Stocks") were selected from a reference group of stocks which were selected by excluding stocks listed in the First Section of the TSE that have relatively low market liquidity or extremely poor financial results. The Underlying Stocks were selected from this reference group by (i) selecting from the remaining stocks in this reference group the stocks with the largest aggregate market value in each of 36 industrial sectors and (ii) selecting additional stocks (with priority within each industrial sector given to the stock with the largest aggregate market value) so that the selection ratios (i.e., the ratio of the aggregate market value of the included stocks to that of the stocks in the reference group) with respect to all 36 industry sectors will be as nearly equal as possible and the total number of companies with stocks included in the Nikkei Stock Index 300 will be 300.

     In order to maintain continuity in the level of the Nikkei Stock Index 300, the Nikkei Stock Index 300 will be reviewed annually by NKS and the Underlying Stocks may be replaced, if necessary, in accordance with the "deletion/addition" rules. The "deletion/addition" rules provide generally for the deletion of a stock from the Nikkei Stock Index 300 if such stock is no longer included in the reference group or if the aggregate market value of such stock is low relative to other stocks in the relevant industry sector. Stocks deleted pursuant to the "deletion/addition" rules will be replaced by stocks included in the reference group which have relatively high aggregate market values. In addition, stocks may be added or deleted from time to time for extraordinary reasons.

     All disclosure contained in this Prospectus regarding the Nikkei Stock Index 300, or its publisher is derived from publicly available information. All copyrights and other intellectual property rights relating to the Index are owned by NKS. NKS has no relationship with the Company or the Warrants; it does not sponsor, endorse, authorize, sell or promote the Warrants, and has no obligation or liability in connection with the administration, marketing or tradings of the Warrants.

     A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given than the Index will increase sufficiently to cause the Cash Settlement Value with respect to the Warrants to be greater than zero.


THE TOKYO STOCK EXCHANGE

     The TSE is one of the world's largest securities exchanges in terms of market capitalization. TSE is a two-way, continuous pure auction market. As of January 6, 1995, trading hours were from 9:00 a.m. to 11:00 a.m. and from 1:00 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuation resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. Any stock listed on the TSE cannot be traded at a price outside of these limits which are stated in absolute Japanese yen, and not percentage, limits from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for the stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Index may be limited by price limitations on, or by suspension of trading in, individual stocks which comprise the Index which may, in turn, adversely affect the value of the Warrants or result in a Market Disruption Event. See "Description of the Warrants--Extraordinary Events and Market Disruption Events".

                                  EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


P R O S P E C T U S
-------------------

                             MERRILL LYNCH & CO., INC.
           GREATER OF U.S. DOLLAR/DEUTSCHE MARK--U.S. DOLLAR/JAPANESE YEN
                    PUT CURRENCY WARRANTS, EXPIRING MAY 15, 1997

                               -----------------

   On May 23, 1995, Merrill Lynch & Co., Inc. (the "Company") issued 1,250,000 Greater of U.S. Dollar/Deutsche Mark--U.S. Dollar/Japanese Yen Put Currency Warrant (the "Warrants"). Each Warrant will entitle the beneficial owner thereof to receive from the Company the cash value, if positive (the "Cash Settlement Value"), on the Expiration Date (as defined below), or on such earlier date as described herein, in U.S. dollars of the greater of (i) the right to sell Deutsche Mark ("DEM") 72.2 on the Exercise Date at a price of U.S. $50, which represents an exchange rate of DEM 1.4440 per U.S. $1.00, and (ii) the right to sell Japanese Yen ("JPY") 4,325 on the Exercise Date at a price of U.S. $50, which represents an exchange rate of JPY 86.50 per U.S. $1.00. The Warrants will be automatically exercised on the earlier of the fifth New York Business Day immediately preceding May 15, 1997 (the "Expiration Date") or the New York Business Day immediately preceding the date of occurrence of certain events in bankruptcy, insolvency or reorganization involving the Company or the date of the Warrants' expiration upon delisting from, or permanent suspension from trading on, the American Stock Exchange unless the Warrants are simultaneously accepted for trading pursuant to the rules of another national securities exchange (in either case, the "Exercise Date"). The Warrants are not exercisable at the option of the Holder. See "Description of the Warrants".

   THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING FOREIGN EXCHANGE RISKS AND THE RISK OF EXPIRING WORTHLESS UNLESS THE DEUTSCHE MARK OR THE JAPANESE YEN SUFFICIENTLY DEPRECIATES AGAINST THE U.S. DOLLAR. THE WARRANTS ARE NOT EXERCISABLE AT THE OPTION OF THE HOLDER. INVESTORS THEREFORE SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS, AND ARE ADVISED TO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS RELATING TO THE WARRANTS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS, "DESCRIPTION OF THE WARRANTS", "DESCRIPTION OF THE WARRANTS--AUTOMATIC EXERCISE PRIOR TO THE EXPIRATION DATE", AND "EXCHANGE RATES AND CASH SETTLEMENT VALUES".

   The Warrants have been listed on the American Stock Exchange under the symbol "DMY.WS".
                               -----------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
              HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

   This Prospectus has been prepared in connection with the Warrants and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Warrants. MLPF&S may act as principal or agent in such transactions. The Warrants may be offered on the American Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Warrants will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                               -----------------
                                MERRILL LYNCH & CO.
                               -----------------

                       THE DATE OF THIS PROSPECTUS IS , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      THESE WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Warrants shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED WARRANTS TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           MERRILL LYNCH & CO., INC.

      Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

      The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES


                                         YEAR ENDED LAST FRIDAY IN DECEMBER            NINE MONTHS ENDED
                                         1991   1992   1993   1994   1995              SEPTEMBER 27, 1996
                                         ----   ----   ----   ----   ----              ------------------


Ratio of earnings
to fixed charges . . . . . . . . . .     1.2     1.3   1.4    1.2    1.2                         1.2


      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

            CERTAIN IMPORTANT INFORMATION CONCERNING THE WARRANTS

    A beneficial owner will receive a cash payment upon exercise only if the Warrants have a Cash Settlement Value in excess of zero on the Exercise Date. The spot exchange rates of the Deutsche Mark and the Japanese Yen on the Exercise Date as compared to the U.S. dollar will determine whether the Warrants have a positive Cash Settlement Value. The Warrants will be "in-the-money" (i.e., their Cash Settlement Value will be greater than zero) on the Exercise Date only if, as of such date, the Deutsche Mark or the Japanese Yen has depreciated (i.e., it takes more DEM or JPY to purchase one U.S. dollar) against the U.S. dollar to the extent that one U.S. dollar is worth more than the DEM Strike Price or the JPY Strike Price. If on the Exercise Date the DEM Strike Price is greater than or equal to the DEM Spot Rate (i.e., the Deutsche Mark has not depreciated relative to the U.S. dollar) and the JPY Strike Price is greater than or equal to the JPY Spot Rate (i.e., the Japanese Yen has not depreciated relative to the U.S. dollar), the Warrant will expire worthless and the beneficial owner will have sustained a total loss of the purchase price of such Warrant. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants.

    Beneficial owners of Warrants will be subject to foreign exchange risks which may have important economic and tax consequences to them. See "Exchange Rates and Cash Settlement Values".

    References herein to "U.S. dollars", "U.S.$" or "$" are to the currency of the United States of America. References to "Deutsche Mark" or "DEM" are to the currency of the Federal Republic of Germany. References to "Japanese Yen" and "JPY" are to the currency of Japan.

                    RISK FACTORS RELATING TO THE WARRANTS

    THE WARRANTS INVOLVE A HIGH DEGREE OF RISK, INCLUDING FOREIGN EXCHANGE RISKS AND THE RISK OF EXPIRING WORTHLESS. INVESTORS THEREFORE SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS. IT IS SUGGESTED THAT INVESTORS CONSIDERING PURCHASING THE WARRANTS BE EXPERIENCED WITH RESPECT TO OPTIONS AND OPTION TRANSACTIONS AND UNDERSTAND THE RISKS OF FOREIGN CURRENCY TRANSACTIONS AND REACH AN INVESTMENT DECISION ONLY AFTER CAREFULLY CONSIDERING ALL THE RISK FACTORS SET FORTH IN THIS SECTION OF THIS PROSPECTUS, THE SUITABILITY OF THE WARRANTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ALL THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

    Exercise of the Warrants. The Warrants will be automatically exercised on the Exercise Date and are not exercisable at the option of the Holder.

    Automatic Exercise of the Warrants upon Delisting. In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange and the Warrants are not simultaneously accepted for trading pursuant to the rules of another national securities exchange, the Warrants will expire on the date such delisting or trading suspension becomes effective and will be automatically exercised on the New York Business Day immediately preceding the date of such early expiration. At the time of such automatic exercise, the Warrants may be out-of-the-money such that the Cash Settlement Value will equal zero.

    Certain Factors Affecting the Value of the Warrants. The difference between the trading value and the Cash Settlement Value will reflect a number of factors, including a "time value" component for the Warrants. The "time value" of the Warrants will depend upon the time remaining to expiration, among other factors. The expiration date of the Warrants will be accelerated should the Warrants be delisted or should their trading on the American Stock Exchange be suspended permanently unless the Warrants simultaneously are accepted for trading pursuant to the rules of another national securities exchange. Any such acceleration would result in the total loss of any otherwise remaining "time value" and could occur when the Warrants are out-of-the-money, thus resulting in total loss of the purchase price of the Warrants. See "Description of the Warrants--Automatic Exercise Prior to the Expiration Date". Before selling Warrants, beneficial owners should carefully consider the trading value of the Warrants, the value of the Deutsche Mark and the Japanese Yen, the probable range of Cash Settlement Values and any related transaction costs.

    It is possible that the trading value of a Warrant may decline significantly even if there is a decrease in the value of the Deutsche Mark or the Japanese Yen as compared to the U.S. dollar.

    The trading value of a Warrant is expected to be dependent on the Warrant Strike Prices and also upon a number of complex interrelated factors, including those listed below. The expected theoretical effect on the trading value of a Warrant of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

       (1) The DEM/U.S.$ and JPY/U.S.$ exchange rates in the forward markets. The trading value of the Warrants is expected to depend primarily on the DEM/U.S.$ and JPY/U.S.$ exchange rates expected on the Exercise Date. Because the Cash Settlement Value is determined using the DEM/U.S.$ and JPY/U.S.$ exchange rates for immediate transfers (i.e., the spot rates) on the Exercise Date, the spot rates on other days during the term of the Warrants may not affect the trading value of the Warrants. If Warrants are sold prior to the maturity date, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if the then current DEM/U.S.$ and JPY/U.S.$ exchange rates at the time of such sale were to prevail until the Exercise Date because of the possible fluctuation of the DEM/U.S.$ and JPY/U.S.$ exchange rates between the time of such sale and the Exercise Date. See "Exchange Rates and Cash Settlement Values" in this Prospectus. Furthermore, the price at which a beneficial owner will be able to sell Warrants prior to the Exercise Date may be at a discount, which could be substantial, from the purchase price, if, at such time, the DEM Strike Price and the JPY Strike Price are greater than or equal to the DEM/U.S.$ exchange rate or the JPY/U.S.$ exchange rate, respectively, expected on the Exercise Date.

       (2) The volatility of the DEM/U.S.$ and JPY/U.S.$ exchange rates. If the volatility of the DEM/U.S.$ or JPY/U.S.$ exchange rate increases, the trading value of a Warrant is expected to increase. If such volatility decreases, the trading value of a Warrant is expected to decrease.

       (3) The interest rate differential between U.S. dollar and Deutsche Mark or Japanese Yen denominated fixed income instruments. If Deutsche Mark interest rates increase relative to U.S. dollar interest rates, the value of the Deutsche Mark in terms of the U.S. dollar in the forward market is expected to decrease and, as a result, the trading value of a Warrant is expected to increase. If Japanese Yen interest rates increase relative to U.S. dollar interest rates, the value of the Japanese Yen in terms of the U.S. dollar in the forward market is expected to decrease and, as a result, the trading value of a Warrant is expected to increase. If U.S. dollar interest rates increase relative to Deutsche Mark interest rates or Japanese Yen interest rates, the trading value of a Warrant is expected to decrease.

       (4) Correlation between DEM/U.S.$ and JPY/U.S.$ exchange rates. The higher the correlation between changes in the two exchange rates, the lower the expected value of a Warrant.

       (5) The time remaining to the expiration date of the Warrants. As the time remaining to the expiration date decreases, the trading value of a Warrant is expected to decrease.

As noted above, these hypothetical scenarios are based on the assumption that all other factors are held constant. In reality, it is unlikely that only one factor would change in isolation, since changes in one factor usually cause, or result from, changes in others. Some of the factors referred to above are, in turn, influenced by the political and economic factors discussed below.

    Warrants not Standardized Options Issued by the Options Clearing Corporation. The Warrants are not standardized foreign currency options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the Commission. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of Warrants must look solely to the Company for performance of its obligations to pay the Cash Settlement Value on the exercise of Warrants. In addition, OCC standardized options provide for physical delivery of the underlying foreign currency (rather than cash settlement in U.S. dollars), and permit immediate determination of value upon exercise. Further, the market for the Warrants is not expected to be generally as liquid as the market for some OCC standardized options.

    The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including beneficial owners of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

    General Risk Considerations. Options and warrants provide opportunities for investment and pose risks to investors as a result of fluctuations in the value of the currency, security, index or other measure underlying such options or warrants. In general, certain of the risks associated with the Warrants are similar to those generally applicable to other options or warrants of private corporate issuers. However, unlike options or warrants on equities or debt securities, which are priced primarily on the basis of the value of a single underlying security, the trading value of a Warrant is likely to reflect expected exchange rates on the Exercise Date.

    The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which tends to decline in value over time and which may, depending on the relative values of the Deutsche Mark and the Japanese Yen as compared to the U.S. dollar, become worthless when it expires. Assuming all other factors are held constant, the more a Warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all of his investment. This means that the purchaser of a Warrant who does not sell it in the secondary market will lose his entire investment in the Warrant if, at expiration, the DEM Strike Price and the JPY Strike Price are greater than or equal to the DEM Spot Rate and the JPY Spot Rate, respectively.

    The fact that Warrants may become valueless upon expiration means that, in order to recover and realize a return upon his investment, a purchaser of a Warrant must generally be correct about the direction, timing and magnitude of an anticipated exchange rate change affecting the Deutsche Mark or the Japanese Yen in terms of the U.S. dollar. If the value of the Deutsche Mark or the Japanese Yen in terms of the U.S. dollar does not decline to an extent sufficient to cover an investor's cost of the Warrant (i.e., the purchase price plus transaction costs, if any) before the Warrant expires, the investor will lose all or a part of his investment in the Warrant upon expiration. Beneficial owners will thus bear the foreign exchange risks of the U.S. dollar in terms of the Deutsche Mark and the Japanese Yen.

    The American Stock Exchange recommends that Warrants be sold only to investors with options approved accounts and that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in Warrants. It is suggested that investors considering purchasing Warrants be experienced with respect to options and option transactions and understand the risks of foreign currency transactions and reach an investment decision only after carefully considering the suitability of the Warrants in light of their particular circumstances. Warrants are not suitable for persons solely dependent upon a fixed income, for individual retirement plan accounts or for accounts under the Uniform Gift to Minors Act. INVESTORS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS.

    Currency Exchange Markets. The value of any currency, including the Deutsche Mark, the Japanese Yen, and the U.S. dollar, may be affected by complex political and economic factors. The spot exchange rates of the Deutsche Mark and the Japanese Yen in terms of the U.S. dollar are at any moment a result of the supply and demand for the three currencies, and changes in the relative exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the Federal Republic of Germany, Japan and the United States, including economic and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in the Federal Republic of Germany, in Japan and in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the Federal Republic of Germany, Japan, the United States and other countries important to international trade and finance.

    Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations, including the Federal Republic of Germany and Japan, are permitted to fluctuate in value relative to the U.S. dollar. Governments, however, sometimes do not allow their currencies to float freely in response to economic forces. Sovereign governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Warrants is that their liquidity, trading value and Cash Settlement Value could be affected by governmental actions which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Warrants in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the Deutsche Mark, the Japanese Yen, the U.S. dollar or any other currency. In contrast, the OCC has reserved the authority to adjust the terms of its standardized options for certain governmental actions and to impose special exercise settlement procedures.

    The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for the Warrants will not conform to the hours during which the Deutsche Mark, the Japanese Yen and U.S. dollar are traded. To the extent that the American Stock Exchange is closed while the markets for the Deutsche Mark and the Japanese Yen remain open, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of a Warrant on such exchange. The possibility of such movements should be taken into account in relating closing prices on the American Stock Exchange for the Warrants to those in the underlying foreign exchange markets.

    There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information, but such information will not necessarily reflect the DEM Noon Buying Rate or the JPY Noon Buying Rate (each as defined below) used to calculate the DEM Spot Rate and the JPY Spot Rate.

There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

                         DESCRIPTION OF THE WARRANTS

GENERAL

    An aggregate of 1,250,000 Warrants were issued. The Warrants were issued under a Warrant Agreement (the "Warrant Agreement"), dated as of May 23, 1995, between the Company and Citibank, N.A., as Warrant Agent (the "Warrant Agent"). The following statements with respect to the Warrants are summaries of the detailed provisions of the Warrant Agreement, the form of which is filed as an exhibit to the Registration Statement relating to the Warrants. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

    A Warrant will not require, or entitle, a beneficial owner to sell or purchase Deutsche Marks or Japanese Yen to or from the Company. The Company will make only a U.S. dollar cash settlement, if any, upon automatic exercise of the Warrants.

    The Warrants will expire on May 15, 1997 (the "Expiration Date") or on such earlier date as described under "Exercise of Warrants" and "Automatic Exercise Prior to the Expiration Date". The Warrants will be automatically exercised on the Exercise Date, as set forth under "Exercise of Warrants", and are not exercisable at the option of the Holder. The term "New York Business Day", as used herein, means any day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed.

    The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including beneficial owners of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

EXERCISE OF WARRANTS

    The Warrants are not exercisable at the option of the Holder. The Warrants will be automatically exercised on the fifth New York Business Day immediately preceding the Expiration Date or, if an Early Expiration Date (as defined herein) occurs, the New York Business Day immediately preceding the Early Expiration Date (the "Exercise Date").

    The Warrant Agent will obtain the Cash Settlement Value on the Exercise Date from the Calculation Agent and will pay the Cash Settlement Value of the Warrants to the Securities Depository by check on the Expiration Date and, if May 15, 1997 is not a New York Business Day, on the next succeeding New York Business Day. If an Early Expiration Date occurs, as described below under "Automatic Exercise Prior to the Expiration Date", the Warrant Agent will pay the Cash Settlement Value of the Warrants to the Securities Depository by check on the fifth New York Business Day following the Early Expiration Date. See "Description of the Warrants--Book-Entry Procedures and Settlement".

CASH SETTLEMENT VALUE

    The Cash Settlement Value of a Warrant will be determined on the Exercise Date as the amount in U.S. dollars, if positive, which is the greater of:

       (i) the amount computed by subtracting from U.S. $50 an amount equal to U.S. $50 times a fraction, the numerator of which is DEM 1.4440 per U.S. $1.00, and the denominator of which is the DEM Spot Rate on such Exercise Date. The "DEM Spot Rate" on the Exercise Date will be determined by Merrill Lynch International Bank, an affiliate of the Company, or successor thereto (the "Calculation Agent") and will equal (a) the noon buying rate per U.S. $1.00 in The City of New York on the Exercise Date for cable transfers in Deutsche Marks as certified for customs purposes by the Federal Reserve Bank of New York (the "DEM Noon Buying Rate") as reported on page 1FEE of The Reuter Monitor Money Rates Service (or such page as may replace that page), or (b) if the DEM Noon Buying Rate does not appear on such page by 1:00 p.m. on the Exercise Date, the DEM Noon Buying Rate on the Exercise Date as otherwise announced by the Federal Reserve Bank of New York, or (c) if the Federal Reserve Bank of New York has not quoted such rate by 1:30 p.m. on the Exercise Date, the offered spot rate of Deutsche Marks per U.S. $1.00 on such date for a transaction amount approximately equivalent to U.S. $50 times the aggregate number of Warrants issued, quoted at approximately 1:30 p.m., New York City time, by a leading bank in the foreign exchange markets as may be selected by the Calculation Agent; and

       (ii) the amount computed by subtracting from U.S. $50 an amount equal to U.S. $50 times a fraction, the numerator of which is JPY 86.50 per U.S. $1.00, and the denominator of which is the JPY Spot Rate on such Exercise Date. The "JPY Spot Rate" on the Exercise Date will be determined by the Calculation Agent and will equal (a) the noon buying rate per U.S. $1.00 in The City of New York on the Exercise Date for cable transfers in Japanese Yen as certified for customs purposes by the Federal Reserve Bank of New York (the "JPY Noon Buying Rate") as reported on page 1FEE of The Reuter Monitor Money Rates Service (or such page as may replace that page), or (b) if the JPY Noon Buying Rate does not appear on such page by 1:00 p.m. on the Exercise Date, the JPY Noon Buying Rate on the Exercise Date as otherwise announced by the Federal Reserve Bank of New York, or (c) if the Federal Reserve Bank of New York has not quoted such rate by 1:30 p.m. on the Exercise Date, the offered spot rate of Japanese Yen per U.S. $1.00 on such date for a transaction amount approximately equivalent to U.S. $50 times the aggregate number of Warrants issued, quoted at approximately 1:30 p.m., New York City time, by a leading bank in the foreign exchange markets as may be selected by the Calculation Agent.

    The Cash Settlement Value will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

BOOK-ENTRY PROCEDURES AND SETTLEMENT

    The Warrants are represented by one registered global Warrant (the "Global Warrant"). The Global Warrant was deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Warrants in definitive form in the limited circumstances described below, the Global Warrant may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

    The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Securities Depository. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Securities Depository only through participants.

    Ownership of beneficial interests in the Warrants will be limited to entities which have accounts with the Securities Depository ("Agent Members") or persons that may hold interests through Agent Members. The Securities Depository has advised the Company that upon the issuance of the Global Warrant representing the Warrants, the Securities Depository will credit, on its book-entry registration and transfer system, the Agent Members' accounts with the respective aggregate amounts of the Warrants represented by the Global Warrant. Ownership of beneficial interests in the Global Warrant will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Agent Members) and on the records of Agent Members (with respect to interests of persons held through Agent Members). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Warrant.

    So long as the Securities Depository, or its nominee, is the registered owner of the Global Warrant, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Warrants represented by the Global Warrant for all purposes under the Warrant Agreement. Except as provided below, owners of beneficial interests in the Global Warrant will not be entitled to have the Warrants represented by the Global Warrant registered in their names, will not receive or be entitled to receive physical delivery of the Warrants in definitive form and will not be considered the owners or Holders thereof under the Warrant Agreement. Accordingly, each person owning a beneficial interest in the Global Warrant must rely on the procedures of the Securities Depository and, if such person is not an Agent Member, on the procedures of the Agent Member through which such person owns its interest, to exercise any rights of a Holder under the Warrant Agreement. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Warrant desires to give or take any action which a Holder is entitled to give or take under the Warrant Agreement, the Securities Depository would authorize the Agent Members holding the relevant beneficial interests to give or take such action, and such Agent Members would authorize beneficial owners owning through such Agent Members to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

    The Cash Settlement Value resulting from the exercise of Warrants registered in the name of the Securities Depository or its nominee will be paid by the Warrant Agent to the Securities Depository. None of the Company, the Warrant Agent or any other agent of the Company or agent of the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of payment of the Cash Settlement Value in respect of the Global Warrant, will credit the accounts of the Agent Members with payment in amounts proportionate to their respective beneficial interests in the Global Warrant, as shown on the records of the Securities Depository. The Company also expects that payments by Agent Members to owners of beneficial interests in the Global Warrant will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Agent Members. It is suggested that purchasers of Warrants with accounts at more than one brokerage firm effect transactions in the Warrants, only through the brokerage firm or firms which hold that purchaser's Warrants.

    If the Securities Depository is at any time unwilling or unable to continue as depository and a successor Securities Depository is not appointed by the Company within 90 days or if the Company is subject to certain events in bankruptcy, insolvency or reorganization, the Company will issue Warrants in definitive form in exchange for the Global Warrant. In addition, the Company may at any time determine not to have the Warrants represented by the Global Warrant and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant. In any such instance, an owner of a beneficial interest in the Global Warrant will be entitled to have a number of Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Warrants in definitive form.

LISTING OF THE WARRANTS

    The Warrants have been listed on the American Stock Exchange under the symbol "DMY.WS". The American Stock Exchange expects to cease trading the Warrants on such Exchange as of the close of business on the Expiration Date.

AUTOMATIC EXERCISE PRIOR TO THE EXPIRATION DATE

    In the event that the Warrants are delisted from, or permanently suspended from trading on, the American Stock Exchange and the Warrants are not simultaneously accepted for trading pursuant to the rules of another national securities exchange, the Warrants will expire on the date such delisting or trading suspension becomes effective (an "Early Expiration Date") and the Warrants will be automatically exercised on the New York Business Day immediately preceding such Early Expiration Date, and the Cash Settlement Value, if any (determined as provided under "Exercise of Warrants"), of such automatically exercised Warrants will be paid on the fifth New York Business Day following such Early Expiration Date. Settlement shall otherwise occur as described under "Book-Entry Procedures and Settlement". The Company will notify Holders as soon as practicable of such delisting or trading suspension. The Company has agreed in the Warrant Agreement that it will not seek delisting of the Warrants or suspension of their trading on the American Stock Exchange.

    The Warrants may also expire on the date of occurrence of certain events in bankruptcy, insolvency or reorganization involving the Company (any such date also being an "Early Expiration Date") and the Warrants will be automatically exercised as of the New York Business Day immediately preceding such Early Expiration Date. The Cash Settlement Value, if any (determined as provided under "Cash Settlement Value"), of such automatically exercised Warrants will be due and payable on the fifth New York Business Day following such Early Expiration Date. Settlement will otherwise occur as described under "Book-Entry Procedures and Settlement".

MODIFICATION

    The Warrant Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the beneficial owners of any Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the beneficial owners of the Warrants.

    The Company and the Warrant Agent also may modify or amend the Warrant Agreement and the terms of the Warrants, with the consent of the beneficial owners of not less than a majority in number of the then outstanding Warrants affected, provided that no such modification or amendment that changes the DEM Spot Rate or the JPY Spot Rate so as to adversely affect the beneficial owner, changes the Expiration Date or otherwise materially and adversely affects the exercise rights of the beneficial owners of the Warrants or reduces the percentage of the number of outstanding Warrants, the consent of whose beneficial owners is required for modification or amendment of a Warrant Agreement or the terms of Warrants may be made without the consent of the beneficial owners of Warrants affected thereby.

MERGER AND CONSOLIDATION

    The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the Cash Settlement Value with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Warrant Agreement and of the Global Warrant to be performed by the Company.

                  EXCHANGE RATES AND CASH SETTLEMENT VALUES

    As discussed under "Description of the Warrants", the spot exchange rate of the Deutsche Mark or the Japanese Yen in terms of the U.S. dollar on the Exercise Date will determine the Cash Settlement Value of a Warrant. Depreciation of the Deutsche Mark or the Japanese Yen in terms of the U.S. dollar (i.e., appreciation of the U.S. dollar in terms of the Deutsche Mark or the Japanese Yen) will result in a greater Cash Settlement Value. Conversely, appreciation of the Deutsche Mark and the Japanese Yen in terms of the U.S. dollar (i.e., depreciation of the U.S. dollar in terms of the Deutsche Mark and the Japanese Yen) will result in a lesser or zero Cash Settlement Value of a Warrant.

    Set forth below is an illustration of the Cash Settlement Values of Warrants at exercise based on various hypothetical DEM Spot Rates and JPY Spot Rates. THE ACTUAL CASH SETTLEMENT VALUE OF A WARRANT WILL DEPEND ENTIRELY ON THE ACTUAL DEM SPOT RATE AND THE ACTUAL JPY SPOT RATE ON THE EXERCISE DATE. The illustrative Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.


            DEM RATES                             JPY RATES
 HYPOTHETICAL      CASH SETTLEMENT    HYPOTHETICAL      CASH SETTLEMENT    CASH SETTLEMENT
DEM SPOT RATES     VALUE BASED UPON   JPY SPOT RATES    VALUE BASED UPON    VALUE OF A
 (DEM/U.S. $1)     DEM SPOT RATES     (JPY/U.S. $1)     JPY SPOT RATES        WARRANT
----------------  -----------------  ---------------   -----------------  ---------------

      1.6660.............$6.51.............99.00..............$6.31..............$6.51
      1.5880.............4.53..............96.00...............4.95..............4.95
      1.5160.............2.37..............99.00...............1.94..............2.37
1.440(1) or below........0.00..............86.50(1) or below...0.00..............0.00

-----------------------
(1)   Strike Prices.

                                    EXPERTS

      The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

      With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

               SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


P R O S P E C T U S
-------------------
                         MERRILL LYNCH & CO., INC.
     S&P 500 MARKET INDEX TARGET-TERM SECURITIES(SM) DUE AUGUST 29, 1997
                                 ("MITTS(R)")

On July 30, 1992, Merrill Lynch & Co., Inc. (the "Company") issued $77,500,000 aggregate principal amount (7,750,000 Units) of the Securities. Each $10 principal amount of S&P 500 Market Index Target-Term Securities due August 29, 1997 (the "Securities" or "MITTS") will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.

   The Securities bear no periodic payments of interest and will mature on August 29, 1997. At maturity, a Holder of a Security will be entitled to receive, with respect to each Security, the principal amount thereof, plus a contingent interest payment (the "Supplemental Redemption Amount"), if any, if the Final Value (as defined herein) of the S&P 500 Composite Stock Price Index (the "S&P 500 Index") exceeds 412.08 (the "Initial Value"). If the Final Value does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security, but the Holder will not receive any Supplemental Redemption Amount. The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable prior to maturity.

   The Supplemental Redemption Amount, if any, payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, and (B) the quotient of the Final Value less the Initial Value, divided by the Initial Value, and (C) 115%. The calculation of the Final Value, as more fully described herein, will be based upon certain values of the S&P 500 Index during the ten Business Days prior to the maturity date of the Securities.
   For information as to the calculation of the Supplemental Redemption Amount, if any, which will be paid at maturity, the calculation and the composition of the S&P 500 Index, see "Description of Securities" and "The Standard & Poor's 500 Index" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
   Ownership of the Securities will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.
   The Securities have been listed on the New York Stock Exchange under the symbol "MIT".
   While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Final Value exceeds the Initial Value, there will be no payment of interest, periodic or otherwise, prior to maturity. (See "Description of the Securities--Payment at Maturity" in this Prospectus.)
   The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration".
   The Securities were issued in denominations of whole Units.
   At maturity, a Holder of a Security will be entitled to receive the principal amount thereof ($10 per Unit) plus a Supplemental Redemption Amount, if any, all as provided below. If the Final Value of the S&P 500 Index does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security at maturity, but will not be entitled to receive any contingent interest (i.e., Supplemental Redemption Amount).

                            -------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -------------------

This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.


                            -------------------
                            MERRILL LYNCH & CO.
               THE DATE OF THIS PROSPECTUS IS         , 1996.
                            -------------------

    (R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                           AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products
AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES



                                             YEAR ENDED LAST FRIDAY IN DECEMBER      NINE MONTHS ENDED
                                            1991    1992    1993    1994    1995     SEPTEMBER 27, 1996
                                            ----    ----    ----    ----    ----     ------------------



Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2             1.2


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.


                                RISK FACTORS

PAYMENT AT MATURITY

If the Final Value is equal to or less than the Initial Value, the Holders of the Securities will be entitled to receive $10 in respect of each $10 principal amount of Securities, and no Supplemental Redemption Amount. This will be true even though the value of the S&P 500 Index as of some interim period or periods prior to the maturity date of the Securities may have exceeded the Initial Value because the Supplemental Redemption Amount on the Securities is calculated on the basis of the Final Value only.

     The $10 minimum to be received by Holders at maturity in respect of each $10 principal amount of a Security does not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

     The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the S&P 500 Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

TRADING

     The Securities have been listed on the New York Stock Exchange under the symbol "MIT".

     The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the S&P 500 Index over the Initial Value. If, however, Securities are sold prior to the maturity date at a time when the S&P 500 Index exceeds the Initial Value, the sale price may be at a discount from the amount expected to be payable to the Holder if such excess of the S&P 500 Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the S&P 500 Index between the time of such sale and the maturity date. (See "The Standard & Poor's 500 Index") Furthermore, the price at which a Holder will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates.

     The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the S&P 500 Index are likely to affect their trading value. The expected theoretical effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the S&P 500 Index. Rising interest rates may lower the value of the S&P 500 Index and, thus, the Securities. Falling interest rates may increase the value of the S&P 500 Index and, thus, may increase the value of the Securities.

          Volatility of the S&P 500 Index. If the volatility of the S&P 500 Index increases, the trading value of the Securities is expected to increase. If the volatility of the S&P 500 Index decreases, the trading value of the Securities is expected to decrease.

          Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

          Dividend Rates in the United States. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the S&P 500 Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the S&P 500 Index and, in turn, decrease the value of the Securities.

OTHER CONSIDERATIONS

     It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in the light of their particular circumstances.

     Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

                         DESCRIPTION OF SECURITIES

GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described in this Prospectus. The Securities will mature on August 29, 1997.

     While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Final Value exceeds the Initial Value, there will be no payment of interest, periodic or otherwise, prior to maturity. (See "Payment at Maturity", below.)

     The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Securities were issued in denominations of whole Units.

PAYMENT AT MATURITY

     At maturity, a Holder of a Security will be entitled to receive the principal amount thereof ($10 per Unit) plus a Supplemental Redemption Amount, if any, all as provided below. If the Final Value of the S&P 500 Index does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security at maturity, but will not be entitled to receive any contingent interest (i.e., Supplemental Redemption Amount).

     At maturity, a Holder of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount, if any, equal in amount to:

                            (Final Value - Initial Value  )   X 115%
             Principal  X   (---------------------------  )
                            (         Initial Value       )

provided, however, that the Supplemental Redemption Amount will not be less than zero. The Initial Value of the S&P 500 Index is 412.08. If the Final Value does not exceed the Initial Value, the Supplemental Redemption Amount will equal zero and a Holder of a Security will receive only the principal amount thereof ($10 for each $10 price to public).

     The Final Value of the S&P 500 Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the average (mean) of the closing values of the S&P 500 Index as calculated by S&P on the tenth Business Day (as defined below) prior to the maturity date (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the fourth Business Day prior to the maturity date (each, a "Calculation Day") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on one or more of the Business Days during the period specified above, the Final Value will equal the average of the values on Business Days on which a Market Disruption Event did not occur or, if there is only one such Business Day, the value on such day. If Market Disruption Events occur on all of such Business Days during such period, the Final Value shall equal the closing value of the S&P 500 Index on the fourth Business Day prior to the maturity date regardless of whether a Market Disruption Event shall have occurred on such day. For purposes of determining the Final Value, a "Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Securities.

     If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Final Value as described in the preceding paragraph. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

     If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Supplemental Redemption Amount, if any, at maturity will be calculated as described below under "Discontinuance of the S&P 500 Index".

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self-regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

          (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     The following table illustrates, for a range of hypothetical Final Values, the percentage change in the S&P 500 Index from the date of issuance of the Securities offered hereby until maturity and the Supplemental Redemption Amount at maturity for each $10 principal amount of Securities.

                                                    SUPPLEMENTAL
                                                 REDEMPTION AMOUNT
HYPOTHETICAL FINAL    PERCENTAGE CHANGE          PER $10 PRINCIPAL
VALUE OF THE S&P       IN THE S&P 500                AMOUNT OF
 500 INDEX                  INDEX                    SECURITIES

---------------------------------------------------------------------------

  206.04                    -50%                       $ 0.00
  247.25                    -40%                        0.00
  288.46                    -30%                        0.00
  329.66                    -20%                        0.00
  370.87                    -10%                        0.00
  412.08(1)                  0%                         0.00
  453.29                     10%                        1.15
  494.50                     20%                        2.30
  534.70                     30%                        3.45
  576.91                     40%                        4.60
  618.12                     50%                        5.75
  659.33                     60%                        6.90
  700.54                     70%                        8.05
  741.74                     80%                        9.20
  782.95                     90%                       10.35
  824.16                    100%                       11.50

(1)  Initial Value.

    The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors will depend entirely on the actual Final Value determined by the Calculation Agent as provided herein.

    The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

DISCONTINUANCE OF THE S&P 500 INDEX AND SUCCESSOR INDEX

    If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable at maturity or upon earlier acceleration will be determined by reference to the Successor Index, as provided above.

    If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Supplemental Redemption Amount, if any, at maturity will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

        (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

        (2) for each Last Component Stock, calculating as of each such Business Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and
    (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

        (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

        (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index--Computation of the Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

        (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

        (6) multiplying the resulting quotient (expressed in decimals) by ten.

    If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

    If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

    If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which

S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index-- Computation of the S&P 500 Index").

    If S&P discontinues publication of the S&P 500 Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount by reference to the method set forth in clauses (1) through (6) above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Securities.

EVENTS OF DEFAULT AND ACCELERATION

    In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount, if any, of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under
Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

    In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

SECURITIES DEPOSITORY

    Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

    The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

    The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

    So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

    If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

                      THE STANDARD & POOR'S 500 INDEX

    All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P as of May 29, 1992. The Company takes no responsibility for the accuracy or completeness of such information.

GENERAL

    The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of May 29, 1992, the 500 companies included in the S&P 500 Index represented approximately 76% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of May 29, 1992, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.

COMPUTATION OF THE S&P 500 INDEX

     S&P currently computes the S&P 500 Index as of a particular time as follows:

     (1) the Market Value of each component stock is determined as of such time;

     (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

     (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

     (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

     (6) the resulting quotient (expressed in decimals) is multiplied by ten.

While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to Holders of Securities upon maturity or otherwise.

   S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

         Old Base Value   x   New Market Value   =   New Base Value
                              ----------------
                              Old Market Value

The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

A potential investor should review the historical performance of the S&P 500 Index. The historical performance of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P 500 Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

LICENSE AGREEMENT

   S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

   The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this
Prospectus:

     "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

                                OTHER TERMS

GENERAL

   The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of
                                      15
any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                  EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


P R O S P E C T U S
-------------------


                         MERRILL LYNCH & CO., INC.
        STOCK MARKET ANNUAL RESET TERMSM NOTES DUE DECEMBER 31, 1997
                              "SMART NOTES"SM

  On October 29, 1992, Merrill Lynch & Co., Inc. (the "Company") issued $28,000,000 aggregate principal amount of Stock Market Annual Reset Term Notes due December 31, 1997 (the "SMART Notes", or the "Notes"). The Notes were issued in denominations of $1,000 and integral multiples thereof, will mature and be repayable at 100% of the principal amount thereof on December 31, 1997. Cash payments will be payable with respect to the Notes semiannually on June 30 and December 31 of each year,as described below ("June Payment Dates" and "December Payment Dates", respectively).

  The Company will make interest payments on the Notes for each year at a rate per annum equal to 70% of the percent increase,if any, in the S&P 500 Composite Stock Price Index (the "S&P 500 Index") as determined in each year from the Starting Annual Value to the Ending Annual Value, as further described herein. In no event, however, will the annual payments on the Notes be less than $30 per annum per $1,000 principal amount of Notes (3% per annum) (the "Minimum Annual Payment") or more than $105 per annum per $1,000 principal amount of Notes (10.5% per annum) (the "Maximum Annual Payment"). For each $1,000 principal amount of Notes, the Company will pay $15 on each June Payment Date and will pay the balance of the annual amount due on the Notes on the December Payment Date. The Starting Annual Value is reset generally on the first NYSE Business Day (as defined below) in each calendar year, and, therefore,the amount payable on the Notes in each calendar year, subject to the Minimum and Maximum Annual Payments, will be based on a percentage change in the S&P 500 Index occurring during that year. The Notes are not subject to redemption by the Holders or the Company prior to maturity.

  For information as to the calculation of the amount payable in any calendar year, the calculation of the S&P 500 Index, see "Description of Notes" and "The Standard & Poor's 500 Index" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

  Ownership of the Notes will be maintained only in book-entry form by or through the Securities Depository. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

  The Notes have been listed on the New York Stock Exchange under the symbol "MERIQ 97".

    THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing market prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                            MERRILL LYNCH & CO.

                THE DATE OF THIS PROSPECTUS IS      , 1996.
 SM"SMART Notes" and "Stock Market Annual Reset Term" are service marks of
                         Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

  THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                           AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


  The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996 and May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996, filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED NOTES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         MERRILL LYNCH & CO., INC.

  Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products
AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

  The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES



                                             YEAR ENDED LAST FRIDAY IN DECEMBER      NINE MONTHS ENDED
                                            1991    1992    1993    1994    1995     SEPTEMBER 27, 1996
                                            ----    ----    ----    ----    ----     ------------------

Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2              1.2


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                RISK FACTORS

SEMIANNUAL PAYMENTS

     If the Ending Annual Value applicable to a December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 4.3%, Holders of the Notes will receive only the Minimum Annual Payment payable with respect to the Notes, even if the value of the S&P 500 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than 4.3%. The annual amounts payable on the Notes based on the S&P 500 Index is limited to 70% of the percentage increase in such index during any relevant period, and in no event will such amount exceed the Maximum Annual Payment.

     Holders will receive total annual payments on the Notes equal to not less than a per annum yield of 3% (the "Minimum Annual Payment"), and will be repaid 100% of the principal amount of the Notes at maturity. The payment of additional semiannual amounts are subject to the conditions described under "Description of Notes--Semiannual Payments". A Holder of the Notes may receive interest payments with respect to the Notes equal to only the Minimum Annual Payment for each year, and such interest payments are below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal at maturity and the payment of the Minimum Annual Payment with respect to the Notes are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     The amount payable on the Notes based on the S&P 500 Index will not produce the same return as if the underlying stocks underlying the S&P 500 Index were purchased and held for a similar period because of the following: (i) the annual amount payable on the Notes is limited to 70% of the percentage increase in the S&P 500 Index during any relevant period and the annual amount payable of the Notes is subject to a Minimum Annual Payment and a Maximum Annual Payment, (ii) the S&P 500 Index does not reflect the payment of dividends on the stocks underlying it, and (iii) the amount payable on the Notes does not reflect any changes in the S&P 500 Index for the period between the determination of an Ending Annual Value (generally on the seventh NYSE Business Day prior to the end of a year) and the determination of the next succeeding Starting Annual Value (generally on the first NYSE Business Day in the following year).

TRADING

     The Notes are listed on the New York Stock Exchange under the symbol "MERIQ 97". It is expected that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

     The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

          Relative Level of the S&P 500 Index. The trading value of the Notes is expected to depend significantly on the extent of the appreciation, if any, of the S&P 500 Index over the Annual Starting Value applicable to the next succeeding December Payment Date. If, however, Notes are sold at a time when the S&P 500 Index exceeds the Annual Starting Value, the sale price may be at a discount from the amount expected to be payable to the Holder if such excess of the S&P 500 Index over such Annual Starting Value were to prevail until the next December Payment Date. Furthermore, the price at which a Holder will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Annual Starting Value applicable to such December Payment Date. The value of the Notes may also be affected by the limitation of the Maximum Annual Payment.

          Volatility of the S&P 500 Index. If the volatility of the S&P 500 Index increases, the trading value of the Notes is expected to increase. If the volatility of the S&P 500 Index decreases, the trading value of the Notes is expected to decrease.

          Interest Rates. In general, if U.S. interest rates increase, the value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the level of the S&P 500 Index. Rising interest rates may lower the level of the S&P 500 Index and, thus, the value of the Notes. Falling interest rates may increase the level of the S&P 500 Index and, thus, may increase the value of the Notes.

          Time Remaining to December Payment Dates. The Notes may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the level of the S&P 500 Index during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

          Time Remaining to Maturity. As the number of remaining December Payment Dates decreases, the cumulative value of all the S&P Rights will decrease, thus decreasing the value of the Notes. Furthermore, as the time to maturity decreases, the value of the fixed payments is expected to increase, thus increasing the value of the Notes.

          Dividend Rates in the United States. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the S&P Rights is expected to decrease. Consequently the value of the Notes is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the S&P Rights is expected to increase and, therefore, the value of the Notes is expected to increase. However, in general rising U.S. corporate dividend rates may increase the S&P 500 Index and, in turn, increase the value of the Notes. Conversely, falling U.S. dividend rates may decrease the S&P 500 Index and, in turn, decrease the value of the Notes.

OTHER CONSIDERATIONS

     It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in the light of their particular circumstances.

     Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.

                            DESCRIPTION OF NOTES

GENERAL

     The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1997.

     The Notes are not subject to redemption prior to maturity by the Company or at the option of any Holder. Upon the occurrence of an Event of Default with respect to the Notes, however, Holders of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in the this Prospectus.

     The Notes were issued in denominations of $1,000 and integral multiples thereof.

SEMIANNUAL PAYMENTS

     The Company will make semiannual interest payments on the Notes each June 30 and December 31 ("June Payment Dates" and "December Payment Dates", respectively), as described below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30, except as provided below. Notwithstanding the foregoing, if it is known three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to such December Payment Date will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31.

     For each calendar year, the Company will pay an amount equal to the following for each $1,000 principal amount of Notes:

             (ENDING ANNUAL VALUE-STARTING ANNUAL VALUE)
   $1,000  X (-----------------------------------------)    X 70%
             (        STARTING ANNUAL VALUE            )

provided, however, that the per annum amount payable as a result of the foregoing will not be less than $30 per $1,000 principal amount of Notes (3% per annum) (the "Minimum Annual Payment") or greater than $105 per $1,000 principal amount of Notes (10.5% per annum) (the "Maximum Annual Payment"). For each $1,000 principal amount of the Notes, the Company will pay $15 of the total amount payable for each calendar year on the June Payment Date, and will pay the balance of the annual amount due on the Notes for such year on the December Payment Date. The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P 500 Index on the first NYSE Business Day (as defined herein) in such year on which a Market Disruption Event has not occurred as determined by State Street Bank and Trust Company (the "Calculation Agent"); provided, however, that if a Market Disruption Event shall have occurred on each of the first ten NYSE Business Days in any year, the "Starting Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P 500 Index on such tenth NYSE Business Day. The "Ending Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P 500 Index on the seventh scheduled NYSE Business Day preceding the end of such year (including December 31 if it is a scheduled NYSE Business Day) as determined by the Calculation Agent, unless a Market Disruption Event has occurred on such day. In the event that a Market Disruption Event has occurred on the seventh scheduled NYSE Business Day preceding the end of such year, the "Ending Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P 500 Index on the sixth scheduled NYSE Business Day preceding the end of such year regardless of whether such day is a NYSE Business Day or a Market Disruption Event occurs on such day. The Calculation Agent will determine the seventh scheduled NYSE Business Day, and, if necessary, the sixth scheduled NYSE Business Day prior to each December Payment Date.

     If the Ending Annual Value applicable to a December Payment Date does not exceed the applicable Starting Annual Value by more than approximately 4.3%, Holders of the Notes will receive only the Minimum Annual Payment payable with respect to the Notes, even if the value of the S&P 500 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than 4.3%. If the Ending Annual Value applicable to a December Payment Date exceeds the applicable Starting Annual Value by 15% or more, Holders of Notes will receive the Maximum Amount Payable with respect to the Notes. The Holders will receive not less than the Minimum Annual Payment (3% per annum) even in the event that the Ending Annual Value is less than the Starting Annual Value in any year.

     Any day on which a Starting Annual Value or an Ending Annual Value is required to be calculated is referred to herein as a "Calculation Day". A "NYSE Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Notes.

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

     (i) the material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self-regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) or suspension, in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

     (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Starting Annual Value and/or the Ending Annual Value as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

     If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Starting Annual Value or Ending Annual Value, as the case may be, will be calculated as described below under "Discontinuance of the S&P 500 Index."

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes.

     If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Date, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

     The following table is an example of hypothetical annual payments on the SMART Notes using assumed changes in the S&P 500 Index. The numbers below are shown for illustrative purposes only and are not intended to predict either the future levels of the S&P 500 Index or the payments to be received on the Notes.


                        HYPOTHETICAL SMART NOTE PAYMENTS

                                                                  INDEX                        HYPOTHETICAL ANNUALIZED
            HYPOTHETICAL STARTING     HYPOTHETICAL ENDING        PERCENT        PERCENT          SMART NOTE PAYMENT
YEAR        ANNUAL VALUE(1)           ANNUAL VALUE(2)            CHANGE      PARTICIPATION               RATE
----        ---------------           ---------------            ------      -------------               ----
1.........       415                       423                     1.9%            70%                   3.00%*
2.........       421                       488                    15.9%            70%                  10.50%**
3.........       486                       434                   -10.7%            70%                   3.00%*
4.........       440                       479                     8.9%            70%                   6.20%
5.........       480                       585                    21.9%            70%                  10.50%**
6.........       589                       668                    13.4%            70%                   9.39%

(1) Assumed closing value of the S&P 500 Index on the first NYSE Business Day of each year.
(2) Assumed closing value of the S&P 500 Index on the seventh scheduled NYSE Business Day prior to the end of each year.

* Minimum Annual Payment of $30 per $1,000 principal amount of Notes (3.00% per annum).
** Maximum Annual Payment of $105 per $1,000 principal amount of Notes (10.50% per annum).

     The above information is for purposes of illustration only. The actual amount payable in any year on the Notes will depend entirely on the Starting Annual Value and Ending Annual Value applicable to such year determined by the Calculation Agent as provided herein and the Minimum Annual Payment and the Maximum Annual Payment.

     A potential investor should review the historical performance of the S&P 500 Index. The historical performance of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P 500 Index will increase sufficiently during any calendar year to cause the beneficial owners of the Notes to receive an amount in excess of the Minimum Annual Payment during any such calendar year.

DISCONTINUANCE OF THE S&P 500 INDEX AND SUCCESSOR INDEX

     If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable on any December Payment Date will be determined by reference to the Successor Index, as provided above.

     If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

     (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

     (2) for each Last Component Stock, calculating as of each such NYSE Business Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

     (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

     (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index--Computation of the S&P 500 Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

     (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

     (6) multiplying the resulting quotient (expressed in decimals) by ten.

     If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

     If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

     If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index--Computation of the S&P 500 Index").

     If S&P discontinues publication of the S&P 500 Index prior to the period during which the amount payable with respect to any year is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each NYSE Business Day until the earlier to occur of (i) the determination of the amount payable with respect to such year and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the amount payable with respect to such year by reference to the method set forth in clauses (1) through (6) above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Notes.

EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount, if any, calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

SECURITIES DEPOSITORY

     Upon issuance, all Notes will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

     So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to, Notes registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Securities will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

                      THE STANDARD & POOR'S 500 INDEX

     All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P as of September 21, 1992. The Company cannot assure the accuracy or completeness of the information prepared by S&P.

GENERAL

     The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of August 31, 1992, the 500 companies included in the S&P 500 Index represented approximately 76% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of August 31, 1992, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.

COMPUTATION OF THE S&P 500 INDEX

   S&P currently computes the S&P 500 Index as of a particular time as follows:

     (1) the Market Value of each component stock is determined as of such time;

     (2) the Market Values of all component stocks as of such time (as determined under clause (1) above) are aggregated;

     (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

     (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

     (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

     (6) the resulting quotient (expressed in decimals) is multiplied by ten.

While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the amounts payable on any December Payment Date to Holders of Notes.

     S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                              New Market Value
          Old Base Value X    ----------------  = New Base Value
                              Old Market Value


The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

     A potential investor should review the historical performance of the S&P 500 Index. The historical performance of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P 500 Index will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount at the maturity of the Notes.

LICENSE AGREEMENT

     S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Notes, and the Company is an authorized sublicensee thereof.

     The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this
Prospectus:

          "The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other then transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Notes, prices at which the Notes are to initially be sold, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes."

                                OTHER TERMS

GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that
(i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series;
(d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt

Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                  EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

               SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


P R O S P E C T U S
-------------------
                         MERRILL LYNCH & CO., INC.
      S&P 500 MARKET INDEX TARGET-TERM SECURITIES(SM) DUE JULY 31, 1998
                                 ("MITTS(R)")

 On January 28, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $16,000,000 aggregate principal amount (1,600,000 Units) of S&P 500 Market Index Target-Term Securities due July 31, 1998 (the "Securities or MITTS"). Each $10 principal amount of the Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.
   The Securities were offered at an original issue price of 100% of the principal amount thereof, will bear no periodic payments of interest and will mature on July 31, 1998. At maturity, a Holder of a Security will be entitled to receive, with respect to each Security, the principal amount thereof, plus a contingent interest payment (the "Supplemental Redemption Amount"), if any, if the Final Value (as defined herein) of the S&P 500 Composite Stock Price Index (the "S&P 500 Index") exceeds 435.49 (the "Initial Value"). If the Final Value does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security, but the Holder will not receive any Supplemental Redemption Amount. While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Final Value exceeds the Initial Value, there will be no payment of interest, periodic or otherwise, prior to maturity. The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable prior to maturity.
   The Supplemental Redemption Amount, if any, payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, and (B) the quotient of the Final Value less the Initial Value, divided by the Initial Value, and (C) 115%. The calculation of the Final Value, as more fully described herein, will be based upon certain values of the S&P 500 Index during the ten Business Days prior to the maturity date of the Securities.
   For information as to the calculation of the Supplemental Redemption Amount, if any, which will be paid at maturity, the calculation and the composition of the S&P 500 Index, see "Description of Securities" and "The Standard & Poor's 500 Index" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
   Ownership of the Securities will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.
    The Securities have been listed on the New York Stock Exchange under the symbol "MIE".

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                            MERRILL LYNCH & CO.

            THE DATE OF THIS PROSPECTUS IS             , 1996.
(R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                           AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996 and May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products
AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES


                                             YEAR ENDED LAST FRIDAY IN DECEMBER      NINE MONTHS ENDED
                                            1991    1992    1993    1994    1995     SEPTEMBER 27, 1996
                                            ----    ----    ----    ----    ----     ------------------


Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2              1.2

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                RISK FACTORS

PAYMENT AT MATURITY

If the Final Value is equal to or less than the Initial Value, the Holders of the Securities will be entitled to receive $10 in respect of each $10 principal amount of Securities, and no Supplemental Redemption Amount. This will be true even though the value of the S&P 500 Index as of some interim period or periods prior to the maturity date of the Securities may have exceeded the Initial Value because the Supplemental Redemption Amount on the Securities is calculated on the basis of the Final Value only.

     The $10 minimum to be received by Holders at maturity in respect of each $10 principal amount of a Security does not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

     The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the S&P 500 Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

TRADING

     The Securities have been listed on the New York Stock Exchange under the symbol "MIE". It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

     The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the S&P 500 Index over the Initial Value. If, however, Securities are sold prior to the maturity date at a time when the S&P 500 Index exceeds the Initial Value, the sale price may be at a discount from the amount expected to be payable to the Holder if such excess of the S&P 500 Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the S&P 500 Index between the time of such sale and the maturity date. (See "The Standard & Poor's 500 Index".) Furthermore, the price at which a Holder will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates.

     The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the S&P 500 Index are likely to affect their trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the S&P 500 Index. Rising interest rates may lower the value of the S&P 500 Index and, thus, the Securities. Falling interest rates may increase the value of the S&P 500 Index and, thus, may increase the value of the Securities.

          Volatility of the S&P 500 Index. If the volatility of the S&P 500 Index increases, the trading value of the Securities is expected to increase. If the volatility of the S&P 500 Index decreases, the trading value of the Securities is expected to decrease.

          Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

          Dividend Rates in the United States. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the S&P 500 Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the S&P 500 Index and, in turn, decrease the value of the Securities.

OTHER CONSIDERATIONS

     It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in the light of their particular circumstances.

     Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

                          DESCRIPTION OF SECURITIES

GENERAL

The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, as described below. The principal amount of each Security equals $10 for each $10 original price to the public. The Securities will mature on July 31, 1998.

     While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Final Value exceeds the Initial Value, there will be no payment of interest, periodic or otherwise, prior to maturity.

     The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities-Events of Default and Acceleration" and "Other Terms-Events of Default" in this Prospectus.

     The Securities were issued in denominations of whole Units.

PAYMENT AT MATURITY

     At maturity, a Holder of a Security will be entitled to receive the principal amount thereof ($10 for each $10 price to public) plus a Supplemental Redemption Amount, if any, all as provided below. If the Final Value of the S&P 500 Index does not exceed the Initial Value, a Holder of a Security will be repaid the principal amount of the Security at maturity, but will not be entitled to receive any contingent interest (i.e., Supplemental Redemption Amount).

     At maturity, a Holder of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount, if any, equal in amount to:

                           (Final Value - Initial Value )
             Principal  X  (--------------------------- )  X 115%
                           (        Initial Value       )

provided, however, that the Supplemental Redemption Amount will not be less than zero. The Initial Value of the S&P 500 Index is 435.49. If the Final Value does not exceed the Initial Value, the Supplemental Redemption Amount will equal zero and a Holder of a Security will receive only the principal amount thereof ($10 for each $10 price to public).

   The Final Value of the S&P 500 Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the average
(mean) of the closing values of the S&P 500 Index as calculated by S&P on the tenth Business Day (as defined below) prior to the maturity date (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the fourth Business Day prior to the maturity date (each, a "Calculation Day") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on one or more of the Business Days during the period specified above, the Final Value will equal the average of the values on Business Days on which a Market Disruption Event did not occur or, if there is only one such Business Day, the value on such day. If Market Disruption Events occur on all of such Business Days during such period, the Final Value shall equal the closing value of the S&P 500 Index on the fourth Business Day prior to the maturity date regardless of whether a Market Disruption Event shall have occurred on such day. For purposes of determining the Final Value, a "Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Securities.

   If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Final Value as described in the preceding paragraph. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

   If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Supplemental Redemption Amount, if any, at maturity will be calculated as described below under "Discontinuance of the S&P 500 Index".

   If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

   If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

   "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:
     (i) the material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) or suspension, in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

     (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

   For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

   The following table illustrates, for a range of hypothetical Final Values, the percentage change in the S&P 500 Index from the date of pricing of the Securities offered hereby until maturity, the Supplemental
Redemption Amount at maturity for each $10 principal amount of Securities.

                                                          Supplemental
                                                        Redemption Amount
Hypothetical Final         Percentage Change             per $10 Principal
 Value of the S&P            in the S&P 500                  Amount of
    500 Index                    Index                      Securities
------------------         -----------------           ------------------
    217.75                      -50%                        $ 0.00
    261.29                      -40%                          0.00
    304.84                      -30%                          0.00
    348.39                      -20%                          0.00
    391.94                      -10%                          0.00
    435.49(1)                     0%                          0.00
    479.04                       10%                          1.15
    522.59                       20%                          2.30
    566.14                       30%                          3.45
    609.69                       40%                          4.60
    653.24                       50%                          5.75
    696.78                       60%                          6.90
    740.33                       70%                          8.05
    783.88                       80%                          9.20
    827.43                       90%                         10.35
    878.98                      100%                         11.50

______________

(1) Initial Value.

   The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Final Value determined by the Calculation Agent as provided herein.

   The Senior Indenture provides that the Senior Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). All payments under the Securities (other than the return of principal) could be considered interest for the purpose of state usury laws. The Company has covenanted for the benefit of the Holders of the Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

DISCONTINUANCE OF THE S&P 500 INDEX AND SUCCESSOR INDEX

   If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable at maturity or upon earlier acceleration will be determined by reference to the Successor Index, as provided above.

   If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P 500 Index for any such Calculation Day used to calculate the Supplemental Redemption Amount, if any, at maturity will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

     (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");
     (2) for each Last Component Stock, calculating as of each such Calculation Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;
     (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;
     (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index--Computation of the Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;
     (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);
     (6) multiplying the resulting quotient (expressed in decimals) by ten.

   If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

   If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

   If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index-- Computation of the S&P 500 Index").

   If S&P discontinues publication of the S&P 500 Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount by reference to the method set forth in clauses (1) through (6) in the fourth preceding paragraph above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Securities.

EVENTS OF DEFAULT AND ACCELERATION

   In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount, if any, of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under
Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

   In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

SECURITIES DEPOSITORY

   Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

   The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

   So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the

Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

                       THE STANDARD & POOR'S 500 INDEX

All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P as of December 31, 1992. The Company takes no responsibility for the accuracy or completeness of such information.

GENERAL

   The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of December 31, 1992, the 500 companies included in the S&P 500 Index represented approximately 76% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of December 31, 1992, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.

COMPUTATION OF THE S&P 500 INDEX

    S&P computes the S&P 500 Index as of a particular time as follows:

     (1) the Market Value of each component stock is determined as of such time;
     (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

     (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;
     (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");
     (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

     (6)   the resulting quotient (expressed in decimals) is multiplied by ten.

While S&P employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to Holders of Securities upon maturity or otherwise.

   S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

         Old Base Value   x   New Market Value   =   New Base Value
                              ----------------
                              Old Market Value

The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

A potential investor should review the historical performance of the S&P 500 Index. The historical performance of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P 500 Index will increase sufficiently to cause the beneficial owners of the Securities to receive a Supplemental Redemption Amount at the maturity of the Securities.

LICENSE AGREEMENT

   S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

   The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this
Prospectus:

     "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other then transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

                                OTHER TERMS
GENERAL

   The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                  EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte

& Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              Subject to Completion, Issue Date: November 25, 1996


P R O S P E C T U S
-------------------
                            Merrill Lynch & Co., Inc.
    Global Telecommunications Portfolio Market Index Target-Term Securities(SM)
                              due October 15, 1998
                                   ("MITTS(R)")

     On September 13, 1993, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $110,000,000 Global Telecommunications Portfolio Market Index Target-Term Securities due October 15, 1998 (the "Securities" or "MITTS"). As of the date of this Prospectus, $_____________ aggregate principal amount of the Securities remain outstanding. Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.

     The Securities will bear no periodic payments of interest and will mature on October 15, 1998. At maturity, a beneficial owner of a Security will be paid an amount based upon the change in the value of a portfolio of specified telecommunications industry stocks of issuers organized in the United States and abroad measured from September 2, 1993 (the "Original Portfolio Value") to the Closing Portfolio Value, all as more fully described herein; provided, however, that the amount payable at maturity will not be less than $9.00 for each Unit of the Securities (the "Minimum Payment"). The Closing Portfolio Value will be based on certain values of the specified telecommunications industry stocks during a period prior to the maturity date of the Securities. While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Closing Portfolio Value exceeds the Original Portfolio Value, there will be no payment of interest, periodic or otherwise, prior to maturity.

     If the Closing Portfolio Value is less than the Original Portfolio Value, the amount payable at maturity with respect to a Security will be less than the principal amount of such Security.
     For information as to the calculation of the amount that will be paid at maturity and the calculation and the composition of the global telecommunications industry portfolio, see "Description of Securities" and "The Portfolio" in this Prospectus. For other information that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of this Prospectus.
     Ownership of the Securities will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities have been listed on the New York Stock Exchange under the Symbol "MLC".
                             ______________________
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             _______________________

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.
                               ___________________
                               Merrill Lynch & Co.
                               ___________________
                   The date of this Prospectus is     , 1996.

(R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                            MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                       YEAR ENDED LAST FRIDAY IN DECEMBER     NINE MONTHS ENDED
                       1991 1992       1993    1994 1995      SEPTEMBER 27, 1996
                       ---- ----       ----    ---- ----      ------------------


Ratio of earnings
to fixed charges . .    1.2  1.3        1.4     1.2  1.2             1.2

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Payment at Maturity

     If the Closing Portfolio Value is less than the Original Portfolio Value, beneficial owners of the Securities will receive less than the principal amount of such Securities at maturity, but not less than the Minimum Payment. Beneficial owners would receive only the return of principal if the Closing Portfolio Value should equal the Original Portfolio Value. This will be true even though the Portfolio Value as of some interim period or periods prior to the Calculation Period may have exceeded the Original Portfolio Value because the Closing Portfolio Value is calculated on the basis of the average of the value of Portfolio Securities only on the Calculation Days.

     Even if the principal of the Securities is fully returned, such return of principal does not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

     The return based on the Closing Portfolio Value relative to the Original Portfolio Value generally will not produce the same return as if the Portfolio Securities were purchased and held for a similar period, because, among other reasons, any payment at maturity on the Securities based on an increase in the value of the Portfolio will not reflect the payment of dividends on the Portfolio Securities.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). All payments under the Securities (other than the return of principal) could be considered interest for the purpose of state usury laws. The Company has covenanted for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

Trading

     The Securities have been listed on the New York Stock Exchange under the Symbol "MLC". There can be no assurance as to how the Securities will trade in the secondary market or whether such market will be liquid. It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the Portfolio Value over the Original Portfolio Value. If, however, Securities are sold prior to the maturity date at a time when the Portfolio Value exceeds the Original Portfolio Value, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the Portfolio Value over the Original Portfolio Value were to prevail during the Calculation Period. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Portfolio Value is below, equal to or not sufficiently above the Original Portfolio Value. A discount could also result from rising interest rates.

     The trading values of the Securities may be affected by a number of interrelated factors, including those listed below. The relationship among these factors is complex, including how these factors affect the value of the principal amount of the Securities payable at maturity, if any, in excess of the principal amount of the Securities. Accordingly, investors should be aware that factors other than the level of the Portfolio Value are likely to affect their trading value. The expected theoretical effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

     Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Local interest rates may also affect the economies of countries in which issuers of the respective Portfolio Securities (or shares underlying such securities) operate, and, in turn, affect the Portfolio Value.

     Volatility of the Portfolio Value. If the volatility of the Portfolio Value increases, the trading value of the Securities is expected to increase. If the volatility of the Portfolio Value decreases, the trading value of the Securities is expected to decrease.

     Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of the Portfolio Value. This difference will reflect a "time premium" due to expectations concerning the Portfolio Value during the period prior to maturity of the Securities. As the time remaining to maturity of the

Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

     Dividend Rates. If dividend rates on the Portfolio Securities (or shares underlying such securities) increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the Portfolio Securities decrease, the value of the Securities is expected to increase. Local general corporate dividend rates may also affect the Portfolio Value and, in turn, the value of the Securities.

Foreign Currency Exchange and Foreign Market

     The Securities are U.S. dollar-denominated securities issued by the Company, a United States corporation. Investments in the Securities do not give the beneficial owners any right to receive any Portfolio Security or any other ownership right or interest in the Portfolio Securities, although the return on the investment in the Securities is based on the Portfolio Value of the Portfolio Securities. Certain of the Portfolio Securities (or securities underlying DRs included in the Portfolio) have been issued by non-United States companies, and certain of the Portfolio Securities and the underlying securities represented by the DRs are quoted in currencies other than the U.S. dollar. Investments in securities indexed to the value of non-United States securities involve certain risks. Fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions applicable to such investments may affect the U.S. dollar value of such securities, including DRs. Securities prices in different countries are subject to different economic, financial, political and social factors. Rates of exchange between the dollar and other currencies are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. With respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect the value of investments in those countries. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. Certain foreign investments may be subject to foreign withholding taxes which could affect the value of investment in these countries. In addition, investment laws in certain foreign countries may limit or restrict ownership of certain securities by foreign nationals by restricting or eliminating voting or other rights or limiting the amount of securities that may be so owned, and such limitations or restrictions may affect the prices of such securities.

     Foreign financial markets, while growing in volume, may have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets have different trading practices that may affect the prices of securities. The foreign markets have different clearance and settlement procedures, and in certain countries there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. There is generally less government supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the U.S. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the DRs than for the underlying stocks.

American Depositary Receipts and Global Depositary Receipts

     Certain of the Portfolio Securities are in the form of either American Depositary Receipts ("ADRs") or Global Depositary Receipts ("GDRs", which, together with ADRs, are hereinafter collectively referred to as "DRs"). A DR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares (the "Underlying Shares") of a foreign issuer (the "Foreign Issuer") that have been deposited and are held, on behalf of the holders of the DRs, at a custodian bank in the Foreign Issuer's home country. While the market for

Underlying Shares will generally be in the country in which the Foreign Issuer is organized, and trading in such market will generally be based on that country's currency, DRs that are Portfolio Securities will trade in U.S. Dollars.

     Although DRs are distinct securities from the Underlying Shares, the trading characteristics and valuations of DRs will usually, but not necessarily, mirror the characteristics and valuations of the Underlying Shares represented by the DRs. Active trading volume and efficient pricing in the principal market in the home country for the Underlying Shares will usually indicate similar characteristics in respect of the DRs. In the case of certain DRs, however, there may be inadequate familiarity with or information about the Foreign Issuer of the Underlying Shares represented by the DR in the market in which the DR trades to support active volume, thus resulting in pricing distortions. This is more likely to occur when the DR is not listed on a U.S. stock exchange or quoted on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and trades only over-the-counter, because the Foreign Issuer would not be required to register such DRs under the Exchange Act, as is the case with DRs so listed or quoted. In addition, because of the size of an offering of Underlying Shares in DR form outside the home country and/or other factors that have limited or increased the float of certain DRs, the liquidity of such securities may be less than or greater than that with respect to the Underlying Shares. Inasmuch as holders of DRs may surrender the DR in order to take delivery of and trade the Underlying Shares, a characteristic that allows investors in DRs to take advantage of price differentials between different markets, a market for the Underlying Shares that is not liquid will generally result in an liquid market for the DR representing such Underlying Shares.

     The depositary bank that issues a DR generally charges a fee, based on the price of the DR, upon issuance and cancellation of the DR. This fee would be in addition to the brokerage commissions paid upon the acquisition or surrender of the security. In addition, the depositary bank incurs expenses in connection with the conversion of dividends or other cash distributions paid in local currency into U.S. Dollars and such expenses are deducted from the amount of the dividend or distribution paid to holders, resulting in a lower payout per Underlying Share represented by the DR than would be the case if the Underlying Share were held directly. Furthermore, foreign investment laws in certain countries may restrict ownership by foreign nationals of certain classes of Underlying Shares. Accordingly, the DR representing such class of securities may not possess voting rights, if any, equivalent to those in respect of the Underlying Shares. Certain tax considerations, including tax rate differentials, arising from application of the tax laws of one nation to the nationals of another and from certain practices in the DR market may also exist with respect to certain DRs. In varying degrees, any or all of these factors may affect the value of the DR compared with the value of the Underlying Shares in the local market.

Other Considerations

     It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in the light of each investor's particular circumstances.

     Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

                            DESCRIPTION OF SECURITIES

General

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The principal amount of each Security will equal $10 for each $10 price to the public. The Securities will mature on October 15, 1998.

     While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Closing Portfolio Value exceeds the Original Portfolio Value, there will be no payment of interest, periodic or otherwise, prior to maturity. (See "Payment at Maturity", below.)

     The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described under "Events of Default and Acceleration" and "Description of Debt Securities--General--Events of Default" below.

     The Securities were issued in denominations of whole Units.

Payment at Maturity

     At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each $10 principal amount of the Security, an amount equal to the following:

                                 Closing Portfolio Value
                         $10  x  -----------------------
                                            $100

provided, however, that the amount payable at maturity will not be less than $9 for each $10 principal amount of Securities (the "Minimum Payment"). Based on the prices of the Portfolio Securities on September 2, 1993, the Multipliers were initially set so that the value of the Portfolio on September 2, 1993 equaled $100 (the "Original Portfolio Value").

     If the Closing Portfolio Value is equal to $90 or less, a beneficial owner of a Security will receive the Minimum Payment of $9 for each $10 principal amount of the Securities at maturity. If the Closing Portfolio Value is between $90 and $100, a beneficial owner of a Security will receive between $9 and $10 for each $10 principal amount of the Securities at maturity.

     The "Closing Portfolio Value" will be determined by MLPF&S an affiliate of the Company, or successor thereto (the "Calculation Agent"), and will equal the sum of the products of the Average Market Price and the applicable Multiplier for each Portfolio Security. The "Average Market Price" of a Portfolio Security will equal the average (mean) of the Market Prices of such Portfolio Security determined on each of the first thirty Calculation Days with respect to such Portfolio Security during the Calculation Period. If there are fewer than thirty Calculation Days with respect to a Portfolio Security, then the Average Market Price will equal the average (mean) of the Market Prices on such Calculation Days, and if there is only one Calculation Day, then the Average Market Price will equal the Market Price on such Calculation Day. The "Calculation Period" means the period from and including the sixtieth scheduled NYSE Trading Day (as defined below) prior to the maturity date to and including the fourth scheduled NYSE Trading Day prior to the maturity date. "Calculation Day" with respect to a Portfolio Security means any Trading Day during the Calculation Period in the country in which such Portfolio Security is being priced on which a Market Disruption Event has not occurred. If a Market Disruption Event occurs on all Trading Days in such country during the Calculation Period then the fourth scheduled NYSE Trading Day (as defined below) prior to the maturity date in such country will be deemed a Calculation Day, notwithstanding the Market Disruption Event; provided, however, that if such fourth scheduled NYSE Trading Day is not a Trading Day in such country, then the immediately preceding Trading Day shall instead be deemed a Calculation Day. Any reference to a specific day herein shall mean such calendar day in each market in which Portfolio Securities are priced.

     "Market Price" means for a Calculation Day the following:

          (i) If the Portfolio Security is listed on a national securities exchange in the United States, is a NASDAQ National Market System ("NASDAQ NMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of

     Securities Dealers, Inc. (the "NASD"), Market Price means (i) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Portfolio Security is listed or admitted to trading, or
     (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day, or (iii) if the last reported sale price is not available pursuant to (i) and (ii) above, the mean of the last reported bid and offer price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day as determined by the Calculation Agent. If the Portfolio Security is a security issued by a company organized in the United States and is not listed on a national securities exchange in the United States, is not a NASDAQ NMS security or is not included in the OTC Bulletin Board operated by the NASD, Market Price means the average (mean) of the last available bid and offer prices in the United States over-the-counter market of the three dealers which have the highest volume of transactions in such Portfolio Security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it. The term "NASDAQ NMS security" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

          (ii) If the Portfolio Security is a security issued by a company organized other than in the United States or is a DR, that, in either case, is not listed on a national securities exchange in the United States or is not a NASDAQ NMS security or included in the OTC Bulletin Board operated by the NASD, Market Price means the last reported sale price on such day on the securities exchange on which such Portfolio Security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such day as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of such exchange, then the Market Price shall mean the average
     (mean) of the last available bid and offer price on such exchange. If such Portfolio Security is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, the Market Price shall mean the last reported sale price on the over-the-counter market with the greatest volume of trading as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to when trading in such over-the-counter market typically ends, then the Market Price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in such Portfolio Security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it. If such prices are quoted in a currency other than in U.S. Dollars, such prices will be translated into U.S. Dollars for purposes of calculating the Average Market Price using the Spot Rate on the same calendar day as the date of any such price. The "Spot Rate" on any date will be determined by the Calculation Agent and will equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time, as reported on the information service operated by Bloomberg, L.P. ("Bloomberg") representing the mean of certain dealers in such currency or, if Bloomberg has not reported such rate by 3:30 p.m., New York City time, on such day, the offered spot rate of such currency per U.S. $1.00 on such date for a transaction amount in an amount customary for such market on such date quoted at approximately 3:30 p.m., New York City time, by a leading bank in the foreign exchange markets as may be selected by the Calculation Agent.

     If the Calculation Agent is required to use the bid and offer price for a Portfolio Security to determine the Market Price of such Portfolio Security pursuant to the foregoing, the Calculation Agent shall not use any bid or offer price announced by MLPF&S or any other affiliate of the Company.

     As used herein, "NYSE Trading Day" shall mean a day on which trading is generally conducted in the over-the-counter market for equity securities in the United States and on the New York Stock Exchange as determined by the Calculation Agent. "Trading Day" shall mean a day on which trading is conducted on the principal securities exchanges in the country in which such Portfolio Security is being priced.

     "Market Disruption Event" with respect to a Portfolio Security means either of the following events, as determined by the Calculation Agent:

          (i) the suspension or material limitation (provided that, with respect to Portfolio Securities that are priced in the United States, limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) in the trading of such Portfolio Security in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced, or

          (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts related to a Portfolio Security traded on any exchange in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

     All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities. All percentages resulting from any calculation on the Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

PORTFOLIO SECURITIES

     The stocks or the depositary receipts representing the stocks listed below will be used to calculate the value of the Portfolio. Holders of the Securities will not have any right to receive the Portfolio Securities. The following table sets forth, as of September 2, 1993, the Portfolio Securities, the percentage of each Portfolio Security in the Original Portfolio Value and their initial
Multipliers:

                                                                                                   % of Portfolio
                                                                                                       Value
                                                                                                   Represented in
                Issuer of the                       Country in                                        Original          Initial
            Portfolio Security(1)                 Which Organized              ADR/GDR             Portfolio Value     Multiplier
            ---------------------                 ---------------              -------             ---------------     ----------
Alcatel Alstholm Compagnie Generale d'Electricite      France                  Yes                      4.5455%         .1731602

American Telephone & Telegraph Company             United States               No                       4.5455%         .0722935

Bell Atlantic Corporation                          United States               No                       4.5455%         .0711617

BellSouth Corporation                              United States               No                       4.5455%         .0763942

British Telecommunications plc                     United Kingdom              Yes                      4.5455%         .0692641

Compania de Telefonos de Chile S.A.                    Chile                   Yes                      4.5455%         .0582751

LM Ericsson Telephone Company                          Sweden                  Yes                      4.5455%         .0988142

GTE Corporation                                    United States               No                       4.5455%         .1249609

Hong Kong Telecommunications, Ltd.                   Hong Kong                 Yes                      4.5455%         .0934798

Newbridge Networks Corporation                         Canada                  No                       4.5455%         .0640205

NYNEX Corporation                                  United States               No                       4.5455%         .0492065

Pacific Telesis Group                              United States               No                       4.5455%         .0822707

Philippine Long Distance Telephone Company          Philippines                No                       4.5455%         .0918274

Rogers Cantel Mobile Communications, Inc.              Canada                  No                       4.5455%         .1668057

Southwestern Bell Corporation                      United States               No                       4.5455%         .0999001

Tadiran Ltd.                                           Israel                  No                       4.5455%         .1298701

Telecom Corporation of New Zealand Limited          New Zealand                Yes                      4.5455%         .1038961

Telecomunicacoes Brasileiras S.A.                      Brazil                  Yes                      4.5455%         .1312767

Telefonica de Argentina                              Argentina                 Yes                      4.5455%         .1033058

Telefonica de Espana                                   Spain                   Yes                      4.5455%         .1249609

Telefonos de Mexico, S.A. de C.V.                      Mexico                  Yes                      4.5455%         .0851607

Vodaphone Group plc                                United Kingdom              Yes                      4.5455%         .0569963

___________________________
(1)  Or, in the case of DRs, the Underlying Shares.

     The initial Multiplier relating to each Portfolio Security indicates the number of such Portfolio Security, given the market price of such Portfolio Security as of September 2, 1993, required to be included in the calculation of the Original Portfolio Value so that each Portfolio Security represented an equal percentage of the Original Portfolio Value as of September 2, 1993. The price of each Portfolio Security used to calculate the initial Multiplier relating to each such Portfolio Security was the closing price of such Portfolio Security on September 2, 1993. The respective Multipliers will remain constant for the term of the Securities unless adjusted for certain corporate events, as described below.

     The Portfolio Value, for any day, will equal the sum of the products of the most recently available Market Prices (determined as described herein) and the applicable Multipliers for the Portfolio Securities. The Closing Portfolio Value, however, is calculated based on averaging Market Prices for certain days.

     The Calculation Agent currently intends to publish the Portfolio Value once on each business day. The Calculation Agent currently calculates and publishes values of approximately 1,100 specified portfolios. The

Calculation Agent currently provides information concerning such portfolios to the electronic reporting services operated by Bloomberg and to newspapers and specialized trade publications. If the Calculation Agent does publish Portfolio Values, the Calculation Agent currently intends to provide such values to similar sources described above, but there can be no assurance that such information will ultimately be published by such sources.

Adjustments to the Multiplier and Portfolio

     The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted as follows:

          1. If a Portfolio Security is subject to a stock split or reverse stock split or similar adjustment in the case of DRs, then once such split has become effective, the Multiplier relating to such Portfolio Security will be adjusted to equal the product of the number of shares issued with respect to one such share of such Portfolio Security, or the number of receipts issued with respect to one DR if a Portfolio Security is a DR, and the prior multiplier.

          2. If a Portfolio Security is subject to a stock dividend (issuance of additional shares of the Portfolio Security) that is given equally to all holders of shares of the issuer of such Portfolio Security, then once the dividend has become effective and such Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of the number of shares of such Portfolio Security issued with respect to one such share of Portfolio Security and the prior multiplier.

          3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid with respect of a Portfolio Security other than for Extraordinary Dividends as described below. A cash dividend with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if such dividend exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the Market Price on the Trading Day preceding the record day for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier with respect to such Portfolio Security will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier, and (ii) a fraction, the numerator of which is the sum of the Extraordinary Dividend Amount and the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the Market Price on the Trading Day preceding the ex-dividend date. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal such Extraordinary Dividend minus the amount of the immediately preceding non-Extraordinary Dividend for such Portfolio Security.

          4. If the issuer of a Portfolio Security is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law such Portfolio Security will continue to be included in the Portfolio so long as a Market Price for such Portfolio Security is available. If a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation of the issuer of such Portfolio Security or the subjection of the issuer of such Portfolio Security to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Portfolio Security will equal zero in connection with calculating Portfolio Value and Closing Portfolio Value for so long as no Market Price is available, and no attempt will be made to find a replacement stock or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

          5. If the issuer of a Portfolio Security or, if a Portfolio Security is a DR, the Foreign Issuer of the Underlying Share, has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Portfolio Security will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available Market Price for such Portfolio Security and that value will be constant for the remaining term of the Securities. At such time, no adjustment will be made to the Multiplier of such Portfolio Security. The Company may at its sole discretion increase such last available Market Price to reflect payments or dividends of cash, securities or other consideration to holders of such Portfolio Security in connection with such a merger or consolidation which may not be reflected in such last available Market Price.

          6. If the issuer of a Portfolio Security issues to all of its shareholders equity securities of an issuer other than the issuer of the Portfolio Security, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for such new Portfolio Security will equal the product of the original Multiplier with respect to the Portfolio Security for which the new Portfolio Security is being issued (the "Original Portfolio Security") and the number of shares of the new Portfolio Security issued with respect to one share of the Original Portfolio Security.

          7. If a DR is no longer listed or admitted to trading on a United States securities exchange registered under the Exchange Act, is no longer a NASDAQ NMS security or is no longer included in the OTC Bulletin Board operated by the NASD, then the Underlying Share represented by such DR will be deemed to be a new Portfolio Security. The initial Multiplier for such new Portfolio Security will equal the last value of the Multiplier for such DR multiplied by the number of shares of Underlying Shares represented by a single DR.

     No adjustments of any Multiplier of a Portfolio Security will be required unless such adjustment would require a change of at least 1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

     No adjustments to the Multiplier of any Portfolio Security or to the Portfolio will be made other than those specified above.

Hypothetical Payments

     The following table illustrates, for a range of hypothetical Closing Portfolio Values, the amount payable at maturity for each $10 principal amount of Securities. An investment in the Portfolio Securities would be significantly different than investing in the Securities. Among other things, an investor in the Portfolio Securities may realize certain dividends that are not reflected by investing in the Securities, and currency fluctuations may significantly increase or decrease the rate of return of the Portfolio Securities versus investing in the Securities.



                                                            Payment at
       Hypothetical Closing          Percentage          Maturity per $10
           Value of the             Change in the        Principal Amount
          Portfolio Value          Portfolio Level        of Securities
          ---------------          ---------------       ----------------

                0.00                   -100.00%               $ 9.00
               10.00                   -90.00%                $ 9.00

               20.00                   -80.00%                $ 9.00
               30.00                   -70.00%                $ 9.00

               40.00                   -60.00%                $ 9.00
               50.00                   -50.00%                $ 9.00

               60.00                   -40.00%                $ 9.00
               70.00                   -30.00%                $ 9.00

               80.00                   -20.00%                $ 9.00
               90.00                   -10.00%                $ 9.00

               100.00                   0.00%                 $10.00
               110.00                   10.00%                $11.00
               120.00                   20.00%                $12.00

               130.00                   30.00%                $13.00
               140.00                   40.00%                $14.00

               150.00                   50.00%                $15.00
               160.00                   60.00%                $16.00

               170.00                   70.00%                $17.00
               180.00                   80.00%                $18.00

               190.00                   90.00%                $19.00
               200.00                  100.00%                $20.00

     The above figures are for purposes of illustration only. The actual amount payable at maturity with respect to the Securities will depend entirely on the actual Closing Portfolio Value.

     The investor will not receive their entire principal at maturity should the market decline in value. The investor will only receive $9.00 for each $10 principal amount of Securities (90% of their original investment) should the market decline by 10% or more.

Events of Default and Acceleration

     In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities will be equal to the amount payable calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

     In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 6% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Securities Depository

     The Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

     The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the

Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

     So long as the Securities Depository, or its nominee, is the registered owner of a Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and any additional amount payable at maturity with respect to, Securities registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or any additional amount payable at maturity in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

                                  THE PORTFOLIO

General

     While the Portfolio consists of stocks (or DRs representing interests therein) of issuers that are involved in the global telecommunications industry, the Portfolio is not intended to provide an indication of the pattern of price movements of common stocks of corporations involved in the global telecommunications industry generally. Each of the United States issuers of a Portfolio Security files certain information reports with the Commission pursuant to the Exchange Act. Such reports generally contain a description of the business of the issuer, financial statements and certain other information which may be material to potential investors in the Securities. Foreign Issuers of Underlying Shares related to DRs that are Portfolio Securities and that are traded in the United States also file certain information reports with the Commission pursuant to the Exchange Act, although information contained in such reports will generally be more limited than that available with respect to a United States issuer. The Company makes no representation or warranty as to the accuracy or completeness of such reports. The inclusion of a Portfolio Security in the Portfolio is not a recommendation to buy or sell such Portfolio Security, and neither the Company nor any of its affiliates make any representation to any purchaser of Securities as to the performance of the Portfolio.

     The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Portfolio Securities or, in the case of DRs, the Underlying Shares, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of a Security should undertake an independent investigation of the issuers of the Portfolio Securities as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Global Telecommunications Sector

     The global telecommunications industry is subject to varying degrees of regulatory, political and economic risk which may affect the price of the stocks of companies involved in such industry. Such risks depend on a number of factors including the country in which a company is located. Telecommunications companies in both developed and emerging countries are undergoing significant change due to varying and evolving levels of governmental regulation or deregulation and other factors. As a result, competitive pressures are intense and the securities of such companies may be subject to rapid price volatility. In addition, companies offering telephone services are experiencing increasing competition from cellular telephones, and the cellular telephone industry, because the industry has a limited operating history, faces uncertainty concerning the future of the industry and demand for cellular telephones. All telecommunications companies in both developed and emerging countries are subject to the additional risk that technological innovations will make their products and services obsolete.

     In virtually every country, certain aspects of the telecommunications industry are subject to some government regulation. The nature and scope of such regulation generally is subject to political forces and market considerations, the effect of which cannot be predicted. Such regulation can have significant effects upon the operations of a telecommunications venture. It is difficult to predict the directions, types or effects of future telecommunications-related regulation.

     During the 1980s and early 1990s, the global telecommunications industry underwent structural changes. Many state-owned telephone monopolies were completely or partially divested to the public. American Telephone & Telegraph divested its local telephone service creating seven independent regional holding companies in 1984 under an agreement with the U.S. Government. In addition, the evolution of technology allowed the entrance of new competitors into the previously exclusive domain of the traditional telephone operators including operators of cable television systems. Companies that employ various technologies including fibre-optic, microwave and satellite communications are allowed to compete for traditional telephone company business in many countries. Continued mergers, divestitures, privatizations and alliances in the global telecommunications industry and changes in technology will affect companies involved in such industry and the prices of their stocks.

     A potential investor should review the historical prices of the securities underlying the Portfolio. The historical prices of such securities should not be taken as an indication of future performance, and no assurance can be given that the prices of such securities will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the Minimum Payment at the maturity of the Securities.

                                   OTHER TERMS

General

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              Subject to Completion, Issue Date: November 25, 1996


P R O S P E C T U S
-------------------

                           Merrill Lynch & Co., Inc.
                       Russell 2000(R) Index* Call Warrants
                           Expiring November 17, 1998

                          -----------------------------

   On November 20, 1995, Merrill Lynch & Co., Inc. (the "Company") issued 1,350,000 Russell 2000 Index Call Warrants Expiring November 17, 1998 (the "Warrants"). Each Warrant will entitle the beneficial owner thereof to receive from the Company upon exercise (including automatic exercise) an amount in U.S. dollars computed by reference to increases in the Russell 2000 Index (the "Index"). Such amount (the "Cash Settlement Value") will equal the product, if positive, of $15 multiplied by the Percentage Change in the Index. The "Percentage Change" will equal (i) the Index Spot Price minus the Index Strike Price, divided by (ii) the Index Strike Price. The Cash Settlement Value cannot be less than zero. The Index Strike Price equals 302.22 and the Index Spot Price will be determined upon exercise as more fully described herein.

   The Warrants will be exercisable at the option of the beneficial owner from the date of the initial delivery of the Warrants until 1:00 p.m., New York City time, on the fourth scheduled Index Calculation Day (as defined herein) immediately preceding the earlier of their expiration on November 17, 1998 (the "Expiration Date"), cancellation, or the date of their earlier expiration upon delisting from, or permanent suspension of trading on, the American Stock Exchange (the "AMEX") unless the Warrants are simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization (as defined herein). Any Warrant not exercised at or before 1:00 p.m., New York City time, on the fourth scheduled Index Calculation Day immediately preceding the Expiration Date or the date of their earlier expiration will be deemed automatically exercised on the first scheduled Index Calculation Day immediately preceding the Expiration Date or, in the case of early expiration, on the first scheduled Index Calculation Day immediately preceding the Early Expiration Date (as defined herein). A beneficial owner may exercise no fewer than 100 Warrants at any one time, except in the case of automatic exercise. The valuation of and payment for any exercised Warrant (including automatic exercise) may be postponed as a result of the occurrence of certain events. See "Description of the Warrants". The Warrants will be in book-entry form and, accordingly, no beneficial owner of Warrants will be entitled to receive a certificate representing such Warrants.

   The Warrants involve a high degree of risk, including the risk of expiring worthless. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants, and are advised to carefully consider the information under "Risk Factors" beginning on page 4 of this Prospectus, "Description of the Warrants", "Description of the Warrants--Delisting of the Warrants" and "The Index".

   The Warrants have been listed on the AMEX under the symbol "RIM.WS".

                          -----------------------------

     THESE WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          -----------------------------

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on a national securities exchange in the event the particular issue of Securities has been listed on such exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                          ----------------------------

                              Merrill Lynch & Co.

                          -----------------------------

            The date of this Prospectus is                  , 1996.
  *The use of, and reference to, the term "Russell 2000 Index" herein has been consented to by Frank Russell Company.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.


                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange (the "NYSE"), the Amex, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Warrants shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                            MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provides investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                         YEAR ENDED LAST FRIDAY IN DECEMBER   NINE MONTHS ENDED
                       1991 1992   1993       1994    1995    SEPTEMBER 27, 1996
                       ---- ----   ----       ----    ----    ------------------


Ratio of earnings
to fixed charges . .    1.2  1.3    1.4        1.2     1.2           1.2

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

             CERTAIN IMPORTANT INFORMATION CONCERNING THE WARRANTS

   A beneficial owner will receive a cash payment upon exercise only if the Warrants have a Cash Settlement Value in excess of zero on the relevant Valuation Date. The Warrants will be "in-the-money" (i.e., their Cash Settlement Value will exceed zero) on the relevant Valuation Date only if, as of such date, the value of the Index increases from the date of this Prospectus so that the Index Spot Price is above the Index Strike Price. An increase in the level of the Index from the date of this Prospectus will result in a greater Cash Settlement Value for the Warrants, and a decrease in the level of the Index from the date of this Prospectus will result in a lesser or zero Cash Settlement Value for the Warrants. If a Warrant is not exercised prior to its expiration and, on the Valuation Date with respect to its expiration, the value of the Index is less than or equal to the Index Strike Price, the Warrant will expire worthless and the beneficial owner will have sustained a total loss of the purchase price of such Warrant. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants.

                                  RISK FACTORS

   The Warrants involve a high degree of risk, including the risk of expiring worthless. Investors therefore should be prepared to sustain a total loss of the purchase price of their Warrants. It is suggested that investors considering purchasing the Warrants be experienced with respect to options and option transactions and understand the risks of stock index transactions and reach an investment decision only after carefully considering all of the risk factors set forth in this section of this Prospectus, the suitability of the Warrants in light of their particular circumstances and all the other information set forth in this Prospectus.

   Underlying Stocks. The underlying stocks that constitute the Index (the "Underlying Stocks") have been issued by corporations domiciled in the U.S. and its territories and traded on the NYSE, AMEX or in the over-the-counter market. If a Successor Index is substituted for the Index, such Successor Index would also be based upon stocks issued by corporations domiciled in the U.S. and its territories and traded on the NYSE, AMEX or in the over-the-counter market. Investments in securities indexed to the value of small capitalization companies involve certain risks. In general, the stocks comprising the Index have smaller market capitalizations, less trading liquidity and greater price volatility than stocks in other larger capitalization indexes which are designed to measure the broad movement of the U.S. stock market. These factors may adversely affect the value of the Index and the Warrants.

   The Underlying Stocks are traded on the NYSE, AMEX and in the over-the-counter market. Certain of these markets have adopted measures intended to prevent extreme short-term price fluctuations resulting from order imbalances. Investors should also be aware that certain of these markets may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Index may be limited by price limitations on, or by suspension of trading in, individual stocks which comprise the Index which may, in turn, adversely affect the value of the Warrants or result in a Market Disruption Event. See "Description of the Warrants--Extraordinary Events and Market Disruption Events".

   Exercise of Warrants. A beneficial owner may incur transaction costs in connection with any exercise of Warrants. To the extent Warrants are exercised, including Warrants exercised by the Underwriter or any of its affiliates, the number of Warrants outstanding will decrease, which may result in a decrease in the liquidity of the Warrants.

   Certain Factors Affecting the Value of the Warrants. The Cash Settlement Value of the Warrants at any time prior to expiration is typically expected to be less than the Warrants' trading value at that time. The difference between the trading value and the Cash Settlement Value will reflect a number of factors, including a "time value" for the Warrants. The "time value" of the Warrants will depend upon the length of the period remaining to expiration, among other factors. The expiration date of the Warrants will be accelerated should the Warrants be delisted or should their trading on the AMEX be suspended permanently unless the Warrants simultaneously are accepted for trading pursuant to the rules of another self-regulatory organization (a "Self-Regulatory Organization"). Any such acceleration would result in the total loss of any otherwise remaining "time value", and could occur when the Warrants are out-of-the-money, thus resulting in total loss of the purchase price of the Warrants. See "Description of the Warrants--Delisting of the Warrants". Before exercising or selling Warrants, beneficial owners should carefully consider the trading value of the Warrants, the value of the Index at the time, the time remaining to expiration and the probable range of Cash Settlement Values and any related transaction costs.

   There can be no assurance as to how the Warrants will trade in the secondary market or whether such market will be liquid. The trading value of a Warrant is expected to be dependent upon a number of complex interrelated factors, including those listed below. The expected theoretical effect on the trading value of a Warrant of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

   (1) The Index. If the value of the Index increases, the trading value of a Warrant is expected to increase. If the value of the Index decreases, the trading value of a Warrant is expected to decrease. It is possible that the trading value of a Warrant may decline even if there is an increase in the value of the Index.

   (2) The volatility of the Index. If the volatility of the Index increases, the trading value of a Warrant is expected to increase. If such volatility decreases, the trading value of a Warrant is expected to decrease.

   (3) The time remaining to the Expiration Date of the Warrants. An index warrant is a "wasting asset", meaning that as the time remaining to the Expiration Date decreases, the trading value of a Warrant is expected to decrease.

   (4) Interest rates in the United States. In general, if U.S. interest rates increase, the trading value of the Warrants is expected to increase. If U.S. interest rates decrease, the trading value of the Warrants is expected to decrease.

   (5) Dividend rates. If dividend rates on the common stocks underlying the Index increase, the trading value of a Warrant is expected to decrease. If dividend rates on the common stocks underlying the Index decrease, the trading value of a Warrant is expected to increase. Changes in the dividend rates on the common stocks underlying the Index may affect the value of the Index and therefore the value of the Warrants as described above.

As noted above, these hypothetical scenarios are based on the assumption that all other factors are held constant. In reality, it is unlikely that only one factor would change in isolation, because changes in one factor usually cause, or result from, changes in others.

   Minimum Exercise Amount. Except for cases of automatic exercise, a beneficial owner must tender at least 100 Warrants at any one time in order to exercise Warrants. Thus, except in cases of automatic exercise, beneficial owners with fewer than 100 Warrants will need either to sell their Warrants or to purchase additional Warrants, incurring transaction costs in either case, in order to realize proceeds from their investment. At any time that a beneficial owner must purchase additional Warrants in order to have the minimum number of Warrants necessary to elect to exercise, such beneficial owner will be subject to the secondary market for Warrants at the time of any such purchase, including the risk that there may be a limited number of Warrants available in such market at such time and the other factors affecting the secondary market discussed above. Furthermore, such beneficial owners incur the risk that there may be differences between the trading value of the Warrants and the Cash Settlement Value of such Warrants.

   Maximum Exercise Amount. All exercises of Warrants (other than on automatic exercise) are subject, at the Company's option, to the limitation that not more than 20% of the Warrants originally issued may be exercised on any Exercise Date and not more than 10% of the Warrants originally issued may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect to more than 20% of the Warrants originally issued, then at the Company's election 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any beneficial owner) shall be exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any beneficial owner of Warrants would be deemed to have exercised less than 100 Warrants, as the case may be, the Warrant Agent shall first select an additional amount of such beneficial owner's Warrants so that no beneficial owner shall be deemed to have exercised fewer than 100 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day subject to successive applications of this provision; provided that any Remaining Warrants which were exercised on a prior Exercise Date shall be deemed exercised before any other Warrants exercised on a subsequent Exercise Date. As a result of any such postponed exercise, beneficial owners will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value actually received by beneficial owners may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

   Time Lag After Exercise Instructions Given. In the case of any exercise of Warrants, there will be a time lag between the time a beneficial owner gives instructions to exercise and the time the Index Spot Price relating to such exercise is determined. Therefore, a beneficial owner will not be able to determine, at the time of exercise of a Warrant, the Index Spot Price that will be used in calculating the Cash Settlement Value of such Warrant (and will thus be unable to determine such Cash Settlement Value). The delay will, at a minimum, amount to several hours and could be much longer (e.g., an exercise notice received by the Warrant Agent after 1:00 p.m. Friday would generally result in the Index Spot Price being determined the following Monday). Any downward movement in the level of the Index between the time a beneficial owner of a Warrant exercises a Warrant and the time the Index Spot Price for such exercise is determined will result in such beneficial owner receiving a Cash Settlement Value that is less than the Cash Settlement Value anticipated by such beneficial owner based on the level of the Index most recently reported prior to exercise. A beneficial owner that has not exercised a Warrant prior to the fourth scheduled Index Calculation Day preceding the Expiration Date will, pursuant to the provision for automatic exercise, have the Index Spot Price with respect to such Warrant determined on the deemed exercise day, if such deemed exercise date is an Index Calculation Day, or on the immediately succeeding Index Calculation Day, if such deemed exercise date is not an Index Calculation Day. The value of the Index may change significantly during any such period, and such movements could adversely affect the Cash Settlement Value of the Warrants being exercised.

   Further delay may occur if a Market Disruption Event or Extraordinary Event has occurred, in which case the Cash Settlement Value in respect of exercised Warrants will be calculated as of the next succeeding Index Calculation Day on which there is no Market Disruption Event or Extraordinary Event. If the Calculation Agent determines that on a Valuation Date a Market Disruption Event or Extraordinary Event has occurred, the Valuation Date shall be postponed to the first succeeding Index Calculation Day on which no Market Disruption Event or Extraordinary Event occurs; provided that, if the Valuation Date has not occurred on or prior to the fifth Index Business Day following an Exercise Date because of Market Disruption Events, such fifth Index Business Day shall be the Valuation Date regardless of whether a Market Disruption Event has occurred on such day; provided further, however, that if an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Company to continue, the Company may immediately cancel the Warrants as described below under "Description of the Warrants--Extraordinary Events and Market Disruption Events". During any period of delay due to a Market Disruption Event or Extraordinary Event, the value of the Index may change significantly, and such change may adversely affect the amount paid on any Warrants exercised during such period.

   Automatic Exercise of the Warrants upon Delisting. In the event that the Warrants are delisted from, or permanently suspended from trading on, the AMEX and the Warrants are not simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization that are filed with the Commission under the Exchange Act, such Warrants not previously exercised will expire on the date such delisting or trading suspension becomes effective and will be deemed automatically exercised on the first scheduled Index Calculation Day immediately preceding the date of such early expiration. At the applicable Valuation Date with respect to such automatic exercise, the Warrants may be out-of-the-money so that the Cash Settlement Value would equal zero.

   Warrants Not Standardized Options Issued by the Options Clearing Corporation. The Warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the "OCC"), a clearing agency regulated by the Commission. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member's failure, purchasers of Warrants must look solely to the Company for performance of its obligations to pay the Cash Settlement Value or Alternative Settlement Amount on the exercise of Warrants. Further, the market for the Warrants is not expected to be generally as liquid as the market for OCC standardized options. The OCC does issue standardized stock index options in which payments, if any, are determined based on changes in the Index.

   The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, given that the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including beneficial owners of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act, and under rules of certain exchanges and other regulatory bodies.

   Relationship to the Index. Options and warrants provide opportunities for investment and pose risks to investors as a result of fluctuations in the value of the underlying investment. In general, certain of the risks associated with the Warrants are similar to those generally applicable to other options or warrants of private corporate issuers. However, unlike options or warrants on equities or debt securities, which are traded primarily on the basis of the value of a single underlying security, the trading value of a Warrant is likely to reflect primarily the extent of the appreciation, if any, of the Index.

   The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which tends to decline in value over time and which may, depending on the relative value of the Index, be worthless when it expires. Assuming all other factors are held constant, the more a Warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all of his investment. This means that the purchaser of a Warrant who does not sell it in the secondary market or exercise it prior to expiration will necessarily lose his entire investment in the Warrant if it expires when the Index Spot Price is less than or equal to the Index Strike Price.

   The fact that Warrants may become valueless upon expiration means that, in order to recover and realize a return upon his investment, a purchaser of a Warrant must generally be correct about the direction, timing and magnitude of anticipated changes in the value of the Index. If the value of the Index does not increase to an extent sufficient to cover an investor's cost of a Warrant (i.e., the purchase price plus transaction costs, if any) before the Warrant expires, the investor will lose all or a part of his investment in the Warrant upon expiration.

   Suitability. The AMEX requires that Warrants be sold only to investors with options-approved accounts and that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in Warrants. It is suggested that investors considering purchasing Warrants be experienced with respect to options and option transactions and understand the risks of stock index transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the Warrants in light of their particular circumstances. Warrants are not suitable for persons solely dependent upon a fixed income, for individual retirement plan accounts or for accounts under the Uniform Gift to Minors Act. Investors should be prepared to sustain a total loss of the purchase price of their Warrants.

   Successor Index. In the event that the Index is not published by Frank Russell Company ("FRC") but is published by another party acceptable to the Calculation Agent, then the Index Spot Price for any date thereafter will be determined based on the closing level of the Index as published by such third party. If FRC or any third party discontinues publication of the Index and publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (any such index being a "Successor Index"), then the Index Spot Price for any date thereafter will be determined by the Calculation Agent on behalf of the Company based on the Successor Index on such date. If FRC or any third party makes a material change in the formula for, or the method of calculating, the Index or any Successor Index, the Calculation Agent shall make such calculations as may be required to determine the applicable Cash Settlement Value using the formula and method of calculating the Index or any Successor Index as in effect prior to such change or modification. If FRC and/or any third party discontinues publication of the Index and/or any Successor Index, the Calculation Agent will determine the applicable Cash Settlement Value based on the formula and method used in calculating the Index or any Successor Index as in effect on the date the Index or such Successor Index was last published.

   The Company and Its Affiliates. The Underwriter and its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts under their management, which may influence the value of such Underlying Stocks and therefore the value of the Warrants. The Underwriter and its affiliates will also be the writers of the hedge of the Company's obligations under the Warrants and will be obligated to pay to the Company upon exercise of Warrants an amount equal to the value of the exercised Warrants. Accordingly, under certain circumstances, conflicts of interest may arise between the Underwriter's responsibilities as Calculation Agent with respect to the Warrants and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of the Underwriter as Calculation Agent in determining the existence of Extraordinary Events and Market Disruption Events could conflict with the interests of the Underwriter as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc., and with the interests of the beneficial owners of the Warrants.

                          DESCRIPTION OF THE WARRANTS

General

   An aggregate of 1,350,000 Russell 2000 Index Call Warrants, Expiring November 17, 1998 (the "Warrants") were issued. The Warrants were issued under a Warrant Agreement (the "Warrant Agreement"), dated November 27, 1995, between the
Company and Citibank, N.A., as Warrant Agent (the "Warrant Agent"). The following statements with respect to the Warrants are summaries of the detailed provisions of the Warrant Agreement, the form of which is filed as an exhibit to the Registration Statement relating to the Warrants. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

   A Warrant will not require, or entitle, a beneficial owner to sell or purchase any shares of any stock underlying the Index or any Successor Index or any other securities to or from the Company. The Company will make only a U.S. dollar cash settlement, if any, upon exercise of a Warrant. A beneficial owner will not receive any interest on any Cash Settlement Value or Alternative Settlement Amount and the Warrants will not entitle the beneficial owners thereof to any of the rights of holders of any underlying stock or other securities.

   "Holder" means the person in whose name a certificate representing a Warrant is registered in the records of the Warrant Agent, which, so long as the Warrants are held in book-entry form, will be CEDE & Co.

   The Warrants are exercisable commencing on the date of initial delivery of the Warrants, as set forth under "Exercise of Warrants". The Warrants will expire on November 17, 1998 (the "Expiration Date") or may expire on an earlier date as described under "Automatic Exercise". Warrants not exercised at or prior to 1:00 p.m., New York City time, on the fourth scheduled Index Calculation Day immediately preceding the Expiration Date or earlier expiration will be deemed automatically exercised on the first scheduled Index Calculation Day preceding the Expiration Date or, in the case of early expiration, on the first scheduled Index Calculation Day immediately preceding the Early Expiration Date. Warrants cancelled upon the occurrence and continuation of an Extraordinary Event shall be exercised as described below under "Extraordinary Events and Market Disruption Events". The term "New York Business Day", as used herein, means any day other than a Saturday or a Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed, and "Index Business Day" means any day on which the NYSE is scheduled to be open for trading.

   The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. However, given that the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including beneficial owners of the Warrants), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange, and under rules of certain exchanges and other regulatory bodies.

Cash Settlement Value

   The Cash Settlement Value of an exercised Warrant is an amount stated in U.S. dollars that results from the following formula:

                          Percentage Change   x   $15

   The "Percentage Change" will equal the following amount:


                      Index Spot Price-Index Strike Price
                      -----------------------------------
                              Index Strike Price

   The "Index Spot Price" relating to any Exercise Date will be determined by MLPF&S (the "Calculation Agent") on the Valuation Date relating to such Exercise Date.

   The "Index Strike Price" equals 302.22.

   The "Index" means the Russell 2000 Index, as presently calculated and disseminated by FRC, except as otherwise provided herein. See "Description of the Warrants--The Index".

   The Cash Settlement Value will be rounded, if necessary, to the nearest cent (with one-half cent being rounded upwards).

   Set forth below are illustrations of the Cash Settlement Values for Warrants at exercise based upon various hypothetical percentage changes in the value of the Index. The Index Percentage Change on Valuation Date column indicates the percentage increase or decrease in the value of the Index Spot Price as compared to the Index Strike Price at the time of exercise. The actual Cash Settlement Value of a Warrant will depend entirely on the actual Index Percentage Change on the applicable Valuation Date relating to the Exercise Date. The illustrative Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.

                                                                  Call Warrant
                                                                 Cash Settlement
     Index Percentage Change on Valuation Date                      Value
     -----------------------------------------                ------------------
       50% increase . . . . . . . . . . . . . .                         $7.50
       45% increase . . . . . . . . . . . . . .                          6.75
       40% increase . . . . . . . . . . . . . .                          6.00
       35% increase . . . . . . . . . . . . . .                          5.25
       30% increase . . . . . . . . . . . . . .                          4.50
       25% increase . . . . . . . . . . . . . .                          3.75
       20% increase . . . . . . . . . . . . . .                          3.00
       15% increase . . . . . . . . . . . . . .                          2.25
       10% increase . . . . . . . . . . . . . .                          1.50
       5% increase. . . . . . . . . . . . . . .                          0.75
       No change. . . . . . . . . . . . . . . .                          0.00
       5% decrease. . . . . . . . . . . . . . .                          0.00
       10% decrease . . . . . . . . . . . . . .                          0.00
       15% decrease . . . . . . . . . . . . . .                          0.00
       20% decrease . . . . . . . . . . . . . .                          0.00
       25% decrease . . . . . . . . . . . . . .                          0.00
       30% decrease . . . . . . . . . . . . . .                          0.00
       35% decrease . . . . . . . . . . . . . .                          0.00
       40% decrease . . . . . . . . . . . . . .                          0.00
       45% decrease . . . . . . . . . . . . . .                          0.00
       50% decrease . . . . . . . . . . . . . .                          0.00

Book-Entry Procedures and Settlement

   The Warrants are represented by one registered global Warrant (a "Global Warrant"). The Global Warrant will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository" or "DTC"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until the Global Warrant is exchanged in whole or in part for Warrants in definitive form in the limited circumstances described below, such Global Warrant may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor. Morgan
Guaranty Trust Company of New York, Brussels office, as operator for the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") will hold interests in the Global Warrant on behalf of their participants through the facilities of DTC.

   The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was
created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Securities Depository. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Securities Depository only through participants.

   Ownership of beneficial interests in the Warrants will be limited to persons that have accounts with the Securities Depository ("Agent Members") or persons that may hold interests through Agent Members. The Securities Depository has advised the Company that upon the issuance of the Global Warrant representing the Warrants, the Securities Depository will credit, on its book-entry registration and transfer system, the Agent Members' accounts with the respective number of Warrants represented by such Global Warrant. Ownership of beneficial interests in the Global Warrant will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Agent Members) and on the records of Agent Members (with respect to interests of persons held through Agent Members). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Warrant.

   So long as the Securities Depository, or its nominee, is the registered owner of the Global Warrant, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Warrants represented by the Global Warrant for all purposes under the Warrant Agreement. Except as provided below, owners of beneficial interests in the Global Warrant will not be entitled to have the Warrants represented by such Global Warrant registered in their names, will not receive or be entitled to receive physical delivery of such Warrants in definitive form and will not be considered the owners or Holders thereof under the Warrant Agreement. Accordingly, each person owning a beneficial interest in the Global Warrant must rely on the procedures of the Securities Depository and, if such person is not an Agent Member, on the procedures of the Agent Member through which such person owns its interest, to exercise any rights of a beneficial owner under the Warrant Agreement. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Warrant desires to give or take any action which a beneficial owner is entitled to give or take under the Warrant Agreement, the Securities Depository would authorize the Agent Members holding the relevant beneficial interests to give or take such action, and such Agent Members would authorize beneficial owners owning through such Agent Members to give or take such action or would otherwise act upon the instructions of beneficial owners through them.

   The Cash Settlement Value payable upon exercise of Warrants registered in the name of the Securities Depository or its nominee will be paid by the Warrant Agent to the Agent Members or, in the case of automatic exercise, to the Securities Depository. None of the Company, the Warrant Agent or any other agent of the Company or agent of the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Warrant Agent, upon the receipt of any payment of the Cash Settlement Value in respect of any portion of the Global Warrant, will pay the relevant Agent Member in an amount proportionate to its beneficial interest in such Global Warrant being exercised and that such Agent Member will credit the accounts of the beneficial owners of such Warrants. The Company expects that the Securities Depository, in the case of automatic exercise, upon receipt of any payment of the Cash Settlement Value in respect of all or any portion of the Global Warrant, will credit the accounts of the Agent Members with payment in amounts proportionate to their respective beneficial interests in the portion of such Global Warrant so exercised, as shown on the records of the Securities Depository. The Company also expects that payments by Agent Members to owners of beneficial interests in the Global Warrant will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Agent Members. It is suggested that purchasers of Warrants with accounts at more than one brokerage firm effect transactions in the Warrants, including exercises, only through the brokerage firm or firms which hold that purchaser's Warrants.

   If the Securities Depository is at any time unwilling or unable to continue as depository and a successor Securities Depository is not appointed by the Company within 90 days or if the Company is subject to certain events in bankruptcy, insolvency or reorganization, the Company will issue Warrants in definitive form in exchange for the Global Warrant. In addition, the Company may at any time determine not to have the Warrants represented by the Global Warrant and, in such event, will issue Warrants in definitive form in exchange for the Global Warrant. In any such instance, an owner of a beneficial interest in the Global Warrant will be entitled to have a number of Warrants equivalent to such beneficial interest registered in its name and will be entitled to physical delivery of such Warrants in definitive form.

   Cedel and Euroclear. Beneficial owners may hold their interests in Warrants through Cedel or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. Cedel and Euroclear will hold omnibus positions on behalf of their participants through the facilities of DTC. All securities in Cedel or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

   Exercises  of  Warrants  by   persons  holding  through  Cedel  or  Euroclear
participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its depositary; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositary to take action to effect its exercise of the Warrants on its behalf by delivering Warrants through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the Warrants held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. See "Exercise and Settlement of Warrants" herein.

   Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including U.S. dollars. Cedel provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and include an affiliate of the Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

   The Euroclear System was created in 1968 to hold securities for participants in the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including U.S. dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements of cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator") under contract with Euroclear Clearance System S.C., a Belgium cooperative corporation (the "Cooperative"). Morgan Guaranty Trust Company of New York ("Morgan") is a member bank of the United States Federal Reserve System. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and include an affiliate of the Underwriter. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipt of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

   All information herein on Cedel and Euroclear is derived from Cedel or Euroclear, as the case may be, and reflects the policies of such organizations; such policies are subject to change without notice.

Exercise and Settlement of Warrants

   The Warrants are immediately exercisable, subject to postponement upon the occurrence of an Extraordinary Event or a Market Disruption Event as described under "Extraordinary Events and Market Disruption Events" herein, and will expire on November 17, 1998 (the "Expiration Date"). Warrants not exercised (including by reason of any such postponed exercise) at or before 1:00 p.m., New York City time, on the earlier of (i) the fourth scheduled Index Calculation Day immediately preceding the Expiration Date and (ii) the Early Expiration Date, will be automatically exercised as described under "Automatic Exercise" below, subject to earlier cancellation as described below under "Extraordinary Events and Market Disruption Events". See "Minimum Exercise Amount" and "Maximum Exercise Amount" below.

   A beneficial owner may exercise the Warrants on any New York Business Day during the period from the date of the initial delivery of the Warrants until 1:00 p.m., New York City time, on the earlier of (i) the fourth scheduled Index Calculation Day immediately preceding the Expiration Date and (ii) the Early Expiration Date, by causing (x) such Warrants to be transferred free to the Warrant Agent on the records of DTC and (y) a duly completed and executed Exercise Notice to be delivered by an Agent Member on behalf of the beneficial owner to the Warrant Agent. Forms of Exercise Notice may be obtained from the Warrant Agent at the Warrant Agent's Office. The Warrant Agent's telephone number and facsimile transmission number for this purpose are (201) 262-5444 and
(201) 262-7521, respectively.

   In the case of Warrants held through the facilities of Cedel or Euroclear, a beneficial owner may exercise such Warrants on any New York Business Day during the period from the date of initial delivery of the Warrants until 1:00 p.m., New York City time, on the earlier of (i) the fourth scheduled Index Calculation Day immediately preceding the Expiration Date and (ii) the Early Expiration Date by causing (x) such Warrants to be transferred to the Warrant Agent, by giving appropriate instructions to the participant holding such Warrants in either the Cedel or Euroclear system, as the case may be, and (y) a duly completed and executed Exercise Notice to be delivered on behalf of the beneficial owner by Cedel, in the case of Warrants held through Cedel, or such participant, in the case of Warrants held through Euroclear, to the Warrant Agent. Forms of Exercise Notice for Warrants held through the facilities of either Cedel or Euroclear may be obtained from the Warrant Agent at the Warrant Agent's Office or from Cedel or Euroclear.

   Except for Warrants subject to automatic exercise or held through the facilities of Cedel or Euroclear, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 1:00 p.m., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant and Exercise Notice after 1:00 p.m., New York City time, on a New York Business Day, then the first New York Business Day following such New York Business Day.

   In the case of Warrants held through the facilities of Cedel or Euroclear, except for Warrants subject to automatic exercise, the "Exercise Date" for a Warrant will be (i) the New York Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 1:00 p.m., New York City time, on such day, provided that the Warrant is received by the Warrant Agent by 1:00 p.m., New York City time, on the Valuation Date, or (ii) if the Warrant Agent receives such Exercise Notice after 1:00 p.m., New York City time, on a New York Business Day, then the first New York Business Day following such New York Business Day, provided that the Warrant is received by 1:00 p.m., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding New York Business Day. In the event that the Warrant is received after 1:00 p.m., New York City time, on the Valuation Date, then the Exercise Date for such Warrants will be the first New York Business Day following the day on which such Warrants are received. If a beneficial owner of Warrants held through the facilities of Cedel or Euroclear has exercised Warrants by delivering an Exercise Notice in proper form with respect to such Warrants and the Valuation Date is expected not to be a New York Business Day, such beneficial owner should make arrangements so that the Warrants are delivered prior to such Valuation Date in order to ensure that the Exercise Date for such Warrants is not postponed as described above. In the case of Warrants held through the facilities of Cedel or Euroclear, in order to ensure proper exercise on a given New York Business Day, participants in Cedel or Euroclear must submit exercise instructions to Cedel or Euroclear, as the case may be, by 10:00 a.m., Luxembourg time, in the case of Cedel and by 10:00 a.m., Brussels time (by telex), or 11:00 a.m., Brussels time (by EUCLID), in the case of Euroclear. In addition, in the case of book-entry exercises by means of the Euroclear System, (i) participants must also transmit, by facsimile (facsimile number (201) 262-7521), to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by 1:00 p.m., New York City time, on the desired Exercise Date and (ii) Euroclear must confirm by telex to the Warrant Agent by 9:00 a.m., New York City time, on the Valuation Date, that the Warrants will be received by the Warrant Agent on such date; provided, that if such telex communication is received after 9:00 a.m., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such telex communication.

   To ensure that an Exercise Notice and the related Warrants will be delivered to the Warrant Agent before 1:00 p.m., New York City time, on a given New York Business Day, a beneficial owner may need to give exercise instructions to his broker or other intermediary substantially earlier than 1:00 p.m., New York City time, on such day or even on the prior New York Business Day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, beneficial owners should consult with their brokers and other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics.

   Except in the case of Warrants subject to automatic exercise and for Warrants that upon exercise will entitle the Holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Amount, if on any Valuation Date the Cash Settlement Amount for any Warrants would be zero, then the attempted exercise of any such Warrants will be void and of no effect. Such Warrants will be transferred back to the Agent Member that submitted them free on the records of DTC and, in any such case, such beneficial owner will be permitted to re-exercise such Warrants as described herein.

   The "Valuation Date" for a Warrant will be the applicable Exercise Date, if such Exercise Date is an Index Calculation Day, or the immediately succeeding Index Calculation Day, if such Exercise Date is not an Index Calculation Day, subject to postponement upon the occurrence of an Extraordinary Event or a Market Disruption Event as described below under "Extraordinary Events and Market Disruption Events" or as a result of the exercise of a number of Warrants exceeding the limits on exercise described below under "Maximum Exercise Amount". "Index Calculation Day" means any day on which the NYSE is open for trading and the Index or a Successor Index, if any, is calculated and published. The following is an illustration of the timing of an Exercise Date and the Valuation Date, assuming (i) that all relevant dates are New York Business Days and Index Calculation Days, (ii) the absence of any intervening Extraordinary Event or Market Disruption Event and (iii) the number of exercised Warrants does not exceed the maximum permissible amount. If the Warrant Agent receives a beneficial owner's Warrants and Exercise Notice in proper form at or prior to 1:00 p.m., New York City time, on Thursday, December 7, 1995, the Exercise Date for such Warrants will be Thursday, December 7th and the Valuation Date for such Warrants will be Thursday, December 7th (except that in the case of Warrants held through the facilities of Cedel or Euroclear, the Warrants must be received by 1:00 p.m., New York City time, on the Valuation Date; if such Warrants are received after such time, then the Exercise Date for such Warrants will be the day on which such Warrants are received or, if such day is not a New York Business Day, the next succeeding New York Business Day, and the Valuation Date for such Warrants will be the Exercise Date, if it is an Index Calculation Day, or the first Index Calculation Day following such Exercise Date, if such Exercise Date is not an Index Calculation Day).

   Following receipt of Warrants and the related Exercise Notice in proper form, the Warrant Agent will, not later than 10:00 a.m., New York City time, on the New York Business Day following the applicable Valuation Date (i) obtain the Index Spot Price from the Calculation Agent, (ii) determine the Cash Settlement Value of such Warrants and (iii) advise the Company of the aggregate Cash Settlement Value of the exercised Warrants. The Company will be required to make available to the Warrant Agent, no later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Valuation Date, funds in an amount sufficient to pay such aggregate Cash Settlement Value. If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making funds available to each appropriate Agent Member (including Citibank, N.A. and Morgan as custodians for Cedel and Euroclear, respectively, who, in turn, will disburse payments to Cedel and Euroclear, as the case may be, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the beneficial owner it represents), and such participant will be responsible for disbursing such payments to the beneficial owner it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the beneficial owners it represents.

   The "Index Spot Price" for any Valuation Date on or prior to the fourth Index Calculation Day preceding the Expiration Date will equal the closing value of the Index, or, if applicable, the Successor Index, in New York on such date and for any Valuation Date after the fourth Index Calculation Day preceding the Expiration Date will equal the opening value of the Index, or, if applicable, the Successor Index, in New York on such date as calculated by the Calculation Agent using opening prices for the underlying stocks that constitute the Index or Successor Index, as applicable. Since the opening value of the Index as reported by FRC or a Successor Index published by its distributor will not reflect the opening prices for the underlying stocks that constitute the Index or Successor Index, the Calculation Agent will calculate an opening value for the Index or Successor Index using the same method then used to calculate the Index or Successor Index and such opening prices.

   "Calculation Agent" means MLPF&S or, in lieu thereof, another firm selected by the Company to perform the functions of the Calculation Agent in connection with the Warrants. The Calculation Agent is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment. However, MLPF&S, in its capacity as Calculation Agent, will have no obligation to take the interests of the Company or the beneficial owners into consideration in the event it determines, composes or calculates the Cash Settlement Value or Alternative Settlement Amount. The Calculation Agent and its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts under their management, which may influence the value of such Underlying Stocks. The Calculation Agent and its affiliates will also be the writers of the hedge of the Company's obligations under the Warrants and will be obligated to pay to the Company upon exercise of the Warrants an amount equal to the value of the Warrants. Accordingly, under certain circumstances, conflicts of interest may arise between the Calculation Agent's responsibilities as Calculation Agent with respect to the Warrants and its obligations under its hedge and its status as a subsidiary of the Company. In addition, because the Calculation Agent is an affiliate of the Company, certain conflicts of interest may arise in connection with the Calculation Agent performing its role as Calculation Agent. The Calculation Agent, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to any calculation of the Cash Settlement Value prior to its dissemination.

Automatic Exercise

   All Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 1:00 p.m., New York City time, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrant has not been made, together with any Warrants the Valuation Date for which has at such time been postponed as described under "Extraordinary Events and Market Disruption Events" below, on (i) the fourth scheduled Index Calculation Day immediately preceding the Expiration Date, or
(ii) the close of business on the New York Business Day on which the Warrants are delisted from, or permanently suspended from trading on, the AMEX and the Warrants are not simultaneously accepted for trading pursuant to the rules of another Self-Regulatory Organization (the "Early Expiration Date") will be deemed automatically exercised on the first scheduled Index Calculation Day immediately preceding such Expiration Date or Early Expiration Date, as the case may be (such first scheduled Index Calculation Day will be deemed the Exercise
Date), and the Cash Settlement Value, if any (determined as provided under "Exercise and Settlement of Warrants"), of such automatically exercised Warrants will be paid and settlement shall otherwise occur as described under "Book-Entry Procedures and Settlement" and "Exercise and Settlement of Warrants". The Company will notify Holders as soon as practicable of such delisting or trading suspension. The Company agreed in the Warrant Agreement that it will not seek delisting of the Warrants or suspension of their trading on the AMEX.

   In the event the Warrants are canceled by the Company because of the continuance of an Extraordinary Event as described under "Extraordinary Events and Market Disruption Events" below, Warrants not previously exercised shall be automatically exercised on the basis that the Valuation Date for such Warrants shall be the Cancellation Date, and the Alternative Settlement Amount of such automatically exercised Warrants will be paid on the fourth New York Business Day following such Valuation Date. Settlement shall otherwise occur as described under "Book-Entry Procedures and Settlement" and "Exercise and Settlement of Warrants".

Minimum Exercise Amount

   No fewer than 100 Warrants may be exercised by or on behalf of a beneficial owner at any one time, except in the case of automatic exercise or exercise upon cancellation of the Warrants as described under "Extraordinary Events and Market Disruption Events" below. Accordingly, except in the case of automatic exercise of the Warrants or upon cancellation of the Warrants, beneficial owners with fewer than 100 Warrants, as the case may be, will need either to sell their Warrants or to purchase additional Warrants, thereby incurring transaction costs, in order to realize proceeds from their investment. Warrants held through one Agent Member (including participants in Cedel or Euroclear) may not be combined with Warrants held through another Agent Member in order to satisfy the minimum exercise requirement.

Maximum Exercise Amount

   All exercises of Warrants (other than on automatic exercise) are subject, at the Company's option, to the limitation that not more than 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any beneficial owner) may be exercised on any Exercise Date and not more than 10% of the Warrants originally issued may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any New York Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect to more than 20% of the Warrants originally issued, then at the Company's election, 20% of the Warrants originally issued (provided, however, that no more than 10% of the Warrants originally issued shall be exercised for the account of any beneficial owner) shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any beneficial owner of Warrants would be deemed to have exercised fewer than 100 Warrants, then the Warrant Agent shall first select an additional amount of such beneficial owner's Warrants so that no beneficial owner shall be deemed to have exercised fewer than 100 Warrants), and the remainder of such warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (subject to successive applications of this provision); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner attempts to exercise more than 10% of the Warrants originally issued on any New York Business Day, then, at the Company's election, 10% of such Warrants shall be deemed exercised on such New York Business Day and the remainder shall be deemed exercised on the following New York Business Day
(subject to successive applications of this provision). As a result of any postponed exercise as described above, such beneficial owners will receive a Cash Settlement Value determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement, the Cash Settlement Value actually received by such beneficial owners may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

Successor Index

   If FRC discontinues publication of the Index and FRC or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (any such index being referred to herein as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Warrant Agent and the Company, the Calculation Agent will substitute the Successor Index as calculated by FRC or such other entity for the Index and calculate the Cash Settlement Value upon an exercise as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall promptly give notice to the beneficial owners by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), within three New York Business Days of such selection.

   If FRC discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any Valuation Date, the value to be substituted for the Index for any Valuation Date used to calculate the Cash Settlement Value upon exercise will be a value computed by the Calculation Agent on each Valuation Date in accordance with the procedures last used to calculate the Index prior to such discontinuance.

   If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event or Extraordinary Event exists. If the Calculation Agent calculates a value as a substitute for the Index, "Index Calculation Day" shall mean any day on which the Calculation Agent is able to calculate such value.

   If at any time the method of calculating the Index or any Successor Index, as the case may be, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Valuation Date, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index or any Successor Index, as the case may be, as if such changes or modifications had not been made, and calculate such Closing Index Value with reference to the Index or any Successor Index, as the case may be, as adjusted. Accordingly, if the method of calculating the Index or any Successor Index, as the case may be, is modified so that the value of such Index or such Successor Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), the Calculation Agent shall adjust the Index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Extraordinary Events and Market Disruption Events

   Extraordinary Events. The Warrant Agreement provides that if the Calculation Agent determines that an Extraordinary Event has occurred and is continuing on the Index Business Day with respect to which the Index Spot Price on a Valuation Date is to be determined (the "Applicable Index Business Day"), then the Cash Settlement Value in respect of an exercise shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Day following an Applicable Index Business Day on which there is no Extraordinary Event or Market Disruption Event; provided that if a Valuation Date has not occurred on or prior to the Expiration Date or the Early Expiration Date, the Holders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value which shall be calculated as if the Warrants had been cancelled on the Expiration Date or the Early Expiration Date, as the case may be. The Company shall promptly give notice to the beneficial owners by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), if an Extraordinary Event shall have occurred.

   "Extraordinary Event" means any of the following events:

   (i) a suspension or absence of trading on the NYSE, AMEX or the over-the-counter market of all the Underlying Stocks which then comprise the Index or a Successor Index;

   (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or any other U.S. or non-U.S. governmental authority that would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants; or

   (iii)  any  outbreak  or  escalation  of  hostilities or  other  national  or international calamity or crises (including, without limitation, natural calamities that in the reasonable opinion of the Calculation Agent may materially and adversely affect the economy of the United States or the trading of securities generally on the NYSE, AMEX or the over-the-counter market) that has or will have a material adverse effect on the ability of the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Index or the Underlying Stocks.

   For the purposes of  determining whether an Extraordinary Event has occurred:
(1) a limitation on the hours or number of days of trading on an exchange will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of such exchange and (2) an "absence of trading" on an exchange will not include any time when such exchange itself is closed for trading under ordinary circumstances.

   If the Calculation Agent determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Calculation Agent to continue, the Company may immediately cancel all outstanding Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each beneficial owner's rights under the Warrants and the Warrant Agreement shall thereupon cease; provided that each Warrant shall be automatically exercised on the basis that the Valuation Date for such Warrant shall be the Cancellation Date, if the Cancellation Date is an Index Calculation Day, or the immediately succeeding Index Calculation Day, if the Cancellation Date is not an Index Calculation Day, and the beneficial owner of each such Warrant will receive, in lieu of the Cash Settlement Value of such Warrant, an amount (the "Alternative Settlement Amount"), determined by the Calculation Agent, which is the greater of (i) the average of the last sale prices, as available, of the Warrants on the AMEX (or any successor securities exchange on which the Warrants are listed) on the 30 trading days preceding the date on which such Extraordinary Event was declared; provided that, if the Warrants were not traded on the AMEX (or such successor securities exchange) on at least 20 of such trading days, no effect will be given to this clause (i) for the purpose of determining the Alternative Settlement Amount, and (ii) the amount "X" calculated using the formula set forth below:

                                           T   A
                                X = I + [ --  -- ]
                                             x
where                                      2  B

   I = The Cash Settlement Value of the Warrants determined as described under "Cash Settlement Value" above, but subject to the following modifications:

   (1) if the Cancellation Date for such Warrants is a date on which the Index or a Successor Index is calculated and published, for the purpose of determining such Cash Settlement Value, the Index Spot Price will be determined as of such Cancellation Date except that, if the Index Spot Price as of such day is less than 90% of the Index Spot Price as of the immediately preceding Index Calculation Day, then the Index Spot Price will be deemed to be 90% of the Index Spot Price on such preceding Index Calculation Day; or

   (2) if the Cancellation Date for such Warrants is a date on which the Index or a Successor Index is not calculated or published, for the purpose of determining such Cash Settlement Value, the Index Spot Price will be deemed to be the lesser of (i) the Index Spot Price as of the first Index Calculation Day immediately preceding the Cancellation Date except that, if the Index Spot Price as of such day is less than 90% of the Index Spot Price as of the second Index Calculation Day immediately preceding such Cancellation Date, 90% of the Index Spot Price as of such second Index Calculation Day and (ii) the arithmetic average of four amounts, being (a) the Index Spot Price at each of the three successive Index Calculation Days immediately preceding the Cancellation Date and (b) the Index Spot Price at the next Index Calculation Day, provided that if an Extraordinary Event continues for 30 consecutive days immediately following such Cancellation Date, then the Calculation Agent shall calculate an amount which, in its reasonable opinion, fairly reflects the value of the Underlying Stocks on the Index Calculation Day immediately following such Cancellation Date which, subject to approval by the Company (such approval not to be unreasonably withheld), shall for purposes of calculating the amount under this clause
(2)(ii) be treated as the figure arrived at under clause (2)(ii)(b) above;

   T = U.S.$3.15, the initial offering price per Warrant;

   A = the total number of days from but excluding the Cancellation Date for such Warrants to and including the Expiration Date; and

   B = the total number of days from but excluding the date the Warrants were initially sold to and including the Expiration Date.

   For the purposes of determining "I" in the above formula, in the event that the Calculation Agent and the Company are required to have, but have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a figure under clause (2)(ii)(b) which fairly reflects the value of the Underlying Stocks on the Cancellation Date, then the Calculation Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Calculation Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Calculation Agent and the Holders. Any such calculations will be made available to Holders for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Extraordinary Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc.

   Market Disruption Events. If the Calculation Agent determines that on a Valuation Date a Market Disruption Event has occurred and is continuing, the Valuation Date shall be postponed to the first succeeding Index Calculation Day on which no Market Disruption Event occurs; provided that, if the Valuation Date has not occurred on or prior to the fifth Index Business Day following an Exercise Date because of Market Disruption Events, the Calculation Agent shall, on such fifth Index Business Day, calculate an amount which, in its reasonable opinion, fairly reflects the value of the Underlying Stocks on such day in order to determine the Cash Settlement Value.

   "Market Disruption Event" means with respect to any Valuation Date the occurrence or existence during the one-half hour period that ends at the determination of the Closing Index Value for such Index Business Day of:

   (i) a suspension, material limitation or absence of trading on the NYSE, AMEX or the over-the-counter market of 20% or more of the Underlying Stocks which then comprise the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange; or

   (ii) the suspension or material limitation on the Chicago Board Options Exchange (the "CBOE"), Chicago Mercantile Exchange (the "CME") or any other major futures or securities market of trading in futures or options contracts related to the Index or a Successor Index during the one-half hour period preceding the close of trading on the applicable exchange.

   For the purposes of determining whether a Market Disruption Event has occurred: (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (ii) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (iii) a suspension in trading in a futures or options contract on the Index by a major securities market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index, (iv) an absence of trading on an exchange will not include any time when such exchange is closed for trading under ordinary circumstances, and (v) the occurrence of an Extraordinary Event described in Clause (i) of Extraordinary Event will not constitute, and will supersede the occurrence of, a Market Disruption Event. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Warrants, Merrill Lynch & Co., Inc.

Listing of the Warrants

   The Warrants are listed on the AMEX. The AMEX will expect to cease trading the Warrants on such Exchange as of the close of business on the Expiration Date.

Modification

   The Warrant Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent without the consent of the beneficial owners of any Warrants for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the beneficial owners of the Warrants.

   The Company and the Warrant Agent also may modify or amend the Warrant Agreement and the terms of the Warrants, with the consent of the beneficial owners of not less than a majority in number of the then outstanding Warrants affected, provided that no such modification or amendment that changes the Index Strike Price so as to adversely affect the beneficial owner, shortens the period of time during which the Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners of the Warrants or reduces the percentage of the number of outstanding Warrants, the consent of whose beneficial owners is required for modification or amendment of such Warrant Agreement or the terms of such Warrants may be made without the consent of the beneficial owners of Warrants affected thereby.

Merger and Consolidation

   The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the Cash Settlement Value or Alternative Settlement Amount with respect to all unexercised Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Warrant Agreement and of the Warrants to be performed by the Company.

                                   THE INDEX

   Unless otherwise stated, all information herein on the Index is derived from FRC or other publicly available sources. Such information reflects the policies of FRC as stated in such sources and such policies are subject to change by FRC. FRC is under no obligation to continue to publish the Index and may discontinue publication of the Index at any time.

   The Index is an index calculated, published and disseminated by FRC, and measures the composite price performance of stocks of 2000 companies domiciled in the U.S. and its territories. All 2000 stocks are traded on either the NYSE, AMEX or the over-the-counter market and form a part of the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the investable U.S. equity market. As of May 31, 1995, the average market capitalization of companies included in the Russell 3000 Index was $1.74 billion.

   The Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents approximately 11% of the total market capitalization of the Russell 3000 Index. The Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As of May 31, 1995, the average market capitalization of companies included in the Index was $288 million.

   Only common stocks belonging to corporations domiciled in the U.S. and its territories are eligible for inclusion in the Russell 3000 Index, and subsequently the Index. Stocks traded on the different exchanges in the U.S. but domiciled in other countries are excluded. Preferred stock, convertible preferred stock, participating preferred stock, paired shares, warrants and rights are also excluded. Trust receipts, Royalty Trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds, and limited partnerships that are traded on any of the exchanges, are also ineligible for inclusion. Real Estate Investment Trusts and Beneficial Trusts are eligible for inclusion, however. Generally, only one class of securities of a company is allowed in the Russell 3000 Index, although exceptions to this general rule have been made where FRC has determined that each class of securities acts independent of the other.

   The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization which is defined as the price of the shares times the total number of shares outstanding. Based on closing values on May 31st of each year, FRC reconstitutes the composition of the Russell 3000 Index based on the then existing market capitalization of the companies eligible for inclusion. As of June 30th of each year, the Index is adjusted to reflect the reconstitution for that year. Publication of the Index began on January 1, 1987.

   As a capitalization-weighted index, Russell 2000 reflects changes in the capitalization (market value) of the component stocks relative to the capitalization on a base date. The current Index value is calculated by adding the market values of the Index's component stocks, which are derived by multiplying the price of each stock by the number of shares outstanding, to arrive at the total market capitalization of the 2000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the Index on the base date of December 31, 1986. To calculate the Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Index. In order to provide continuity for the Index's value, the divisor is adjusted periodically to reflect such events as changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings and other capitalization changes.

   All disclosure contained in this Prospectus regarding the Index, or its publisher, is derived from publicly available information. All copyrights and other intellectual property rights relating to the Index are owned by FRC. FRC has no relationship with the Company or the Warrants; it does not sponsor, endorse, authorize, sell or promote the Warrants, and has no obligation or liability in connection with the administration, marketing or trading of the Warrants.

   Below is a breakdown of the component stocks of the Index by industry group as of September 30, 1995:

                                           Number of    Percentage of Index
Industry                                   Companies   Market Capitalization
--------                                   ---------   ---------------------
Technology  . . . . . . . . . . . . . .       240           13.0%
Health Care . . . . . . . . . . . . . .       205           10.6%
Consumer Discretionary and Services . .       378           16.4%
Consumer Staples  . . . . . . . . . . .        60            3.0%
Integrated Oils . . . . . . . . . . . .        10            0.5%
Other Energy  . . . . . . . . . . . . .        70            3.5%
Materials and Processing  . . . . . . .       214           10.1%
Producer Durables . . . . . . . . . . .       150            7.9%
Auto and Transportation . . . . . . . .        89            4.1%
Financial Services, including REITS . .       433           23.5%
Utilities . . . . . . . . . . . . . . .       101            5.9%
Other . . . . . . . . . . . . . . . . .        25            1.5%
                                             ----      ----------

                                            1,975          100.0%
Source: FRC.

Note:   The Index included  fewer than 2000  stocks (1,975) as of  September 30,
    1995 due to company attrition (e.g., mergers, bankruptcies, etc.).

As of September 30, 1995, the ten largest holdings in the Index represented 2.1% of the aggregate market capitalization of the Index. Thirty-three of the 1,975 stocks in the Index were also components of the S&P 500 Index. These 33 stocks represented 3.1% of the Index market capitalization. The dividend yield on the Index was 1.48%.

     A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the Warrants to have a Cash Settlement Value in excess of zero on the relevant Valuation Date.

                                     EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


P R O S P E C T U S
-------------------
                         MERRILL LYNCH & CO., INC.
          CURRENCY PROTECTED NOTES ("CPNS") DUE DECEMBER 31, 1998

On July 7, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $25,000,000 of Currency Protected Notes ("CPNs") due December 31, 1998 (the "Notes") in denominations of $1,000 and integral multiples thereof. As of the date of this Prospectus, $__________ aggregate principal amount of the Notes remain outstanding. The Notes will mature and be repayable at 100% of the principal amount thereof on December 31, 1998 (the "Maturity Date"). Interest payments will be payable with respect to the Notes semiannually on June 30 and December 31 of each year, as described below ("June Payment Dates" and "December Payment Dates", respectively and together the "Payment Dates"). The Notes are not subject to redemption by the Holders or the Company prior to the Maturity Date.

   The Company will make interest payments on the Notes on each June and December Payment Date for the period from and including the last Payment Date for which interest was paid, to but excluding such Payment Date (each, an "Interest Period") at a per annum rate equal to the sum of (i) the Minimum Payment Rate (3%), and (ii) the Supplemental Payment Rate. The "Supplemental Payment Rate" for an Interest Period will equal 4.5 multiplied by the difference between 6.15% minus the Index Rate (as defined below) as of the applicable Determination Date (generally the seventh scheduled NYSE Business Day (as defined below) prior to the applicable Payment Date). In no event, however, will the payments on the Notes for any period be at a rate less than the Minimum Payment Rate. The "Index Rate" will be the average bankers' acceptance rate in Canadian Dollars for a term of six months, as more fully described herein (the "Canadian BA Rate").

   For information as to the calculation of the amount payable in any calendar year, see "Description of Notes" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

   Ownership of the Notes will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

   The Notes have been listed on the New York Stock Exchange under the symbol "MERCN 98".

    THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                            MERRILL LYNCH & CO.

              THE DATE OF THIS PROSPECTUS IS          , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED NOTES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset
Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES



                                             YEAR ENDED LAST FRIDAY IN DECEMBER       NINE MONTHS ENDED
                                            1991    1992    1993    1994    1995      SEPTEMBER 27, 1996
                                            ----    ----    ----    ----    ----      ------------------


Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2               1.2


   For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                               RISK FACTORS

SEMIANNUAL PAYMENTS

If the Index Rate applicable to a Payment Date equals or exceeds 6.15%, beneficial owners of the Notes will receive only the Minimum Payment Rate payable with respect to the Notes on such Payment Date, even if the Index Rate at some point since the preceding Determination Date or issue date, as the case may be, was less than 6.15%. The interest rate for any Interest Period generally will be determined seven NYSE Business Days prior to the end of such Interest Period.

   Beneficial owners of the Notes will receive total annual payments on the Notes at a rate equal to at least the Minimum Payment Rate, and will be repaid 100% of the principal amount of the Notes at the Maturity Date. The amount payable on any Payment Date is subject to the conditions described under "Description of Notes--Semiannual Payments". A beneficial owner of the Notes may receive payments with respect to the Notes equal to only the Minimum Payment Rate for each Interest Period at the times specified herein, and such payments are below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal at the Maturity Date and the payment of the Minimum Payment Rate with respect to the Notes are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

   The amount payable on the Notes based on the Index Rate will not produce the same return as any investment in Canadian bankers' acceptances with maturities of six months because, among other reasons, interest and principal payable on the Notes will be in U.S. Dollars while interest and principal payable on such bankers' acceptances are payable in Canadian Dollars and the U.S. Dollar value of such Canadian Dollar payments may increase or decrease depending on the U.S. Dollar/Canadian Dollar exchange rate. Since the principal and interest payments on the Notes will be made in U.S. Dollars, such payments will not be subject to changes in Canadian Dollar/U.S. Dollar exchange rates. Such exchange rate changes may have a direct effect on the market demand for, and thus the price of, such bankers' acceptances.

   The formula used to determine the interest payable with respect to any Payment Date contains a multiple which increases the effect of any change in the applicable Index Rate.

TRADING

   The Notes have been listed on the New York Stock Exchange under the symbol "MERCN 98". It is expected that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

   The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

   Value of the Index Rate. The trading value of the Notes is expected to depend significantly on the extent to which, if at all, the Index Rate is less than 6.15%. If, however, Notes are sold at a time when the Index Rate is less than 6.15%, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such price were to prevail until the next applicable Determination Date. Furthermore, the price at which a beneficial owner will be able to sell Notes prior to a Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the price of the Index Rate is above, equal to or not sufficiently below 6.15%.

   Volatility of the Index Rate. If the volatility of the Index Rate increases, the trading value of the Notes is expected to increase. If the volatility of the Index Rate decreases, the trading value of the Notes is expected to decrease.

   Interest Rates. In general, if U.S. interest rates increase, the value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. In addition, Canadian interest rates will affect the Index Rate. In general, if Canadian interest rates increase, the Index Rate is expected to increase, and therefore the value of the Notes is expected to decrease. If Canadian interest rates decrease, the Index Rate is expected to decrease, and therefore the value of the Notes is expected to increase.

   Time Remaining to Payment Dates. The Notes may trade at a value above that which may be inferred from the level of interest rates and the Index Rate. This difference will reflect a "time premium" due to expectations concerning the value of the Index Rate during the period prior to each Payment Date. As the time remaining to each Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

   Time Remaining to Maturity Date. As the number of remaining Payment Dates decreases, the value of the remaining rights to receive payments based on the value of the Index Rate will decrease, thus decreasing the value of the Notes. Furthermore, as the time to the Maturity Date decreases, the value of the fixed payments (i.e., the Minimum Annual Payments and the payment of the principal amount at the maturity of the Notes) is expected to increase, thus increasing the value of the Notes.

OTHER CONSIDERATIONS

   It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in the light of their particular circumstances.

   Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.

                            DESCRIPTION OF NOTES

 GENERAL

   The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1998.

   The Notes are not subject to redemption prior to the Maturity Date by the Company or at the option of any Holder. Upon the occurrence of an Event of Default with respect to the Notes, however, Holders of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

   The Notes were issued in denominations of $1,000 and integral multiples thereof.

SEMIANNUAL PAYMENTS

   The Company will make semiannual payments on the Notes each June 30 and December 31 ("June Payment Dates" and "December Payment Dates", respectively, and together the "Payment Dates"), as described below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30, except as provided below. Notwithstanding the foregoing, if it is known three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to such December Payment Date will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31 and the amount so paid will equal an amount as if interest had accrued through December 31.

   The Company will pay interest on the Notes on each June and December Payment Date for the period since the last Payment Date for which interest was paid, to but excluding such Payment Date (each, an "Interest Period") at a rate per annum equal to the sum of (i) the Minimum Payment Rate (3% per annum), and (ii) the Supplemental Payment Rate. The "Supplemental Payment Rate" for an Interest Period will equal 4.5 multiplied by the difference between 6.15% minus the Index Rate as of the Determination Date in such Interest Period. In no event, however, will the payments on the Notes for any period be at a rate less than the Minimum Payment Rate. The "Index Rate" will equal the Canadian BA Rate (as defined below). Interest payable with respect to any Payment Date will be computed on the basis of a year consisting of 360 days of twelve 30-day months.

   State Street Bank and Trust Company is the calculation agent (the "Calculation Agent") with respect to the Notes. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one-hundredth of a percentage point, with five one-thousandth of a percentage point rounded upwards (e.g., 9.875% (or .09875) would be rounded to 9.88% (or .0988)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

   If the Index Rate applicable to a Payment Date is equal to or exceeds 6.15%, beneficial owners of the Notes will receive only the Minimum Payment Rate for the Interest Period preceding such Payment Date, even if the Index Rate at some point since the preceding Determination Date or the original issue date, as the case may be, was less than 6.15%.

   The following table shows the annual payment rate payable on the Notes for any Interest Period assuming various Index Rates on a Determination Date.

                      HYPOTHETICAL ANNUAL PAYMENT RATE

     HYPOTHETICAL
      INDEX RATE
        ON THE                                      ANNUAL
  DETERMINATION DATE                             PAYMENT RATE
  -----------------------                       -------------
         6.15% or greater.. . . . . . . . . . .    3.00%(1)
         6.00% . . . . . .. . . . . . . . . . .    3.68%
         5.75% . . . . . .. . . . . . . . . . .    4.80%
         5.50%  . . . . . . . . . . . . . . . .    5.93%
         5.25%  . . . . . . . . . . . . . . . .    7.05%
         5.00%  . . . . . . . . . . . . . . . .    8.18%
         4.75%  . . . . . . . . . . . . . . . .    9.30%
         4.50%  . . . . . . . . . . . . . . . .   10.43%
         4.25%  . . . . . . . . . . . . . . . .   11.55%
         4.00%  . . . . . . . . . . . . . . . .   12.68%
         3.75%  . . . . . . . . . . . . . . . .   13.80%
         3.50%  . . . . . . . . . . . . . . . .   14.93%

------------
(1) Minimum Payment Rate of 3% per annum.

   A potential investor should review the historical performance of the Index Rate. The historical performance of the Index Rate should not be taken as an indication of future performance, and no assurance can be given that the Index Rate will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount and the Minimum Payment Rate at the maturity of the Notes or the Minimum Payment Rate in prior years.

CANADIAN DOLLAR BANKERS' ACCEPTANCE RATE

   The "Canadian BA Rate" shall be determined for each Determination Date as follows:

     (i) On the relevant Determination Date, the Canadian BA Rate will be determined on the basis of the average bankers' acceptance rate in Canadian Dollars for a term of six months, commencing on the related Determination Date, which appears on the Reuters Screen Page CDOR (as defined below), as of 10:00 A.M. New York City time on such Determination Date or as soon thereafter as rates first appear (but in no event later than 12:00 P.M. New York City time), as determined by the Calculation Agent. If no rate appears by 12:00 P.M. New York City time on a Determination Date with respect to the Canadian bankers' acceptance rates, then the Canadian BA Rate will be determined as specified in clause (ii) below. "Reuters Screen Page CDOR" means the displays designated as Page CDOR on the Reuters Monitor Money Rates Service (or such other page as may replace Page CDOR on that service for the purpose of displaying the Canadian Dollar bankers' acceptance rates of major banks).

     (ii) With respect to a Determination Date on which no rate appears on Reuters Screen Page CDOR as specified in clause (i) above, the Calculation Agent will request each of four major banks in the Toronto interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its quotation for deposits in Canadian Dollars for a period of six months commencing on the related Determination Date to major banks in the Toronto interbank market at approximately 10:00 A.M. New York City time on such Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are provided, the Canadian BA Rate determined on such Determination Date will be the arithmetic mean of such quotations. If fewer than two banks so selected by the Calculation Agent are quoting as mentioned in this sentence, the Canadian BA Rate will equal the average quotation for deposits in Canadian Dollars for a period of six months commencing on the related Determination Date of major banks in the Toronto interbank market in a principal amount that is representative for a single transaction in such market at such time as determined by the Calculation Agent.

   The "Determination Date" means the seventh scheduled NYSE Business Day prior to the applicable Payment Date as determined by the Calculation Agent; provided, however, if such day is not a Canadian Business Day, the Determination Date will be the next succeeding scheduled Canadian Business Day. "NYSE Business Day" means a day on which the New York Stock Exchange is open for trading. "Canadian Business Day", as used in this Prospectus with respect to the Notes, means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Toronto, Canada. The Calculation Agent will determine which days are scheduled NYSE Business Days and Canadian Business Days.

EVENTS OF DEFAULT AND ACCELERATION

   In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount calculated as though the date of early repayment were a Payment Date. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

SECURITIES DEPOSITORY

   The Notes were issued in book-entry form and are represented by one fully registered global security (the "Global Security"). The Global Security was deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, the Global Security may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

   The Securities Depository has advised the Company as follows: the Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

   So long as the Securities Depository, or its nominee, is the registered owner of the Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in the Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in the Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to, Notes registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Security representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Security will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Security.

                   THE CANADIAN BANKERS' ACCEPTANCE RATE

Bankers' acceptances in Canada are a popular method of raising short-term funding in Canada. Bankers' acceptances represent unconditional written orders from a borrower instructing a bank to pay a certain amount of money on a specified future date. Bankers' acceptances are generally issued in Canadian $100,000 denominations, and are not guaranteed by the Canada Deposit Corporation.

   The market for bankers' acceptances has grown from under 1 billion Canadian Dollars in early 1975 to approximately 22 billion Canadian Dollars in 1993 and is among the most liquid short-term securities markets in Canada.

                                OTHER TERMS
GENERAL

   The Notes were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which
                                     10
could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                  EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


P R O S P E C T U S
-------------------
                         MERRILL LYNCH & CO., INC.
      GLOBAL BOND LINKED SECURITIES(SM)("GLOBLS"(SM)) DUE DECEMBER 31, 1998
                          CURRENCY PROTECTED NOTES
   On February 22, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $30,000,000 aggregate principal amount of Global Bond Linked Securities due December 31, 1998 (the "GloBLS" or the "Notes") in denominations of $1,000 and integral multiples thereof. The Notes will mature and be repayable at 100% of the principal amount thereof on December 31, 1998 (the "Maturity Date"). Payments will be payable with respect to the Notes semiannually on June 30 and December 31 of each year, as described below ("June Payment Dates" and "December Payment Dates", respectively), commencing June 30, 1993.

   The Company will make interest payments on the Notes each calendar year at a per annum rate equal to the sum of (i) the Minimum Annual Payment Rate (3%), and (ii) the Supplemental Annual Payment Rate. The "Supplemental Annual Payment Rate" will equal the amount, if any, by which the price (expressed as a percentage) of the Index Bund as of the applicable Determination Date exceeds 100.95% (the "Benchmark Price"). In no event, however, will the payments on the Notes in any calendar year be at a rate less than the Minimum Annual Payment Rate. The "Index Bund" will be the 7.125% Bundesanleihe due December 20, 2002 issued by the Federal Republic of Germany on December 29, 1992. If German interest rates decline, the annual amount payable on the Notes is expected to increase; if German interest rates increase, the annual amount payable on the Notes is expected to decrease (although not less than a rate equal to the Minimum Annual Payment Rate). For each $1,000 principal amount of Notes, the Company will pay $15 of the total amount payable for each calendar year on the June Payment Date and will pay the balance of the annual amount due on the Notes for such year on the December Payment Date. The Notes are not subject to redemption by the Holders or the Company prior to the Maturity Date.

   For information as to the calculation of the amount payable in any calendar year see "Description of Notes" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

   Ownership of the Notes will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

   The Notes have been listed on the New York Stock Exchange under the symbol "MER DM".

    THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
          HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                            MERRILL LYNCH & CO.

           THE DATE OF THIS PROSPECTUS IS               , 1996.

 (SM)"GloBLS" and "Global Bond Linked Securities" are service marks of Merrill
                             Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048.
Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED NOTES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES



                                             YEAR ENDED LAST FRIDAY IN DECEMBER       NINE MONTHS ENDED
                                            1991    1992    1993    1994    1995      SEPTEMBER 27, 1996
                                            ----    ----    ----    ----    ----      ------------------


Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2               1.2


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                RISK FACTORS

SEMIANNUAL PAYMENTS

If the Index Bund Price applicable to a December Payment Date does not exceed the Benchmark Price, beneficial owners of the Notes will receive payments only at the Minimum Annual Payment Rate payable with respect to the Notes, even if the price of the Index Bund at some point since the preceding Determination Date or issue date, as the case may be, exceeded the Benchmark Price.

     Beneficial owners will receive total annual payments on the Notes at a rate equal to at least the Minimum Annual Payment Rate, and will be repaid 100% of the principal amount of the Notes at the Maturity Date. The amount payable on any December Payment Date is subject to the conditions described under "Description of

Notes--Semiannual Payments". A beneficial owner of the Notes may receive payments with respect to the Notes at a rate equal to only the Minimum Annual Payment Rate for each year at the times specified herein, and such payments are below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal at the Maturity Date and the payment at a rate equal to the Minimum Annual Payment Rate with respect to the Notes are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     The amount payable on the Notes based on the Index Bund will not produce the same return as if the Index Bund was purchased and held for a similar period because of the following: (i) the Index Bund Price will not reflect any interest payable on the Index Bund, (ii) interest and principal payable on the Notes will be in U.S. Dollars while interest and principal payable on the Index Bund is payable in Deutsche Marks and the U.S. Dollar value of such Deutsche Mark payments may increase or decrease depending on the U.S. Dollar/Deutsche Mark exchange rate, and (iii) the annual interest rate on the Index Bund is higher than the Minimum Annual Payment Rate.

     Unlike a direct investment in the Index Bund, the principal and interest payments on the Notes will be made in U.S. Dollars, and as such, the U.S. Dollar value of such payments will not be subject to changes in Deutsche Mark/U.S. Dollar exchange rates. Such exchange rate changes may have a direct effect on the market demand for, and thus the price of, the Index Bund.

     The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to notes in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). All payments under the Notes (other than the return of principal) could be considered interest for the purpose of state usury laws. The Company has covenanted for the benefit of the Holders of the Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

TRADING

     The Notes have been listed on the New York Stock Exchange under the symbol "MER DM". It is expected that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

     The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

          Price of the Index Bund. The trading value of the Notes is expected to depend significantly on the extent to which, if at all, the price of the Index Bund exceeds the Benchmark Price. If, however, Notes are sold at a time when the price of the Index Bund exceeds the Benchmark Price, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such price were to prevail until the next applicable Determination Date. Furthermore, the price at which a beneficial owner will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the price of the Index Bund is below, equal to or not sufficiently above the Benchmark Price.

          Volatility of the Price of the Index Bund. If the volatility of the price of the Index Bund increases, the trading value of the Notes is expected to increase. If the volatility of the price of the Index Bund decreases, the trading value of the Notes is expected to decrease.

          Interest Rates. In general, if U.S. interest rates increase, the value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. In addition, German interest rates will affect the price of the Index Bund. In general, if German interest rates increase, the Index Bund price, and therefore the value of the Notes, is expected to decrease. If German interest rates decrease, the Index Bund price, and therefore the value of the Notes, is expected to increase.

          Time Remaining to December Payment Dates. The Notes may trade at a value above that which may be inferred from the level of interest rates and the price of the Index Bund. This difference will reflect a "time premium" due to expectations concerning the price of the Index Bund during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

          Time Remaining to Maturity. As the number of remaining December Payment Dates decreases, the value of the remaining rights to receive payments based on the price of the Index Bund in excess of the Minimum Annual Payment Rate will decrease, thus decreasing the value of the Notes. Furthermore, as the time to the Maturity Date decreases, the value of the fixed payments (i.e., payments at the Minimum Annual Payment Rate and the payment of the principal amount at the maturity of the Notes) is expected to increase, thus increasing the value of the Notes. In addition, as the time to maturity decreases, the remaining term to maturity of the Index Bund will decrease. In general, a given change in German interest rates will generally affect German debt instruments with shorter maturities less than those with longer maturities.

OTHER CONSIDERATIONS

     It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in the light of their particular circumstances.

      Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.

                            DESCRIPTION OF NOTES

GENERAL

The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1998.

   The Notes are not subject to redemption prior to the Maturity Date by the Company or at the option of any Holder. Upon the occurrence of an Event of Default with respect to the Notes, however, Holders of the Notes or the Trustee may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

   The Notes were issued in denominations of $1,000 and integral multiples thereof.

SEMIANNUAL PAYMENTS

   The Company will make semiannual payments on the Notes each June 30 and December 31 ("June Payment Dates" and "December Payment Dates", respectively), as described below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30, except as provided below. Notwithstanding the foregoing, if it is known three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to such December Payment Date will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31 and the amount so paid will equal an amount as if interest had accrued through December 31.

   For each calendar year, the Company will pay interest on the Notes at a rate per annum equal to the sum of (i) the Minimum Annual Payment Rate (3%), and (ii) the Supplemental Annual Payment Rate. The "Supplemental Annual Payment Rate" equals the amount, if any, by which the price (expressed as a percentage) of the Index Bund, determined as described below (the "Index Bund Price"), as of the applicable Determination Date exceeds 100.95% (the "Benchmark Price") as determined by the Calculation Agent. In no event, however, will the payments on the Notes in any calendar year be at a rate less than the Minimum Annual Payment Rate. For each $1,000 principal amount of the Notes, the Company will pay $15 of the total amount payable for each calendar year on the June Payment Date, and will pay the balance of the annual interest amount due on the Notes for such year on the December Payment Date.

   State Street Bank and Trust Company is the calculation agent (the "Calculation Agent") with respect to the Notes. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

   If the Index Bund Price applicable to a December Payment Date does not exceed the Benchmark Price, Holders of the Notes will receive payments which reflect only the Minimum Annual Payment Rate payable with respect to the Notes for the calendar year containing such December Payment Date, even if the price of the Index Bund at some point since the preceding Determination Date or issue date, as the case may be, exceeded the Benchmark Price.

   The following table shows the total pretax annual payment rate on the Notes in any year assuming various Index Bund Prices for the Index Bund on any Determination Date.

              HYPOTHETICAL GLOBLS TOTAL ANNUAL PAYMENT RATE

    HYPOTHETICAL INDEX                      HYPOTHETICAL TOTAL ANNUAL
    BUND PRICE ON THE                             GLOBLS PAYMENT
    DETERMINATION DATE                               RATE (1)
  ----------------------                   -------------------------
  less than 100.95%                               3.00%(1)
            100.95%(2)                            3.00%(1)
            101.95%                               4.00%
            102.95%                               5.00%
            103.95%                               6.00%
            104.95%                               7.00%
            105.95%                               8.00%
            106.95%                               9.00%
            107.95%                               10.00%
            108.95%                               11.00%
            109.95%                               12.00%
            110.95%                               13.00%
            111.95%                               14.00%
            112.95%                               15.00%
            113.95%                               16.00%

----------
(1) Minimum Annual Payment Rate of 3% per annum ($30 per $1,000 principal amount of Notes).
(2)  Benchmark Price.

INDEX BUND PRICE

   The Index Bund Price is the arithmetic mean of the bid prices for the 7.125% Bundesanleihe due December 20, 2002 issued by the Federal Republic of Germany on December 29, 1992 (the "Index Bund"), expressed as a percentage of the principal amount, as of 9:30 A.M. New York City time on the applicable Determination Date, of three leading dealers in Bundesanleihen selected by the Calculation Agent. The "Determination Date" means the seventh scheduled NYSE Business Day (as defined below) prior to the applicable December Payment Date. If three such bid prices are not available on such seventh scheduled NYSE Business Day, the Determination Date will be the sixth scheduled NYSE Business Day preceding the applicable December Payment Date. If the Calculation Agent cannot obtain three bid prices from leading dealers for Bundesanleihen on the sixth scheduled NYSE Business Day preceding the applicable December Payment Date, then the Index Bund Price will equal the official price expressed as a percentage reported by the Frankfurt Stock Exchange for the Index Bund as a result of the official price fixing on the Frankfurt Stock Exchange on such sixth scheduled NYSE Business Day preceding the applicable December Payment Date. If no official price is fixed on the Frankfurt Stock Exchange on such sixth scheduled NYSE Business Day, then the Index Bund Price will equal the bid price determined by the Calculation Agent on such sixth scheduled NYSE Business Day based on then current market conditions, including the last price at which the Index Bund was offered or sold. The bid prices solicited by the Calculation Agent will be for an amount that is representative of a single transaction in the market at the applicable time and will not include accrued but unpaid interest on the Index Bund. "NYSE Business Day" means a day on which the New York Stock Exchange is open for trading and the Calculation Agent will determine which days are scheduled NYSE Business Days.

HYPOTHETICAL PAYMENTS

   The following table shows the approximate required yield-to-maturity of the Index Bund on each anticipated Determination Date in order to generate various total pretax annual payment rates for the Notes in each year. Yields on the Index Bund are expressed on an annual yield-to-maturity basis. The yields-to-maturity and total pretax annual payment rates shown below are for illustrative purposes only and are not intended to predict either the future price levels of the Index Bund or actual payments on the Notes.

                       ANNUAL DETERMINATION DATES(2)
                       -----------------------------
TOTAL PRETAX
  ANNUAL
PAYMENT RATE(1)      1995      1996       1997        1998
---------------    -------    -------    -------     ------
    3.00%           6.95%      6.92%       6.89%      6.84%
    4.00%           6.76%      6.72%       6.65%      6.55%
    5.00%           6.58%      6.51%       6.41%      6.26%
    6.00%           6.41%      6.31%       6.18%      5.98%
    7.00%           6.23%      6.11%       5.95%      5.70%
    8.00%           6.05%      5.91%       5.72%      5.42%
    9.00%           5.88%      5.72%       5.49%      5.15%
   10.00%           5.71%      5.53%       5.27%      4.87%
   11.00%           5.54%      5.34%       5.04%      4.61%
   12.00%           5.38%      5.15%       4.83%      4.34%
   13.00%           5.21%      4.96%       4.61%      4.08%
   14.00%           5.05%      4.78%       4.40%      3.82%
   15.00%           4.89%      4.60%       4.19%      3.57%
   16.00%           4.73%      4.42%       3.98%      3.32%

-----------
(1) Total pretax annual payment rate includes the Minimum Annual Payment Rate plus the Supplemental Annual Payment Rate in each year.
(2) As of February 12, 1993, the yield-to-maturity on German government bonds with approximate maturities indicated below were approximately the following:

                          CORRESPONDING
          APPROXIMATE     DETERMINATION        YIELD TO
           MATURITY            DATE            MATURITY
          ----------      -------------        --------
            9 years       December 1993         7.01%
            8 years       December 1994         6.94%
            7 years       December 1995         6.91%
            6 years       December 1996         6.63%
            5 years       December 1997         6.61%
            4 years       December 1998         6.66%

   A potential investor should review the historical performance of the Index Bund. The historical performance of the Index Bund should not be taken as an indication of future performance, and no assurance can be given that the Index Bund will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of principal and the Minimum Annual Payment Rate at the maturity of the Notes or the Minimum Annual Payment Rate in any prior year.

EVENTS OF DEFAULT AND ACCELERATION

    In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment in the same manner as the amount payable on the December 1993 payment date was prorated. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

SECURITIES DEPOSITORY

   The Notes were issued in book-entry form, and are represented by one registered global security (the "Global Security"). The Global Security was deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

   The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The Underwriter (as hereinafter defined) is a Participant. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

   So long as the Securities Depository, or its nominee, is the registered owner of the Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in the Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in the Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to, Notes registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Security representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Security will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Security.

                 THE GERMAN BOND MARKET AND THE INDEX BUND

The following discussion of the German bond market is based upon information available as of the end of September 1992. The Deutsche Mark-denominated fixed income market is the third largest in the world, exceeded in size only by those of the U.S. Dollar and Japanese Yen. As of the end of September 1992, the total nominal amount of Deutsche Mark-denominated fixed income debt outstanding was over DM 1.889 trillion (or U.S. $1.18 trillion assuming an exchange rate of DM/U.S. $1.60) (Source: Bundesbank). Bundesanleihen ("Bunds") are debt securities issued by the Federal Republic of Germany and are backed by its full faith and credit. Bunds account for approximately 75% of the debt of the Federal Republic of Germany and approximately 30% of all fixed income debt denominated in Deutsche Marks as of the end of September 1992. Bundesanleihen are principally traded in the over-the-counter market in Germany and are also listed on eight exchanges in Germany, including the Frankfurt Exchange.

   The Index Bund was originally issued on December 29, 1992 and is not redeemable prior to its stated maturity. Because the Index Bund had a maturity of ten years when it was originally issued, the time remaining to such maturity will necessarily decline over time. As the time remaining to maturity declines on the Index Bund, the Index Bund price will be affected.

   A potential investor should review the historical performance of the Index Bund. The historical performance of the Index Bund should not be taken as an indication of future performance, and no assurance can be given that the Index Bund will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount at the maturity of the Notes.

                                OTHER TERMS
GENERAL

   The Notes were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                  EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              Subject to Completion, Issue Date: November 25, 1996


         P R O S P E C T U S
         -------------------

                            Merrill Lynch & Co., Inc.

Equity Participation Securities with Minimum Return Protection due June 30, 1999

On June 28, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $355,000,000 aggregate principal amount of Equity Participation Securities with Minimum Return Protection due June 30, 1999 (the "Securities", or the "Notes"). As of the date of this Prospectus, $___________ aggregate principal amount of the Securities remain outstanding. The Securities were issued in denominations of $1,000 and integral multiples thereof, bear no periodic payments of interest and will mature on June 30, 1999. At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each Security, the principal amount thereof plus an interest payment (the "Supplemental Redemption Amount") based on the percentage increase, if any, in the S&P 500 Composite Stock Price Index (the "S&P 500 Index"). The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable prior to maturity.

   The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, (B) the percentage change from 447.43, the closing value of the S&P 500 Index on June 16, 1993, as compared to the Final Average Value, and (C) 128%. In no event, however, will the Supplemental Redemption Amount be less than $200 per $1,000 principal amount of the Securities (the "Minimum Supplemental Redemption Amount"), representing a minimum annualized rate of return of 3.06%. The calculation of the Final Average Value, as more fully described herein, will equal the arithmetic average of the closing values of the S&P 500 Index on certain days during June of 1997, 1998 and 1999.
   For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity and the calculation and the composition of the S&P 500 Index, see "Description of Securities" and "The Standard & Poor's 500 Index" in this Prospectus. For other information that should be considered by prospective investors, see "Risk Factors" beginning on page 4 of this Prospectus.

   Ownership of the Securities will be maintained in book-entry form by or through the Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

   The Securities have been listed on the New York Stock Exchange under the symbol "MERP ZR99".

                                  _____________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  _____________

   This Prospectus has been prepared in connection with the Warrants and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.
                                 _______________

                               Merrill Lynch & Co.
                                 _______________

                 The date of this Prospectus is         , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
                                 _______________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                            MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch
Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                       Year Ended Last Friday in December     Nine Months Ended

                       1991 1992      1993  1994    1995      September 27, 1996
                       ---- ----      ----  ----    ----      ------------------


Ratio of earnings
to fixed charges . ..  1.2   1.3       1.4   1.2     1.2            1.2

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                   RISK FACTORS
Payment at Maturity

     Investors should be aware that if the Final Average Value of the S&P 500 Index does not exceed the Initial Value by more than approximately 15.63%, beneficial owners of the Securities will receive only the principal amount thereof and the Minimum Supplemental Redemption Amount. A beneficial owner of the Securities may receive a Supplemental Redemption Amount equal only to the Minimum Supplemental Redemption Amount at maturity, and such Minimum Supplemental Redemption Amount is below what the Company would pay as interest as of the date of issuance if the Company issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Minimum Supplemental Redemption Amount are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it and therefore, in addition to the considerations regarding averaging discussed below, the yield based on the S&P 500 Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

     Because the Final Average Value will be based upon average values of the S&P 500 Index during specified periods in three successive years, a significant increase in the S&P 500 Index as measured by the average values during the specified period in the final year, or in either earlier year, may be substantially or entirely offset by the average values of the S&P 500 Index during the specified periods in the other two years.

Trading

     The Securities have been listed on the New York Stock Exchange under the symbol "MERP ZR99". There can be no assurances as to how the Securities will trade in the secondary market or whether such market will be liquid. It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. Because the Final Average Value is an average of the three Calculation Values as described below, the price at which a beneficial owner of a Security will be able to sell such Security in the secondary market may be at a discount if the first or second such Calculation Value is below the Initial Value.

     The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the S&P 500 Index over the Initial Value. If, however, Securities are sold prior to the maturity date at a time when the S&P 500 Index exceeds the Initial Value, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the S&P 500 Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the S&P 500 Index between the time of such sale and the maturity date and the effect of the value of the S&P 500 Index on prior days used to calculate the Final Average Value, if any. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P 500 Index is below, equal to or not sufficiently above the Initial Value and/or if the value of the S&P 500 Index on prior days used to calculate the Final Average Value, if any, was below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates.

     The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the S&P 500 Index are likely to affect the Securities' trading value. The expected theorized effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the S&P 500 Index. Rising interest rates may lower the value of the S&P 500 Index and, thus, the Securities. Falling interest rates may increase the value of the S&P 500 Index and, thus, may increase the value of the Securities.

          Volatility of the S&P 500 Index. If the volatility of the S&P 500 Index increases, the trading value of the Securities is expected to increase. If the volatility of the S&P 500 Index decreases, the trading value of the Securities is expected to decrease.

          Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the S&P 500 Index. This difference will reflect a "time premium" due to expectations concerning the value of the S&P 500 Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the minimum expected value at maturity if one or more Calculation Values, as defined below, were below, equal to or not sufficiently above the Initial Value.

          Dividend Rates in the United States. If dividend rates on the stocks comprising the S&P 500 Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P 500 Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the S&P 500 Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the value of the S&P 500 Index and, in turn, decrease the value of the Securities.

Other Considerations
     It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in light of their particular circumstances.

     Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

                            DESCRIPTION OF SECURITIES

General

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described under "Other Terms" in this Prospectus. The Securities will mature on June 30, 1999.

      No periodic payments of interest will be payable with respect to the Securities. (See "Payment at Maturity", below.)
     The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Securities are transferable in denominations of $1,000 and integral multiples thereof.

Payment at Maturity

     At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, all as provided below. If the Final Average Value of the S&P 500 Index does not exceed the Initial Value by more than approximately 15.63%, a beneficial owner of a Security will be entitled to receive only the principal amount thereof and the Minimum Supplemental Redemption Amount.

     At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount equal in amount to:

                                   Final Average Value-Initial Value
                                   ---------------------------------
           Principal Amount  x             Initial Value             x    128%


provided, that the Supplemental Redemption Amount will not be less than the Minimum Supplemental Redemption Amount of $200 per $1,000 principal amount of Securities. The Initial Value equals 447.43, the closing value of the S&P 500 Index on June 16, 1993.

     The Final Average Value of the S&P 500 Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the arithmetic average (mean) of the Yearly Values, as defined below, for 1997, 1998 and 1999. The Yearly Value for any year will be calculated during the Calculation Period for such year which will be from and including June 18 in 1997, June 18 in 1998 and June 17 in 1999 to and including the fifth scheduled Business Day after such date. The Yearly Value for each year will equal the arithmetic average (mean) of the closing values of the S&P 500 Index on the first day in the applicable Calculation Period (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the last Business Day in the applicable Calculation Period (each, a "Calculation Date") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on two or more of the Business Days during a Calculation Period, the Yearly Value for the relevant year will equal the average of the values on Business Days on which a Market Disruption Event did not occur during such Calculation Period or, if there is only one such Business Day, the value on such day. If Market Disruption Events occur on all of such Business Days during a Calculation Period, the Yearly Value for the relevant year shall equal the closing value of the S&P 500 Index on the last Business Day of the Calculation Period regardless of whether a Market Disruption Event shall have occurred on such day.

     For purposes of determining the Final Average Value, a "Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

     If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P 500 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P 500 Index and calculate the Final Average Value as described in the preceding paragraph. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

     If S&P discontinues publication of the S&P 500 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Dates, the value to be substituted for the S&P 500 Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be calculated as described below under "Discontinuance of the S&P 500 Index".

     If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P 500 Index as described below, such Successor Index or value shall be substituted for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If at any time the method of calculating the S&P 500 Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Average Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P 500 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P 500 Index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P 500 Index as if it had not been modified (e.g., as if such split had not occurred).

      "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

                (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

      (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P 500 Index which are traded on the Chicago Board Options Exchange, Inc.

   For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.
   The following table illustrates, for a range of hypothetical Final Average Values, the total amount payable at maturity for each $1,000 principal amount of Securities.

                                                           Total
 Hypothetical Final          Percentage Change             Amount
  Average Value of             Over Initial              Payable at
  the S&P 500 Index                Value                  Maturity
  -----------------          -----------------           ----------

      223.72                       -50%                  $1,200
      268.46                       -40%                  $1,200
      313.20                       -30%                  $1,200
      357.94                       -20%                  $1,200
      402.69                       -10%                  $1,200
      447.43(1)                      0%                  $1,200
      492.17                        10%                  $1,200
      536.92                        20%                  $1,256
      581.66                        30%                  $1,384
      626.40                        40%                  $1,512
      671.15                        50%                  $1,640
      715.89                        60%                  $1,768
      760.63                        70%                  $1,896
      805.37                        80%                  $2,024
      850.12                        90%                  $2,152
      894.86                       100%                  $2,280
      939.60                       110%                  $2,408
      984.35                       120%                  $2,536
___________________________
(1)  Initial Value.

   The above figures are for purposes of illustration only. The actual Total Redemption Amount received by investors will depend entirely on the actual Final Average Value determined by the Calculation Agent as provided herein. Because the Final Average Value will be based upon average values of the S&P 500 Index during specified periods in three successive years, a significant increase or decrease in the S&P 500 Index as measured by the average values during the specified period in any year may be substantially or entirely offset by the average values of the S&P 500 Index during the specified periods in the other two years.

   The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the state of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the beneficial owners of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Securities.

Discontinuance of the S&P 500 Index and Successor Index

   If S&P discontinues publication of the S&P 500 Index and a Successor Index is available, then the amount payable at maturity or upon earlier acceleration will be determined by reference to the Successor Index, as provided above.

   If the publication of the S&P 500 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Dates, the value to be substituted for the S&P 500 Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be the value computed by the Calculation Agent for each such Calculation Date in accordance with the following procedures:

   (1) identifying the component stocks of the S&P 500 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

   (2) for each Last Component Stock, calculating as of each such Calculation Date the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

   (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

   (4) ascertaining the Base Value (as defined below under "The Standard & Poor's 500 Index--Computation of the Index") in effect as of the last day on which either the S&P 500 Index or any Successor Index was published by S&P or another entity, adjusted as described below;

   (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

   (6)  multiplying the resulting quotient (expressed in decimals) by ten.

   If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P 500 Index thereafter.

   If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

   If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's 500 Index--Computation of the S&P 500 Index").

   If S&P discontinues publication of the S&P 500 Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Average Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount by reference to the method set forth in clauses (1) through (6) in the fourth preceding paragraph above as if such day were a Calculation Date. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500 Index may adversely affect trading in the Securities.

Events of Default and Acceleration

   In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $1,000 principal amount thereof, will be equal to: (i) the initial issue price ($1,000), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Calculation Period used to calculate the final Yearly Value of the Notes so accelerated will begin on the eighth scheduled Business Day next preceding the scheduled date for such early redemption. If such final Yearly Value is the only Yearly Value which shall have been calculated with respect to the Notes, such final Yearly Value will be the Final Average Value. If one or two other Yearly Values shall have been calculated with respect to the Notes for prior years when the Notes shall have been outstanding, the average of the final Yearly Value and such one other Yearly Value or such two other Yearly Values, as the case may be, will be the Final Average Value. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 3.06%, calculated on a semiannual bond equivalent basis. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

   In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depository

   The Securities are represented by three fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository (the "Depository"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

   DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.
   DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

   So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to

Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

                         THE STANDARD & POOR'S 500 INDEX

   All disclosure contained in this Prospectus regarding the S&P 500 Index, including, without limitation, its make-up, method of calculation and changes in its components, was derived from publicly available information prepared by S&P as of May 28, 1993. The Company takes no responsibility for the accuracy or completeness of such information.
General

   The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of May 28, 1993, the 500 companies included in the S&P 500 Index represented approximately 75% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, the 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all 500 companies are listed on such exchange. As of May 28, 1993, the aggregate market value of the 500 companies included in the S&P 500 Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company. As of May 28, 1993, the 500 companies included in the Index were divided into 88 individual groups. These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses): Industrials (384), Utilities (46), Transportation (15) and Financial (55). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

Computation of the S&P 500 Index

   S&P computes the S&P 500 Index as of a particular time as follows:

       (1) the Market Value of each component stock is determined as of such time;

       (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;

       (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

       (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

       (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

       (6) the resulting quotient (expressed in decimals) is multiplied by ten.

While S&P employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount payable to beneficial owners of Securities upon maturity or otherwise.

     S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P 500 Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

                                    New Market Value
                                    ----------------
             Old Base Value   x                          =     New Base Value
                                    Old Market Value


The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P 500 Index.

     A potential investor should review the historical performance of the S&P 500 Index. The historical performance of the S&P 500 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P 500 Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount plus the Minimum Supplemental Redemption Amount at the maturity of the Securities.

License Agreement

     S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

     The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

     "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

                                   OTHER TERMS
General

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act, and under rules of certain exchanges and other regulatory bodies.
Limitations Upon Liens

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S
     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS
     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              Subject to Completion, Issue Date: November 25, 1996


P R O S P E C T U S
-------------------

                            MERRILL LYNCH & CO., INC.
    EUROPEAN PORTFOLIO MARKET INDEX TARGET-TERM SECURITIES(SM) DUE JUNE 30, 1999
                                   ("MITTS(R)")

     On December 30, 1993, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $31,000,000 of European Portfolio Market Index Target-Term Securities due June 30, 1999 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.

     The Securities will mature on June 30, 1999. At maturity, a beneficial owner of a Security will be paid an amount based upon the change in the value of a portfolio (the "Portfolio") of specified stocks of European companies measured on December 22, 1993 (the "Original Portfolio Value") through the Calculation Period, all as more fully described herein; provided, however, that the amount payable at maturity will not be less than $9.00 for each Unit of the Securities (the "Minimum Payment"). The Closing Portfolio Value will be based on certain values of the specified stocks during a period prior to the maturity date of the Securities. While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Closing Portfolio Value exceeds the Original Portfolio Value, there will be no payment of interest, periodic or otherwise, prior to maturity.

     IF THE CLOSING PORTFOLIO VALUE IS LESS THAN THE ORIGINAL PORTFOLIO VALUE, THE AMOUNT PAYABLE AT MATURITY WITH RESPECT TO A SECURITY WILL BE LESS THAN THE PRINCIPAL AMOUNT OF SUCH SECURITY.

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable prior to maturity.

     For information as to the calculation of the amount that will be paid at maturity and the calculation and the composition of the European portfolio, see "Description of Securities" and "The Portfolio" in this Prospectus. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

     Ownership of the Securities will be maintained in book-entry form by or through the Securities Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities have been listed on the New York Stock Exchange under the symbol "MEE".
                                  _____________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       ANY EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                                  _____________

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.
                                  _____________

                               MERRILL LYNCH & CO.
                                  _____________

               THE DATE OF THIS PROSPECTUS IS             , 1996.
(R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

RATIO OF EARNINGS TO FIXED CHARGES



                                             YEAR ENDED LAST FRIDAY IN DECEMBER       NINE MONTHS ENDED
                                            1991    1992    1993    1994    1995      SEPTEMBER 27, 1996
                                            ----    ----    ----    ----    ----      ------------------


Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2               1.2


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

PAYMENT AT MATURITY

     If the Closing Portfolio Value is less than the Original Portfolio Value, beneficial owners of the Securities will receive less than the principal amount of such Securities at maturity, but not less than the Minimum Payment. Beneficial owners would receive only the return of principal if the Closing Portfolio Value should equal the Original Portfolio Value. This will be true even though the Portfolio Value as of some interim period or periods prior to the Calculation Period may have exceeded the Original Portfolio Value, since the Closing Portfolio Value is calculated on the basis of the average of the value of Portfolio Securities only on the Calculation Days.

     Even if the principal of the Securities is fully returned, such return of principal does not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

     The return based on the Closing Portfolio Value relative to the Original Portfolio Value generally will not produce the same return as if the Portfolio Securities were purchased and held for a similar period, because, among other reasons, any payment at maturity on the Securities based on an increase in the value of the Portfolio will not reflect the payment of dividends on the Portfolio Securities.

     The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of New York.
Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or federal court sitting outside New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). The Company has covenanted for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

TRADING

     The Securities have been listed on the New York Stock Exchange. It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the Portfolio Value over the Original Portfolio Value. If, however, Securities are sold prior to the maturity date at a time when the Portfolio Value exceeds the Original Portfolio Value, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the Portfolio Value over the Original Portfolio Value were to prevail during the Calculation Period. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Portfolio Value is below, equal to or not sufficiently above the Original Portfolio Value. A discount could also result from rising interest rates.

     The trading values of the Securities may be affected by a number of interrelated factors, including those listed below. The relationship among these factors is complex, including how these factors affect the value of the principal amount of the Securities payable at maturity, if any, in excess of the principal amount of the Securities. Accordingly, investors should be aware that factors other than the level of the Portfolio Value are likely to affect their trading value. The expected theoretical effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

          Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. Local interest rates may also affect the economies of countries in which issuers of the Portfolio Securities or the shares underlying the Portfolio Securities operate, and, in turn, affect the Portfolio Value.

          Volatility of the Portfolio Value. If the volatility of the Portfolio Value increases, the trading value of the Securities is expected to increase. If the volatility of the Portfolio Value decreases, the trading value of the Securities is expected to decrease.

          Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of the Portfolio Value. This difference will reflect a "time premium" due to expectations concerning the Portfolio Value during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities.

          Dividend Rates. If dividend rates on the Portfolio Securities and Underlying Shares (as defined herein) increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the Portfolio Securities and Underlying Shares decrease, the value of the Securities is expected to increase.

     Local general corporate dividend rates may also affect the Portfolio Value and, in turn, the value of the Securities.

FOREIGN CURRENCY EXCHANGE RATE AND FOREIGN MARKET CONSIDERATIONS

     The Securities are U.S. dollar-denominated securities issued by the Company, a United States corporation. Investments in the Securities do not give the beneficial owners any right to receive any Portfolio Security or any other ownership right or interest in the Portfolio Securities, although the return on the investment in the Securities is based on the Portfolio Value of the Portfolio Securities. All of the Portfolio Securities (or securities underlying the ADRs included in the Portfolio) have been issued by non-United States companies. The prices of the securities underlying the ADRs are quoted in currencies other than the U.S. dollar. The U.S. dollar price of an ADR will depend on the price of the security underlying the ADR and the exchange rate between such foreign currency and the U.S. dollar. Even if the price in a foreign currency of the security underlying an ADR is unchanged, changes in the rates of exchange between the U.S. dollar and such foreign currency will change the U.S. dollar price of such ADR. Furthermore, even if the price of the security underlying the ADR in such foreign currency increases, the U.S. dollar price of such ADR may decrease as a result of changes in the rates of exchange between the U.S. dollar and such foreign currency. The U.S. dollar price of a Portfolio Security that trades in the United States and outside the United States and is not an ADR will also be similarly affected by changes in the exchange rate between the U.S. dollar and the foreign currency in which such Portfolio Security trades outside the United States. Rates of exchange between the dollar and other currencies are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.

     Investments in securities indexed to the value of non-United States securities involve certain risks. Fluctuations in foreign exchange rates, future foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions applicable to such investments may affect the U.S. dollar value of such securities, including the Portfolio Securities. Securities prices in different countries are subject to different economic, financial, political and social factors. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. With respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could affect the value of investments in those countries. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. entities are subject. Certain foreign investments may be subject to foreign withholding taxes which could affect the value of investment in these countries. In addition, investment laws in certain foreign countries may limit or restrict ownership of certain securities by foreign nationals by restricting or eliminating voting or other rights or limiting the amount of securities that may be so owned, and such limitations or restrictions may affect the prices of such securities.

     Foreign financial markets, while currently growing in volume, may have substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets have different trading practices that may affect the prices of securities. Certain of the foreign markets on which shares underlying ADRs which are Portfolio Securities trade impose trading restrictions if certain price movements occur. The foreign markets have different clearance and settlement procedures, and in certain countries there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. There is generally less government supervision and regulation of exchanges, brokers and issuers in foreign countries than there is in the U.S. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the Portfolio Securities than for the underlying stocks.

American Depositary Receipts

     Certain of the Portfolio Securities are in the form of American Depositary Receipts ("ADRs"). An ADR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares (the "Underlying Shares") of a foreign issuer (the "Foreign Issuer") that have been deposited and are held, on behalf of the holders of the ADRs, at a custodian bank in the Foreign Issuer's home country. While the market for Underlying Shares will generally be in the country in which the Foreign Issuer is organized, and trading in such market will generally be based on that country's currency, ADRs that are Portfolio Securities will trade in U.S. Dollars.

     Although ADRs are distinct securities from the Underlying Shares, the trading characteristics and valuations of ADRs will usually, but not necessarily, mirror the characteristics and valuations of the Underlying Shares represented by the ADRs. Active trading volume and efficient pricing in the principal market in the home country for the Underlying Shares will usually indicate similar characteristics in respect of the ADRs. In the case of certain ADRs, however, there may be inadequate familiarity with or information about the Foreign Issuer of the Underlying Shares represented by the ADR in the market in which the ADR trades to support active volume, thus resulting in pricing distortions. This is more likely to occur when the ADR is not listed on a U.S. stock exchange or quoted on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and trades only in the over-the-counter market, because the Foreign Issuer is not required to register such ADRs under the Exchange Act, as is the case with ADRs so listed or quoted. In addition, because of the size of an offering of Underlying Shares in ADR form outside the home country and/or other factors that have limited or increased the float of certain ADRs, the liquidity of such securities may be less than or greater than that with respect to the Underlying Shares. Inasmuch as holders of ADRs may surrender the ADR in order to take delivery of and trade the Underlying Shares, a characteristic that allows investors in ADRs to take advantage of price differentials between different markets, a market for the Underlying Shares that is not liquid will generally result in an illiquid market for the ADR representing such Underlying Shares.

     The depositary bank that issues an ADR generally charges a fee, based on the price of the ADR, upon issuance and cancellation of the ADR. This fee would be in addition to the brokerage commissions paid upon the acquisition or surrender of the security. In addition, the depositary bank incurs expenses in connection with the conversion of dividends or other cash distributions paid in local currency into U.S. Dollars and such expenses are deducted from the amount of the dividend or distribution paid to holders, resulting in a lower payout per Underlying Share represented by the ADR than would be the case if the Underlying Share were held directly. Furthermore, foreign investment laws in certain countries may restrict ownership by foreign nationals of certain classes of Underlying Shares. Accordingly, the ADR representing such class of securities may not possess voting rights, if any, equivalent to those in respect of the Underlying Shares. Certain tax considerations, including tax rate differentials, arising from application of the tax laws of one nation to the nationals of another and from certain practices in the ADR market may also exist with respect to certain ADRs. In varying degrees, any or all of these factors may affect the value of the ADR compared with the value of the Underlying Shares in the home market of the issuer.

OTHER CONSIDERATIONS

     It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in the light of each investor's particular circumstances.

     Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

                            DESCRIPTION OF SECURITIES

GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated. The principal amount of each Security will equal $10 for each Unit. The Securities will mature on June 30, 1999.

     While at maturity a beneficial owner of a Security may receive an amount in excess of the principal amount of such Security if the Closing Portfolio Value exceeds the Original Portfolio Value, there will be no payment of interest, periodic or otherwise, prior to maturity. (See "Payment at Maturity", below.)

     The Securities are not subject to redemption by the Company or at the option of any Holder prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, Holders of the Securities may accelerate the maturity of the Securities, as described below.

     The Securities are to be issued in denominations of whole Units. Each Unit is equal to $10 principal amount of the Securities.

PAYMENT AT MATURITY

     At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each $10 principal amount of the Security, an amount equal to the following:

                                 Closing Portfolio Value
                                 -----------------------
                        $10  X
                                           $100

provided, however, that the amount payable at maturity will not be less than $9 for each $10 principal amount of Securities (the "Minimum Payment"). Based on the prices of the Portfolio Securities on December 22, 1993, the Multipliers were initially set so that the value of the Portfolio on such date equalled $100 (the "Original Portfolio Value").

     If the Closing Portfolio Value is equal to $90 or less, a beneficial owner of a Security will receive the Minimum Payment of $9 for each $10 principal amount of the Securities at maturity. If the Closing Portfolio Value is between $90 and $100, a beneficial owner of a Security will receive between $9 and $10 for each $10 principal amount of the Securities at maturity.

     The "Closing Portfolio Value" will be determined by MLPF&S, an affiliate of the Company, or successor thereto (the "Calculation Agent"), and will equal the sum of the products of the Average Market Price and the applicable Multiplier for each Portfolio Security. The "Average Market Price" of a Portfolio Security will equal the average (mean) of the Market Prices of such Portfolio Security determined on each of the first forty-five Calculation Days with respect to such Portfolio Security during the Calculation Period. If there are fewer than forty-five Calculation Days with respect to a Portfolio Security, then the Average Market Price with respect to such Portfolio Security will equal the average (mean) of the Market Prices on such Calculation Days, and if there is only one Calculation Day, then the Average Market Price will equal the Market Price on such Calculation Day. The "Calculation Period" means the period from and including the ninetieth scheduled NYSE Trading Day (as defined below) prior to the maturity date to and including the fourth scheduled NYSE Trading Day prior to the maturity date. "Calculation Day" with respect to a Portfolio Security means any Trading Day during the Calculation Period in the country in which such Portfolio Security is being priced on which a Market Disruption Event has not occurred. If a Market Disruption Event occurs on all Trading Days in such country during the Calculation Period then the fourth scheduled NYSE Trading Day prior to the maturity date in such country will be deemed a Calculation Day, notwithstanding the Market Disruption Event; provided, however, that if such fourth scheduled NYSE Trading Day is not a Trading Day in such country, then the immediately preceding Trading Day shall instead be deemed a Calculation Day. Any reference to a specific day herein shall mean such calendar day in each market in which Portfolio Securities are priced.

     "Market Price" means for a Calculation Day the following:

          (a) If the Portfolio Security is listed on a national securities exchange in the United States, is a NASDAQ National Market System ("NASDAQ NMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), Market Price means (i) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Portfolio Security is listed or admitted to trading, or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day, or (iii) if the last reported sale price is not available pursuant to (i) and (ii) above, the mean of the last reported bid and offer price on the over-the-counter market as reported on the NASDAQ NMS or OTC Bulletin Board on such day as determined by the Calculation Agent. The term "NASDAQ NMS security" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

          (b) If the Portfolio Security is not listed on a national securities exchange in the United States or is not a NASDAQ NMS security or included in the OTC Bulletin Board operated by the NASD, Market Price means the last reported sale price on such day on the securities exchange on which such Portfolio Security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such day as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of such exchange, then the Market Price shall mean the average (mean) of the last available bid and offer price on such exchange. If such Portfolio Security is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, the Market Price shall mean the last reported sale price on the over-the-counter market with the greatest volume of trading as determined by the Calculation Agent, provided that if such last reported sale price is for a transaction which occurred more than four hours prior to when trading in such over-the-counter market typically ends, then the Market Price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in such Portfolio Security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it. If such prices are quoted in a currency other than in U.S. Dollars, such prices will be translated into U.S. Dollars for purposes of calculating the Average Market Price using the Spot Rate on the same calendar day as the date of any such price. The "Spot Rate" on any date will be determined by the Calculation Agent and will equal the spot rate of such currency per U.S. $1.00 on such date at approximately 3:00 p.m., New York City time, as reported on the information service operated by Bloomberg, L.P. ("Bloomberg") representing the mean of certain dealers in such currency or, if Bloomberg has not reported such rate by 3:30 p.m., New York City time, on such day, the offered spot rate of such currency per U.S. $1.00 on such date for a transaction amount in an amount customary for such market on such date quoted at approximately 3:30 p.m., New York City time, by a leading bank in the foreign exchange markets as may be selected by the Calculation Agent.

     If the Calculation Agent is required to use the bid and offer price for a Portfolio Security to determine the Market Price of such Portfolio Security pursuant to the foregoing, the Calculation Agent shall not use any bid or offer price announced by MLPF&S or any other affiliate of the Company.

     As used herein, "NYSE Trading Day" shall mean a day on which trading is generally conducted in the over-the-counter market for equity securities in the United States and on the New York Stock Exchange as determined by the Calculation Agent. "Trading Day" shall mean a day on which trading is conducted on the principal securities exchanges in the country in which such Portfolio Security is being priced.

     "Market Disruption Event" with respect to a Portfolio Security means either of the following events, as determined by the Calculation Agent:

          (i) the suspension or material limitation (provided that, with respect to Portfolio Securities that are priced in the United States, limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) in the trading of such Portfolio Security in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced, or

          (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts related to a Portfolio Security traded on any exchange in the country in which such Portfolio Security is being priced for more than two hours of trading or during the period one-half hour prior to the time that such Portfolio Security is to be priced.

     For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of beneficial owners of the Securities.

     All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities. All percentages resulting from any calculation on the Securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

Portfolio Securities

     The securities listed below were used to calculate the Original Portfolio Value. Holders of the MITTS will not have any right to receive the Portfolio Securities or the Underlying Shares. The following table sets forth the Portfolio Securities, the percentage of each Portfolio Security in the Original Portfolio Value and their Initial Multipliers:

                                                % of Portfolio
                                                     Value
                              Country in          Represented
          Issuer of the         Which             in Original     Initial
          Portfolio Security  Organized     ADR  Portfolio Value  Multiplier
          ------------------  ---------     ---  ---------------  ----------
          Alcatel Alsthom
          Compagnie             France       Yes        4.167%   0.145560
            Generale
            d'Electricite(1)
          Banco de              Spain        Yes        4.167%   0.084388
          Santander S.A.(1)
          Bayer A.G.(3) . .     Germany       No        4.167%   0.019832
          Benetton Group        Italy        Yes        4.167%   0.130719
          S.p.A.(1) . . . .
          The British
          Petroleum Co.,        United       Yes        4.167%   0.064977
            plc.(1) . . . . .    Kingdom
          British Telecom-
            munications         United       Yes        4.167%   0.056402
          plc.(1) . . . . .      Kingdom
          Cadbury Schweppes     United       Yes        4.167%   0.136054
          plc(1)  . . . . .      Kingdom
          Deutsche Bank         Germany       No        4.167%   0.008103
          A.G.(3) . . . . .
          L.M. Ericsson
          Telephone             Sweden       Yes        4.167%   0.103842
            Co., Inc. (1) .
          Grand                 United       Yes        4.167%   0.148810
          Metropolitan           Kingdom
            plc(1)
          Hanson plc(1) . .     United       Yes        4.167%   0.205761
                                 Kingdom
          Hoechst A.G.(3) .     Germany       No        4.167%   0.023662
          Nestle S.A.(3)  .                   No        4.167%   0.004792
                                Switzerland
          Philips                             No        4.167%   0.198413
            Electronics         Netherlands
            N.V.(2) . . . . .
          Reuters Holdings      United       Yes        4.167%   0.051125
            plc(1)  . . . . .    Kingdom
          Rhone-Poulenc         France       Yes        4.167%   0.166667
            S.A.(1) . . . . .
          Royal Dutch                         No        4.167%   0.039683
          Petroleum Co.(2)      Netherlands
          Siemens A.G.(3) .     Germany       No        4.167%   0.009207
          Societe Nationale
            Elf                 France       Yes        4.167%   0.115741
          Aquitaine(1)  . .
          Telefonica de         Spain        Yes        4.167%   0.104167
          Espana, S.A.(1) .
          Total S.A.(1) . .     France       Yes        4.167%   0.153610
          Unilever plc(1) .     United       Yes        4.167%   0.057870
                                 Kingdom
          Vodaphone Group       United       Yes        4.167%   0.047755
          plc(1)  . . . . .      Kingdom
          Waste Management
            International       United       Yes        4.167%   0.234742
            plc(1)  . . . . .    Kingdom

         _______________
         (1) As represented in the Portfolio by American Depositary Receipts.
         (2) As represented in the Portfolio by ordinary shares traded in U.S. dollars.
         (3) As represented in the Portfolio by ordinary shares traded outside the U.S. and denominated in other than U.S. dollars.

     The initial Multiplier relating to each Portfolio Security indicates the number of such Portfolio Security, given the market price of such Portfolio Security, required to be included in the calculation of the Original Portfolio Value so that each Portfolio Security represents an equal percentage of the Original Portfolio Value on December 22, 1993. The price of each Portfolio Security used to calculate the initial Multiplier relating to each such Portfolio Security was the closing price of such Portfolio Security on December 22, 1993. The respective Multipliers will remain constant for the term of the Securities unless adjusted for certain corporate events, as described below.

     The Portfolio Value, for any day, will equal the sum of the products of the most recently available Market Prices (determined as described herein) and the applicable Multipliers for the Portfolio Securities. The Closing Portfolio Value, however, is calculated based on averaging Market Prices for certain days.

     The Calculation Agent currently intends to publish the Portfolio Value once on each business day. The Calculation Agent currently calculates and publishes values of approximately 1,100 specified portfolios. The Calculation Agent currently provides information concerning such portfolios to the electronic reporting services operated by Bloomberg and to newspapers and specialized trade publications. If the Calculation Agent does publish Portfolio Values, the Calculation Agent currently intends to provide such values to similar sources described above, but there can be no assurance that such information will ultimately be published by such sources. In addition, the Calculation Agent will provide the Portfolio Value upon request, and will provide the Portfolio Value once each business day to the New York Stock Exchange which has agreed to report such Portfolio Value on its electronic transaction reporting services under the symbol "MEP".

ADJUSTMENTS TO THE MULTIPLIER AND PORTFOLIO

     The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted as follows:

          1. If a Portfolio Security is subject to a stock split or reverse stock split or a Portfolio Security that is an ADR is subject to a similar adjustment, then once such split has become effective, the Multiplier relating to such Portfolio Security will be adjusted to equal the product of the number of shares issued with respect to one such share of such Portfolio Security, or the number of receipts issued with respect to one ADR if a Portfolio Security is an ADR, and the prior multiplier.

          2. If a Portfolio Security is subject to a stock dividend (issuance of additional shares of the Portfolio Security) that is given equally to all holders of shares of the issuer of such Portfolio Security, then once the dividend has become effective and such Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of the number of shares of such Portfolio Security issued with respect to one such share of such Portfolio Security and the prior multiplier.

          3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid with respect of a Portfolio Security other than for Extraordinary Dividends as described below. A cash dividend with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if such dividend exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the Market Price on the Trading Day preceding the record day for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier with respect to such Portfolio Security will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier, and (ii) a fraction, the numerator of which is the sum of the Extraordinary Dividend Amount and the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the Market Price on the Trading Day preceding the ex-dividend date. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal such Extraordinary Dividend minus the amount of the immediately preceding non-Extraordinary Dividend for such Portfolio Security.

          4. If the issuer of a Portfolio Security, or, if a Portfolio Security is an ADR, the issuer of the Underlying Share, is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Portfolio Security will continue to be included in the Portfolio so long as a Market Price for such Portfolio Security is available. If a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation of the issuer of such Portfolio Security or the subjection of the issuer of such Portfolio Security to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Portfolio Security will equal zero in connection with calculating Portfolio Value and Closing Portfolio Value for so long as no Market Price is available, and no attempt will be made to find a replacement stock or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

          5. If the issuer of a Portfolio Security, or, if a Portfolio Security is an ADR, the issuer of the Underlying Share, has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Portfolio Security will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available Market Price for such Portfolio Security and that value will be constant for the remaining term of the Securities. At such time, no adjustment will be made to the Multiplier of such Portfolio Security. The Company may at its sole discretion increase such last available Market Price to reflect payments or dividends of cash, securities or other consideration to holders of such Portfolio Security in connection with such a merger or consolidation which may not be reflected in such last available Market Price.

          6. If the issuer of a Portfolio Security issues to all of its shareholders equity securities of an issuer other than the issuer of the Portfolio Security, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for such new Portfolio Security will equal the product of the original Multiplier with respect to the Portfolio Security for which the new Portfolio Security is being issued (the "Original Portfolio Security") and the number of shares of the new Portfolio Security issued with respect to one share of the Original Portfolio Security.

          7. If an ADR is no longer listed or admitted to trading on a United States securities exchange registered under the Exchange Act, is no longer a NASDAQ NMS security or is no longer included in the OTC Bulletin Board operated by the NASD, then the Underlying Shares represented by such ADR will be deemed to be a new Portfolio Security and such ADR will no longer constitute a Portfolio Security. The initial Multiplier for such new Portfolio Security will equal the last value of the Multiplier for such ADR multiplied by the number of shares of Underlying Shares represented by a single ADR.

     No adjustments of any Multiplier of a Portfolio Security will be required unless such adjustment would require a change of at least 1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

     No adjustments to the Multiplier of any Portfolio Security or to the Portfolio will be made other than those specified above.

HYPOTHETICAL PAYMENTS

     The following table illustrates, for a range of hypothetical Closing Portfolio Values, the amount payable at maturity for each Unit of Securities.
An investment in the Portfolio Securities would be significantly different than investing in the Securities. Among other things, an investor in the Portfolio Securities may realize certain dividends that are not reflected by investing in the Securities, and currency fluctuations may significantly increase or decrease the rate of return of the Portfolio Securities versus investing in the Securities.

                                                       Payment at Maturity
                 Hypothetical      Percentage Change    per $10 Principal
                   Closing          in the Portfolio        Amount of
               Portfolio Value          Level              Securities
               ---------------     -----------------   -------------------

                     $  0.00       -100.00%             $ 9.00
                     $ 10.00        -90.00%             $ 9.00
                     $ 20.00        -80.00%             $ 9.00
                     $ 30.00        -70.00%             $ 9.00
                     $ 40.00        -60.00%             $ 9.00
                     $ 50.00        -50.00%             $ 9.00
                     $ 60.00        -40.00%             $ 9.00
                     $ 70.00        -30.00%             $ 9.00
                     $ 80.00        -20.00%             $ 9.00
                     $ 90.00        -10.00%             $ 9.00
                     $100.00          0.00%             $10.00
                     $110.00         10.00%             $11.00
                     $120.00         20.00%             $12.00
                     $130.00         30.00%             $13.00
                     $140.00         40.00%             $14.00
                     $150.00         50.00%             $15.00
                     $160.00         60.00%             $16.00
                     $170.00         70.00%             $17.00
                     $180.00         80.00%             $18.00
                     $190.00         90.00%             $19.00
                     $200.00        100.00%             $20.00

      The above figures are for purposes of illustration only.
The actual amount payable at maturity with respect to the Securities will depend entirely on the actual Closing Portfolio
Value.

      The investor will not receive their entire principal at maturity should the Portfolio decline in value. The investor will only receive $9.00 for each $10 principal amount of Securities (90% of their original investment) should the Portfolio decline in value by 10% or more.

 EVENTS OF DEFAULT AND ACCELERATION

      In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a Holder of a Security upon any acceleration permitted by the Securities will be equal to the amount payable calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the Holder of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

     In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the Holders thereof, at the rate of 6% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

SECURITIES DEPOSITORY

     The Securities are represented by one fully registered global security (the "Global Security"). Such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

     The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Securities must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

     So long as the Securities Depository, or its nominee, is the registered owner of the Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in the Global Security will not be entitled to have the Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and any additional amount payable at maturity with respect to, Securities registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Security representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or any additional amount payable at maturity in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Security will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Security.

                                  THE PORTFOLIO

GENERAL

     While the Portfolio consists of stocks (or ADRs representing interests therein) of European issuers, the Portfolio is not intended to provide an indication of the pattern of price movements of common stocks of European corporations generally. As of December 22, 1993, all of the Portfolio Securities were registered under the Exchange Act, except for the Portfolio Securities which are ADRs representing shares in Bayer A.G., Deutsche Bank A.G., Hoechst A.G., Siemens A.G. and Nestle S.A. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission (including a reconciliation of their financial statements to United States generally accepted accounting principles). As of December 22, 1993, Bayer A.G., Deutsche Bank A.G., Hoechst A.G., Siemens A.G. and Nestle S.A. had qualified for an exemption from the reporting requirements of the Exchange Act and had agreed to provide to the Commission certain financial and other information that the issuer provides to its shareholders or files with stock exchanges in its home country or is otherwise required to make public. Such information is not required to contain a reconciliation of their financial statements to United States generally accepted accounting principles. Information provided to or filed with the Commission is available at the offices of the Commission specified under "Available Information" in this Prospectus. Information contained in such information filed with the Commission will generally be more limited than that available with respect to a United States issuer. The Company makes no representation or warranty as to the accuracy or completeness of such reports. THE INCLUSION OF A PORTFOLIO SECURITY IN THE PORTFOLIO IS NOT A RECOMMENDATION TO BUY OR SELL SUCH PORTFOLIO SECURITY OR THE UNDERLYING SHARES RELATING THERETO, AND NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES MAKE ANY REPRESENTATION TO ANY PURCHASER OF SECURITIES AS TO THE PERFORMANCE OF THE PORTFOLIO.

     The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Portfolio Securities or of the Underlying Shares relating to the Portfolio Securities, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services.
In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of a Security should undertake an independent investigation of the issuers of the Underlying Shares relating to the Portfolio Securities as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities.

EUROPE

     The issuers of the Portfolio Securities, or of the shares underlying the Portfolio Securities which are ADRs, are companies which have been organized in countries located in Europe. The amount payable at the maturity of the Securities is dependent on the value of such Portfolio Securities and the value of such Portfolio Securities will be affected by political and economic developments in Europe.

     The economies of individual European countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. European countries in recent years generally have experienced weak economic performance and suffer from relatively high unemployment levels, slow growth, falling industrial competitiveness, and increasing costs for social welfare programs.

     The securities markets of most European countries have substantially less trading volume than the securities markets of the United States and Japan. Further, securities of some European companies are less liquid and more volatile than securities of comparable U.S. companies. Accordingly, European securities markets may be subject to greater influence by adverse events generally affecting the market, and by large investors trading significant blocks of securities or by large dispositions of securities than is the case in the United States.

ISSUERS OF THE UNDERLYING SHARES

     Among the issuers of Portfolio Securities and the Underlying Shares, 9 are incorporated in the United Kingdom, 4 in the Federal Republic of Germany, 4 in France, 2 in the Netherlands, 2 in Spain, 1 in Italy, 1 in Sweden and 1 in Switzerland. The following table sets forth the issuers of the Portfolio Securities and Underlying Shares, the country in which each such issuer is organized and the primary industry in which each such issuer is engaged:

Company Name                             Country          Industry
------------                             -------          --------

The British Petroleum Co., plc           United Kingdom   Energy
British Telecommunications plc           United Kingdom   Telecommunications
Cadbury Schweppes plc                    United Kingdom   Beverage
Grand Metropolitan plc                   United Kingdom   Food/Beverage
Hanson plc.                              United Kingdom   Conglomerate
Reuters Holdings plc.                    United Kingdom   Media/Publishing
Unilever plc.                            United Kingdom   Foods
Vodaphone Group plc                      United Kingdom   Telecommunications
Waste Management International plc       United Kingdom   Pollution Control
Alcatel Alsthom Compagnie Generale
  d'Electricite                          France           Telecommunications
Rhone-Poulenc S.A.                       France           Chemicals
Societe Nationale Elf Aquitaine          France           Energy
Total S.A.                               France           Energy
Bayer A.G.                               Germany          Chemicals
Deutsche Bank A.G.                       Germany          Bank
Hoechst A.G.                             Germany          Chemicals
Siemens A.G.                             Germany          Electrical Equipment
Philips Electronics N.V.                 Netherlands      Electrical Equipment
Royal Dutch Petroleum Company            Netherlands      Energy
Banco de Santander S.A.                  Spain            Bank
Telefonica de Espana, S.A                Spain            Telecommunications
Benetton Group S.p.A.                    Italy            Retailing
L.M.  Ericsson
  Telephone Co., Inc                     Sweden           Telecommunications
Nestle S.A.                              Switzerland      Foods

     A potential investor should review the historical prices of the securities underlying the Portfolio. The historical prices of such securities should not be taken as an indication of future performance, and no assurance can be given that the prices of such securities will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the Minimum Payment at the maturity of the Securities.

                                   OTHER TERMS

GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

LIMITATIONS UPON LIENS

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

MERGER AND CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or
currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the
Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

             Subject to Completion, Issue Date: November 25, 1996


 P R O S P E C T U S
--------------------

                            Merrill Lynch & Co., Inc.
          Stock Market Annual Reset TermSM Notes due December 31, 1999
                                   (Series A)
                                 "SMART NotesSM"

On April 29, 1993, Merrill Lynch & Co., Inc. (the "Company") issued $50,000,000 aggregate principal amount of Stock Market Annual Reset Term Notes (Series A) due December 31, 1999 (the "Notes" or "SMART Notes"). As of the date of this Prospectus, $__________ aggregate principal amount of the Notes remain outstanding. The Notes were issued in denominations of $1,000 and integral multiples thereof and will mature and be repayable at 100% of the principal amount thereof on December 31, 1999. The Notes are not subject to redemption prior to maturity.

   The Company will make interest payments on the Notes for each year at a rate per annum equal to the Participation Rate multiplied by the percent increase, if any, in the S&P MidCap 400 Composite Stock Price Index as determined in each year as further described herein (the "Annual Percent Appreciation"). Annual payments will in no event be less than the Minimum Annual Payment or more than the Maximum Annual Payment. The table below specifies the Minimum Annual Payment and the Maximum Annual Payment on a per annum basis per $1,000 principal amount of Notes as well as the Participation Rate. Interest payments will be payable on June 30 and December 31 of each year.

        Minimum Annual Payment  . . . . . .     $  30 (3%)
        Maximum Annual Payment  . . . . . .      $100 (10%)
        Participation Rate  . . . . . . . .       65%

   For information as to the calculation of the amount payable in any calendar year and the calculation of the S&P MidCap 400 Index, see "Description of Notes" and "The Standard & Poor's MidCap 400 Index" in this Prospectus. For other information that should be considered by prospective investors, see "Risk Factors" beginning on page 4 of this Prospectus.

   Ownership of the Notes will be maintained only in book-entry form by or through the Securities Depository. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

   The Notes have been listed on the New York Stock Exchange under the symbol "MERIQ 99".

                                  ____________

       THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ____________

This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  ____________

                               Merrill Lynch & Co.
                                  ____________

                The date of this Prospectus is          , 1996.

    SM"SMART Notes" and "Stock Market Annual Reset Term" are service marks of
                            Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P MIDCAP 400 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1995, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996 and May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, October 15, 1996
and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                            MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch
Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                         Year Ended Last Friday in December   Nine Months Ended
                         1991   1992     1993    1994   1995  September 27, 1996
                         ----   ----     ----    ----   ----  ------------------


Ratio of earnings
to fixed charges . . .   1.2     1.3      1.4     1.2    1.2      1.2

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Interest Payments

If the Ending Annual Value applicable to a December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 4.62%, beneficial owners of the Notes will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the S&P MidCap 400 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than approximately 4.62%. The annual amount payable on the Notes based on the S&P MidCap 400 Index is limited to the Participation Rate multiplied by the percent increase in such index during the period between the date of the determination of the applicable Starting Annual Value for such year and the date of the determination of the applicable Ending Annual Value for such year, and in no event will such amount exceed the Maximum Annual Payment. If the Ending Annual Value applicable to a December Payment Date exceeds the Starting Annual Value applicable to such December Payment Date by more than approximately 15.38%, the beneficial owners of the Notes would receive only the Maximum Annual Payment for the applicable payment period.

     Beneficial owners of the Notes will receive total annual payments equal to not less than the Minimum Annual Payment, and will be repaid 100% of the principal amount of the Notes at maturity. Beneficial owners of Notes may receive interest payments with respect to the Notes equal to only the Minimum Annual Payment for each year, and such interest payments are below what the Company would pay as interest as of the date of issuance if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The payment of additional amounts on the Notes is subject to the conditions described under "Description of Notes--Interest Payments". The return of principal of the Notes at maturity and the payment of the Minimum Annual Payment are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     The amount payable on the Notes based on the S&P MidCap 400 Index will not produce the same return as if the underlying stocks underlying the S&P MidCap 400 Index were purchased and held for a similar period because of the following:
(i) the S&P MidCap 400 Index does not reflect the payment of dividends on the stocks underlying it, (ii) the amounts payable on the Notes do not reflect any changes in the S&P MidCap 400 Index for the period between the determination of an Ending Annual Value and the determination of the next succeeding Starting Annual Value, and (iii), the annual amount payable is limited to 65% of the percentage increase in the S&P MidCap 400 Index during any relevant period, subject to the Minimum Annual Payment and the Maximum Annual Payment.

Trading

     The Notes have been listed on the New York Stock Exchange under the symbol "MERIQ 99". It is expected that the secondary market for the Notes (including prices in such market) will likely be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, there can be no assurance that the Notes will not trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

     The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected theoretical effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.

          Relative Level of the S&P MidCap 400 Index. The trading value of the Notes is expected to depend significantly on the extent of the appreciation, if any, of the S&P MidCap 400 Index over the Annual Starting Value applicable to the next succeeding December Payment Date. If, however, Notes are sold at a time when the S&P MidCap 400 Index exceeds the Annual Starting Value, the sale price may nevertheless be at a discount from the amount expected to be payable to the beneficial owner if such excess were to prevail until the next December Payment Date. Furthermore, the price at which a beneficial owner will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the S&P MidCap 400 Index is below, equal to or not sufficiently above the Annual Starting Value applicable to such December Payment Date. The value of the Notes may also be affected by the limitation of the applicable Maximum Annual Payment.

          Volatility of the S&P MidCap 400 Index. If the volatility of the S&P MidCap 400 Index increases, the trading value of the Notes is expected to increase. If the volatility of the S&P MidCap 400 Index decreases, the trading value of the Notes is expected to decrease.

          U.S. Interest Rates. In general, if U.S. interest rates increase, the value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the level of the S&P MidCap 400 Index. Rising interest rates may lower the level of the S&P MidCap 400 Index and, thus, the value of the Notes. Falling interest rates may increase the level of the S&P MidCap 400 Index and, thus, may increase the value of the Notes.

          Time Remaining to December Payment Dates. The Notes may trade at a value above that which may be inferred from the level of U.S. interest rates and the S&P MidCap 400 Index. This difference will reflect a "time premium" due to expectations concerning the level of the S&P MidCap 400 Index during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

          Time Remaining to Maturity. As the number of remaining December Payment Dates decreases, the cumulative value of all the annual rights to receive an amount that reflects participation in the appreciation of the S&P MidCap 400 Index above the Starting Annual Value (which would be realized in interest payments in excess of the Minimum Annual Payment) will decrease, thus decreasing the value of the Notes. Furthermore, as the time to maturity decreases, the value of the right to receive the Minimum Annual Payment and the principal amount is expected to increase, thus increasing the value of the Note.

          Dividend Rates. A number of complex relationships between the relative values of the Notes and dividend rates are likely to exist. If dividend rates on the stocks comprising the S&P MidCap 400 Index increase, the value of the annual right to receive an amount that reflects participation in the appreciation of the S&P MidCap 400 Index above the Starting Annual Value is expected to decrease. Consequently the value of the Notes is expected to decrease. Conversely, if dividend rates on the stocks comprising the S&P MidCap 400 Index decrease, the value of the annual right to receive such an amount is expected to increase and, therefore, the value of the Notes is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the S&P MidCap 400 Index and, in turn, increase the value of the Notes. Conversely, falling U.S. dividend rates may decrease the S&P MidCap 400 Index and, in turn, decrease the value of the Notes.

Other Considerations

     It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in the light of their particular circumstances.

     Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.

                              DESCRIPTION OF NOTES

General

     The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 31, 1999.

     The Notes are not subject to redemption prior to maturity by the Company or at the option of any beneficial owner. Upon the occurrence of an Event of Default with respect to the Notes, however, beneficial owners of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Notes were issued in denominations of $1,000 and integral multiples thereof.

Interest Payments

     For each full calendar year, the Company will pay interest in an amount equal to the following for each $1,000 principal amount of Notes:

               $1,000 x Annual Percent Appreciation x Participation Rate

provided, however, that the per annum amount payable as a result of the foregoing on the Notes will not be less than the Minimum Annual Payment or greater than the Maximum Annual Payment. The table below specifies the Minimum Annual Payment and the Maximum Annual Payment on a per annum basis per $1,000 principal amount of Notes as well as the Participation Rate.

          Minimum Annual Payment  . . . $30  (3%)
          Maximum Annual Payment  . . .
                                       $100  (10%)
          Participation Rate  . . . . .  65%

   The "Annual Percent Appreciation" applicable to the determination of the amount payable in any year will equal (i) the Ending Annual Value minus the Starting Annual Value, divided by (ii) the Starting Annual Value. The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P MidCap 400 Index on the first NYSE Business Day (as defined herein) in such year on which a Market Disruption Event has not occurred as determined by State Street Bank and Trust Company (the "Calculation Agent"); provided, however, that if a Market Disruption Event shall have occurred on each of the first ten NYSE Business Days in any year, the "Starting Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P MidCap 400 Index on such tenth NYSE Business Day regardless of whether a Market Disruption Event occurs on such day. The "Ending Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the S&P MidCap 400 Index on the seventh scheduled NYSE Business Day preceding the end of such year (including December 31 if it is a scheduled NYSE Business Day) as determined by the Calculation Agent, unless a Market Disruption Event has occurred on such day. In the event that a Market Disruption Event has occurred on the seventh scheduled NYSE

Business Day preceding the end of such year, the "Ending Annual Value" applicable to the determination of the amount payable in such year will equal the closing value of the S&P MidCap 400 Index on the sixth scheduled NYSE Business Day preceding the end of such year regardless of whether such day is a NYSE Business Day or a Market Disruption Event occurs on such day. The Calculation Agent will determine the seventh scheduled NYSE Business Day, and, if necessary, the sixth scheduled NYSE Business Day prior to each December Payment Date.

   If the Ending Annual Value applicable to such December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 4.62%, beneficial owners of the Notes will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the S&P MidCap 400 Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Annual Value exceeded such Starting Annual Value by more than approximately 4.62%. If the Ending Annual Value applicable to a December Payment Date exceeds the Starting Annual Value applicable to such December Payment Date by more than approximately 15.38%, the beneficial owners of the Notes would receive only the Maximum Annual Payment for the applicable payment period.

   Any day on which a Starting Annual Value or an Ending Annual Value is required to be calculated is referred to herein as a "Calculation Day". A "NYSE Business Day" is a day on which The New York Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

   "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

     (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 80 or more of the securities included in the S&P MidCap 400 Index, or

     (ii) the suspension or material limitation, in each case for more than two hours of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), in (A) futures contracts related to the S&P MidCap 400 Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the S&P MidCap 400 Index which are traded on the American Stock Exchange.

   For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Interest Payment Dates

   The Company will make semiannual interest payments on the Notes on June 30 and December 31 of each year ("June Payment Dates" and "December Payment Dates", respectively), except as provided below, to the persons in whose names the Notes are registered on the next preceding June 29 or December 30. For each Note, the Company will pay half of the Minimum Annual Payment for each calendar year on the June Payment Date, and will pay the balance of the annual amount payable on such Note for such year on the December Payment Date.

   Notwithstanding the foregoing, if it is known at least three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to a December Payment Date for Series A Notes will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31.

S&P MidCap 400 Index

   The following table illustrates hypothetical annual payments on the Notes using assumed changes in the S&P MidCap 400 Index. The numbers below are shown for illustrative purposes only and are not intended to predict either the future levels of the S&P MidCap 400 Index or the payments to be received on the Notes.

                                            Hypothetical SMART Note Payments

                                                    Index                    Hypothetical  Annualized
      Hypothetical Starting   Hypothetical Ending  Percent  Participation             SMART
Year     Annual Value(1)        Annual Value(2)    Change        Rate          Note Payment Rate(3)
____   ___________________    ___________________  _______   ____________      ______________________
1   . . . .    163                    180           10.43%       65%                 6.78%
2   . . . .    178                    206           15.73%       65%                10.00%**
3   . . . .    208                    174          -16.35%       65%                 3.00%*
4   . . . .    174                    218           25.29%       65%                10.00%**
5   . . . .    217                    216           -0.46%       65%                 3.00%*
6   . . . .    219                    284           29.68%       65%                10.00%**
7   . . . .    283                    310            9.54%       65%                 6.20%
___________

(1) Assumed closing value of the S&P MidCap 400 Index on the first NYSE Business Day of each year.
(2) Assumed closing value of the S&P MidCap 400 Index on the seventh scheduled NYSE Business Day prior to the end of each year.
(3)  Simple interest basis.

  * Minimum Annual Payment ($30 per $1,000 principal amount (3% per annum)). ** Maximum Annual Payment ($100 per $1,000 principal amount (10% per annum)).

     The above information is for purposes of illustration only. The actual amount payable in any year on the Notes will depend entirely on the Starting Annual Value and Ending Annual Value applicable to such year determined by the Calculation Agent as provided herein and the Minimum Annual Payment, Maximum Annual Payment and Participation Rate.

     A potential investor should review the historical performance of the S&P MidCap 400 Index. The historical performance of the S&P MidCap 400 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P MidCap 400 Index will increase sufficiently during any calendar year to cause the beneficial owners of the Notes to receive an amount in excess of the Minimum Annual Payment during any such calendar year.

     Unavailability of the S&P MidCap 400 Index

  If S&P discontinues publication of the S&P MidCap 400 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the S&P MidCap 400 Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the S&P MidCap 400 Index and calculate the Starting Annual Value and/or the Ending Annual Value as described above. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be published in The Wall Street Journal (or another newspaper of general circulation) within three Business Days of such selection.

  If the S&P MidCap 400 Index is unavailable or S&P discontinues publication of the S&P MidCap 400 Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the S&P MidCap 400 Index for any such Calculation Day used to calculate the Starting Annual Value or Ending Annual Value, as the case may be, will be calculated as described below.

  If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the S&P MidCap 400 Index as described below, such Successor Index or value shall be substituted for the S&P MidCap 400 Index for all purposes.

  If at any time the method of calculating the S&P MidCap 400 Index, or the value thereof, is changed in a material respect, or if the S&P MidCap 400 Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P MidCap 400 Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Date, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the S&P MidCap 400 Index as if such changes or modifications had not been made, and calculate such closing value with reference to the S&P MidCap 400 Index, as adjusted. Accordingly, if the method of calculating the S&P MidCap 400 Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the S&P MidCap 400 Index as if it had not been modified (e.g., as if such split had not occurred).

  If the S&P MidCap 400 Index is unavailable or the publication of the S&P MidCap 400 Index is discontinued and S&P or another entity does not publish a Successor Index on any of the Calculation Days, the value to be substituted for the S&P MidCap 400 Index for any such Calculation Day will be the value computed by the Calculation Agent for each such Calculation Day in accordance with the following procedures:

     (1) identifying the component stocks of the S&P MidCap 400 Index or any Successor Index as of the last date on which either of such indices was calculated by S&P or another entity and published by S&P or such other entity (each such component stock is a "Last Component Stock");

     (2) for each Last Component Stock, calculating as of each such NYSE Business Day the product of the market price per share and the number of the then outstanding shares (such product referred to as the "Market Value" of such stock), by reference to (a) the closing market price per share of such Last Component Stock as quoted by the New York Stock Exchange or the American Stock Exchange or any other registered national securities exchange that is the primary market for such Last Component Stock, or if no such quotation is available, then the closing market price as quoted by any other registered national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), or if no such price is quoted, then the market price from the best available source as determined by the Calculation Agent (collectively, the "Exchanges") and (b) the most recent publicly available statement of the number of outstanding shares of such Last Component Stock;

     (3) aggregating the Market Values obtained in clause (2) for all Last Component Stocks;

     (4) ascertaining the Base Value (as defined below under "The Standard & Poor's MidCap 400 Index--Computation of the S&P MidCap 400 Index") in effect as of the last day on which either the S&P MidCap 400 Index or any Successor Index was published by S&P or another entity, adjusted as described below;
     (5) dividing the aggregate Market Value of all Last Component Stocks by the Base Value (adjusted as aforesaid);

     (6) multiplying the resulting quotient (expressed in decimals) by 100.

   If any Last Component Stock is no longer publicly traded on any registered national securities exchange or in the over-the-counter market, the last available market price per share for such Last Component Stock as quoted by any registered national securities exchange or in the over-the-counter market, and the number of outstanding shares thereof at such time, will be used in computing the last available Market Value of such Last Component Stock. Such Market Value will be used in all computations of the S&P MidCap 400 Index thereafter.

   If a company that has issued a Last Component Stock and another company that has issued a Last Component Stock are consolidated to form a new company, the common stock of such new company will be considered a Last Component Stock and the common stocks of the constituent companies will no longer be considered Last Component Stocks. If any company that has issued a Last Component Stock merges with, or acquires, a company that has not issued a Last Component Stock, the common stock of the surviving corporation will, upon the effectiveness of such merger or acquisition, be considered a Last Component Stock. In each such case, the Base Value will be adjusted so that the Base Value immediately after such consolidation, merger or acquisition will equal (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value of all Last Component Stocks immediately after such event, divided by the aggregate Market Value for all Last Component Stocks immediately prior to such event.

   If a company that has issued a Last Component Stock issues a stock dividend, declares a stock split or issues new shares pursuant to the acquisition of another company, then, in each case, the Base Value will be adjusted (in accordance with the formula described below) so that the Base Value immediately after the time the particular Last Component Stock commences trading ex-dividend, the effectiveness of the stock split or the time new shares of such Last Component Stock commence trading equals (a) the Base Value immediately prior to such event, multiplied by (b) the quotient of the aggregate Market Value for all Last Component Stocks immediately after such event, divided by the aggregate Market Value of all Last Component Stocks immediately prior to such event. The Base Value used by the Calculation Agent to calculate the value described above will not necessarily be adjusted in all cases in which S&P, in its discretion, might adjust the Base Value (as described below under "The Standard & Poor's MidCap 400 Index--Computation of the S&P MidCap 400 Index").

   If S&P discontinues publication of the S&P MidCap 400 Index prior to the period during which the amount payable with respect to any year is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each NYSE Business Day until the earlier to occur of (i) the determination of the amount payable with respect to such year or (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the amount payable with respect to such year by reference to the method set forth in clauses (1) through (6) in the fourth preceding paragraph above as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P MidCap 400 Index may adversely affect trading in the Notes.

Events of Default and Acceleration

   In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount, if any, of interest calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment based on the ratio of the number of days from and including the date the Starting Annual Value applicable to such year is determined to but excluding the date of early repayment, computed on the basis of a year consisting of 360 days of twelve 30-day months, divided by 360. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

Securities Depository

   The Notes are represented by one fully registered global security (the "Global Security"). Such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

   The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

   So long as the Securities Depository, or its nominee, is the registered owner of the Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in the Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in the Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by

Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to Notes registered in the name of the Securities Depository or its nominee, will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Security representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relative to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Security will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Security.


                     THE STANDARD & POOR'S MIDCAP 400 INDEX

   All disclosure contained in this Prospectus regarding the S&P MidCap 400 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P as of April 16, 1993. Neither the Company nor MLPF&S take any responsibility for such information.

General

   The S&P MidCap 400 Index is published by S&P and is intended to provide an indication of the pattern of price movements of common stocks of corporations having mid-market capitalization. The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined above) of the common stocks of 400 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 substantially similar companies on December 31, 1990. As of April 16, 1993, 263 (66%) of the companies included in the S&P MidCap 400 Index were listed on the New York Stock Exchange, 125 (31%) of the companies were traded in the over-the-counter market and 12 (3%) of the companies were listed on the American Stock Exchange. As of February 3, 1993, the aggregate Market Value of the 400 companies included in the S&P MidCap 400 Index represented approximately 15% of the aggregate Market Value of United States domestic companies. The 400 companies are not the largest companies listed on The New York Stock Exchange (the companies included in the Standard & Poor's 500 Composite Stock Price Index, which had a median market capitalization of $3.1 billion at April 16, 1993, are generally larger than those included in the S&P MidCap 400 Index, which had a median market capitalization of $846.8 million at April 16, 1993). S&P chooses companies for inclusion in the S&P MidCap 400 Index with the aim of achieving (for companies of mid-market capitalization) a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market with respect to such mid-market corporations. Relevant criteria employed by S&P in selecting companies for the S&P MidCap 400 Index include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company.


Computation of the S&P MidCap 400 Index

   As of April 16, 1993, S&P computed the S&P MidCap 400 Index as of a particular time as follows:

     (1) the Market Value of each component stock is determined as of such time;

     (2) the Market Values of all component stocks as of such time (as determined under clause (1) above) are aggregated;

     (3) the Market Values as of December 31, 1990 (the "Base Period") of the common stock of each company in a group of 400 substantially similar companies is determined;

     (4) the Market Values of all such common stocks as of the Base Period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");

     (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and

     (6) the resulting quotient (expressed in decimals) is multiplied by 100.

   While S&P currently employs the above methodology to calculate the S&P MidCap 400 Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the amounts payable on any December Payment Date to beneficial owners of the Notes.

   S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase of additional shares of stock by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the S&P MidCap 400 Index and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may
be) and then determines the New Base Value in accordance with the following formula:

                                New Market Value
               Old Base Value x ________________  = New Base Value
                                Old Market Value

The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the S&P MidCap 400 Index.

A potential investor should review the historical performance of the S&P MidCap 400 Index. The historical performance of the S&P MidCap 400 Index should not be taken as an indication of future performance, and no assurance can be given that the S&P MidCap 400 Index will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the principal amount at the maturity of the Notes.

License Agreement

   S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Notes, and the Company is an authorized sublicensee thereof.

   The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

     "The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P MidCap 400 Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain service marks and trade names of S&P and of the S&P MidCap 400 Index which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the S&P MidCap 400 Index. S&P is not responsible for and has not participated in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes."

                                   OTHER TERMS

General

   The Note were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.


   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Securities Exchange Act of 1934, as amended, and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.


                                     EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating

Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996

  P R O S P E C T U S
  -------------------
                            MERRILL LYNCH & CO., INC.
                                   JAPAN INDEX(SM)
    EQUITY PARTICIPATION SECURITIES WITH MINIMUM RETURN PROTECTION DUE JANUARY
                                     31, 2000
 On January 27, 1994, Merrill Lynch & Co., Inc. (the "Company") issued $115,000,000 aggregate principal amount of Japan Index(SM) Equity Participation Securities with Minimum Return Protection due January 31, 2000 (the "Securities" or the "Notes") in denominations of $1,000 and integral multiples thereof. As of the date of this Prospectus, $___________ aggregate principal amount of the Securities remain outstanding. The Securities will mature on January 31, 2000. At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each Security, the principal amount thereof plus an interest payment (the "Supplemental Redemption
 Amount") based on the percentage increase, if any, in the Index (as hereinafter defined). The Securities were issued as a series of Senior Debt Securities under the Senior Indenture described herein. The Securities are not redeemable or callable by the Company prior to maturity. While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, there will be no payment of interest, periodic or otherwise.

     The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, (B) the percentage change from 195.46, the closing value of the Index on January 20, 1994 as compared to the Final Average Value (as hereinafter defined), and (C) 115% (the "Participation Rate"). In no event, however, will the Supplemental Redemption Amount be less than $150 per $1,000 principal amount of the Securities (the "Minimum Supplemental Redemption Amount"), representing a minimum annualized rate of return of 2.33%. The calculation of the Final Average Value, as more fully described herein, will equal the arithmetic average of the closing values of the Index on certain days during January of 1998, 1999 and 2000. Although the Index will initially be the Japan Index (as defined herein), under certain circumstances described herein, a New Japan Index (as defined herein) may be substituted for the Japan Index. The Japan Index (or, if such substitution shall occur, the New Japan Index) is referred to herein as the "Index".

     For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity and the calculation and the composition of the Index, see "Description of Securities" and "The Index", respectively, in this Prospectus. For other information that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of in this Prospectus.

     Ownership of the Securities is maintained in book-entry form by or through the Depository (as hereinafter defined). Beneficial owners of the Securities do not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities have been listed on the American Stock Exchange under the symbol "MJP.A".


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
              HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                  ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the American Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.
                                MERRILL LYNCH & CO.

                  THE DATE OF THIS PROSPECTUS IS          , 1996.
         (SM)"Japan Index" is a service mark of The American Stock Exchange.

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996 and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996, March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1,
  1996, May 13, 1996, May 15, 1996 and May 28, 1996 (as amended by Form 8-K/A filed June 7, 1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12,
  1996, October 15, 1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER

  TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Luynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.



                                             YEAR ENDED LAST FRIDAY IN DECEMBER       NINE MONTHS ENDED
                                            1991    1992    1993    1994    1995      SEPTEMBER 27, 1996
                                            ----    ----    ----    ----    ----      ------------------


Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2               1.2


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs and that portion of rentals estimated to be representative of the interest factor.

                                    RISK FACTORS

  PAYMENT AT MATURITY

     Investors should be aware that if the Final Average Value of the Index does not exceed the Initial Value by more than approximately 13.04%, beneficial owners of the Securities will receive only the principal amount thereof and the Minimum Supplemental Redemption Amount. A beneficial owner of the
  Securities may receive a Supplemental Redemption Amount equal only to the Minimum Supplemental Redemption Amount at maturity, and such Minimum
  Supplemental Redemption Amount is below what the Company would pay as interest as of the date of issuance if the Company issued non-callable senior debt securities with a similar maturity as that of the Securities.

  The return of principal of the Securities at maturity and the payment of the Minimum Supplemental Redemption Amount are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     The Index does not reflect the payment of dividends on the stocks underlying it and therefore, in addition to the considerations regarding averaging discussed below, the yield based on the Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period. Because the Final Average Value will be based upon average values of the Index during specified periods in three successive years, a significant increase in the Index as measured by the average values during the specified period in the final year, or in either earlier year, may be substantially or entirely offset by the average values of the Index during the specified periods in the other two years.

     The Index used to calculate the Supplemental Redemption Amount will initially be the Japan Index, which is currently calculated and published by the American Stock Exchange. Upon the occurrence of certain events described under "Description of Securities--Substitution of the Index", a New Japan Index (which will also relate to the trading of equity securities in Japan) will be substituted for the Japan Index as the basis of the calculation of the Supplemental Redemption Amount. The required characteristics of such New Japan Index are described herein; however, the New Japan Index does not currently exist, and such New Japan Index may be calculated and published by a United States stock exchange other than the American Stock Exchange. In the event that a New Japan Index is substituted for the Japan Index, no assurance can be given as to whether the Supplemental Redemption Amount calculated on the basis of such New Japan Index will be more than or less than or equal to the Supplemental Redemption Amount which would have been payable had such substitution not occurred.

     The Senior Indenture provides that the Senior Indenture and the Securities will be governed by and construed in accordance with the laws of New York. Under present New York law the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). The Company has covenanted for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

  TRADING

     The Securities are listed on the American Stock Exchange. It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors. Because the Final Average Value is an average of the three Calculation Values as described below, the price at which a beneficial owner of a Security will be able to sell such Security in the secondary market may be at a discount if the first or second such Calculation Value is below the Initial Value.

     The trading value of the Securities is expected to depend primarily on the extent of the appreciation, if any, of the Index over the Initial Value. If, however, Securities are sold prior to the maturity date at a time when the Index exceeds the Initial Value, the sale price may be at a discount from the amount expected to be payable to the beneficial owner if such excess of the Index over the Initial Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the maturity date and the effect of the value of the Index on prior days used to calculate the Final Average Value, if any. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof if, at such time, the Index is below, equal to or not sufficiently above the Initial Value and/or if the value of the Index on prior days used to calculate the Final Average Value, if any, was below, equal to or not sufficiently above the Initial Value. A discount could also result from rising interest rates in the U.S.

     The trading values of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected theoretical effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

       Interest Rates. In general, if U.S. interest rates increase, the value of the Securities is expected to decrease. If U.S. interest rates decrease, the value of the Securities is expected to increase. In general, if Japanese interest rates increase, the value of the Securities is expected to increase. If Japanese interest rates decrease, the value of the Securities is expected to decrease. Interest rates may also affect the Japanese economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the Securities.

       Volatility of the Index. If the volatility of the Index increases, the trading value of the Securities is expected to increase. If the volatility of the Index decreases, the trading value of the Securities is expected to decrease.

       Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the minimum expected value at maturity if one or more Calculation Values, as defined below, were below, equal to or not sufficiently above the Initial Value.

       Dividend Rates in Japan. If dividend rates on the stocks comprising the Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, the value of the Securities is expected to increase. However, in general, rising Japanese corporate dividend rates may increase the value of the Index and, in turn, increase the value of the Securities. Conversely, falling Japanese dividend rates may decrease the value of the Index and, in turn, decrease the value of the Securities.

     Although the stocks comprising the Japan Index are traded in Japanese yen and the Securities are denominated in U.S. dollars, the Supplemental Redemption Amount will not be adjusted for the currency exchange rate in effect at the maturity of the Securities. The Supplemental Redemption Amount is based upon the percentage increase in the Japan Index. The Japan Index is calculated using a constant U.S.$/Japanese Yen exchange rate. The value of the Securities should not, therefore, be directly affected by the currency exchange rate. For example, if the Japan Index were to increase by 25% from the Initial Value to the Final Average Value, a holder of the Securities would receive a Supplemental Redemption Amount equal to $287.50 per $1,000 principal amount of Securities at maturity regardless of the U.S.$/Japanese Yen exchange rate prevailing at maturity. Changes in the exchange rate, however, may reflect changes in the Japanese economy which, of course, would affect the value of the Index and the Securities.

  THE JAPANESE MARKET

     The underlying stocks that constitute the Japan Index have been issued by Japanese companies. If a New Japan Index is substituted for the Japan Index, such New Japan Index would also be based upon stocks issued by Japanese companies. Investments in securities indexed to the value of Japanese equity securities involve certain risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets and cross-shareholdings in Japanese companies on such markets may affect prices and volume of trading on those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those to which U.S. reporting companies are subject.

     Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors (including the possibility that recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect the Japanese securities markets. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

  OTHER CONSIDERATIONS

     It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in light of their particular circumstances.
     Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

                             DESCRIPTION OF SECURITIES
  GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, which is more fully described below. The Securities will mature on January 31, 2000.

     While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, there will be no payment of interest, periodic or otherwise. (See "Payment at Maturity", below.)

     The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Securities were issued in denominations of $1,000 and integral multiples thereof.

  PAYMENT AT MATURITY

     At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, all as provided below. If the Final Average Value of the Index does not exceed the Initial Value by more than approximately 13.04% a beneficial owner of a Security will be entitled to receive only the principal amount thereof and the Minimum Supplemental Redemption Amount. Although the Index will initially be the Japan Index, under certain circumstances described herein a New Japan Index (as defined herein) may be substituted for the Japan Index. The Japan Index (or, if such substitution shall occur, the New Japan Index) is referred to herein as the "Index".

     At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof, and
  (ii) the Supplemental Redemption Amount equal in amount to:


  Principal Amount     x     Final Average Value-Initial Value    x   115%
                             ---------------------------------
                                       Initial Value

  provided, that the Supplemental Redemption Amount will not be less than the Minimum Supplemental Redemption Amount of $150 per $1,000 principal amount of Securities. The Initial Value equals 195.46, the closing value of the Japan Index on January 20, 1994; provided, however, that a new Initial Value will be calculated as described herein if a New Japan Index is substituted for the Japan Index.

     The Final Average Value of the Index will be determined by State Street Bank and Trust Company (the "Calculation Agent") and will equal the arithmetic average (mean) of the Yearly Values, as defined below, for 1998, 1999 and 2000. The Yearly Value for any year will be calculated during the Calculation Period for such year which will be from and including January 22 in 1998, January 21 in 1999 and January 20 in 2000 to and including the fifth scheduled Business Day after each such date. The Yearly Value for each year will equal the arithmetic average (mean) of the closing values of the Index on the first Business Day in the applicable Calculation Period (provided that a Market Disruption Event, as defined below, shall not have occurred on such day) and on each succeeding Business Day (provided that a Market Disruption Event shall not have occurred on the applicable day) up to and including the last Business Day in the applicable Calculation Period (each, a "Calculation Date") until the Calculation Agent has so determined such closing values for five Business Days. If a Market Disruption Event occurs on two or more of the Business Days during a Calculation Period, the Yearly Value for the relevant year will equal the average of the values on Business Days on which a Market Disruption Event did not occur during such Calculation Period or, if there is only one such Business Day, the value on such day. If a Market Disruption Event occurs on all of such Business Days during a Calculation Period, the Yearly Value for the relevant year shall equal the closing value of the Index on the last Business Day of the Calculation Period regardless of whether a Market Disruption Event shall have occurred on such day. A Yearly Value may be restated if the Substitution Event occurs after the determination of such Yearly Value, see "Substitution of the Index".

     For purposes of determining the Final Average Value, a "Business Day" is a day on which the Relevant Stock Exchange is open for trading. "Relevant Stock Exchange" means the American Stock Exchange or, if a New Japan Index has been substituted for the Japan Index, the U.S. stock exchange that publishes such New Japan Index. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

     The following table illustrates, for a range of hypothetical Final Average Values, the total amount payable at maturity for each $1,000 principal amount of Securities.

                                                 Total
          Hypothetical Final Percentage          Amount
           Average Value of  Change Over       Payable at
           the Japan Index  Initial Value       Maturity
           ---------------  -------------       --------
                 97.73         -50%            $1,150
                117.28         -40%            $1,150
                136.82         -30%            $1,150
                156.37         -20%            $1,150
                175.91         -10%            $1,150
                195.46(1)        0%            $1,150
                215.01          10%            $1,150
                234.55          20%            $1,230
                254.10          30%            $1,345
                273.64          40%            $1,460
                293.19          50%            $1,575
                312.74          60%            $1,690
                332.28          70%            $1,805
                351.83          80%            $1,920
                371.37          90%            $2,035
                390.92         100%            $2,150
                410.47         110%            $2,265
                430.01         120%            $2,380
  __________
  (1)            The Initial Value.

     The above figures are for purposes of illustration only. The actual total redemption amount received by investors will depend entirely on the actual Final Average Value determined by the Calculation Agent as provided herein. Because the Final Average Value will be based upon average values of the Index (which may be a New Japan Index substituted for the Japan Index) during specified periods in three successive years, a significant increase or decrease in the Index as measured by the average values during the specified period in any year may be substantially or entirely offset by the average values of the Index during the specified periods in the other two years.

     A potential investor should review the historical performance of the Japan Index. The historical performance of the Japan Index should not be taken as an indication of future performance, and no assurance can be given that the Japan Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount and the Minimum Supplemental Redemption Amount at the maturity of the Securities.

  ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENT

     If at any time the method of calculating the Index, or the value thereof, is changed in a material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Final Average Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means the occurrence or existence of either of the following events on a Business Day during a Calculation Period as determined by the Calculation Agent:

       (i) a suspension or absence of trading on the TSE of 20% or more of the Underlying Stocks which then comprise the Index or a Successor Index during the one-half hour period preceding the close of trading on the TSE; or

       (ii) the suspension or material limitation on the Singapore
     International Monetary Exchange Ltd. (the "SIMEX"), Osaka Securities Exchange (the "OSE") or the Relevant Stock Exchange or any other major securities market of trading in futures or options contracts related to the Index during the one-half hour period preceding the close of trading on the applicable exchange.

     For purposes of determining whether a Market Disruption Event has occurred:
  (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant contract will not constitute a Market Disruption Event, (3) a suspension of trading in a futures or options contract on the Index by the Relevant Stock Exchange or other major securities market by reason of (x) a price change exceeding limits set by the Relevant Stock Exchange or such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index and (4) an "absence of trading" on the SIMEX, OSE, the Relevant Stock Exchange or a major securities market on which futures or options contracts related to the Index are traded will not include any time when the SIMEX, OSE, the Relevant Stock Exchange or such securities market, as the case may be, itself is closed for trading under ordinary circumstances.

  SUBSTITUTION OF THE INDEX

     Movements in the Japan Index correspond generally to movements in the Nikkei 225 Index published by Nihon Keizai Shimbun, Inc., which is currently the most widely utilized index relating to Japanese equity securities, as measured by trading volume and open interest relating to the futures contract on such index (the "Nikkei 225 Futures Contract"). In October of 1993, Nihon Keizai Shimbun, Inc. commenced the calculation and publication of a new broad-based, capitalization-weighted index referred to as the Nikkei 300
  Index (the "Nikkei 300 Index"). Unlike the Nikkei 225 Index, which is a price-weighted index of 225 Japanese companies listed in the First Section of the TSE, the Nikkei 300 Index is a capitalization-weighted index of 300 Japanese companies listed in the First Section of the TSE. See "The Index--The New Japan Index" for a description of the Nikkei 300 Index. The OSE announced that, if a broad-based, capitalization-weighted index were introduced on the TSE, the OSE expected to establish a new futures contract on such index. Although the OSE has not as of the date of this Prospectus introduced a new futures contract on the Nikkei 300 Index, any such contract which it may introduce at some future date is referred to herein as the "Nikkei 300
  Futures Contract".

     If the Nikkei 300 Futures Contract is introduced and publicly traded on an exchange in Japan, and such contract develops trading volume and open interest exceeding that of the Nikkei 225 Futures Contract, the Company believes this would indicate that the Nikkei 300 Futures Contract will have become more widely utilized than the Nikkei 225 Futures Contract. Therefore, in the event that a Nikkei 300 Futures Contract is publicly traded at some future date on an exchange in Japan and each of the additional conditions described below are fulfilled (the occurrence of all such conditions being referred to herein as a "Substitution Event"), a New Japan Index (as defined below) will be substituted for the Japan Index. From and after such time, the Index used to determine the Supplemental Redemption Amount with respect to the Notes will be such New Japan Index. Upon the substitution of the New Japan Index for the Japan Index, the Company will cause notice thereof to be given to Holders of the Securities. Such notice will also state that, for purposes of calculating the Supplemental Redemption Amount, an adjusted Initial Value will be substituted for the original Initial Value. Such adjusted Initial Value will be calculated as follows:

               Initial Value of Japan Index         current value of
               ----------------------------    x    New Japan Index
                 original Initial Value

  where the current values of the Japan Index and of the New Japan Index will equal their respective levels reported by the relevant exchange at the close of business on the day that the Calculation Agent substitutes the New Japan Index for the Japan Index. If the Substitution Event occurs after the determination of a Yearly Value, any such Yearly Value will be restated in terms of the New Japan Index pursuant to the following formula:

             Yearly Value prior to restatement
             --------------------------------- x    adjusted Initial Value
            original Initial Value

  The Supplemental Redemption Amount will then be calculated using such restated Yearly Value.

     A "Substitution Event" will have occurred if, as determined by the Calculation Agent (whose opinion shall be conclusive and binding on the Company and on the holders of the Notes), the following conditions are fulfilled:

       (a) Nikkei 300 Futures Contracts shall be introduced and publicly traded on an exchange in Japan; and

       (b) The American Stock Exchange or another United States securities exchange publishes (on a basis not less regularly than each day on which such exchange and the TSE are open for trading) an index (the "New Japan Index") which:

          (i) for a period of 90 days immediately preceding the date of the Substitution Event has a correlation based on daily, closing value to closing value, percentage changes of not less than 90% with the Nikkei 300 Index; and

          (ii) an option, warrant or other security which has payments determined by reference to the New Japan Index has been approved to be listed on a national securities exchange by the Securities and Exchange Commission; and

       (c) Either of the following has occurred:

          (i) the Nikkei 225 Index is no longer published and/or the Nikkei 225 Futures have been delisted from trading on the OSE; or

          (ii) the Nikkei 300 Futures Contracts publicly traded on exchanges in Japan have (A) greater average daily volume and (B) greater average daily open interest than the Nikkei 225 Futures Contracts which trade on the OSE, each for any three-month period prior to the date of the Substitution Event, commencing on a futures expiration date on the OSE and ending on the following futures expiration date; and

       (d) To the extent required, the Company shall have obtained any license necessary to use the New Japan Index as described herein. The Company has agreed in the Securities to use its reasonable efforts to obtain any such license.

  Notwithstanding the above, unless the Nikkei 225 Index is no longer published and/or the Nikkei 225 Futures Contracts shall have been delisted from trading on the OSE, a Substitution Event will not be deemed to have occurred on any of the 180 days next preceding the maturity date of the Notes.

     All disclosure contained in this Prospectus regarding the Nikkei 225 Index, Nikkei 225 Futures Contract, Nikkei 300 Index, Nikkei 300 Futures Contract, or their publisher, Nihon Keizai Shimbun, Inc., is derived from publicly available information as of January 20, 1994. Nihon Keizai Shimbun, Inc. has no relationship with the Company or the Securities; it does not sponsor, endorse, authorize, sell or promote the Securities, and has no obligation or liability in connection with the administration, marketing or trading of the Securities.

  DISCONTINUANCE OF THE INDEX

     If the American Stock Exchange discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) and the American Stock Exchange or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the American Stock Exchange or such other entity for the Japan Index or the New Japan Index, as the case may be, and calculate the Final Average Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

     If the American Stock Exchange discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Dates, the value to be substituted for the Index for any such Calculation Date used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Date in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the American Stock Exchange discontinues publication of the Japan Index (or, if a New Japan Index has been substituted for the Japan Index, publication of the New Japan Index has been discontinued) prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Final Average Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Date. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

  EVENTS OF DEFAULT AND ACCELERATION

     In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities will be equal to:
  (i) the principal amount thereof, plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Calculation Period used to calculate the final Yearly Value of the Securities so accelerated will begin on the eighth scheduled Business Day next preceding the scheduled date for such early redemption. If such final Yearly Value is the only Yearly Value which shall have been calculated with respect to the Securities, such final Yearly Value will be the Final Average Value. If one or two other Yearly Values shall have been calculated with respect to the Securities for prior years when the Securities shall have been outstanding, the average (mean) of the final Yearly Value and such one other Yearly Value or such two other Yearly Values, as the case may be, will be the Final Average Value. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 2.33%, calculated on a semiannual bond equivalent basis. See "Description of

  Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

     In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.5% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

  Securities Depository

     All Securities are represented by one fully registered global security (the "Global Security"). The Global Security is deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository (the "Depository"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

     DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Security.

     So long as DTC, or its nominee, is the registered owner of the Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or

  Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Security representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Security will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Security.

                                     THE INDEX

  THE JAPAN INDEX

  The Index for purposes of calculating the Supplemental Redemption Amount will initially be the Japan Index. Unless otherwise stated, all information herein relating to the Japan Index has been provided by the American Stock Exchange as of January 20, 1994. Such information reflects the policies of the American Stock Exchange; such policies are subject to change in the discretion of the American Stock Exchange.

  The Japan Index is a stock index calculated, published and disseminated by the American Stock Exchange that measures the composite price performance of selected Japanese stocks. The Japan Index as of January 20, 1994 was based on 210 highly capitalized Underlying Stocks trading on the TSE representing a broad cross-section of Japanese industries. All 210 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the Tokyo Stock Exchange. Options contracts on the Japan Index are traded on the American Stock Exchange.

     The Japan Index is a modified, price-weighted index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighing factor for such Underlying Stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sums by a divisor (the "Divisor"). The Divisor, initially set in September 1990 at 9,799,460, was 9,608,946 as of January 20, 1994, and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing Yen50 by the par value of the relevant Underlying Stock and multiplying the result by 100, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of Yen50. Each Weight Factor represents the number of shares of the related Underlying Stock which are included in one trading unit of the Japan Index. The stock prices used in the calculation of the Japan Index are those reported by a primary market for the Underlying Stock (as of January
  20, 1994, the TSE). The level of the Japan Index is calculated once per day using last sale prices only (i.e., not "special bid quotes" or "special ask quotes" which are used in connection with other stock indices) for transactions in Underlying Stock on the TSE. The level of the Japan Index is disseminated via the Consolidated Tape Authority Network-B (commonly referred to as the "American Stock Exchange Tape"). The American Stock Exchange Tape symbol for the Japan Index is "JPN".

     In order to maintain continuity in the level of the Japan Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Japan Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Japan Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Japan Index immediately after such change) will equal the level of the Japan Index immediately prior to the change.

     Underlying Stocks may be deleted or added by the American Stock Exchange. However, to maintain continuity in the Japan Index, the policy of the American Stock Exchange is generally not to alter the composition of the Underlying Stocks except when an Underlying Stock is deleted due to (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (ii) delisting of such stock, or (iv) failure of such stock to meet, upon periodic review by the American Stock Exchange, market value and trading volume criteria established by the American Stock Exchange (as such may change from time to time). Upon deletion of a stock from the Underlying Stocks, the American Stock Exchange may select a suitable replacement for such deleted Underlying Stock. The policy of the American Stock Exchange is to announce any such change in advance via distribution of an information circular.

     The American Stock Exchange is under no obligation to continue the calculation and dissemination of the Japan Index. The Securities are not sponsored, endorsed, sold or promoted by the American Stock Exchange. No inference should be drawn from the information contained in this Prospectus that the American Stock Exchange makes any representation or warranty, implied or express, to the Company, beneficial owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities in particular or the ability of the Japan Index to track general stock market performance. The American Stock Exchange has no obligation to take the needs of the Company or beneficial owners of the Securities into consideration in determining, composing or calculating the Japan Index. The American Stock Exchange is not responsible for, and has not participated in the determination or calculation of the equation by which the Supplemental Redemption Amount with respect to the Securities will be determined. The American Stock Exchange has no obligation or liability in connection with the administration, marketing or trading of the Securities.

     The use of and reference to the Japan Index in connection with the Securities has been consented to by the American Stock Exchange, the publisher of the Japan Index. "Japan Index" is a service mark of the American Stock Exchange.

     None of the Company, the Calculation Agent and MLPF&S accepts any responsibility for the calculation, maintenance or publication of the Japan Index or any Successor Index. The American Stock Exchange disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Japan Index or the manner in which such index is applied in determining the Supplemental Redemption Amount with respect to the Securities.

     A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount and the Minimum Supplemental Redemption Amount at the maturity of the Securities.

  THE TOKYO STOCK EXCHANGE

     The following information relating to the Tokyo Stock Exchange was derived from information publicly available as of January 20, 1994. The TSE is one of the world's largest securities exchanges in terms of market capitalization. The TSE is a two-way, continuous pure auction market. Trading hours are from 9:00 A.M. to 11:00 A.M. and from 1:00 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Japan Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuation resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. Any stock listed on the Tokyo Stock Exchange cannot be traded at a price outside of these limits which are stated in absolute Japanese yen, and not percentage, limits from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for the stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Japan Index may be limited by price limitations on, or by suspension of trading in, individual stocks which comprise the Japan Index which may, in turn, adversely affect the value of the Securities or result in a Market Disruption Event. See "Description of Securities--Adjustments to the Index; Market Disruption Event".

  THE NEW JAPAN INDEX

     Under certain circumstances, a New Japan Index may be substituted for the Japan Index for purposes of calculating the Supplemental Redemption Amount. The New Japan Index would be an index published by the American Stock Exchange or another United States securities exchange with a high correlation to the Nikkei Stock Index 300. See "Substitution of the Index".

     The Nikkei Stock Index 300 is an index calculated, published and disseminated by Nihon Keizai Shimbun, Inc., that measures the composite price performance of stocks of 300 Japanese companies. All 300 stocks are listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. Publication of the Nikkei Stock Index 300 began on October 8, 1993.

     The Nikkei Stock Index 300 is a market capitalization-weighted index which is calculated by (i) multiplying the per share price of each stock included in the Nikkei Stock Index 300 by the number of outstanding shares (excluding shares held by the Japanese Government), (ii) calculating the sum of all these products (such sum being hereinafter referred to as the "Aggregate Market Price"), (iii) dividing the Aggregate Market Price by the Base Aggregate Market Price (i.e. the Aggregate Market Price as of October 1,
  1982) and (iv) multiplying the result by 100. Larger companies' shares have a larger effect on moving the entire index than smaller companies' shares.

     Although the Nikkei Stock Index 300 was first published in October 1993, Nihon Keizai Shimbun, Inc. has calculated values for the Nikkei Stock Index 300 for the period from October 1, 1982 through October 8, 1993. The stocks included in the Nikkei Stock Index 300 (such stocks being hereinafter referred to as the "Underlying Stocks") were selected from a reference group of stocks which were selected by excluding stocks listed in the First Section of the TSE that have relatively low market liquidity or extremely poor financial results. The Underlying Stocks were selected from this reference group by (i) selecting from the remaining stocks in this reference group the stocks with the largest aggregate market value in each of 36 industrial sectors and (ii) selecting additional stocks (with priority within each industrial sector given to the stock with the largest aggregate market value) so that the selection ratios (i.e. the ratio of the aggregate market value of the included stocks to that of the stocks in the reference group) with respect to all 36 industry sectors will be as nearly equal as possible and the total number of companies with stocks included in the Nikkei Stock Index 300 will be 300.

     In order to maintain continuity in the level of the Nikkei Stock Index 300, the Nikkei Stock Index 300 will be reviewed annually by Nihon Keizai Shimbun, Inc. and the Underlying Stocks may be replaced, if necessary, in accordance with the "deletion/addition rule". The "deletion/addition" rule provides generally for the deletion of a stock from the Nikkei Stock Index 300 if such stock is no longer included in the reference group or if the aggregate market value of such stock is low relative to other stocks in the relevant industry sector. Stocks deleted pursuant to the "deletion/addition" rule will be replaced by stocks included in the reference group which have relatively high aggregate market values. In addition, stocks may be added or deleted from time to time for extraordinary reasons.

     All disclosure contained in this Prospectus regarding the Nikkei 225 Index, Nikkei 225 Futures Contract, Nikkei Stock Index 300, Nikkei 300 Futures Contract, or their publisher, Nihon Keizai Shimbun, Inc., is derived from information publicly available as of January 20, 1994. Nihon Keizai Shimbun, Inc. has no relationship with the Company or the Securities; it does not sponsor, endorse, authorize, sell or promote the Securities, and has no obligation or liability in connection with the administration, marketing or trading of the Securities.

                                    OTHER TERMS
  GENERAL

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

  LIMITATIONS UPON LIENS

     The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

  LIMITATION ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

  MERGER AND CONSOLIDATION

     The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

  MODIFICATION AND WAIVER

     Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security;
  (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

  EVENTS OF DEFAULT

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                      EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              Subject to Completion, Issue Date: November 25, 1996


P R O S P E C T U S
-------------------
                           Merrill Lynch & Co., Inc.
                                 AMEX Oil Index(SM)
                     Stock Market Annual Reset Term(SM) Notes
                      due December 29, 2000 "SMART Notes(SM)"

On March 31, 1994, Merrill Lynch & Co., Inc. (the "Company") issued $25,000,000 aggregate principal amount of AMEX Oil Index Stock Market Annual Reset Term Notes due December 29, 2000 (the "Notes" or "SMART Notes"). The Notes were issued in denominations of $1,000 and integral multiples thereof and will mature and be repayable at 100% of the principal amount thereof on December 29, 2000. The Notes are not subject to redemption prior to maturity.

  The Company will make interest payments on the Notes for each calendar year at a rate per annum equal to 85% (the "Participation Rate") of the average percentage increase, if any, in the AMEX Oil Index (as defined herein) as determined in each calendar year from the Starting Annual Value to the Ending Average Value as further described herein (the "Average Percent Change"). Annual payments will in no event be less than the Minimum Annual Payment of $20 per $1,000 principal amount of Notes on a per annum basis (2% per annum).

  The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the AMEX Oil Index on the last AMEX Business Day (as defined below) in the immediately preceding calendar year. The "Ending Average Value" applicable to the determination of the amount payable in a calendar year will equal the arithmetic average (mean) of the Quarterly Values of the AMEX Oil Index for each calendar quarter during such year. Interest payments will be payable on June 30 and December 31 of each year and at maturity as described below.

  For information as to the calculation of the amount payable in any calendar year and the calculation of the AMEX Oil Index, see "Description of Notes" and "The AMEX Oil Index" in this Prospectus. For other information that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of in this Prospectus.

  Ownership of the Notes will be maintained only in book-entry form by or through the Securities Depository. Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

  The Notes have been listed on the American Stock Exchange under the symbol "MOI.F".


                          -----------------------------

       THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Prospectus has been prepared in connection with the Notes and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Notes. MLPF&S may act as principal or agent in such transactions. The Notes may be offered on the American Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Notes will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                          -----------------------------

                              Merrill Lynch & Co.

                          -----------------------------

                The date of this Prospectus is           , 1996.

(SM)"SMART Notes" and "Stock Market Annual Reset Term" are service marks of
                         Merrill Lynch & Co., Inc.
 (SM)"Oil Index" is a registered service mark of the American Stock Exchange,
                                     Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


  The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996 and May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

  No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Notes to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                            MERRILL LYNCH & CO., INC.

  Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch
Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

  The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                      Year Ended Last Friday in December      Nine Months Ended

                        1991   1992    1993    1994    1995   September 27, 1996
                        ----   ----    ----    ----    ----   ------------------

Ratio of earnings
to fixed charges. . .   1.2    1.3      1.4     1.2     1.2         1.2

     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS
Interest Payments
If the Ending Average Value applicable to a December Payment Date does not exceed the Starting Annual Value applicable to such December Payment Date by more than approximately 2.35%, beneficial owners of the Notes will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the AMEX Oil Index at some point between the determination of the applicable Starting Annual Value and the determination of the applicable Ending Average Value exceeded such Starting Annual Value by more than approximately 2.35%. The annual amount payable on the Notes based on the AMEX Oil Index is limited to the

Participation Rate multiplied by the percentage increase, if any, between the Starting Annual Value and the Ending Average Value for such year.

     Beneficial owners of the Notes will receive total annual payments equal to not less than the Minimum Annual Payment, and will be repaid 100% of the principal amount of the Notes at maturity. Beneficial owners of Notes may receive interest payments with respect to the Notes equal to only the Minimum Annual Payment for each year, and such interest payments are below what the Company would pay as interest as of the date hereof if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The payment of additional amounts on the Notes is subject to the conditions described under "Description of Notes--Interest Payments". The return of principal of the Notes at maturity and the payment of the Minimum Annual Payment are not expected to reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     The amount payable on the Notes based on the AMEX Oil Index will not produce the same return as if the stocks underlying the AMEX Oil Index were purchased and held for a similar period because of the following: (i) the AMEX Oil Index does not reflect the payment of dividends on the stocks underlying it,
(ii) the annual amount payable is limited to the Participation Rate multiplied by the percentage increase in the AMEX Oil Index during any relevant period, subject to the Minimum Annual Payment, (iii) the Ending Average Value may not reflect the full percentage increase in the AMEX Oil Index during any relevant period because it is an average of the AMEX Oil Index at various points in time and (iv) the amounts payable on the Notes do not reflect changes in the AMEX Oil Index for the period between the determination of an Ending Average Value and the determination of the next succeeding Starting Annual Value.

     The Indenture provides that the Indenture and the Notes are governed by and construed in accordance with the laws of the state of New York. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested. While the company believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the beneficial owners of the Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a beneficial owner of the Notes.

Trading

     The Notes have been listed on the American Stock Exchange under the symbol "MOI.F". It is expected that the secondary market for the Notes (including prices in such market) will likely be affected by the creditworthiness of the Company and by a number of other factors. It is possible to view the Notes as the economic equivalent of a debt obligation plus a series of cash settlement options; however, the Notes may trade in the secondary market at a discount from the aggregate value of such economic components, if such economic components were valued and capable of being traded separately.

     The trading values of the Notes may be affected by a number of interrelated factors, including those listed below. The following is the expected theoretical effect on the trading value of the Notes of each of the factors listed below. The following discussion of each separate factor generally assumes that all other factors are held constant, although the actual interrelationship between certain of such factors is complex.
     Relative Level of the AMEX Oil Index.   The trading value of the Notes is
expected to depend significantly on the extent of the excess of the expected Ending Average Value for a calendar year over the Starting Annual Value applicable to such calendar year. If, however, Notes are sold at a time when the AMEX Oil Index (or the estimated Ending Average Value if such value were calculated at such time) exceeds the Starting Annual Value, the sale price may nevertheless be at a discount from the amount expected to be payable to the beneficial owner if such excess were to prevail until the next December Payment Date. Furthermore, the price at which a beneficial owner will be able to sell Notes prior to a December Payment Date may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the AMEX Oil Index is below, equal to or not sufficiently above the Annual Starting Value applicable to such December Payment Date. The level of the AMEX Oil Index will depend on the prices of the stocks underlying such Index which, in turn, will be affected by factors affecting the oil industry, see "The AMEX Oil Index--Oil Industry Sector".

     Volatility of the AMEX Oil Index.   If the volatility of the AMEX Oil Index
increases, the trading value of the Notes is expected to increase. If the volatility of the AMEX Oil Index decreases, the trading value of the Notes is expected to decrease.

     U.S. Interest Rates.   In general, if U.S. interest rates increase, the
value of the Notes is expected to decrease. If U.S. interest rates decrease, the value of the Notes is generally expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the level of the AMEX Oil Index. Rising interest rates may lower the level of the AMEX Oil Index and, thus, the value of the Notes. Falling interest rates may increase the level of the AMEX Oil Index and, thus, may increase the value of the Notes.

     Time Remaining to December Payment Dates.   The Notes may trade at a value
above that which may be inferred from the level of U.S. interest rates and the AMEX Oil Index. This difference will reflect a "time premium" due to expectations concerning the level of the AMEX Oil Index during the period prior to each December Payment Date. As the time remaining to each December Payment Date decreases, however, this time premium may decrease, thus decreasing the trading value of the Notes.

     Time Remaining to Maturity.   As the number of remaining December Payment
Dates decreases, the cumulative value of all the annual rights to receive an amount that reflects participation in the payments in excess of the Minimum Annual Payment will decrease, thus decreasing the value of the Notes.

     Dividend Rates.   A number of complex relationships between the relative
values of the Notes and dividend rates are likely to exist. If dividend rates on the stocks comprising the AMEX Oil Index increase, the value of the annual right to receive an amount that reflects participation in the average appreciation of the AMEX Oil Index above the Starting Annual Value is expected to decrease. Consequently the value of the Notes is expected to decrease. Conversely, if dividend rates on the stocks comprising the AMEX Oil Index decrease, the value of the annual right to receive such an amount is expected to increase and, therefore, the value of the Notes is expected to increase. In general, however, because the majority of issuers of stocks underlying the AMEX Oil Index are organized in the United States, rising U.S. corporate dividend rates may increase the AMEX Oil Index and, in turn, increase the value of the Notes. Conversely, falling U.S. dividend rates may decrease the AMEX Oil Index and, in turn, decrease the value of the Notes.

Other Considerations

     It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in light of their particular circumstances. Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.

                              DESCRIPTION OF NOTES

General
The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, dated as of April 1, 1983, as amended and restated, as described below. The Notes will mature, and the principal of the Notes will be repayable at par, on December 29, 2000.

     The Notes are not subject to redemption prior to maturity by the Company or at the option of any beneficial owner. Upon the occurrence of an Event of Default with respect to the Notes, however, beneficial owners of the Notes or the Senior Debt Trustee may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

     The Notes are transferable in denominations of $1,000 and integral multiples thereof.

Interest Payments

     For each full calendar year, the Company will pay interest in an amount equal to the following for each $1,000 principal amount of Notes:

              $1,000 x Average Percent Change x Participation Rate

provided, however, that the per annum amount payable as a result of the foregoing on the Notes will not be less than the Minimum Annual Payment of $20 per $1,000 principal amount of Notes on a per annum basis (2% per annum). The Participation Rate equals 85%.

The "Average Percent Change" applicable to the determination of the amount payable in any calendar year will equal:

                  Ending Average Value -- Starting Annual Value
                  --------------------------------------------
                             Starting Annual Value

The "Starting Annual Value" applicable to the determination of the amount payable in a calendar year will equal the closing value of the AMEX Oil Index on the last AMEX Business Day in the immediately preceding calendar year as determined by State Street Bank and Trust Company (the "Calculation Agent"). The "Ending Average Value" applicable to the determination of the amount payable in a calendar year will equal the arithmetic average (mean) of the Quarterly Values of the AMEX Oil Index for each calendar quarter during such year as determined by the Calculation Agent. The "Quarterly Value" for any of the first three calendar quarters in a calendar year will be the closing value of the AMEX Oil Index on the last scheduled AMEX Business Day in any such calendar quarter; provided, however, that if a Market Disruption Event has occurred on such last scheduled AMEX Business Day in such calendar quarter, the Quarterly Value for such calendar quarter will be the closing value of the AMEX Oil Index on the next succeeding scheduled AMEX Business Day regardless of whether a Market Disruption Event occurs on such day. The "Quarterly Value" for the fourth calendar quarter in a calendar year will be the closing value of the AMEX Oil Index on the seventh scheduled AMEX Business Day preceding the end of such calendar quarter; provided, however, that if a Market Disruption Event has occurred on such seventh scheduled AMEX Business Day, the Quarterly Value for such calendar quarter will be the closing value of the AMEX Oil Index on the sixth scheduled AMEX Business Day preceding the end of such calendar quarter regardless of whether a Market Disruption Event occurs on such day. The Calculation Agent will determine scheduled AMEX Business Days.

     If the Ending Average Value applicable to such December Payment Date does not exceed the Annual Starting Value by more than approximately 2.35%, beneficial owners of the Notes will receive only the Minimum Annual Payment on such December Payment Date, even if the value of the AMEX Oil Index at some point between
                                        6
the determination of the applicable Starting Annual Value and the determination of the applicable Ending Average Value exceeded such Starting Annual Value by more than approximately 2.35%.

     Any day on which a Starting Annual Value or a closing value of the AMEX Oil Index for a calendar quarter is required to be calculated is referred to herein as a "Calculation Day". An "AMEX Business Day" is a day on which the American Stock Exchange is open for trading. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes. All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

Adjustments to the Index; Market Disruption Event

     If at any time the method of calculating the AMEX Oil Index, or the value thereof, is changed in a material respect, or if the AMEX Oil Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the AMEX Oil Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Day, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the AMEX Oil Index as if such changes or modifications had not been made, and calculate such closing value with reference to the AMEX Oil Index, as adjusted. Accordingly, if the method of calculating the AMEX Oil Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such index in order to arrive at a value of the AMEX Oil Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

     (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, the American Stock Exchange, or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, during the last half hour of trading in any of the component stocks, or depository receipts representing such stocks, included in the AMEX Oil Index on any national securities exchange in the United States, or

     (ii) the suspension or material limitation, in each case during the last half hour of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), in (A) futures contracts related to the AMEX Oil Index which are traded on any exchange or board of trade in the United States or (B) option contracts related to the AMEX Oil Index which are traded on the American Stock Exchange.

  For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.
Interest Payment Dates

  The Company will make semiannual interest payments on the Notes on June 30 of each year ("June Payment Dates") and December 31 of each year and at maturity ("December Payment Dates"), except as provided below, to the persons in whose names the Notes are registered on the immediately preceding June 29 or December 30, and, at maturity, to the person to whom the principal is payable. For each Note, the Company will pay half of the

Minimum Annual Payment for each calendar year on the June Payment Date, and will pay the balance of the annual amount payable on such Note for such year on the December Payment Date.

  Notwithstanding the foregoing, if it is known at least three Business Days prior to December 31 that December 31 will not be a Business Day, the amount payable by the Company with respect to a December Payment Date for the Notes will be made on the Business Day immediately preceding such December 31 to the persons in whose names the Notes are registered on the second Business Day immediately preceding such December 31.

Unavailability of the AMEX Oil Index

  If the AMEX discontinues publication of the AMEX Oil Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the AMEX Oil Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the AMEX Oil Index and calculate the annual amount payable as described above under "Interest Payments". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Notes.
  If the AMEX discontinues publication of the AMEX Oil Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the AMEX Oil Index for any such Calculation Day used to calculate the annual amount payable will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the AMEX Oil Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the AMEX Oil Index such Successor Index or value shall be substituted for the AMEX Oil Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

  If the AMEX discontinues publication of the AMEX Oil Index prior to the period during which the amount payable with respect to any year is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each AMEX Business Day until the earlier to occur of (i) the determination of the amount payable with respect to such year or (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the amount payable with respect to such year as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in the Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the AMEX Oil Index may adversely affect trading in the Notes.

Events of Default and Acceleration

  In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, will equal: (i) the principal amount thereof, plus (ii) an additional amount, if any, of interest calculated as though the date of early repayment were a December Payment Date and prorated through such date of early repayment on the basis of a year consisting of 360 days of twelve 30-day months. If Quarterly Values have been calculated prior to the early redemption date for the calendar year in which such early redemption date occurs, such Quarterly Values shall be averaged with the value of the AMEX Oil Index determined with respect to such date of early redemption. If no Quarterly Values have been calculated prior to the early redemption date for the calendar year in which the early redemption date occurs, the Ending Average Value for such calendar year will be the value of the AMEX Oil Index determined with respect to such date of early redemption. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Notes from and including January 1 in the calendar year in which such early redemption date occurs, to but excluding the date of early redemption at an annualized rate of 2%, calculated on a semiannual bond equivalent basis. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount, if any, of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.
  In case of default in payment at the maturity date of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the Holders thereof, at the rate of 7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

Securities Depository

  The Notes are represented by one fully registered global security (the
"Global Security"). Such Global Security has been deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, the Global Security may not be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

  The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Purchases of Notes must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

  So long as the Securities Depository, or its nominee, is the registered owner of the Global Security, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in the Global Security will not be entitled to have the Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive registered form and will not be considered the owners or Holders thereof under the Senior Indenture. Accordingly, each Person owning a beneficial interest in a

Global Security must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in the Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Payment of the principal of, and amounts payable on any June Payment Date or December Payment Date with respect to Notes registered in the name of the Securities Depository or its nominee, will be made to the Securities Depository or its nominee, as the case may be, as the Holder of the Global Security representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment of principal or amounts payable on any June Payment Date or December Payment Date in respect of the Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

  If (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Security shall be exchangeable or
(z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Security will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Security.

                               THE AMEX OIL INDEX

General

All information relating to the AMEX Oil Index was derived from information publicly available as of March 24, 1994. The AMEX Oil Index is a price-weighted stock index (i.e., an Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) calculated, published and disseminated by the AMEX that measures the composite price performance of selected common stocks of widely-held corporations involved in various segments of the oil industry. The AMEX Oil Index was originally published by the AMEX as the Oil and Gas Index. In September 1984, the AMEX changed the Oil and Gas Index from a market-weighted index to a price-weighted index and deleted all companies engaged exclusively in gas exploration and production activities. The Oil and Gas Index was then renamed the Oil Index. At March 24, 1994, the calculation of the value of the AMEX Oil Index was based on the relative value of the aggregate market price of the common stocks of sixteen companies engaged in various segments of the oil industry.

  The AMEX may from time to time, with approval of the Commission, add companies to, or delete companies from, the AMEX Oil Index to fulfill the above-stated intention of providing an indication of price movements of common stock of corporations engaged in various segments of the oil industry. The level of the AMEX Oil Index is calculated once per day using last sale prices only (i.e., not special "bid quotes" or special "ask quotes" which are used in connection with other stock indices). The level of the AMEX Oil Index is disseminated via the Consolidated Tape Authority Network-B (commonly referred to as the "AMEX Tape"). The AMEX Tape Symbol for the AMEX Oil Index is "XOI".
Computation of the AMEX Oil Index

  At March 24, 1994, the AMEX computed the AMEX Oil Index as of a particular time as follows:

  (1) the market price of one share of each component stock is determined as of such time;

  (2) the market prices of all component stocks as of such time (as determined under clause (1) above) are aggregated;

  (3) the aggregate amount (as determined under clause (2) above) is divided by
3.47874 (the "Divisor").

  While the AMEX employed the above methodology to calculate the AMEX Oil Index at March 24, 1994, no assurance can be given that the AMEX will not modify or change such methodology in a manner that may affect the amounts payable on any December Payment Date to beneficial owners of the Notes.

  In order to maintain continuity in the level of the AMEX Oil Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the Divisor used in calculating the AMEX Oil Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Oil Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each such change affecting any component stock, the Divisor is adjusted in such a way that the level of the AMEX Oil Index immediately after such change will equal the level of the AMEX Oil Index immediately prior to the change.

  Component stocks may be deleted or added by the AMEX with approval of the Commission. However, to maintain continuity in the AMEX Oil Index, the policy of the AMEX is generally not to alter the composition of the component stocks except when a component Stock is deleted due to (i) bankruptcy of the issuer,
(ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, or (iv) failure of such stock to meet, upon periodic review by the AMEX, market value and trading volume criteria established by the AMEX (as such may change from time to time). Upon deletion of a stock from the component stocks, the AMEX may select a suitable replacement for such deleted component stock. The policy of the AMEX is to announce any such change in advance via distribution of an information circular.

  The use of and reference to the AMEX Oil Index in connection with the Notes has been consented to by the AMEX, the publisher of the AMEX Oil Index and, in connection with such consent, the AMEX has requested that the following information appear in this Prospectus. The AMEX is under no obligation to continue the calculation and dissemination of the AMEX Oil Index. The Notes are not sponsored, endorsed, sold or promoted by the AMEX. No inference should be drawn from the information contained in this Prospectus that the AMEX makes any representation or warranty, implied or express, to the Company, beneficial owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the AMEX Oil Index to track general stock market performance. The AMEX has no obligation to take the needs of the Company or beneficial owners of the Notes into consideration in determining, composing or calculating the AMEX Oil Index. The AMEX is not responsible for, and has not participated, in the determination or calculation of the equation by which the Notes with respect to the annual payments will be determined. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the Notes. The AMEX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the AMEX Oil Index or the manner in which such index is applied in determining the annual payments with respect to the Notes.

  None of the Company, the Calculation Agent, MLPF&S nor the Trustee accepts any responsibility for the calculation, maintenance or publication of the AMEX Oil Index or any Successor Index.

  A potential investor should review the historical prices of the securities underlying the Amex Oil Index. The historical prices of such securities should not be taken as an indication of future performance, and no assurance can be given that the prices of such securities will increase sufficiently to cause the beneficial owners of the Notes to receive an amount in excess of the Minimum Annual Payment on any December Payment Date and at the maturity of the Notes.

Oil Industry Sector

  The oil industry is subject to varying degrees of regulatory, political and economic risk which may affect the price of the stocks of the companies engaged in the industry. Such risks depend on a number of factors including the countries in which a particular company conducts its activities, evolving levels of governmental regulation, and litigation with respect to environmental and other matters. All segments of the oil industry are competitive, including manufacturing, distribution and marketing of petroleum products and petrochemicals. In addition, the oil industry competes with other industries in supplying the energy needs of various types of consumers. Refining margins (the difference between the price of products and the price of crude oil) and marketing margins (the difference between the wholesale and retail price of petroleum products) also affect companies engaged in the oil industry.
  The profitability of companies engaged in the oil industry is directly affected by the worldwide price of oil and related petroleum products which, in turn, depends upon the worldwide demand for oil and related petroleum products.

  Environmental regulation is a significant factor affecting profitability of companies engaged in the oil industry. In the U.S., companies engaged in the oil industry are subject to substantial environmental regulation by federal, state, and local authorities. Federal regulations include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (often referred to as CERCLA or Superfund), the Superfund Amendments and Reauthorizations Act of 1986, and the Resource Conservation Recovery Act of 1976.

  In the United States and elsewhere, various laws and regulations are either now in force, in standby status or under consideration, with respect to such matters as price controls, crude oil and refined product allocations, refined product specifications, environmental, health and safety regulations, retroactive and prospective tax increases, cancellation of contract rights, expropriation of property, divestiture of certain operations, foreign exchange rate restrictions as to the convertibility of currencies, tariffs and other international trade restrictions. Other regulations such as the U.S. Federal Clean Air Act Amendments of 1990 may have a substantial impact on companies engaged in the oil industry despite the fact that they do not impose direct regulations. Finally, regional regulations like those proposed by California's South Coast Air Quality Management District may have substantial effects on the oil industry as well.

                                   OTHER TERMS
General

  The Notes were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Notes. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

  The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

  The Senior Indenture provides that the Senior Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

  The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

  The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

  The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

  The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

  The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.
Modification and Waiver

  Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

  Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

  The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

  The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

  The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

  With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996

       PROSPECTUS
       ----------
                                MERRILL LYNCH & CO., INC.
                             6% STRYPES(SM) DUE JUNE 1, 1999
           PAYABLE WITH SHARES OF COMMON STOCK OF COX COMMUNICATIONS, INC.
                            (OR CASH WITH AN EQUAL VALUE)

                                 --------------------

    On May 29, 1996, Merrill Lynch & Co., Inc. (the "Company") issued 9,775,000 of its Structured Yield Product Exchangeable for Stock(SM), 6% STRYPES(SM) Due June 1, 1999 (each, a "STRYPES"). The issue price of each STRYPES was $22.875, which amount was equal to the last sale price of the Class A Common Stock, par value $1.00 per share (the "Cox Common Stock"), of Cox Communications, Inc., a Delaware corporation ("Cox"), on May 22, 1996, as reported on the New York Stock Exchange (the
 "Initial Price"). The STRYPES will mature on June 1, 1999 (the
 "Maturity Date"). Interest on the STRYPES, at the rate of 6% of the issue price per annum, is payable in cash quarterly in arrears on March 1, June 1, September 1 and December 1, beginning September 1, 1996. The STRYPES are unsecured obligations of the Company ranking pari passu with all of its other unsecured and unsubordinated indebtedness. See "Description of the STRYPES-Ranking." On the Maturity Date, unless previously redeemed, the Company will pay and discharge each STRYPES by delivering to the holder thereof a number of shares of Cox Common Stock (subject to the Company's right to deliver, with respect to all, but not less than all, shares of Cox Common Stock deliverable on the Maturity Date, cash with an equal value) determined in accordance with the following formula (the "Payment Rate Formula"), subject to certain adjustments: (a) if the Maturity Price is greater than or equal to $27.91 per share of Cox Common Stock (the "Threshold Appreciation Price"), .8196 shares of Cox Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a fractional share of Cox Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) equals the Initial Price and (c) if the Maturity Price is less than or equal to the Initial Price, one share of Cox Common Stock per STRYPES. The "Maturity Price" means the average Closing Price (as defined herein) per share of Cox Common Stock on the 20 Trading Days
 (as defined herein) immediately prior to the second Trading Day preceding the Maturity Date. ACCORDINGLY, THERE CAN BE NO ASSURANCE
 THAT THE AMOUNT RECEIVABLE BY HOLDERS OF THE STRYPES ON THE MATURITY
 DATE WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES.
 IF THE MATURITY PRICE OF THE COX COMMON STOCK IS LESS THAN THE INITIAL PRICE, SUCH AMOUNT RECEIVABLE ON THE MATURITY DATE WILL BE LESS THAN
 THE ISSUE PRICE PAID FOR THE STRYPES, IN WHICH CASE AN INVESTMENT IN
 THE STRYPES WILL RESULT IN A LOSS. See "Description of the STRYPES."
    From and after a tax event date (as defined herein), the STRYPES will be redeemed at the option of the Company, in whole but not in part, at the Tax Event Redemption Price (as defined herein). See "Description of the STRYPES--Special Redemption Upon Tax Event." The STRYPES are not subject to any sinking fund.
    Cox is not affiliated with the Company and has no obligation with respect to the STRYPES.
    SEE "RISK FACTORS" ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO
 AN INVESTMENT IN THE STRYPES.
    The STRYPES have been listed on the New York Stock Exchange ("NYSE") under the symbol "CML."

                                 --------------------
      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------

    This Prospectus has been prepared in connection with the STRYPES and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the STRYPES. MLPF&S may act as principal or agent in such transactions. The STRYPES may be offered on the NYSE or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.
                      ___________________________

                          MERRILL LYNCH & CO.
                      ____________________________

                   The date of this Prospectus is           , 1996.

  (SM)Service Mark of Merrill Lynch & Co., Inc.

  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the STRYPES made hereby, nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the NYSE, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the STRYPES. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996, March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1,
  1996, May 13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed
  June 7, 1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996,
  October 15, 1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                   RISK FACTORS

  COMPARISON TO OTHER DEBT SECURITIES; RELATIONSHIP TO COX COMMON STOCK

     The terms of the STRYPES differ from those of ordinary debt securities in that the value of the Cox Common Stock (or, pursuant to the option of the Company, the amount of cash) that a holder of a STRYPES will receive on the Maturity Date is not fixed, but is based on the Maturity Price of the Cox Common Stock (see "Description of the STRYPES"). THERE CAN BE NO ASSURANCE THAT SUCH AMOUNT RECEIVABLE BY THE HOLDER ON THE MATURITY DATE WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES. IF THE MATURITY PRICE OF THE COX COMMON STOCK IS LESS THAN THE INITIAL PRICE, SUCH AMOUNT RECEIVABLE ON THE MATURITY DATE WILL BE LESS THAN THE ISSUE PRICE PAID FOR THE STRYPES, IN WHICH CASE AN INVESTMENT IN STRYPES WILL RESULT IN A LOSS. ACCORDINGLY, A HOLDER OF STRYPES ASSUMES THE RISK THAT THE MARKET VALUE OF THE COX COMMON STOCK MAY DECLINE, AND THAT SUCH DECLINE COULD BE SUBSTANTIAL.

  LIMITATION ON OPPORTUNITY FOR EQUITY APPRECIATION

     The opportunity for equity appreciation afforded by an investment in the STRYPES is less than the opportunity for equity appreciation afforded by a direct investment in the Cox Common Stock because the amount receivable by a holder of a STRYPES on the Maturity Date will only exceed the issue price of such STRYPES if the Maturity Price of the Cox Common Stock exceeds the Threshold Appreciation Price (which represents an appreciation of 22% over the Initial Price). Moreover, holders of the STRYPES will only be entitled to receive on the Maturity Date 81.96% (the percentage equal to the Initial Price divided by the Threshold Appreciation Price) of any appreciation of the value of Cox Common Stock in excess of the Threshold Appreciation Price. See "Description of the STRYPES." Because the price of the Cox Common Stock is subject to market fluctuations, the value of the Cox Common Stock (or, pursuant to the option of the Company, the amount of cash) received by a holder of a STRYPES on the Maturity Date, determined as described herein, may be more or less than the issue price of the STRYPES.

  FACTORS AFFECTING TRADING PRICES

     The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the Cox Common Stock in the secondary market. It is impossible to predict whether the price of Cox Common Stock will rise or fall. Trading prices of Cox Common Stock will be influenced by Cox's operating results and prospects, by complex and interrelated political, economic, financial and other factors and market conditions that can affect the capital markets generally, the market segment of which Cox is a part, the NYSE (on which the Cox Common Stock is traded), including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Cox Common Stock in the market subsequent to the offering of the STRYPES or the perception that such sales could occur, and by other events that are difficult to predict and beyond the Company's control.

  IMPACT OF STRYPES ON THE MARKET FOR COX COMMON STOCK

     It is not possible to predict accurately how or whether the STRYPES will trade in the secondary market or whether such market will be liquid. Any market that develops for the STRYPES is likely to influence and be influenced by the market for Cox Common Stock. For example, the price of Cox Common Stock could be depressed by investors' anticipation of the potential distribution into the market of substantial amounts of Cox Common Stock on the Maturity Date or upon redemption of the STRYPES, by possible sales of Cox Common Stock by investors who view the STRYPES as a more attractive means of equity participation in Cox and by hedging or arbitrage trading activity that may develop involving the STRYPES and the Cox Common Stock. In addition, Cox Enterprises, Inc. ("CEI") is not precluded from selling shares of Cox Common Stock, either pursuant to Rule 144 or by causing Cox to register such shares. Any such sales could have an adverse effect on the market price of Cox Common Stock and/or the STRYPES and could affect the Payment Rate Formula.

  POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     It is not possible to predict how the STRYPES will trade in the secondary market or whether such market will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. The STRYPES have been listed on the NYSE. However, there can be no assurance that an active trading market for the STRYPES will develop, that such listing will provide the holders of the STRYPES with liquidity of investment, or that the STRYPES will not later be delisted or that trading of the STRYPES on the NYSE will not be suspended. In the event of a delisting or suspension of trading on the NYSE, the Company will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain and the liquidity of the STRYPES may be adversely affected.

  NO STOCKHOLDER'S RIGHTS

     Holders of the STRYPES will not be entitled to any rights with respect to the Cox Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time, if any, as the Company shall have delivered shares of Cox Common Stock for STRYPES on the Maturity Date or upon redemption, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Certificate of Incorporation of Cox and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of the STRYPES will not be entitled to vote on such amendment.

  NO AFFILIATION BETWEEN THE COMPANY AND COX

     The Company has no affiliation with Cox, and Cox has no obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any obligation to take the needs of the Company or of holders of the STRYPES into consideration for any reason. Cox will not receive any of the proceeds of the offering of the STRYPES made hereby and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by holders of the STRYPES on the Maturity Date or upon redemption. Cox is not involved with the administration or trading of the STRYPES and has no obligations with respect to the amount receivable by holders of the STRYPES on the Maturity Date or upon redemption.

  DILUTION OF COX COMMON STOCK

     The number of shares of Cox Common Stock (or the amount of cash) that holders of the STRYPES are entitled to receive on the Maturity Date or upon redemption is subject to adjustment for certain events arising from, among others, a merger or consolidation in which Cox is not the surviving or resulting corporation, or a sale or transfer of all or substantially all of the assets of Cox and the liquidation, dissolution, winding up or bankruptcy of Cox as well as stock splits and combinations, stock dividends and certain other actions of Cox that modify its capital structure. See "Description of the STRYPES--Dilution Adjustments" and "--Special Redemption Upon Tax Event." Such number of shares of Cox Common Stock (or cash amount) to be received by such holders on the Maturity Date or upon redemption will not be adjusted for other events, such as offerings of Cox Common Stock for cash or in connection with acquisitions. Cox is not restricted from issuing additional shares of Cox Common Stock during the term of the STRYPES and has no obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances may materially and adversely affect the price of the Cox Common Stock and, because of the relationship of the number of shares (or cash amount) to be received on the Maturity Date or upon redemption to the price of the Cox Common Stock, such other events may adversely affect the trading price of the STRYPES.

  TAX MATTERS

     Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, no assurances can be given that any particular characterization and treatment of the STRYPES will be accepted by the Internal Revenue Service ("IRS") or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to the Company, that the characterization and tax treatment of the STRYPES described herein, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties. The Indenture (as defined below) will require that any holder subject to U.S. Federal income tax include currently in income, for U.S. Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with such holder's regular method of tax accounting. The Indenture also requires the Company and holders to treat each STRYPES for tax purposes as a unit (a "Unit") consisting of (i) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and
  (ii) a forward purchase contract (the "Forward Contract") pursuant to which the holder agrees to use the principal payment due on the Debt Instrument to purchase on the Maturity Date or upon redemption the Cox Common Stock which the Company is obligated under the STRYPES to deliver at that time (subject to the Company's right to deliver cash in lieu of the Cox Common Stock). The Indenture also requires that upon the acquisition of a STRYPES and upon a holder's sale or other disposition of a STRYPES prior to the Maturity Date, the amount paid or realized by the holder be allocated by the holder between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition). For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance thereof, the Company and each holder agrees, pursuant to the terms of the Indenture, to allocate $22.555 of the entire initial purchase price of a STRYPES (i.e., the issue price of a STRYPES) to the Debt Instrument and to allocate the remaining $.32 of the entire initial purchase price of a STRYPES to the Forward Contract. As a result of this allocation, the Debt Instrument will be treated as having been issued with original issue discount for United States Federal income tax purposes. As previously mentioned, the appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain and investors should consult their own tax advisers concerning the application of the United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

  HOLDING COMPANY STRUCTURE

     Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

                             MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

  Ratio of Earnings to Fixed Charges



                                             YEAR ENDED LAST FRIDAY IN DECEMBER       NINE MONTHS ENDED
                                            1991    1992    1993    1994    1995      SEPTEMBER 27, 1996
                                            ----    ----    ----    ----    ----      ------------------


Ratio of earnings to fixed charges. . . .   1.2      1.3    1.4     1.2     1.2               1.2


     For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries and that portion of rentals estimated to be representative of the interest factor.

                             COX COMMUNICATIONS, INC.

     Cox Communications, Inc. is the fifth largest operator of cable television systems in the United States and is a fully integrated, diversified media and broadband communications company with operations and investments in three related areas: (i) U.S. broadband networks; (ii) United Kingdom broadband networks; and (iii) cable television programming.

     Cox is subject to the informational requirements of the Exchange Act. Accordingly, Cox files reports, proxy and information statements and other information with the Commission. Copies of such material can be inspected and copied at the public reference facilities maintained by the Commission at the addresses specified under "Available Information." Reports, proxy and information statements and other information concerning Cox may also be inspected at the offices of the NYSE.

     THE COMPANY IS NOT AFFILIATED WITH COX, AND COX HAS NO OBLIGATIONS WITH RESPECT TO THE STRYPES. THIS PROSPECTUS RELATES ONLY TO THE STRYPES OFFERED HEREBY AND DO NOT RELATE TO THE COX COMMON STOCK. COX HAS FILED A REGISTRATION STATEMENT ON FORM S-3 WITH THE COMMISSION COVERING THE SHARES OF COX COMMON STOCK THAT MAY BE RECEIVED BY A HOLDER OF STRYPES ON THE MATURITY DATE OR UPON REDEMPTION. THE PROSPECTUS OF COX (THE "COX PROSPECTUS") CONSTITUTING A PART OF SUCH REGISTRATION STATEMENT INCLUDES INFORMATION RELATING TO COX AND THE COX COMMON STOCK, INCLUDING CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN COX COMMON STOCK. THE COX PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS, NOR IS IT INCORPORATED BY REFERENCE HEREIN OR THEREIN.

                            DESCRIPTION OF THE STRYPES

     The STRYPES are a series of Senior Debt Securities issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of July 1, 1995 (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

  General

     Each STRYPES, which was issued at a price of $22.875, bears interest at the rate of 6% of the issue price per annum (or $1.37 per annum) from May 29, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the Maturity Date or such earlier date on which such STRYPES is redeemed or the issue price of such STRYPES is repaid pursuant to the terms thereof. Interest on the STRYPES will be payable in cash quarterly in arrears on March 1, June 1, September 1 and December 1, beginning September 1, 1996, and on the Maturity Date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the last day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business
  Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

     The STRYPES will mature on June 1, 1999. On the Maturity Date, unless previously redeemed, the Company will pay and discharge each STRYPES by delivering to the holder thereof a number of shares (such number of shares being hereinafter referred to as the "Payment Rate") of Cox Common Stock (subject to the Company's right to deliver, with respect to all, but not less than all, shares of Cox Common Stock deliverable on the Maturity Date, cash with an equal value) determined in accordance with the following "Payment Rate Formula," subject to adjustment as a result of certain dilution events:
  (a) if the Maturity Price (as defined below) per share of Cox Common Stock is greater than or equal to the Threshold Appreciation Price, .8196 shares of Cox Common Stock per STRYPES, (b) if the Maturity Price is less than the Threshold Appreciation Price but is greater than the Initial Price, a fractional share of Cox Common Stock per STRYPES so that the value thereof (determined based on the Maturity Price) is equal to the Initial Price and
  (c) if the Maturity Price is less than or equal to the Initial Price, one share of Cox Common Stock per STRYPES. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE AMOUNT RECEIVABLE BY HOLDERS OF THE STRYPES ON THE MATURITY DATE WILL BE EQUAL TO OR GREATER THAN THE ISSUE PRICE OF THE STRYPES. IF THE MATURITY PRICE OF THE COX COMMON STOCK IS LESS THAN THE INITIAL PRICE, SUCH AMOUNT

  RECEIVABLE ON THE MATURITY DATE WILL BE LESS THAN THE ISSUE PRICE PAID FOR THE STRYPES, IN WHICH CASE AN INVESTMENT IN STRYPES WILL RESULT IN A LOSS. The numbers of shares of Cox Common Stock per STRYPES specified in clauses
  (a) and (c) of the Payment Rate Formula are hereinafter referred to as the "Share Components."

     Notwithstanding the foregoing, the Company may, in lieu of delivering shares of Cox Common Stock, deliver cash in an amount equal to the value of such number of shares of Cox Common Stock at the Maturity Price, subject to the Company's agreement contained in the STRYPES Agreement to deliver on the Maturity Date the form of consideration that the ML&Co. Subsidiary (as defined below) receives from CEI. Such right, if exercised by the Company, must be exercised with respect to all shares of Cox Common Stock otherwise deliverable on the Maturity Date in payment of all outstanding STRYPES. On or prior to the sixth Business Day prior to the Maturity Date, the Company will notify The Depository Trust Company and the Trustee and publish a notice in The Wall Street Journal or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged with shares of Cox Common Stock or cash. At the time such notice is published, the Maturity Price will not have been determined. If the Company elects to deliver shares of Cox Common Stock, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such stock.

     The "Maturity Price" is defined as the sum of (A) the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date and (B) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of the third Trading Day preceding the Maturity Date of the Distributed Assets (as defined below) applicable to one share of Cox Common Stock. The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. In the event that the Payment Rate Formula is adjusted as described under "--Dilution Adjustments" below, each of the Closing Prices used in determining the Maturity Price will be similarly adjusted to derive, for purposes of determining which of clauses (a), (b) or (c) of the Payment Rate Formula will apply on the Maturity Date, a Maturity Price stated on a basis comparable to the Initial Price and the Threshold Appreciation Price. A "Trading Day" is defined as a day on which the security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

     For illustrative purposes only, the following table shows the number of shares of Cox Common Stock or the amount of cash that a holder of STRYPES would receive for each STRYPES at various Maturity Prices. The table assumes that there will be no dilution adjustments to the Payment Rate Formula as described below. There can be no assurance that the Maturity Price will be within the range set forth below. Given the Initial Price of $22.875 and the Threshold Appreciation Price of $27.91, a STRYPES holder would receive on the Maturity Date the following number of shares of Cox Common Stock or amount of cash (if the Company elects to pay and discharge the STRYPES with cash) per
  STRYPES:

                       Maturity
                       Price of      Number of
                      Cox Common     Shares of
                        Stock     Cox Common Stock   Amount of Cash
                     -----------  ----------------   --------------
                         $20.000       1.0000            $20.000

                         22.875       1.0000        22.875
                         25.000       0.9150        22.875

                         27.910       0.8196        22.875
                         30.000       0.8196        24.588

  DILUTION ADJUSTMENTS

     The Payment Rate Formula is subject to adjustment if Cox shall: (i) pay a stock dividend or make a distribution with respect to Cox Common Stock in shares of such stock; (ii) subdivide or split the outstanding shares of Cox Common Stock into a greater number of shares; (iii) combine the outstanding shares of Cox Common Stock into a smaller number of shares; (iv) issue by reclassification of shares of Cox Common Stock any shares of common stock of Cox; (v) issue rights or warrants to all holders of Cox Common Stock entitling them to subscribe for or purchase shares of Cox Common Stock at a price per share less than the then current market price of the Cox Common Stock (other than rights to purchase Cox Common Stock pursuant to a plan for the reinvestment of dividends or interest); or (vi) pay a dividend or make a distribution to all holders of Cox Common Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in clause (i) above or any cash dividends other than any Extraordinary Cash Dividend (as defined below)) or issue to all holders of Cox Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (v) above) (any of the foregoing are referred to as the "Distributed Assets"). The effect of the foregoing is that there will not be any adjustments to the Payment Rate Formula for the issuance by Cox of options, warrants, stock purchase rights or securities in connection with Cox's employee benefit plans.

     In the case of the events referred to in clauses (i), (ii), (iii) and (iv) above, the Payment Rate Formula shall be adjusted so that each holder of any STRYPES shall thereafter be entitled to receive, upon payment and discharge or redemption of such STRYPES, the number of shares of Cox Common Stock which such holder would have owned or been entitled to receive immediately following any such event had such STRYPES been paid and discharged or redeemed immediately prior to such event or any record date with respect thereto.

     In the case of the event referred to in clause (v) above, the Payment Rate Formula shall be adjusted by multiplying each of the Share Components in the Payment Rate Formula in effect immediately prior to the date of issuance of the rights or warrants referred to in clause (v) above by a fraction, the numerator of which shall be the number of shares of Cox Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Cox Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of Cox Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Cox Common Stock which the aggregate offering price of the total number of shares of Cox Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the current market price (determined as the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued, subject to certain adjustments), which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. To the extent that shares of Cox Common Stock are not delivered after the expiration of such rights or warrants, or if such rights or warrants are not issued, the Payment Rate Formula shall be readjusted to the Payment Rate Formula which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Cox Common Stock actually delivered.

     In the case of the event referred to in clause (vi) above, the Payment Rate Formula shall be adjusted by multiplying each of the Share
  Components in the Payment Rate Formula in effect on the record date by a fraction, the numerator of which shall be the market price per share of the Cox Common Stock on the record date for the determination of stockholders entitled to receive the dividend or distribution referred to in clause (vi) above (such market price being determined as the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to such record date, subject to certain adjustments), and the denominator of which shall be such market price per share of Cox Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the Distributed Assets so distributed applicable to one share of Cox Common Stock; provided, however, that in the event that the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Cox Common Stock is equal to or greater than the market price per share of Cox Common Stock as of such record date, in lieu of the foregoing adjustment, the Company shall reserve such Distributed Assets (or, in the case of Distributed Assets of a kind described in (z) below, an amount in cash equal to the fair market value thereof, determined in the manner and as of the date described in clause (z) below) for delivery to the holders of the STRYPES on the Maturity Date and, on the Maturity Date, shall deliver to each such holder, in addition to the shares of Cox Common Stock (or cash in lieu thereof) to which such holder is otherwise entitled, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash which such holder would have received had each STRYPES held by such holder been paid and discharged immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, without interest, plus (y) in respect of that portion, if any, of the Distributed Assets consisting of securities for which there is an actual or when issued trading market ("marketable securities"), the amount of such Distributed Assets consisting of marketable securities which such holder would have received had each STRYPES held by such holder been paid and discharged immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, plus (z) in respect of that portion, if any, of the Distributed Assets which are of a kind other than that described in clause (x) or (y) above, an amount in cash equal to the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution adopted with respect thereto), as of the record date for determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, of the Distributed Assets consisting of other assets which such holder would have received had each STRYPES held by such holder been paid and discharged immediately prior to such record date, without interest thereon.

     An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, all cash dividends on the Cox Common Stock during such period to the extent such dividends exceed on a per share basis 10% of the average Closing Price of the Cox Common Stock over such period (less any such dividends for which a prior adjustment to the Payment Rate Formula was previously made). All adjustments to the Payment Rate Formula will be calculated to the nearest 1/10,000th of a share of Cox Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Payment Rate Formula shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Payment Rate Formula as described above, an adjustment will also be made to the Maturity Price solely to determine which of clauses (a), (b) or (c) of the Payment Rate Formula will apply on the Maturity Date. The required adjustment to the Maturity Price will be made by multiplying each of the Closing Prices used in determining the Maturity Price by a fraction, the numerator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately after such adjustment described above, and the denominator of which shall be the Share Component in clause (c) of the Payment Rate Formula immediately before such adjustment described above. Each such adjustment to the Payment Rate Formula shall be made successively.

     In the event of (A) any consolidation or merger of Cox, or any surviving entity or subsequent surviving entity of Cox (a "Cox Successor"), with or into another entity (other than a merger or consolidation in which Cox is the continuing corporation and in which the Cox Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Cox or another corporation), (B) any sale, transfer, lease or conveyance to another corporation of the property of Cox or any Cox Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of Cox or any Cox Successor with another corporation (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution, winding up or bankruptcy of Cox or any Cox Successor (any such event described in clause
  (A), (B), (C) or (D), a "Reorganization Event"), the Payment Rate Formula used to determine the amount payable on the Maturity Date for each STRYPES will be adjusted to provide that each holder of STRYPES will receive on the Maturity Date for each STRYPES cash in an amount equal to (a) if the Transaction Value (as defined below) is greater than or equal to the Threshold Appreciation Price, .8196 multiplied by the Transaction Value, (b) if the Transaction Value is less than the Threshold Appreciation Price but greater than the Initial Price, the Initial Price and (c) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value. "Transaction Value" means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of Cox Common Stock, (ii) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value on the Maturity Date of such property received per share of Cox Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (iii) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the 20 Trading Days immediately prior to the second Trading Day preceding the Maturity Date multiplied by the number of such securities received for each share of Cox Common Stock. Notwithstanding the foregoing, in the event that property or securities, or a combination of cash, on the one hand, and property or securities, on the other, are received in such Reorganization Event, the Company may, in lieu of delivering cash as described above, deliver the amount of cash, securities and other property received per share of Cox Common Stock in such Reorganization Event determined in accordance with clause (i), (ii) or (iii) above, as applicable. If the Company elects to deliver securities or other property, holders of the STRYPES will be responsible for the payment of any and all brokerage and other transaction costs upon any subsequent sale of such securities or other property. The kind and amount of securities with which the STRYPES shall be paid and discharged after consummation of such transaction shall be subject to adjustment as described above following the date of consummation of such transaction.
     No adjustments will be made for certain other events, such as offerings of Cox Common Stock by Cox for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of Cox Common Stock by CEI.

     The Company is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Payment Rate Formula (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to the holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the adjusted Payment Rate Formula and the method by which the adjustment to the Payment Rate Formula was determined, provided that, in respect of any adjustment to the Maturity Price, such notice will only disclose the factor by which each of the Closing Prices used in determining the Maturity Price is to be multiplied in order to determine the Payment Rate on the Maturity Date. Until the Maturity Date, the Payment Rate itself cannot be determined.

  FRACTIONAL SHARES

     No fractional shares of Cox Common Stock will be delivered if the Company pays and discharges the STRYPES by delivering shares of Cox Common Stock. In lieu of any fractional share otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional share at the Maturity Price.

  SPECIAL REDEMPTION UPON TAX EVENT

     The STRYPES will be redeemable at the option of the Company, in whole but not in part, at any time from and after the date (the "Tax Event Date") on which a Tax Event (as defined below) shall occur at a price per STRYPES (the "Tax Event Redemption Price") equal to (a) an amount of cash equal to the sum of (i) all accrued and unpaid interest on such STRYPES to the date fixed for redemption (the "Redemption Date"), (ii) the sum of all interest payments on such STRYPES due after the Redemption Date and on or prior to the Maturity Date and

  (iii) $1.37 (equal to the interest payable on such STRYPES for one year), plus (b) a number of shares of Cox Common Stock determined in accordance with the Payment Rate Formula, with the Redemption Date being deemed to be the Maturity Date for purposes of calculating the Maturity Price.

     A "Tax Event" means that CEI shall have delivered to the Company an opinion (the "Tax Event Opinion") from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment or proposed amendment to, or change (including any announced prospective change) or proposed change in, the laws (or any regulations thereunder) of the United States or any taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, enacted, promulgated, introduced, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that a corporation that sells or otherwise disposes of stock in another corporation on a date that is after the date of this Prospectus Supplement and that is on or prior to the Maturity Date would not be permitted to specifically identify the stock sold or disposed of for purposes of determining the amount of such corporation's gain or loss on the stock sold or disposed of for United States Federal income tax purposes.

     On March 19, 1996, the U.S. Treasury Department proposed a series of tax law changes as part of President Clinton's 1997 Budget proposal. These proposed tax law changes would, among other things, require taxpayers (including corporations) that sell or otherwise dispose of securities (which term includes stock in a corporation) that are substantially identical to securities which they continue to hold to determine their tax basis in such substantially identical securities using the average basis of all of their holdings in the securities, and would prevent such taxpayers from specifically identifying the securities sold or disposed of for purposes of determining the amount of their gain or loss on the securities sold or disposed of for United States Federal income tax purposes. As originally proposed, this "average cost basis" rule would apply to determinations (i.e., tax basis determinations made at the time of sale or disposition) made more than 30 days after the date on the which the proposal is enacted. Thus, if this "average cost basis" rule is ultimately adopted in its current form on a date that is 31 or more days prior to the Maturity Date, such enactment could result in a Tax Event. Furthermore, if there are future legislative developments such that as a result thereof there is more than an insubstantial risk that this "average cost basis" rule or a provision with similar effect will be adopted and effective for determinations made on or prior to the Maturity Date, such legislative developments could result in a Tax Event. The Company cannot predict whether or not these proposed tax law changes will ultimately become law. Moreover, the Company cannot predict whether or not any other future change or proposed change in the tax law will occur which could give rise to a Tax Event, nor can it predict whether CEI will elect to cause a Tax Event by delivering the Tax Event Opinion to the Company in the event that a change or proposed change in the tax law occurs which could give rise to a Tax Event.

     The Company will provide notice of any call for redemption of STRYPES to holders of record of the STRYPES not less than 10 nor more than 30 calendar days prior to the related Redemption Date. Such notice will state the following and may contain such other information as the Company deems advisable: (a) the Redemption Date; (b) the place or places where certificates for the STRYPES are to be surrendered for redemption and (c) that interest will cease to accrue on the STRYPES on the Redemption Date (except as otherwise provided in the Indenture). Any such notice will be provided by mail, sent to each holder of record of STRYPES at such holder's address as it appears on the security register for the STRYPES, first class postage prepaid; provided, however, that failure to give such notice or any defect therein shall not affect the validity of the proceeding for redemption of any STRYPES except as to the holder to whom the Company has failed to give said notice or whose notice was defective. At or prior to the mailing of such notice of redemption, the Company will publish a public announcement of redemption in The Wall Street Journal or another daily newspaper of national circulation.

     The Company will not be required to deliver any fractional share of Cox Common Stock on the Redemption Date and, in lieu thereof, will pay an amount in cash equal to the value of such fractional share of Cox Common Stock based on the average Closing Price per share of Cox Common Stock on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Redemption Date.

     On and after the Redemption Date, all rights of a holder of STRYPES will terminate except the right to receive for each STRYPES so redeemed the Tax Event Redemption Price (unless there is a default on the payment of such Tax Event Redemption Price).

  NO SINKING FUND

     The STRYPES do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment prior to the Maturity Date at the option of the holder.

  RANKING

     The STRYPES will be unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     There are no contractual restrictions on the ability of the Company or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

  SECURITIES DEPOSITORY

     Upon issuance, each series of STRYPES will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STRYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

     The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interest in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

     So long as the Securities Depository, or its nominee, is the registered owner of a Global Note, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or holder of the STRYPES represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the STRYPES represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the STRYPES in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities
  Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

     If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

  MERGER AND CONSOLIDATION

     The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value) in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

  LIMITATIONS UPON LIENS

     The Indenture provides that the Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.

  LIMITATIONS ON DISPOSITION OF VOTING STOCK OF, AND MERGER AND SALE OF ASSETS BY, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to
  (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

  EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to each series of STRYPES: (a) failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due; (b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES of that series when due; (c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series; (d) failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days; (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of that series or in the STRYPES of that series, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to STRYPES of that series.

     If an Event of Default (other than an Event of Default described in clause
  (f) of the immediately preceding paragraph) with respect to the STRYPES of any series shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES of that series by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the Outstanding STRYPES of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless such holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the aggregate issue price of the STRYPES of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES of that series.

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

     The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

  MODIFICATION AND WAIVER

     Modifications of and amendments to the Indenture affecting a series of STRYPES may be made by the Company and the Trustee with the consent of the holders of 662/3% of the aggregate issue price of the Outstanding STRYPES of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding STRYPES of such series affected thereby, (a) change the Maturity Date or the Stated Maturity of any installment of interest or Additional Amounts on any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price, (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash payable in lieu thereof), (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof, (d) change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES, (f) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series, the consent of whose holders is required to modify or amend the Indenture, (g) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

     The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority of the aggregate issue price of each series of STRYPES may waive any past default under the Indenture, except a default in the payment of the Underlying Securities with respect to any STRYPES of that series, or of cash payable in lieu thereof, or in the payment of any premium, interest or Additional Amounts on any STRYPES of that series for which payment had not been subsequently made or in respect of a covenant and provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding STRYPES of such series affected.

  GOVERNING LAW

     The Indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

  LISTING

     The STRYPES have been listed on the NYSE under the symbol CML.

                          CERTAIN ARRANGEMENTS WITH CEI

  Pursuant to an agreement (the "STRYPES Agreement"), CEI is obligated to deliver to Merrill Lynch Capital Services, Inc., a wholly-owned subsidiary of the Company (the "ML&Co. Subsidiary"), immediately prior to the Maturity Date a number of shares of Cox Common Stock equal to the number required by the Company to pay and discharge all of the STRYPES. In lieu of delivering shares of Cox Common Stock immediately prior to the Maturity Date, CEI has the right to satisfy its obligation under the STRYPES Agreement by delivering at such time cash in an amount equal to the value of such number of shares of Cox Common Stock at the Maturity Price. Such right, if exercised by CEI, must be exercised with respect to all shares of Cox Common Stock then deliverable pursuant to the STRYPES Agreement. Under the STRYPES Agreement, the Company has agreed to pay and discharge the STRYPES by delivering to the holders thereof on the Maturity Date the form of consideration that the ML&Co. Subsidiary receives from CEI. CEI also has the option, exercisable on or after a Tax Event Date, to satisfy and discharge its obligations under the STRYPES Agreement by delivering to the ML&Co. Subsidiary, on a date fixed by CEI for early settlement, cash and shares of Cox Common Stock in an amount and number, respectively, equal to the amount and number required by the Company to redeem all of the STRYPES. Under the STRYPES Agreement, the Company has agreed to redeem all of the STRYPES in the event that CEI exercises such option. The consideration paid by the ML&Co. Subsidiary under the STRYPES Agreement is $188,572,500 in the aggregate, and was paid to CEI on May 29, 1996. No other consideration is payable by the ML&Co. Subsidiary to CEI in connection with its acquisition of the Cox Common Stock or the performance of the STRYPES Agreement by CEI. The Company has agreed with CEI that, without the prior consent of CEI, it will not amend the Indenture to increase the consideration that CEI is obligated to deliver pursuant to the STRYPES Agreement.

     Until such time, if any, as CEI shall have delivered shares of Cox Common Stock to the ML&Co. Subsidiary pursuant to the terms of the STRYPES Agreement, CEI will retain all ownership rights with respect to the Cox Common Stock held by it (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof).

     CEI has no obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any obligation to take the needs of the Company or holders of the STRYPES into consideration in determining whether to deliver shares of Cox Common Stock or cash or for any other reason. The STRYPES Agreement between the ML&Co. Subsidiary and CEI is a commercial transaction and does not create any rights in, or for the benefit of, any third party, including any holder of STRYPES.

     In the event CEI does not perform under the STRYPES Agreement, the Company will be required to otherwise acquire shares of Cox Common Stock for delivery to holders of the STRYPES on the Maturity Date or upon redemption, unless, in the case of shares deliverable on the Maturity Date, it elects to exercise its option to deliver cash with an equal value.

                                      EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results," "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, have been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

              Subject to Completion, Issue Date: November 25, 1996

  PROSPECTUS
  ----------                    Merrill Lynch & Co., Inc.
                          7 1/4% STRYPES(SM) Due June 15, 1999
              Payable with Shares of Common Stock of SunAmerica Inc.
                                   (or in cash)
                                --------------------
     On June 12, 1996, Merrill Lynch & Co., Inc. (the "Company") issued 3,000,000 of its Structured Yield Product Exchangeable for Stock(SM), 7 1/4% STRYPES(SM) Due June 15, 1999 (each, a "STRYPES"). The issue price of each STRYPES was $56.375, which amount was equal to the last sale price of the common stock, par value $1.00 per share (the "SunAmerica Common Stock"), of SunAmerica Inc., a Maryland corporation ("SunAmerica"), on June 6, 1996, as reported on the New York Stock Exchange (the "Initial Price"). The STRYPES will mature on June 15, 1999 (the "Maturity Date"). Interest on the STRYPES, at the rate of 7 1/4% of the issue price per annum, is payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15, beginning September 15, 1996. The STRYPES are not subject to redemption or any sinking fund prior to maturity. The STRYPES are unsecured obligations of the Company ranking pari passu with all of its other unsecured and unsubordinated indebtedness. See "Description of the STRYPES-Ranking." On the Maturity Date, unless redeemed on or prior to such date, the Company will pay and discharge each STRYPES by delivering to the holder thereof one share of SunAmerica Common Stock, subject to adjustment in certain events (subject to the Company's right to deliver, with respect to all, but not less than all, of the STRYPES then outstanding, cash in an amount equal to the Current Market Price (as defined herein), determined as of the second Trading Day (as defined herein) prior to the applicable Notice Date (as defined herein), of SunAmerica Common Stock which otherwise would have been delivered). Because the price of the SunAmerica Common Stock is subject to market fluctuations, the value of the SunAmerica Common Stock (or, at the option of the Company, the amount of cash) received by a holder of STRYPES at maturity may be less than the amount paid for the STRYPES upon issuance, in which case an investment in the STRYPES will result in loss.

At any time or from time to time on or prior to the Maturity Date, the Company may, at its option, redeem the outstanding STRYPES, in whole or in part, at a redemption price per STRYPES initially equal to $86.568, declining by $.00966 on each day following the Issue Date to $76.686 on April 15, 1999, and equal to $76.106 thereafter, payable in either (i) shares of SunAmerica Common Stock having an aggregate Current Market Price, determined as of the second Trading Day prior to the applicable Notice Date, equal to the applicable redemption price or (ii) at the Company's option (which may be exercised with respect to all, but not less than all, of the STRYPES to be redeemed on any redemption date) cash, plus in either case an amount in cash equal to accrued and unpaid interest on the STRYPES to but excluding the redemption date. The STRYPES are not subject to any sinking fund.

The opportunity for capital appreciation afforded by an investment in the STRYPES is limited because the Company may, at its option, redeem the STRYPES at any time on or prior to the Maturity Date at the redemption prices described above. Although not obligated to do so, the Company may be expected to redeem the STRYPES on or prior to the Maturity Date if the market price of the SunAmerica Common Stock exceeds the applicable redemption price, in which event holders of STRYPES will receive less than one share of SunAmerica Common Stock for each STRYPES (or, at the option of the Company, cash in an amount equal to the Current Market Price of less than one share of such SunAmerica Common Stock).

The Notice Date applicable to the Maturity Date or a redemption date will be at least 30 days and could be up to 60 days prior to such Maturity Date or redemption date, as the case may be. If, as described above, the Company (i) elects to pay the STRYPES in cash at maturity or (ii) elects to redeem the STRYPES, in whole or in part, and to pay the redemption price by delivering shares of SunAmerica Common Stock, the amount of cash payable on the Maturity Date or the number of shares to be delivered on the redemption date, as the case may be, will be determined on the basis of the Current Market Price as of the second Trading Day prior to the applicable Notice Date. The price of the SunAmerica Common Stock is subject to market fluctuations and, as a result, (a) the amount of cash delivered on the Maturity Date in respect of each STRYPES may be more or less than the market value on the Maturity Date of the SunAmerica Common Stock which a holder would otherwise have been entitled to receive and
(b) the market value on a redemption date of shares of SunAmerica Common Stock delivered in respect of each STRYPES may be more or less than the applicable redemption price.

SunAmerica Inc. is not affiliated with the Company and has no obligation with respect to the STRYPES.

See "Risk Factors" on page 3 for certain considerations relevant to an investment in the STRYPES.

The STRYPES have been listed on the New York Stock Exchange ("NYSE") under the symbol "SAI."

                               --------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               --------------------
       This Prospectus has been prepared in connection with the STRYPES and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the STRYPES. MLPF&S may act as principal or agent in such transactions. The STRYPES may be offered on the NYSE or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.
                            ___________________________

                                Merrill Lynch & Co.
                            ___________________________

                 The date of this Prospectus is           , 1996.

  (SM)Service Mark of Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

       The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the STRYPES made hereby, nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                               AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the NYSE, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

       The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the STRYPES. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


       The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996, March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1,
  1996, May 13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed
  June 7, 1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12,
  1996, October 15, 1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


       All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

       No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                                   RISK FACTORS

  Risk of Fluctuations in Price of SunAmerica Common Stock; Calculation of Current Market Price

       Because the price of the SunAmerica Common Stock is subject to market fluctuations, the value of the SunAmerica Common Stock (or, pursuant to the option of the Company exercisable at maturity, the amount of cash) received by a holder of STRYPES upon maturity may be less than the amount paid for the STRYPES upon issuance, in which case an investment in the STRYPES will result in a loss. Accordingly, a holder of STRYPES assumes the risk that the market value of the SunAmerica Common Stock may decline, and that such decline could be substantial. The SunAmerica Prospectus covers the shares of SunAmerica Common Stock which may be received by a holder of the STRYPES on the Maturity Date or upon redemption.

       The Notice Date applicable to the Maturity Date or a redemption date will be at least 30 days and could be up to 60 days prior to such Maturity Date or redemption date, as the case may be. If the Company (i) elects to pay the STRYPES in cash at maturity or (ii) elects to redeem the STRYPES, in whole or in part, and to pay the redemption price by delivering shares of SunAmerica Common Stock, the amount of cash payable on the Maturity Date or the number of shares to be delivered on the redemption date, as the case may be, will be determined on the basis of the Current Market Price as of the second Trading Day prior to the applicable Notice Date. The price of the SunAmerica Common Stock is subject to market fluctuations and, as a result,
  (a) the amount of cash delivered on the Maturity Date in respect of each STRYPES may be more or less than the market value on the Maturity Date of the SunAmerica Common Stock which a holder would otherwise have been entitled to receive and (b) the market value on a redemption date of shares of SunAmerica Common Stock delivered in respect of each STRYPES may be more or less than the applicable redemption price.

       As described under "Description of the STRYPES--Certain Definitions," the Current Market Price used to determine the amount of cash which may, at the option of the Company, be paid at maturity or the number of shares of SunAmerica Common Stock which may, at the option of the Company, be delivered upon any redemption of the STRYPES will generally be equal to the average of the daily Closing Prices (as defined) of the SunAmerica Common Stock for the five consecutive Trading Days ending on and including the date of determination. However, if the Closing Price on the Trading Day next following such five-day period (the "Next-Day Closing Price") is less than 95% of such five-day average Closing Price, then the Current Market Price on such date of determination will be the Next-Day Closing Price. Because the price of the SunAmerica Common Stock is subject to market fluctuations, it is possible that the Next-Day Closing Price could be significantly less than such five-day average.

  Limitation on Opportunity for Capital Appreciation

       The opportunity for capital appreciation afforded by an investment in the STRYPES is less than the opportunity for capital appreciation afforded by a direct investment in the SunAmerica Common Stock. The opportunity for capital appreciation afforded by an investment in the STRYPES is limited because the Company may, at its option, redeem the STRYPES at any time on or prior to the Maturity Date at the redemption prices described herein.
  Although not obligated to do so, the Company may be expected to redeem the STRYPES on or prior to the Maturity Date if the market price of the SunAmerica Common Stock exceeds the applicable redemption price, in which event holders of STRYPES will receive less than one share of SunAmerica
  Common Stock for each STRYPES (or, at the option of the Company, cash in an amount equal to the Current Market Price of less than one share of such SunAmerica Common Stock). See "Description of the STRYPES--Optional Redemption." If the Company elects to redeem the STRYPES, in whole or in part, the capital appreciation, exclusive of accrued interest, realized on an investment in the STRYPES will, for any owner of STRYPES called for redemption, be limited to the excess, if any, of (i) the value of the SunAmerica Common Stock or the amount of cash, as the case may be, received in payment of such redemption price (such redemption price being initially $86.568 and declining thereafter to $76.106), over (ii) the price paid by such owner for such STRYPES (the initial price being the price to public for each STRYPES shown on the cover page of this Prospectus and the price thereafter being subject to market fluctuations).

  Factors Affecting Trading Prices

       The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the SunAmerica Common Stock in the secondary market. It is impossible to predict whether the price of SunAmerica Common Stock will rise or fall. Trading prices of SunAmerica Common Stock will be influenced by SunAmerica's operating results and prospects, by complex and interrelated political, economic, financial and other factors and market conditions that can affect the capital markets generally, the market segment of which SunAmerica is a part, the NYSE (on which the SunAmerica Common Stock is traded), including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of SunAmerica Common Stock in the market subsequent to the offering of the STRYPES or the perception that such sales could occur, and by other events that are difficult to predict and beyond the Company's control.

  Impact of STRYPES on the Market for SunAmerica Common Stock

       It is not possible to predict accurately how the STRYPES will trade in the secondary market or whether such market will be liquid. Any market that develops for the STRYPES is likely to influence and be influenced by the market for SunAmerica Common Stock. For example, the price of SunAmerica Common Stock could be depressed by investors' anticipation of the potential distribution into the market of substantial additional amounts of SunAmerica Common Stock on the Maturity Date or upon redemption of the STRYPES, by possible sales of SunAmerica Common Stock by investors who view the STRYPES as a more attractive means of equity participation in SunAmerica and by hedging or arbitrage trading activity that may develop involving the STRYPES and the SunAmerica Common Stock. In addition Mr. Eli Broad (the "Selling Stockholder") is not precluded from selling SunAmerica Common Stock. Any such sales could have an adverse effect on the market price of SunAmerica Common Stock and/or the STRYPES.

  Possible Illiquidity of the Secondary Market

       It is not possible to predict how the STRYPES will trade in the secondary market or whether such market will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. The STRYPES have been listed on the NYSE under the symbol "SAI." However there can be no assurance that an active trading market for the STRYPES will develop, that such listing will provide the holders of the STRYPES with liquidity of investment, or that the STRYPES will not later be delisted or that trading of the STRYPES on the NYSE will not be suspended. In the event of a delisting or suspension of trading on the NYSE, the Company will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain and the liquidity of the STRYPES may be adversely affected.

  No Stockholder Rights

       Holders of the STRYPES will not be entitled to any rights with respect to the SunAmerica Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time, if any, as the Company shall have delivered shares of SunAmerica Common Stock for STRYPES on the Maturity Date or upon redemption, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the certificate of incorporation of SunAmerica and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of the STRYPES will not be entitled to vote on such amendment.

  No Affiliation Between the Company and the Selling Stockholder

       The Company has no affiliation with the Selling Stockholder, and the Selling Stockholder has no obligation with respect to the STRYPES or amounts to be paid to the holders thereof, including any obligation to take the needs of the Company or of the holders of STRYPES into consideration in determining whether or when to cause redemption of the STRYPES or whether to deliver shares or cash at maturity or upon redemption, or for any other reason.

  No Affiliation Between the Company and SunAmerica

       The Company has no affiliation with SunAmerica, and SunAmerica has no obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any obligation to take the needs of the Company or of holders of the STRYPES into consideration for any reason. SunAmerica will not receive any of the proceeds of the offering of the STRYPES made hereby and is not responsible for, and has not participated in, the determination or calculation of the amount receivable by holders of the STRYPES on the Maturity Date or upon redemption. SunAmerica is not involved with the administration or trading of the STRYPES and has no obligations with respect to the amount receivable by holders of the STRYPES on the Maturity Date or upon redemption.

  Dilution of SunAmerica Common Stock

       The number of shares of SunAmerica Common Stock (or, pursuant to the option of the Company, the amount of cash) that holders of the STRYPES are entitled to receive on the Maturity Date or upon redemption is subject to adjustment for certain events arising from, among other things, a merger or consolidation in which SunAmerica is not the surviving or resulting corporation, or a sale or transfer of all or substantially all of the assets of SunAmerica on the liquidation, dissolution, winding up or bankruptcy of SunAmerica, as well as stock splits and combinations, stock dividends and certain other actions of SunAmerica that modify its capital structure. See "Description of the STRYPES--Dilution Adjustments." Such number of shares of SunAmerica Common Stock (or, pursuant to the option of the Company, the amount of cash) to be received by such holders on the Maturity Date or upon redemption will not be adjusted for other events, such as offerings of SunAmerica Common Stock for cash or in connection with acquisitions. SunAmerica is not restricted from issuing additional shares of SunAmerica Common Stock during the term of the STRYPES and has no obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances may materially and adversely affect the market price of the SunAmerica Common Stock and of the STRYPES.

  Tax Matters

       Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, no assurances can be given that any particular characterization and treatment of the STRYPES will be accepted by the Internal Revenue Service ("IRS") or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to the Company, that the characterization and tax treatment of the STRYPES described herein, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties. The Indenture (as defined below) will require that any holder subject to United States Federal income tax include currently in income, for United States Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with such holder's regular method of tax accounting. The Indenture also requires the Company and holders to treat each STRYPES for tax purposes as a unit (a "Unit") consisting of (i) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the Issue Price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and (ii) a forward purchase contract (the "Forward Contract") pursuant to which the holder agrees to use the principal payment due on the Debt Instrument (or, in the event of redemption on or prior to the Maturity
  Date, the redemption price) to purchase on the Maturity Date or upon redemption on or prior to the Maturity Date the SunAmerica Common Stock which the Company is obligated under the STRYPES to deliver at that time (subject to the Company's right to deliver cash in lieu of the SunAmerica Common Stock). The Indenture also requires that upon the acquisition of a STRYPES and upon a holder's sale or other disposition of a STRYPES prior to the Maturity Date or redemption of the STRYPES, the amount paid or realized by the holder be allocated by the holder between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition). For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance thereof, the Company and each holder agrees, pursuant to the terms of the Indenture, to assign $57.277 (i.e., 101.6%) of the initial purchase price of a STRYPES (i.e., the Issue Price of a STRYPES) to the Debt Instrument component and to assign $.902 (i.e., 1.6%) of the initial purchase price of a STRYPES to the Forward Contract component. As previously mentioned, the appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain and investors should consult their own tax advisers concerning the application of the United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

  Holding Company Structure

       Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act, and under the rules of certain securities exchanges and other regulatory bodies.

                             MERRILL LYNCH & CO., INC.

       Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets
  PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

       The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

  Ratio of Earnings to Fixed Charges


                     Year Ended Last Friday in December      Nine Months Ended
                       1991    1992    1993    1994   1995   September 27, 1996
                       ----    ----    ----    ----   ----   ------------------

  Ratio of earnings
  to fixed charges. .  1.2      1.3    1.4     1.2     1.2          1.2

       For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries and that portion of rentals estimated to be representative of the interest factor.

                                 SUNAMERICA INC.

SunAmerica Inc. is a diversified financial services company specializing in retirement savings products and services.

SunAmerica is subject to the informational requirements of the Exchange Act. Accordingly, SunAmerica files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such material can be inspected and copied at the public reference facilities maintained by the Commission at the addresses specified under "Available Information." Reports, proxy and information statements and other information concerning SunAmerica may also be inspected at the offices of the NYSE.

THE COMPANY IS NOT AFFILIATED WITH SUNAMERICA, AND SUNAMERICA HAS NO OBLIGATIONS WITH RESPECT TO THE STRYPES. THIS PROSPECTUS RELATES ONLY TO THE STRYPES OFFERED HEREBY AND DOES NOT RELATE TO THE SUNAMERICA COMMON STOCK. SUNAMERICA HAS FILED A REGISTRATION STATEMENT ON FORM S-3 WITH THE COMMISSION COVERING THE SHARES OF SUNAMERICA COMMON STOCK THAT MAY BE RECEIVED BY A HOLDER OF STRYPES ON THE MATURITY DATE OR UPON REDEMPTION. THE PROSPECTUS OF SUNAMERICA (THE "SUNAMERICA PROSPECTUS") CONSTITUTING A PART OF SUCH REGISTRATION STATEMENT INCLUDES INFORMATION RELATING TO SUNAMERICA AND THE SUNAMERICA COMMON STOCK. THE SUNAMERICA PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS, NOR IS IT INCORPORATED BY REFERENCE HEREIN OR THEREIN.

                            DESCRIPTION OF THE STRYPES

     The STRYPES are a series of Senior Debt Securities issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of July 1, 1995 (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

  General

     Each STRYPES, which was issued at the Issue Price of $56.375, bears interest at the rate of 71/4% of the Issue Price per annum (or $4.0872 per annum) from June 12, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the Maturity Date or such earlier date on which such STRYPES is redeemed or the Issue Price of such STRYPES is repaid pursuant to the terms thereof. Interest on the STRYPES will be payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15, beginning September 15, 1996, and on the Maturity Date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the last day (whether or not a Business
Day) of the calendar month immediately preceding such Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360- day year of twelve 30-day months. If an Interest Payment Date, Maturity Date or redemption date falls on a day that is not a Business Day, the payments to be made (including any shares of SunAmerica Common Stock to be delivered) on such date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Maturity Date or redemption date, and no additional interest will accrue as a result of such delayed payment.

  Payments at Maturity

     The STRYPES will mature on June 15, 1999. On the Maturity Date, unless redeemed on or prior to such date, the Company will pay and discharge each STRYPES by delivering to the holder thereof a number of shares of SunAmerica Common Stock equal to the Common Equivalent Rate (as described below) in effect on the Maturity Date (subject to the Company's right to deliver, with respect to all, but not less than all, of the STRYPES then outstanding, cash in an amount equal to the Current Market Price, determined as of the second Trading Day prior to the applicable Notice Date, of the SunAmerica Common Stock which otherwise would have been delivered). The Common Equivalent Rate will initially be one share of Common Stock per STRYPES. The Common Equivalent Rate is subject to adjustment as described below under "--Dilution Adjustments." Because the price of the SunAmerica Common Stock is subject to market fluctuations, the value of the SunAmerica Common Stock (or, at the option of the Company, the amount of cash) received by a holder of STRYPES on the Maturity Date may be less than the amount paid for the STRYPES upon issuance, in which case an investment in the STRYPES will result in a loss. In addition, because of such market fluctuations and because the Current Market Price of the SunAmerica Common Stock will be determined as of the second Trading Date prior to the applicable Notice Date (which will be at least 30 and could be up to 60 days prior to the Maturity
Date), it is likely that, if the Company elects to pay the STRYPES in cash on the Maturity Date, the amount of cash payable per STRYPES will differ from the market value on the Maturity Date of the shares of SunAmerica Common Stock which a holder would otherwise have received. See "Risk Factors--Risk of Fluctuations in Price of SunAmerica Common Stock; Calculation of Current Market Price."

     In the Indenture, the Company will agree to deliver on the Maturity Date the form of consideration that the ML&Co. Subsidiary receives from the Selling Stockholder. The Company will be required to mail a notice, at least 30 but not more than 60 days prior to the Maturity Date, to each holder of STRYPES at its registered address, which notice shall state whether the STRYPES will be paid and discharged with shares of SunAmerica Common Stock or in cash and, if payable in cash, specifying the amount of cash payable for each STRYPES and the Current Market Price used to calculate such amount. If the Company elects to deliver shares of SunAmerica Common Stock, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such stock.

  Optional Redemption

       At any time or from time to time on or prior to the Maturity Date, the Company may, at its option, redeem the outstanding STRYPES, in whole or in part, at a redemption price per STRYPES initially equal to $86.568, declining by $.00966 on each day following the Issue Date (computed on the basis of a 360-day year of twelve 30-day months) to $76.686 on April 15, 1999, and equal to $76.106 thereafter, payable in either (i) a number of shares of SunAmerica Common Stock equal to the redemption price on the applicable redemption date divided by the Current Market Price of the SunAmerica Common Stock determined as of the second Trading Day preceding the applicable Notice Date or (ii) at the Company's option (which may be exercised with respect to all, but not less than all, of the STRYPES to be redeemed on any redemption date) cash, plus in either case an amount in cash equal to accrued and unpaid interest on the STRYPES to but excluding the redemption date; provided that installments of interest which are due and payable on or prior to the redemption date shall be payable to the holders of STRYPES registered as such at the close of business on the relevant record dates. On and after the redemption date, interest will cease to accrue on the STRYPES called for redemption, unless the Company defaults in the payment of the redemption price therefor. If the Company elects to deliver shares of SunAmerica Common Stock, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale of such stock.

     Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of STRYPES to be redeemed at its registered address. Such notice shall specify whether the Company will pay the redemption price by delivery of SunAmerica Common Stock or in cash and, if payable in SunAmerica Common Stock, will also specify the number of shares of SunAmerica Common Stock to be delivered for each STRYPES and the Current Market Price used to calculate such number of shares. If only a portion of the STRYPES held by any registered holder are to be redeemed, the notice of redemption shall specify the number of STRYPES to be redeemed from such holder and, upon redemption, a new STRYPES certificate evidencing the unredeemed STRYPES will be issued in the name of the holder upon surrender for cancellation of the original certificate.

     In the event that less than all of the STRYPES are to be redeemed at any time, selection of STRYPES for redemption will be made by the Trustee by such method as the Trustee shall deem fair and appropriate (subject to compliance with the requirements of the principal national securities exchange on which the STRYPES may be listed); provided, however, that the STRYPES shall not be redeemed except in units of one or more whole STRYPES.

     The opportunity for capital appreciation afforded by an investment in the STRYPES is limited because the Company may, at its option, redeem the STRYPES at any time on or prior to the Maturity Date at the redemption prices described above. Although not obligated to do so, the Company may be expected to redeem the STRYPES on or prior to the Maturity Date if the market price of the SunAmerica Common Stock exceeds the applicable redemption price, in which event holders of STRYPES will receive less than one share of SunAmerica Common Stock for each STRYPES (or, at the option of the Company, cash in an amount equal to the Current Market Price of less than one share of such SunAmerica Common Stock). See "Risk Factors--Limitation on Opportunity for Capital Appreciation."

     If the Company exercises its option to redeem the STRYPES, in whole or in part, the Notice Date for such redemption will be at least 30 days and could be up to 60 days prior to the redemption date. If, as described above, the Company elects to pay the redemption price by delivering shares of SunAmerica Common Stock, the number of shares to be so delivered will be determined on the basis of the Current Market Price as of the second Trading Date prior to the Notice Date. The price of the SunAmerica Common Stock is subject to market fluctuations and, as a result, the market value on such redemption date of the shares of SunAmerica Common Stock delivered in respect of each STRYPES may be more or less than the applicable redemption price. See "Risk Factors--Risk of Fluctuations in Price of SunAmerica Common Stock; Calculation of Current Market Price."

  Certain Definitions

     The "Closing Price" of any security on any day shall mean the closing sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in each case on the NYSE, or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of such security on the over-the- counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of the Company for that purpose.

     The "Current Market Price" per share of the SunAmerica Common Stock on any date of determination means the average of the daily Closing Prices for the five consecutive Trading Days ending on and including such date of determination (appropriately adjusted to take into account the occurrence during such five-day period of any event that results in an adjustment of the Common Equivalent
Rate); provided, however, that if the Closing Price of the SunAmerica Common Stock on the Trading Day next following such five-day period (the "Next-Day Closing Price") is less than 95% of such five-day average, then the Current Market Price per share of SunAmerica Common Stock on such date of determination will be the Next-Day Closing Price; and provided, further, that, for the purposes of calculating the Current Market Price in connection with the Maturity Date or any redemption of STRYPES or any determination of an amount in cash payable in lieu of a fractional share of SunAmerica Common Stock, if any adjustment of the Common Equivalent Rate becomes effective as of any date during the period beginning on the first day of such five-day period and ending on the Maturity Date or the relevant redemption date, as the case may be, then the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect such adjustment. Because the price of SunAmerica Common Stock is subject to market fluctuations, it is possible that the Next-Day Closing Price could be significantly less than such five-day average. See "Risk Factors--Risk of Fluctuations in Price of SunAmerica Common Stock; Calculation of Current Market Price."

     A "Notice Date" with respect to any notice given by the Company in connection with the Maturity Date or any redemption of STRYPES means the commencement of the mailing of such notice to the holders of STRYPES in accordance with "--Payments at Maturity" or "--Optional Redemption," as the case may be, above.

     A "Trading Day" is defined as a day on which the security, the Closing Price of which is being determined, (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security; provided that, if the Closing Price of such security is to be determined by a NYSE member firm, then the term Trading Day shall mean, for purposes of determining such Closing Price, a day on which the NYSE is open for trading.

  Dilution Adjustments

     The Common Equivalent Rate will initially be one share of SunAmerica Common Stock for each STRYPES. The Common Equivalent Rate is subject to adjustment if SunAmerica shall: (i) pay a dividend or make a distribution with respect to SunAmerica Common Stock in shares of SunAmerica Common Stock; (ii) subdivide or split the outstanding shares of SunAmerica Common Stock into a greater number of shares; (iii) combine the outstanding shares of SunAmerica Common Stock into a smaller number of shares; (iv) issue by reclassification of shares of SunAmerica Common Stock any shares of common stock of SunAmerica; (v) issue certain rights or warrants to all holders of SunAmerica Common Stock; or (vi) pay a dividend or make a distribution to all holders of SunAmerica Common Stock of evidences of its indebtedness or other assets (including shares of capital stock of SunAmerica but excluding any cash dividends and any stock dividends or distributions referred to in clause (i) above).

     All adjustments to the Common Equivalent Rate will be calculated to the nearest 1/100th of a share of SunAmerica Common Stock (or if there is not a nearest 1/100th of a share to the next lower 1/100th of a share). No adjustment in the Common Equivalent Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Each such adjustment to the Common Equivalent Rate shall be made successively.

     In the event of (A) any consolidation or merger of SunAmerica, or any surviving entity or subsequent surviving entity of SunAmerica (a "SunAmerica Successor"), with or into another entity (other than a merger or consolidation in which SunAmerica is the continuing corporation and in which the SunAmerica Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of SunAmerica or another corporation), (B) any sale, transfer, lease or conveyance to another corporation of the property of SunAmerica or any SunAmerica Successor as an entirety or substantially as an entirety, (C) any statutory exchange of securities of SunAmerica or any SunAmerica Successor with another corporation (other than in connection with a merger or acquisition) or (D) any liquidation, dissolution, winding up or bankruptcy of SunAmerica or any SunAmerica Successor (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Common Equivalent Rate will be adjusted to provide that each holder of STRYPES will receive on the Maturity Date or any redemption date for each STRYPES cash in an amount equal to the Transaction Value. "Transaction Value" means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of SunAmerica Common Stock, (ii) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value on the Maturity Date or any redemption date of such property received per share of SunAmerica Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company and (iii) for any securities received in any such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the five Trading Days immediately prior to the second Trading Day preceding the Maturity Date or any redemption date multiplied by the number of such securities received for each share of SunAmerica Common Stock. Notwithstanding the foregoing, in the event that property or securities, or a combination of cash, on the one hand, and property or securities, on the other, are received in such Reorganization Event, the Company may, at its option, in lieu of delivering cash as described above, deliver the amount of cash, securities and other property received per share of SunAmerica Common Stock in such Reorganization Event determined in accordance with clause (i), (ii) or (iii) above, as applicable. If the Company elects to deliver securities or other property, holders of the STRYPES will be responsible for the payment of any and all brokerage and other transaction costs upon any subsequent sale of such securities or other property. The kind and amount of securities with which the STRYPES shall be paid and discharged after consummation of such transaction shall be subject to adjustment as described above following the date of consummation of such transaction.

     No adjustments will be made for certain other events, such as offerings of SunAmerica Common Stock by SunAmerica for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of SunAmerica Common Stock by the Selling Stockholder.

     The Company is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Common Equivalent Rate (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to the holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the adjusted Common Equivalent Rate and the method by which the adjustment to the Common Equivalent Rate was determined.

Certain Procedures in Connection with Maturity and Redemption

     Each holder of STRYPES on the Maturity Date, and each holder of STRYPES called for redemption on any redemption date, must surrender the certificates evidencing such STRYPES at the office or agency of the Company maintained for such purpose in order to receive the consideration payable on such date. If, on the Maturity Date or any redemption date, the Company shall have deposited with the Trustee or other agent under the Indenture the consideration payable on such date in respect of all of the STRYPES then outstanding (in the case of the Maturity Date) or the STRYPES called for redemption (in the case of any redemption date), then, on the Maturity Date or redemption date, as the case may be, all of the outstanding STRYPES or the STRYPES called for redemption, as the case may be, shall cease to bear interest and all rights of the holders thereof shall terminate (except for the right to receive the consideration payable in respect of such STRYPES on such date), notwithstanding that the certificates evidencing any of the STRYPES which are payable or subject to redemption on such date shall not have been surrendered to the Company.

  Fractional Shares

     No fractional shares of SunAmerica Common Stock will be delivered if the Company pays and discharges the STRYPES by delivering shares of SunAmerica Common Stock on the Maturity Date or any redemption date. In lieu of any fractional share otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date or any redemption date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional share at the Current Market Price of the SunAmerica Common Stock determined as of the second Trading Day immediately preceding the relevant Notice Date.

  No Sinking Fund

     The STRYPES do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment prior to the Maturity Date at the option of the holder.

  Ranking

     The STRYPES will be unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     There are no contractual restrictions on the ability of the Company or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

  Securities Depository

     Upon issuance, each series of STRYPES will be represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STRYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

     The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

     The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").
                                       12

     Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interest in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

     So long as the Securities Depository, or its nominee, is the registered owner of a Global Note, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or holder of the STRYPES represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the STRYPES represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the STRYPES in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

     If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

  Merger and Consolidation

     The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value) in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

  Limitations Upon Liens

     The Indenture provides that the Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

     The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

  Events of Default

     Each of the following will constitute an Event of Default under the Indenture with respect to each series of STRYPES: (a) failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due;
(b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES of that series when due; (c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series; (d) failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days; (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of that series or in the STRYPES of that series, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to STRYPES of that series.

     If an Event of Default (other than an Event of Default described in clause
(f) of the immediately preceding paragraph) with respect to the STRYPES of any series shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES of that series by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the Outstanding STRYPES of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless such holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the aggregate issue price of the STRYPES of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES of that series.

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

     The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

  Modification and Waiver

     Modifications of and amendments to the Indenture affecting a series of STRYPES may be made by the Company and the Trustee with the consent of the holders of 662/3% of the aggregate issue price of the Outstanding STRYPES of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding STRYPES of such series affected thereby, (a) change the Maturity Date or the Stated Maturity of any installment of interest or Additional Amounts on any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price, (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash payable in lieu thereof), (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof, (d) change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES, (f) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series, the consent of whose holders is required to modify or amend the Indenture, (g) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

     The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority of the aggregate issue price of each series of STRYPES may waive any past default under the Indenture, except a default in the payment of the Underlying Securities with respect to any STRYPES of that series, or of cash payable in lieu thereof, or in the payment of any premium, interest or Additional Amounts on any STRYPES of that series for which payment had not been subsequently made or in respect of a covenant and provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding STRYPES of such series affected.

  Governing Law

     The Indenture and the STRYPES are governed by, and construed in accordance with, the laws of the State of New York.

  Listing

     The STRYPES have been listed on the NYSE under this symbol "SAI." CERTAIN ARRANGEMENTS WITH THE SELLING STOCKHOLDER

     Pursuant to an agreement (the "Stock Agreement"), the Selling Stockholder is obligated to deliver to Merrill Lynch Capital Services, Inc., a wholly owned subsidiary of the Company (the "ML&Co. Subsidiary), on June 14, 1999, a specified number of shares of SunAmerica Class B Stock (subject to the Selling Stockholder's right to deliver cash in an amount equal to the Current Market Price, determined as of the second Trading Day prior to the applicable Notice Date, of the SunAmerica Common Stock underlying the SunAmerica Class B Stock that otherwise would have been delivered). At any time and from time to time through June 15, 1999, the Selling Stockholder may, at his option, redeem his obligations under the Stock Agreement in whole or in part, at declining redemption prices, payable in either (i) shares of SunAmerica Class B Stock representing SunAmerica Common Stock having an aggregate Current Market Price, determined as of the second Trading Day prior to the date of the applicable notice of redemption, equal to the applicable redemption price or (ii) at the Selling Stockholder's option (which may be exercised with respect to all, but not less than all, of the obligations to be redeemed), cash, plus in either case an amount in cash equal to accrued and unpaid interest on the Stock Agreement to but excluding the redemption date. The consideration paid by the ML&Co. Subsidiary to the Selling Stockholder under the Stock Agreement is approximately $131 million, and was paid on June 12, 1996. In the Indenture, the Company has agreed to pay and discharge the STRYPES by delivering to the holders thereof on the Maturity Date or any redemption date the form of consideration that the ML&Co. Subsidiary receives from the Selling Stockholder and to redeem the STRYPES if and when the Selling Stockholder redeems his obligations under the Stock Agreement.

     Shares of SunAmerica Class B Stock delivered by the Selling Stockholder will convert automatically into shares of SunAmerica Common Stock upon transfer to the ML&Co. Subsidiary. The Selling Stockholder has the right at any time to modify the Stock Agreement so that he may deliver shares of SunAmerica Common Stock (or cash) instead of shares of SunAmerica Class B Stock (or cash). Until such time, if any, as the Selling Stockholder shall have delivered shares to the ML&Co. Subsidiary at maturity or upon redemption pursuant to the terms of the Stock Agreement, the Selling Stockholder will retain all ownership rights with respect to the shares held by him (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof).

     The Selling Stockholder has no obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any obligation to take the needs of the Company or holders of the STRYPES into consideration in determining whether or when to cause the redemption of the STRYPES or whether to deliver shares or cash at maturity or upon redemption, or for any other reason. The Stock Agreement is a commercial transaction among the parties thereto and does not create any rights in, or for the benefit of, any third party, including any holder of STRYPES.

     In the event the Selling Stockholder does not perform under the Stock Agreement, the Company will be required to otherwise acquire shares of SunAmerica Common Stock for delivery to holders of the STRYPES on the Maturity Date or upon redemption, unless it elects to exercise its option to deliver cash with an equal value.

     Merrill Lynch Capital Corporation, a wholly owned subsidiary of the Company, entered into a secured loan agreement with the Selling Stockholder pursuant to which the Selling Stockholder borrowed approximately $33 million for a term of three years.

                                      EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results," "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, have been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

               Subject to Completion, Issue Date: November 25, 1996

PROSPECTUS
----------

                            Merrill Lynch & Co., Inc.
                          6 1/4% STRYPES(SM) Due July 1, 2001
             Payable with Shares of Common Stock of IMC Global Inc.
                          (or cash with an equal value)

                              --------------------

   On July 9, 1996, Merrill Lynch & Co., Inc. (the "Company") issued 6,510,286 of its Structured Yield Product Exchangeable for Stock(SM), 6 1/4% STRYPES(SM) Due July 1, 2001 (each, a "STRYPES"). The issue price of each STRYPES was $38.25, which amount was equal to the last sale price of the common stock, par value $1.00 per share (the "IMC Common Stock"), of IMC Global Inc., a Delaware corporation ("IMC"), on July 2, 1996, as reported on the New York Stock Exchange (the "Initial Price"). The STRYPES will mature on July 1, 2001 (the "Maturity Date"). Interest on the STRYPES, at the rate of 6 1/4% of the issue price per annum, is payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1, beginning October 1, 1996. The STRYPES are not subject to redemption or any sinking fund prior to maturity. The STRYPES are unsecured obligations of the Company ranking pari passu with all of its other unsecured and unsubordinated indebtedness. See "Description of the STRYPES-Ranking." On the Maturity Date, the Company will pay and discharge each STRYPES by delivering to the holder thereof a percentage of each type of Reference Property (subject to the Company's right to deliver, with respect to all, but not less than all, Reference Property deliverable on the Maturity Date, cash with an equal value) determined in accordance with the following formula: (a) if the Reference Property Value (as defined herein) is greater than or equal to $46.28 (the "Threshold Appreciation Price"), 82.65% of each type of Reference Property, (b) if the Reference Property Value is less than the Threshold Appreciation Price but is greater than the Initial Price, a percentage of each type of Reference Property, allocated as proportionately as practicable, so that the aggregate value thereof is equal to the Initial Price and (c) if the Reference Property Value is less than or equal to the Initial Price, 100% of each type of Reference Property. The term "Reference Property" shall mean initially one share of IMC Common Stock and shall be subject to adjustment from time to time prior to the Maturity Date to reflect the addition or substitution of any cash, securities and/or other property resulting from the application of the adjustment provisions described herein. As described herein, the Reference Property Value will represent a determination of the value of the Reference Property immediately prior to the Maturity Date. Accordingly, there can be no assurance that the amount receivable by holders of the STRYPES on the Maturity Date will be equal to or greater than the issue price of the STRYPES. If the Reference Property Value is less than the Initial Price, such amount receivable on the Maturity Date will be less than the issue price paid for the STRYPES, in which case an investment in the STRYPES will result in a loss. See "Description of the STRYPES."
   IMC is not affiliated with the Company and has no obligation with respect to the STRYPES.
   See "Risk Factors" on page 3 for certain considerations relevant to an investment in the STRYPES.
   The STRYPES have been listed on the New York Stock Exchange ("NYSE") under the symbol "IGL."

                              --------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

   This Prospectus has been prepared in connection with the STRYPES and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly-owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the STRYPES. MLPF&S may act as principal or agent in such transactions. The STRYPES may be offered on the NYSE or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the STRYPES will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.
                                ___________________________

                                    Merrill Lynch & Co.
                               ____________________________

                     The date of this Prospectus is           , 1996.
             (SM)Service Mark of Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   The Commissioner of Insurance of The State of North Carolina has not approved or disapproved the offering of the STRYPES made hereby, nor has the Commissioner passed upon the accuracy or adequacy of this Prospectus.

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the NYSE, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

   The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the STRYPES. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

Comparison to Other Debt Securities; Relationship to IMC Common Stock

   The terms of the STRYPES differ from those of ordinary debt securities in that the value of the Reference Property (or, pursuant to the option of the Company, the amount of cash) that a holder of a STRYPES will receive on the Maturity Date is not fixed, but is based on the Reference Property Value (see "Description of the STRYPES"). There can be no assurance that such amount receivable by the holder on the Maturity Date will be equal to or greater than the issue price of the STRYPES. If the Reference Property Value is less than the Initial Price, such amount receivable on the Maturity Date will be less than the issue price paid for the STRYPES, in which case an investment in STRYPES will result in a loss. Accordingly, a holder of STRYPES assumes the risk that the market value of the Reference Property may decline, and that such decline could be substantial. The IMC Prospectus covers the shares of IMC Common Stock (including the preferred stock purchase rights associated therewith) which may be received by a holder of the STRYPES on the Maturity Date.

Limitation on Opportunity for Equity Appreciation

   The opportunity for equity appreciation afforded by an investment in the STRYPES is less than the opportunity for equity appreciation afforded by a direct investment in the IMC Common Stock because the amount receivable by a holder of a STRYPES on the Maturity Date will only exceed the issue price of such STRYPES if the Reference Property Value exceeds the Threshold Appreciation Price (which represents an appreciation of 21% over the Initial Price). Moreover, holders of the STRYPES will only be entitled to receive on the Maturity Date 82.65% (the percentage equal to the Initial Price divided by the Threshold Appreciation Price) of any appreciation of the value of the Reference Property in excess of the Threshold Appreciation Price. See "Description of the STRYPES." Because the price of the Reference Property is subject to market fluctuations, the value of the Reference Property (or, pursuant to the option of the Company, the amount of cash) received by a holder of a STRYPES on the Maturity Date, determined as described herein, may be more or less than the issue price of the STRYPES.

Factors Affecting Trading Prices

   The trading prices of the STRYPES in the secondary market will be directly affected by the trading prices of the IMC Common Stock in the secondary market. It is impossible to predict whether the price of IMC Common Stock will rise or fall. Trading prices of IMC Common Stock will be influenced by IMC's operating results and prospects, by complex and interrelated political, economic, financial and other factors and market conditions that can affect the capital markets generally, the market segment of which IMC is a part, the NYSE (on which the IMC Common Stock is traded), including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of IMC Common Stock in the market subsequent to the offering of the STRYPES or the perception that such sales could occur, and by other events that are difficult to predict and are beyond the Company's control.

Impact of STRYPES on the Market for IMC Common Stock

   It is not possible to predict accurately how the STRYPES will trade in the secondary market or whether such market will be liquid. Any market that develops for the STRYPES is likely to influence and be influenced by the market for IMC Common Stock. For example, the price of IMC Common Stock could become more volatile and could be depressed by investors' anticipation of the potential distribution into the market of substantial amounts of

IMC Common Stock on the Maturity Date, by possible sales of IMC Common Stock by investors who view the STRYPES as a more attractive means of equity participation in IMC, and by hedging or arbitrage trading activity that may develop involving the STRYPES and the IMC Common Stock.

Possible Illiquidity of the Secondary Market

   It is not possible to predict how the STRYPES will trade in the secondary market or whether such market will be liquid or illiquid. The STRYPES are novel securities and there is currently no secondary market for the STRYPES. The STRYPES have been approved for listing on the NYSE, subject to official notice of issuance. However there can be no assurance that an active trading market for the STRYPES will develop, that such listing will provide the holders of the STRYPES with liquidity of investment, or that the STRYPES will not later be delisted or that trading of the STRYPES on the NYSE will not be suspended. In the event of a delisting or suspension of trading on the NYSE, the Company will apply for listing of the STRYPES on another national securities exchange or for quotation on another trading market. If the STRYPES are not listed or traded on any securities exchange or trading market, or if trading of the STRYPES is suspended, pricing information for the STRYPES may be more difficult to obtain and the liquidity of the STRYPES may be adversely affected.

No Stockholder's Rights

   Holders of the STRYPES will not be entitled to any rights with respect to the Reference Property (including, without limitation, voting rights and rights to receive any dividends, interest or other distributions in respect thereof) unless and until such time, if any, as the Company shall have delivered the Reference Property for STRYPES on the Maturity Date, and unless the applicable record date, if any, for the exercise of such rights occurs after such delivery. For example, in the event that an amendment is proposed to the Restated Certificate of Incorporation of IMC and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of the STRYPES will not be entitled to vote on such amendment.

No Affiliation Between the Company and IMC

   The Company has no affiliation with IMC, and IMC has no obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any obligation to take the needs of the Company or of holders of the STRYPES into consideration for any reason. IMC will not receive any of the proceeds of the offering of the STRYPES made hereby and is not responsible for, and has not participated in, the determination of the timing of, prices for or quantities of the STRYPES to be issued, or the determination or calculation of the amount receivable by holders of the STRYPES on the Maturity Date. IMC is not involved with the administration or trading of the STRYPES and has no obligations with respect to the amount receivable by holders of the STRYPES on the Maturity Date.

Dilution of IMC Common Stock

   The Reference Property (or, pursuant to the option of the Company, the amount of cash) that holders of the STRYPES are entitled to receive on the Maturity Date is subject to adjustment for certain events arising from, among others, a merger or consolidation in which IMC is not the surviving or resulting corporation and the liquidation, dissolution, winding up or bankruptcy of IMC, as well as stock splits and combinations, stock dividends and certain other actions of IMC that modify its capital structure. See "Description of the STRYPES--Reference Property Adjustments." Such Reference Property (or cash amount) to be received by such holders on the Maturity Date will not be adjusted for other events, such as offerings of IMC Common Stock for cash or in connection with acquisitions. IMC is not restricted from issuing additional shares of IMC Common Stock during the term of the STRYPES and has no obligation to consider the interests of the holders of the STRYPES for any reason. Additional issuances may materially and adversely affect the price of the IMC Common Stock and, because of the relationship of the percentage of the Reference Property (or cash amount) to be received on the Maturity Date to the price of the IMC Common Stock, such other events may adversely affect the trading price of the STRYPES.

Tax Matters

   Because of an absence of authority as to the proper characterization of the STRYPES, their ultimate tax treatment is uncertain. Accordingly, no assurances can be given that any particular characterization and treatment of the STRYPES will be accepted by the Internal Revenue Service ("IRS") or upheld by a court. However, it is the opinion of Brown & Wood LLP, counsel to the Company, that the characterization and tax treatment of the STRYPES described herein, while not the only reasonable characterization and tax treatment, is based on reasonable interpretations of law currently in effect and, even if successfully challenged by the IRS, will not result in the imposition of penalties. The Indenture (as defined below) will require that any holder subject to U.S. Federal income tax include currently in income, for U.S. Federal income tax purposes, payments denominated as interest that are made with respect to a STRYPES in accordance with such holder's regular method of tax accounting. The Indenture also requires the Company and holders to treat each STRYPES for tax purposes as a unit (a "Unit") consisting of (i) a debt instrument (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the issue price of the STRYPES and bearing interest at the stated interest rate on the STRYPES and (ii) a forward purchase contract (the "Forward Contract") pursuant to which the holder agrees to use the principal payment due on the Debt Instrument to purchase on the Maturity Date the Reference Property which the Company is obligated under the STRYPES to deliver at that time (subject to the Company's right to deliver cash in lieu of the Reference Property). The Indenture also requires that upon the acquisition of a STRYPES and upon a holder's sale or other disposition of a STRYPES prior to the Maturity Date, the amount paid or realized by the holder be allocated by the holder between the Debt Instrument and the Forward Contract based upon their relative fair market values (as determined on the date of acquisition or disposition). For these purposes, with respect to acquisitions of STRYPES in connection with the original issuance thereof, the Company and each holder agrees, pursuant to the terms of the Indenture, to allocate $37.045 of the entire initial purchase price of a STRYPES (i.e., the issue price of a STRYPES) to the Debt Instrument and to allocate the remaining $1.205 of the entire initial purchase price of a STRYPES to the Forward Contract. As a result of this allocation, the Debt Instrument will be treated as having been issued with original issue discount for United States Federal income tax purposes. As previously mentioned, the appropriate character and timing of income, gain or loss to be recognized on a STRYPES is uncertain and investors should consult their own tax advisers concerning the application of the United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the STRYPES arising under the laws of any other taxing jurisdiction.

Holding Company Structure

   Since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the holders of the STRYPES), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

                            MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                       Year Ended Last Friday in December  Nine Months Ended

                       1991    1992    1993    1994  1995  September 27, 1996
                       ----    ----    ----    ----  ----  ------------------

Ratio of earnings
to fixed charges.....  1.2      1.3    1.4      1.2   1.2       1.2

   For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries and that portion of rentals estimated to be representative of the interest factor.

                                IMC GLOBAL INC.

IMC is one of the world's leading producers of crop nutrients for the international agricultural community and is one of the largest distributors in the United States of crop nutrients and related products through its retail and wholesale distribution networks. IMC mines, processes and distributes potash in the United States and Canada, and is a joint venture partner in IMC-Agrico Company, a leading producer, marketer and distributor of phosphate crop nutrients and a leading producer and marketer of animal feed ingredients. IMC's retail distribution network, which extends principally to corn and soybean farmers in the Midwestern and Southeastern United States, is one of the largest distributors of crop nutrients and related products in the United States. IMC also manufactures nitrogen-based and other high-value crop nutrients which are marketed on a wholesale basis principally in the Midwestern and Southeastern United States. In addition, IMC sells specialty lawn and garden, turf, and nursery products on a national basis and ice-melter products in the Midwest and Eastern snow-belt states.

   IMC is subject to the informational requirements of the Exchange Act. Accordingly, IMC files reports, proxy and information statements and other information with the Commission. Copies of such material can be inspected and copied at the public reference facilities maintained by the Commission at the addresses specified under "Available Information." Reports, proxy and information statements and other information concerning IMC may also be inspected at the offices of the NYSE.

   THE COMPANY IS NOT AFFILIATED WITH IMC, AND IMC HAS NO OBLIGATIONS WITH RESPECT TO THE STRYPES. THIS PROSPECTUS RELATES ONLY TO THE STRYPES OFFERED HEREBY AND DOES NOT RELATE TO IMC OR THE IMC COMMON STOCK. IMC HAS FILED A REGISTRATION STATEMENT ON FORM S-3 WITH THE COMMISSION COVERING THE SHARES OF IMC COMMON STOCK THAT MAY BE RECEIVED BY A HOLDER OF STRYPES ON THE MATURITY DATE. THE

PROSPECTUS OF IMC (THE "IMC PROSPECTUS") CONSTITUTING A PART OF SUCH REGISTRATION STATEMENT INCLUDES INFORMATION RELATING TO IMC AND THE IMC COMMON STOCK, INCLUDING CERTAIN RISK FACTORS RELEVANT TO AN INVESTMENT IN IMC COMMON STOCK. THE IMC PROSPECTUS DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS, NOR IS IT INCORPORATED BY REFERENCE HEREIN.

                           DESCRIPTION OF THE STRYPES

   The STRYPES are a series of Senior Debt Securities issued under an indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented as of July 1, 1995 (the indenture dated as of April 1, 1983 and restated as of April 1, 1987, as amended and supplemented from time to time, the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. All capitalized terms not otherwise defined herein have the meanings specified in the Indenture. Whenever defined terms of the Indenture are referred to herein, such defined terms are incorporated by reference herein.

General

   Each STRYPES, was issued at a price of $38.25, bears interest at the rate of 61/4% of the issue price per annum (or $2.3908 per annum) from July 9, 1996, or from the most recent Interest Payment Date to which interest has been paid or provided for, until the Maturity Date or such earlier date on which such STRYPES is repaid pursuant to the terms thereof. Interest on the STRYPES is payable in cash quarterly in arrears on January 1, April 1, July 1 and October 1, beginning October 1, 1996, and on the Maturity Date (each, an "Interest Payment Date"), to the persons in whose names the STRYPES are registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Interest on the STRYPES will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

   The STRYPES will mature on July 1, 2001. On the Maturity Date, the Company will pay and discharge each STRYPES by delivering to the holder thereof a percentage of each type of Reference Property (subject to the Company's right to deliver, with respect to all, but not less than all, Reference Property deliverable on the Maturity Date, cash with an equal value) determined in accordance with the following formula: (a) if the Reference Property Value (as defined below) is greater than or equal to the Threshold Appreciation Price, 82.65% of each type of Reference Property, (b) if the Reference Property Value is less than the Threshold Appreciation Price but is greater than the Initial Price, a percentage of each type of Reference Property, allocated as proportionately as practicable, so that the aggregate value thereof is equal to the Initial Price and (c) if the Reference Property Value is less than or equal to the Initial Price, 100% of each type of Reference Property. Accordingly, there can be no assurance that the amount receivable by holders of the STRYPES on the Maturity Date will be equal to or greater than the issue price of the STRYPES. If the Reference Property Value is less than the Initial Price, such amount receivable on the Maturity Date will be less than the issue price paid for the STRYPES, in which case an investment in STRYPES will result in a loss.

   Notwithstanding the foregoing, the Company may, in lieu of delivering the applicable percentage of each type of Reference Property, deliver cash in an amount equal to the sum of (a) for any portion of the Reference Property consisting of cash that is otherwise deliverable on the Maturity Date, the amount of such cash, without interest thereon, (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities that is otherwise deliverable on the Maturity Date, the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the third Trading Day preceding the Maturity Date of such property, and (c) for any portion of the Reference Property consisting of a Reference Security (as defined below) that is otherwise deliverable on the Maturity Date (except as described under "Reference Property Adjustments" below), an amount equal to the average Closing Price (as defined below) per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date multiplied by the number of units of such Reference Security constituting part of the Reference Property, subject to the Company's agreement contained in the Purchase Agreement to deliver on the Maturity Date the form of consideration that the ML&Co. Subsidiary (as defined below) receives from GVI. Such right, if exercised by the Company, must be exercised with respect to all Reference Property otherwise deliverable on the Maturity Date in payment of all outstanding STRYPES. On or prior to the sixth Business Day prior to the Maturity Date, the Company will notify The Depository Trust Company and the Trustee and publish a notice in The Wall Street Journal or another daily newspaper of national circulation stating whether the STRYPES will be paid and discharged by delivery of the applicable percentage of each type of Reference Property or cash. At the time such notice is published, the Reference Property Value will not have been determined. If the Company elects to deliver Reference Property, holders of the STRYPES will be responsible for the payment of any and all brokerage costs upon the subsequent sale thereof.

   The term "Reference Property" initially means one share of IMC Common Stock and shall be subject to adjustment from time to time prior to the Maturity Date to reflect the addition or substitution of any cash, securities and/or other property resulting from the application of the adjustment provisions described herein. See "--Reference Property Adjustments" below. The term "Reference Security" means, at any time, any security (as defined in Section 2(1) of the Securities Act) then constituting part of the Reference Property. The term "Reference Property Value" means, subject to the adjustment provisions described below, the sum of (a) for any portion of the Reference Property consisting of cash, the amount of such cash, (b) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the third Trading Day preceding the Maturity Date of such property, and (c) for any portion of the Reference Property consisting of a Reference Security, an amount equal to the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date multiplied by the number of units of such Reference Security constituting part of the Reference Property. The "Closing Price" of any Reference Security on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such Reference Security on the NYSE on such date or, if such Reference Security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such Reference Security is so listed, or if such Reference Security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such Reference Security is not so reported, the last quoted bid price for such Reference Security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such Reference Security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" is defined as a day on which the Reference Security the Closing Price of which is being determined (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such Reference Security.

   For illustrative purposes only, the following table shows the number of shares of IMC Common Stock or the amount of cash that a holder of STRYPES would receive for each STRYPES at various Reference Property Values. The table assumes that there will be no Reference Property adjustments as described below and, accordingly, that on the Maturity Date the Reference Property will consist of one share of IMC Common Stock. There can be no assurance that the Reference Property Value will be within the range set forth below. Given the Initial Price of $38.25 and the Threshold Appreciation Price of $46.28, a STRYPES holder would receive on the Maturity Date the following number of shares of IMC Common Stock or amount of cash (if the Company elects to pay and discharge the STRYPES with cash) per STRYPES:


Reference            Number of Shares
 Property              of IMC Common         Amount
  Value                     Stock            of Cash
 -------             -----------------       -------

  $35.00                  1.0000             $35.00
  38.25                   1.0000              38.25
  42.00                   0.9107              38.25
  46.28                   0.8265              38.25
  50.00                   0.8265              41.33

Reference Property Adjustments

   The Reference Property is subject to adjustment if an issuer of a Reference Security shall: (i) subdivide or split the outstanding units of such Reference Security into a greater number of units; (ii) combine the outstanding units of such Reference Security into a smaller number of units; (iii) issue by reclassification of units of such Reference Security any units of another security of such issuer; (iv) issue rights or warrants to all holders of such Reference Security entitling them, for a period expiring prior to the fifteenth calendar day following the Maturity Date, to subscribe for or purchase any of its securities or other property (other than rights to purchase units of such Reference Security pursuant to a plan for the reinvestment of dividends or interest); or (v) pay a dividend or make a distribution to all holders of such Reference Security of cash, securities or other property (excluding any cash dividend on any Reference Security consisting of capital stock that does not constitute an Extraordinary Cash Dividend (as defined below), excluding any payment of interest on any Reference Security consisting of an evidence of indebtedness and excluding any dividend or distribution referred to in clause
(i), (ii), (iii) or (iv) above) or issue to all holders of such Reference Security rights or warrants to subscribe for or purchase any of its securities or other property (other than those referred to in clause (iv) above) (any of the foregoing cash, securities or other property or rights or warrants are referred to as the "Distributed Assets").

   In the case of the events referred to in clauses (i), (ii) and (iii) above, the Reference Property shall be adjusted to include the number of units of such Reference Security and/or other security of such issuer which a holder of units of such Reference Security would have owned or been entitled to receive immediately following any such event had such holder held, immediately prior to such event, the number of units of such Reference Security constituting part of the Reference Property immediately prior to such event. Each such adjustment shall become effective immediately after the effective date for such subdivision, split, combination or reclassification, as the case may be. Each such adjustment shall be made successively.

   In the case of the event referred to in clause (iv) above, the Reference Property shall be adjusted to include an amount in cash equal to the fair market value (determined as described below), as of the fifth Business Day (except as provided below) following the date on which such rights or warrants are received by securityholders entitled thereto (the "Receipt Date"), of each such right or warrant multiplied by the product of (A) the number of such rights or warrants issued for each unit of such Reference Security and (B) the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, without interest thereon. For purposes of the foregoing, the fair market value of each such right or warrant shall be the quotient of (x) the highest net bid, as of approximately 10:00 A.M., New York City time, on the fifth Business Day following the Receipt Date for settlement three Business Days later, by a recognized securities dealer in The City of New York selected by or on behalf of the Company (from three (or such fewer number of dealers as may be providing such bids) such recognized dealers selected by or on behalf of the Company), for the purchase by such quoting dealer of the number of rights or warrants (the "Aggregate Number") that a holder of such Reference Security would receive if such holder held, as of the record date for determination of stockholders entitled to receive such rights or warrants, a number of units of such Reference Security equal to the product of (1) the aggregate number of Outstanding STRYPES as of such record date and (2) the number of units of such Reference Security constituting part of the Reference Property, divided by (y) the Aggregate Number. Each such adjustment shall become effective on the fifth Business Day following the Receipt Date of such rights or warrants. If for any reason the Company is unable to obtain the required bid on the fifth Business Day following the Receipt Date, it shall attempt to obtain such bid at successive intervals of three months thereafter and on the third Trading Day prior to the Maturity Date until it is able to obtain the required bid. From the date of issuance of such rights or warrants until the required bid is obtained, the Reference Property shall include the number of such rights or warrants issued for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of issuance of such rights or warrants, immediately prior to such issuance, and such rights or warrants constituting part of the Reference Property shall be deemed for all purposes hereof to have a fair market value of zero.

   In the case of the event referred to in clause (v) above, the Reference Property shall be adjusted to include, from and after such dividend, distribution or issuance, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance, without interest thereon, plus (y) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance.

   An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends on any Reference Security consisting of capital stock occurring in such 12-month period (or, if such Reference Security was not outstanding at the commencement of such 12-month period, occurring in such shorter period during which such Reference Security was outstanding) exceeds on a per share basis 12% of the average of the Closing Prices per share of such Reference Security over such 12-month period (or such shorter period during which such Reference Security was outstanding); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis will be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of such Reference Security.

   In the event of (A) any consolidation or merger of an issuer of a Reference Security with or into another entity (other than a merger or consolidation in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of such issuer or another entity), (B) any statutory exchange of securities of an issuer of a Reference Security with another entity (other than in connection with a merger or acquisition) or (C) any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security (excluding any distribution in such event referred to in clause (v) above) (any such event described in clause (A), (B) or
(C), a "Reorganization Event"), the Reference Property shall be adjusted to include, from and after the effective date for such Reorganization Event, in lieu of the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event, the amount or number of any cash, securities and/or other property owned or received in such Reorganization Event with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event.

   No adjustments will be made for certain other events, such as offerings of IMC Common Stock by IMC for cash or in connection with acquisitions. Likewise, no adjustments will be made for any sales of IMC Common Stock by GVI.

   The Company is required, within ten Business Days following the occurrence of an event that requires an adjustment to the Reference Property (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), to provide written notice to the Trustee and to the holders of the STRYPES of the occurrence of such event and a statement in reasonable detail setting forth the amount or number of each type of Reference Security and other property then constituting part of the Reference Property.

Fractional Interests

   No fractional units of any Reference Security will be delivered if the Company pays and discharges the STRYPES by delivering Reference Property. In lieu of any fractional unit otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional unit based on the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date.

   To the extent practicable, the Company will deliver fractional interests of any Reference Property other than cash or a Reference Security if the Company pays and discharges the STRYPES by delivering Reference Property. If such delivery is not practicable, in lieu of delivering any such fractional interest otherwise deliverable in respect of all STRYPES of any holder on the Maturity Date, such holder shall be entitled to receive an amount in cash equal to the value of such fractional interest based on the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company) as of the third Trading Day preceding the Maturity Date of such Reference Property other than cash or a Reference Security.

Redemption, Sinking Fund and Payment Prior to Maturity

   The STRYPES are not subject to redemption by the Company prior to the Maturity Date and do not contain sinking fund or other mandatory redemption provisions. The STRYPES are not subject to payment prior to the Maturity Date at the option of the holder.

Ranking

   The STRYPES are unsecured obligations and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

   There are no contractual restrictions on the ability of the Company or its subsidiaries to incur additional secured or unsecured debt. However, borrowings by certain subsidiaries, including MLPF&S, are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Purchase Agreement

   Pursuant to the Purchase Agreement described under "Certain Arrangements with GVI," GVI is obligated to deliver to the ML&Co. Subsidiary (as defined below) immediately prior to the Maturity Date the Reference Property required by the Company to pay and discharge all of the STRYPES (including any STRYPES issued pursuant to the over-allotment option granted by the Company to MLPF&S). In lieu of delivering the Reference Property immediately prior to the Maturity Date, GVI has the right to satisfy its obligation under the Purchase Agreement by delivering at such time cash in an amount equal to the value of such Reference Property immediately prior to the Maturity Date. Such right, if exercised by GVI, must be exercised with respect to all of the Reference Property deliverable pursuant to the Purchase Agreement.

Securities Depository

   Upon issuance, all STRYPES were represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note was deposited with, or on behalf of, The Depository Trust Company, as Securities Depository (the "Securities Depository"), and registered in the name of the Securities Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for STRYPES in definitive form under the limited circumstances described below, no Global Note may be transferred except as a whole by the Securities Depository to a nominee of such Securities Depository or by a nominee of such Securities Depository to such Securities Depository or another nominee of such Securities Depository or by such Securities Depository or any such nominee to a successor of such Securities Depository or a nominee of such successor.

   The Securities Depository has advised the Company as follows: The Securities Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Securities Depository was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. The Securities Depository's Participants include securities brokers and dealers (including MLPF&S), banks, trust companies, clearing corporations, and certain other organizations.

   The Securities Depository is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Securities Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of STRYPES must be made by or through Participants, which will receive a credit on the records of the Securities Depository. The ownership interest of each actual purchaser of each STRYPES ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmations from the Securities Depository of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interest in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Securities Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

   So long as the Securities Depository, or its nominee, is the registered owner of a Global Note, the Securities Depository or its nominee, as the case may be, will be considered the sole owner or holder of the STRYPES represented by such Global Note for all purposes under the Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the STRYPES represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the STRYPES in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of the Securities Depository and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, the Securities Depository would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Securities Depository to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of any amount with respect to STRYPES registered in the name of the Securities Depository or its nominee will be made to the Securities Depository or its nominee, as the case may be, as the holder of the Global Notes representing such STRYPES. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Securities Depository, upon receipt of any payment in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings of beneficial interest in such Global Note as shown on the records of the Securities Depository. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

   If, with respect to a series of STRYPES, (x) the Securities Depository is at any time unwilling or unable to continue as Securities Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to any STRYPES of that series, the Company will issue STRYPES in definitive form in exchange for all of the Global Notes representing the STRYPES of that series. Such definitive STRYPES shall be registered in such name or names as the Securities Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Securities Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

Merger and Consolidation

   The Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume the due and punctual delivery or payment of the Underlying Securities (or cash with an equal value) in respect of, any interest and Additional Amounts on, and any other amounts payable with respect to, the STRYPES of each series and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Indenture.

Limitations Upon Liens

   The Indenture provides that the Company may not, and may not permit any Subsidiary (defined in the Indenture as any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly 50% of the shares of Voting Stock of such corporation) to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding STRYPES will be secured equally and ratably with such secured indebtedness.

Limitations on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Indenture provides that the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary, or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Events of Default

   Each of the following will constitute an Event of Default under the Indenture with respect to each series of STRYPES: (a) failure to pay and discharge the STRYPES of that series with the Underlying Securities or, if the Company so elects, to pay an equivalent amount in cash in lieu thereof when due; (b) failure to pay the Redemption Price or any redemption premium with respect to any STRYPES of that series when due; (c) failure to deposit any sinking fund payment, when and as due by the terms of any STRYPES of that series; (d) failure to pay any interest on or any Additional Amounts in respect of any STRYPES of that series when due, continued for 30 days; (e) failure to perform any other covenant of the Company contained in the Indenture for the benefit of that series or in the STRYPES of that series, continued for 60 days after written notice has been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 10% of the aggregate issue price of the Outstanding STRYPES of that series, as provided in the Indenture; (f) certain events in bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to STRYPES of that series.

   If an Event of Default (other than an Event of Default described in clause
(f) of the immediately preceding paragraph) with respect to the STRYPES of any series shall occur and be continuing, either the Trustee or the holders of at least 25% of the aggregate issue price of the Outstanding STRYPES of that series by notice as provided in the Indenture may declare an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, to be immediately due and payable in cash. If an Event of Default described in said clause (f) shall occur, an amount equal to the aggregate issue price of all the STRYPES of that series and the interest accrued thereon and Additional Amounts payable in respect thereof, if any, will become immediately due and payable in cash without any declaration or other action on the part of the Trustee or any holder. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority of the aggregate issue price of the Outstanding STRYPES of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the amount equal to the aggregate issue price of all the STRYPES of that series due by reason of such acceleration, have been cured or waived as provided in the Indenture. See "Modification and Waiver" below.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of STRYPES of any series, unless such holders of that series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the aggregate issue price of the STRYPES of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the STRYPES of that series.

   The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the fulfillment of any of its obligations under the Indenture and, if so, specifying all such known defaults.

   The STRYPES and other series of Senior Debt Securities issued under the Indenture will not have the benefit of any cross-default provisions with other indebtedness of the Company.

Modification and Waiver

   Unless otherwise specified in a Prospectus Supplement, modifications of and amendments to the Indenture affecting a series of STRYPES may be made by the Company and the Trustee with the consent of the holders of 66 2/3% of the aggregate issue price of the Outstanding STRYPES of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding STRYPES of such series affected thereby, (a) change the Maturity Date or the Stated Maturity of any installment of interest or Additional Amounts on any STRYPES or any premium payable on the redemption thereof, or change the Redemption Price, (b) reduce the amount of Underlying Securities payable with respect to any STRYPES (or reduce the amount of cash payable in lieu thereof), (c) reduce the amount of interest or Additional Amounts payable on any STRYPES or reduce the amount of cash payable with respect to any STRYPES upon acceleration of the maturity thereof, (d) change the place or currency of payment of interest or Additional Amounts on, or any amount of cash payable with respect to, any STRYPES, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any STRYPES, including the payment of Underlying Securities with respect to any STRYPES, (f) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series, the consent of whose holders is required to modify or amend the Indenture, (g) reduce the percentage of the aggregate issue price of Outstanding STRYPES of such series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver. Except as provided in the Indenture, no modification of or amendment to the Indenture may adversely affect the rights of a holder of any other Senior Debt Security without the consent of such holder.

   The holders of a majority of the aggregate issue price of each series of STRYPES may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority of the aggregate issue price of each series of STRYPES may waive any past default under the Indenture, except a default in the payment of the Underlying Securities with respect to any STRYPES of that series, or of cash payable in lieu thereof, or in the payment of any premium, interest or Additional Amounts on any STRYPES of that series for which payment had not been subsequently made or in respect of a covenant and provision of the Indenture which cannot be modified or amended without the consent of the holder of each Outstanding STRYPES of such series affected.

Governing Law

   The Indenture and the STRYPES will be governed by, and construed in accordance with, the laws of the State of New York.

Listing

   The STRYPES have listed on the NYSE under the symbol "IGL."

                         CERTAIN ARRANGEMENTS WITH GVI

   Pursuant to an agreement (the "Purchase Agreement") among the Company, Merrill Lynch Mortgage Capital Inc., a wholly-owned subsidiary of the Company (the "ML&Co. Subsidiary"), and GVI, GVI is obligated to deliver to the ML&Co. Subsidiary immediately prior to the Maturity Date the Reference Property required by the Company to pay and discharge all of the STRYPES. In lieu of delivering the Reference Property immediately prior to the Maturity Date, GVI has the right to satisfy its obligation under the Purchase Agreement by delivering at such time cash in an amount equal to the value of such Reference Property immediately prior to the Maturity Date. Such right, if exercised by GVI, must be exercised with respect to all of the Reference Property deliverable pursuant to the Purchase Agreement. Under the Purchase Agreement, the Company has agreed to pay and discharge the STRYPES by delivering to the holders thereof on the Maturity Date the form of consideration that the ML&Co. Subsidiary receives from GVI. The consideration to be paid by the ML&Co. Subsidiary under the Purchase Agreement is $153,382,017 in the aggregate, which was paid to GVI on July 9, 1996. No other consideration is payable by the ML&Co. Subsidiary to GVI in connection with its acquisition of the Reference Property pursuant to the Purchase Agreement or the performance of the Purchase Agreement by GVI. The Company has agreed with GVI that, without the prior consent of GVI, it will not amend the Indenture in any respect that would adversely affect any obligation of GVI under the Purchase Agreement, including, without limitation, increasing the consideration that GVI is obligated to deliver pursuant to the Purchase Agreement.

   Until such time, if any, as GVI shall have delivered the Reference Property to the ML&Co. Subsidiary pursuant to the terms of the Purchase Agreement, GVI will retain all ownership rights with respect to the Reference Property held by it (including, without limitation, voting rights and rights to receive any dividends, interest or other distributions in respect thereof).

   GVI has no obligations with respect to the STRYPES or amounts to be paid to holders thereof, including any obligation to take the needs of the Company or of holders of the STRYPES into consideration in determining whether to deliver the Reference Property or cash or for any other reason. The Purchase Agreement among the Company, the ML&Co. Subsidiary and GVI is a commercial transaction and does not create any rights in, or for the benefit of, any holder of STRYPES.

   In the event GVI does not perform under the Purchase Agreement, the Company will be required to otherwise acquire the Reference Property for delivery to the holders of the STRYPES on the Maturity Date, unless it elects to exercise its option to deliver cash with an equal value.

                                     EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results," "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, have been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in any of the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in any such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

              Subject to Completion, Issue Date: November 25, 1996


P R O S P E C T U S
-------------------

                            Merrill Lynch & Co., Inc.
               AMEX Hong Kong 30 Index* Equity Participation Notes
                              due February 16, 1999

   On February 16, 1996, Merrill Lynch & Co., Inc. (the "Company") issued $45,000,000 aggregate principal amount of AMEX Hong Kong 30 Index Equity Participation Notes due February 16, 1999 (the "Notes" or the "Securities"). As of the date of this Prospectus, $______ aggregate principal amount of Securities remain outstanding. The Securities were issued in denominations of $1,000 and integral multiples thereof, will bear no periodic payments of interest and will mature on February 16, 1999. At maturity, a beneficial owner of a Note will be entitled to receive, with respect to each Note, the principal amount thereof plus an interest payment (the "Supplemental Redemption Amount") based on the percentage increase, if any, in the AMEX Hong Kong 30 Index (the "Index") over the Benchmark Index Value. The Supplemental Redemption Amount will in no event be less than zero or more than $1,000 per $1,000 principal amount of Notes, representing a maximum annualized rate of return of 24.28% compounded semi-annually over a term of three years. The Notes are not redeemable or callable by the Company prior to maturity. While at maturity a beneficial owner of a Note will receive the principal amount of such Note plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise.

   The Supplemental Redemption Amount payable with respect to a Note at maturity will equal the product of (A) the principal amount of the applicable Note, and
(B) the percentage increase from the Benchmark Index Value to the Ending Index Value. The Benchmark Index Value equals 664.83 and was determined as described herein. The closing value of the Index on the date of this Prospectus was 579.79, and the Benchmark Index Value exceeds such closing value by 14.67%. The Ending Index Value, as more particularly described herein, will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Notes.
   For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity, the calculation and the composition of the Index, see "Description of Notes" and "The Index", respectively, in this Prospectus. For other information that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of this Prospectus.
   Ownership of the Notes will be maintained in book-entry form by or through the Depository (as hereinafter defined). Beneficial owners of the Notes will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.
   The Notes have been listed on the American Stock Exchange (the "AMEX") under 54the symbol "HKN.A".

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                               Merrill Lynch & Co.

                 The date of this Prospectus is         , 1996.

*The use and reference to the term "AMEX Hong Kong 30 Index" herein has been consented to by the American Stock Exchange. The "AMEX Hong Kong 30 Index" is a service mark of the American Stock Exchange.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the AMEX, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                            MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch
Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.


Ratio of Earnings to Fixed Charges


                       Year Ended Last Friday in December     Nine Months Ended
                            1991      1992  1993    1994 1995 September 27, 1996
                            ----      ----  ----    ---- ---- -----------------


Ratio of earnings
to fixed charges . . . .     1.2       1.3   1.4     1.2  1.2         1.2

   For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS

Payment at Maturity

   Benchmark Index Value will Exceed Value of Index on the Pricing Date. The Benchmark Index Value exceeded the closing value of the Index on the Pricing Date by 14.67%. Investors should be aware that if the Ending Index Value does not exceed the closing value of the Index on the Pricing Date by more than 14.67%, beneficial owners of the Notes will receive only the principal amount thereof.

   Yield may be Below Market Interest Rates on the Pricing Date. A beneficial owner of the Notes may receive no Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what the Company would pay as interest as of the Pricing Date if the Company issued non-callable senior debt securities with a similar maturity as that of the Notes. The return of principal of the Notes at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

   Limitation of Supplemental Redemption Amount. Because the Supplemental Redemption Amount will not exceed $1,000 per $1,000 principal amount of Notes, beneficial owners of Notes will not benefit from Index increases in excess of approximately 229% of the closing value of the Index on the Pricing Date (the "Maximum Index Value"). In no event will the Supplemental Redemption Amount exceed $1,000 per $1,000 principal amount of Notes.

   Yield on Notes will not Reflect Dividends. The Index does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the Index to the maturity of the Notes will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

   State Law Limit on Interest Paid. Because the Senior Indenture provides that the Notes are governed by and construed in accordance with the laws of New York, certain usury laws of New York State may apply. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company has covenanted for the benefit of the Holders of the Notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

Trading

   The Notes have been listed on the American Stock Exchange. It is expected that the secondary market for the Notes will be affected by the creditworthiness of the Company and by a number of other factors.

   The trading value of the Notes is expected to depend substantially on the extent of the appreciation, if any, of the Index over the Benchmark Index Value. See "The Index-Historical Data on the Index" in this Prospectus for historical values of the Index. If, however, Notes are sold prior to the maturity date at a time when the Index exceeds the Benchmark Index Value, the sale price may be at a substantial discount from the amount expected to be payable to the beneficial owner if such excess of the Index over the Benchmark Index Value were to prevail until maturity of the Notes because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which a beneficial owner will be able to sell Notes prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Benchmark Index Value. The limitation that the Supplemental Redemption Amount will not exceed $1,000 per $1,000 principal amount of Notes may adversely affect the secondary market value of the Notes and such adverse effect could occur even if the value of the Index is below the Maximum Index Value. A discount could also result from rising interest rates.

   In addition to the value of the Index, the trading value of the Notes may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Notes to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the Index are likely to affect the Notes' trading value. The expected effect on the trading value of the Notes of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

     Interest Rates. In general, if U.S. interest rates increase, the trading value of the Notes is expected to decrease. If U.S. interest rates decrease, the trading value of the Notes is expected to increase. If interest rates in Hong Kong increase, the trading value of the Notes is expected to increase; however, increased Hong Kong interest rates may adversely affect the economy of Hong Kong and, in turn, the Index, and the trading value of the Notes could then be expected to decrease. If interest rates in Hong Kong decrease, the trading value of the Notes is expected to decrease; however, decreased Hong Kong interest rates may favorably affect the economy of Hong Kong and, in turn, the Index, and consequently, the trading value of the Notes could then be expected to increase.

     Volatility of the Index. If the volatility of the Index increases, the trading value of the Notes is expected to increase. If the volatility of the Index decreases, the trading value of the Notes is expected to decrease.

     Time Remaining to Maturity. The Notes may trade at a value above that which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Notes. As the time remaining to maturity of the Notes decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Notes. In addition, the price at which a beneficial owner may be able to sell Notes prior to maturity may be at a discount, which may be substantial, from the principal amount of the Notes if the value of the Index is below, equal to, or not sufficiently above the Benchmark Index Value.

     Dividend Rates in Hong Kong. If dividend rates on the stocks comprising the Index increase, the value of the Notes is expected to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, the value of the Notes is expected to increase. However, in general, rising corporate dividend rates in Hong Kong may increase the value of the Index and, in turn, increase the value of the Notes. Conversely, falling dividend rates in Hong Kong may decrease the value of the Index and, in turn, decrease the value of the Notes.

     Hong Kong Dollar/U.S. Dollar Exchange Rates. The Supplemental Redemption Amount is based on a given level of the Index and will not be affected by changes in the Hong Kong dollar/U.S. dollar exchange rate. However, a number of economic factors, including the Hong Kong dollar/U.S. dollar exchange rate, could affect the value of the Underlying Stocks and, therefore, the value of the Index.

   The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Notes that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Notes to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Notes of a given change in interest rates, Index volatility and/or dividend rates of stocks comprising the Index is expected to be less if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes. The effect on the trading value of the Notes of a given appreciation of the Index in excess of the Benchmark Index Value is expected to be greater if it occurs later in the term of the Notes than if it occurs earlier in the term of the Notes, assuming all other relevant factors are held constant.

The Index

   The stocks underlying the Index have been issued by companies organized in Hong Kong. The prices of such Underlying Stocks will be affected by foreign political, economic and other developments.

   The Hong Kong Stock Exchange has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the Hong Kong Stock Exchange considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The Hong Kong Stock Exchange may also do so when: (1) an issuer fails, in a manner which the Hong Kong Stock Exchange considers material, to comply with the Hong

Kong Stock Exchange Listing Rules or its Listing Agreements; or (2) the Hong Kong Stock Exchange considers there are insufficient securities in the hands of the public; or (3) the Hong Kong Stock Exchange considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the Hong Kong Stock Exchange considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the Hong Kong Stock Exchange may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Since the stocks underlying the Index are traded on the Hong Kong Stock Exchange, changes in the Index may be affected by suspensions of trading generally or of one or more of the stocks underlying the Index, which limitations may, in turn, adversely affect the value of the Notes.

Important Considerations Relating to Hong Kong

   Investors should realize that the value of the Index, and therefore the potential Supplemental Redemption Amount, if any, may be adversely affected by political, economic or social instability, developments and changes in law or regulations, particularly in Hong Kong and the People's Republic of China ("China"). Certain of these factors are discussed below.

   In December 1984, Great Britain and China signed an agreement (the "Sino-British Accord") under which Hong Kong will revert to Chinese sovereignty effective July 1, 1997. Although China has committed by treaty to preserve for 50 years the economic and social freedoms currently enjoyed in Hong Kong, the continuation of the economic system in Hong Kong after the reversion will be affected by the Chinese government. Any increase in uncertainty as to the future economic and political status of Hong Kong could have a material adverse effect on the economy of Hong Kong and the Index.

   The Sino-British Accord provides that the basic policies of China regarding Hong Kong and the elaboration of these policies in the Sino-British Accord will be stipulated by the National People's Congress of China in a Basic Law of the Hong Kong Special Administrative Region (the "Hong Kong SAR") (the "Basic Law"). The Basic Law was finalized in February 1990 and adopted by the National People's Congress on April 4, 1990. The Basic Law provides that the Chief Executive of the Hong Kong SAR will be recommended by a committee composed of Hong Kong residents representing a broad spectrum of distinct constituencies, such as industry, labor and the various professions, and appointed by the government of China. The power of amendment of the Basic Law is vested in the National People's Congress of China. The Basic Law provides that the Hong Kong dollar will remain the legal tender in the Hong Kong SAR after the transfer of sovereignty. It also provides that no exchange control policies will be applied in the Hong Kong SAR and that the Hong Kong dollar will remain freely convertible.

   In the past, the prices of shares on the HKSE and Hong Kong property market values have experienced substantial fluctuations in response to political developments affecting China and relations between China and the United Kingdom. Although China has agreed by treaty that the Hong Kong SAR will have a high degree of legislative, legal and economic autonomy, there can be no assurance as to the consequence of the exercise of Chinese sovereignty over Hong Kong on the future economic and political status of Hong Kong and the Index.

   It is not clear how future developments in Hong Kong and China may affect the implementation of the Basic Law after the transfer of sovereignty in 1997. As a result of this political and legal uncertainty, the economic prospects of Hong Kong and the companies whose stocks comprise the Index are uncertain. Accordingly, the Hong Kong Stock Exchange has been, and can be expected to remain, highly volatile and sensitive to adverse political developments with regard to Hong Kong's future and perceptions of actual or potential political developments of that kind. For this reason, among others, the Index and the value of the Notes can also be expected to be volatile.

   Underlying Stocks. The performance of certain companies listed on the Hong Kong Stock Exchange is linked to the economic climate of China. Any downturn in economic growth or other negative developments affecting the economic climate of China could have a material adverse effect on the value of the Index. In addition, the Hong Kong securities markets are currently characterized by a high level of investment by and interest among United

States and other non-Hong Kong persons. Changes in the level of investment or interest could have a material adverse effect on the level of the Index.

   Although none of the companies whose stocks comprise the Underlying Stocks are currently organized under the laws of China, the level of the Index nonetheless can be affected by developments in China. China currently indirectly influences political and economic developments in various parts of Asia, including Hong Kong, and its influence is expected to continue to grow. The government of China, a socialist state controlled by the Communist Party of China, now permits private economic activities to a certain extent. Political, economic or social instability in, and diplomatic and other developments associated with, China could have a significant effect on economic conditions in Hong Kong and on the market prices and liquidity of securities traded on the Hong Kong Stock Exchange, including the Underlying Stocks. Moreover, many of the issuers of the Underlying Stocks have substantial investments in China, which investments could be adversely affected by political, economic, market and other developments in or affecting China. Accordingly, adverse political or economic developments in China could adversely affect the level of the Index and thus the value of the Notes.

   Underlying Stocks representing approximately one-third of the market capitalization of the Index (as of December 29, 1995) are companies engaged in real estate asset management, development, leasing, property sales and other related activities. Many factors may have an adverse impact on the credit quality of these real estate companies and, indirectly, the Index. Generally, these include economic recession, the cyclical nature of real estate markets, overbuilding, changing demographics, changes in governmental regulations (including tax laws and environmental, building, zoning and sales regulations), increases in real estate taxes or costs of material and labor, the inability to secure performance guarantees or insurance as required, the unavailability of investment capital and the inability to obtain construction financing or mortgage loans at rates acceptable to builders and purchasers of real estate. Additional risks include an inability to reduce expenditures associated with a property (such as mortgage payments and property taxes) when rental revenue declines, and possible loss upon foreclosure of mortgaged properties if mortgage payments are not paid when due.

Other Considerations

   It is suggested that prospective investors who consider purchasing the Notes should reach an investment decision only after carefully considering the suitability of the Notes in light of their particular circumstances.

   Investors should also consider the tax consequences of investing in the Notes and should consult their tax advisors.

   Merrill Lynch & Co., MLPF&S or its affiliates may from time to time engage in transactions involving the Underlying Stocks for their proprietary accounts and for other accounts under their management, which may influence the value of such Underlying Stocks and therefore the value of the Notes. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Notes. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Notes and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Notes, Merrill Lynch & Co., Inc., and with the interests of the holders of the Notes.

                              DESCRIPTION OF NOTES

General

   The Notes were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Notes will mature on February 16, 1999.

   While at maturity a beneficial owner of a Note will receive the principal amount of such Note plus the Supplemental Redemption Amount, if any, there will be no other payment of interest, periodic or otherwise. (See "Payment at Maturity" below.)

   The Notes are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Notes, beneficial owners of the Notes may accelerate the maturity of the Notes, as described under "Description of Notes--Events of Default and Acceleration" and "Other Terms--Events of Default" in this Prospectus.

   The Notes were issued in denominations of $1,000 and integral multiples thereof.

Payment at Maturity

   At maturity, a beneficial owner of a Note will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value of the Index does not exceed the Benchmark Index Value a beneficial owner of a Note will be entitled to receive only the principal amount thereof.

   At maturity, a beneficial owner of a Note will be entitled to receive, with respect to each such Note, (i) the principal amount thereof, and (ii) the Supplemental Redemption Amount equal in amount to:

                                    Ending Index Value-Benchmark Index Value
                                    ----------------------------------------
               Principal Amount  X
                                             Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero or more than $1,000 per $1,000 principal amount of Notes. The Benchmark Index Value equals 664.83. The Benchmark Index Value was determined on the Pricing Date by multiplying the Starting Index Value by a factor equal to 115%. The Starting Index Value was determined by the Calculation Agent and equaled the average (arithmetic mean) of the Computed Index Value as of 10:30 A.M., 11:00 A.M., 11:30 A.M., 12:00 Noon, 12:30 P.M., 2:30 P.M., 3:00 P.M. and
3:30 P.M. (Hong Kong time) on the Pricing Date. The "Computed Index Value" as of any time means the number obtained by (i) multiplying the last reported sales prices of each Underlying Stock at such time (as reported by Reuters Information Services, Inc. with respect to intra-day prices and by The Stock Exchange of Hong Kong Ltd. (the "Hong Kong Stock Exchange" or "HKSE") with respect to official closing prices) by the number of shares outstanding (as provided by the
AMEX) to obtain the market capitalization for each of the Underlying Stocks and
(ii) dividing the aggregate market capitalization of all the Underlying Stocks by the divisor used to calculate the last reported Index (see "The Index" herein). The AMEX has confirmed that the methodology used by the Calculation Agent to calculate the Computed Index Value is consistent with that currently used by the AMEX to calculate the Index. The Ending Index Value will be determined by MLPF&S (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the Hong Kong Stock Exchange is open for trading and the Index or any Successor Index is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

   The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $1,000 principal amount of Notes, (ii) the pretax annualized rate of return to beneficial owners of Notes, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 3.31% per annum, and no change in the U.S. dollar/Hong Kong dollar exchange rate, as more fully described below).


                     Percentage     Total       Pretax        Pretax Annualized
  Hypothetical         Change       Amount   Annualized Rate  Rate of Return of
     ending           Over the     Payable        of          Stocks Underlying
 Index Value of       Starting        at     Return on the          the
    the Index       Index Value    Maturity      Notes(1)         Index(1)(2)

 -------------      -----------   ---------  ---------------  -----------------
    289.06            -50%        $1,000.00      0.00%            -18.74%
    346.87            -40%        $1,000.00      0.00%            -13.20%
    404.68            -30%        $1,000.00      0.00%             -8.38%
    462.49            -20%        $1,000.00      0.00%             -4.09%
    520.30            -10%        $1,000.00      0.00%             -0.21%
    578.11(3)           0%        $1,000.00      0.00%              3.32%
    635.92             10%        $1,000.00      0.00%              6.58%
    693.73             20%        $1,043.47      1.41%              9.61%
    751.54             30%        $1,130.42      4.09%             12.43%
    809.35             40%        $1,217.38      6.61%             15.08%
    867.17             50%        $1,304.35      8.98%             17.59%
    924.98             60%        $1,391.30     11.22%             19.96%
    982.79             70%        $1,478.26     13.35%             22.21%
  1,040.60             80%        $1,565.21     15.38%             24.36%
  1,098.41             90%        $1,652.17     17.31%             26.41%
  1,156.22            100%        $1,739.12     19.16%             28.38%
  1,214.03            110%        $1,826.08     20.93%             30.26%
  1,271.84            120%        $1,913.03     22.64%             32.08%
  1,329.65            130%        $2,000.00     24.28%             33.83%
  1,387.46            140%        $2,000.00     24.28%             35.52%
  1,445.28            150%        $2,000.00     24.28%             37.15%

(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.
(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 3.31% per annum, paid quarterly from the date of initial delivery of Notes, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value; (iv) no transaction fees or expenses; (v) a term for the Notes from February 7, 1996 to February 16, 1996; (vi) a final Index value equal to the Ending Index Value; and (vii) no change in the U.S. dollar/Hong Kong dollar exchange rate. The aggregate dividend yield of the stocks underlying the Index as of January 16, 1996 was approximately 3.31%.
(3)  The Starting Index Value.

   The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein. Historical data regarding the Index is included in this Prospectus under "The Index--Historical Data on the Index".

Adjustments to the Index; Market Disruption Events

   If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

   "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

     (i) a suspension or absence of trading on the HKSE of (a) 20% or more of the Underlying Stocks and/or (b) the stocks of any three of the four most highly capitalized companies included in the Underlying Stocks which then comprise the Index or a Successor Index; or

     (ii) the suspension or material limitation on the HK Futures Exchange or any other major futures or securities market (which as of the date of this Prospectus includes only the HK Futures Exchange, but which in the Calculation Agent's judgment may change in the future) of trading in futures or options contracts related to the Hang Seng Index, the Index or a Successor Index.

   The Hang Seng Index uses certain of the same securities in its calculation as the Index (See "The Index--The Hong Kong Stock Exchange and the Hong Kong Futures Exchange" herein). For purposes of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant contract will not constitute a Market Disruption Event, (3) a suspension of trading in a futures or options contract on the Index by the AMEX or other major securities market by reason of (x) a price change exceeding limits set by the AMEX or such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Index and (4) an "absence of trading" on the HKSE, HK Futures Exchange or a major securities market on which futures or options contracts related to the Index are traded will not include any time when the HKSE, HK Futures Exchange or such securities market, as the case may be, itself is closed for trading under ordinary circumstances.

Discontinuance of the Index

   If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Notes.

   If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

   If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Notes.

Events of Default and Acceleration

   In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, with respect to each $1,000 principal amount thereof, will be equal to: (i) the initial issue price ($1,000), plus
(ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Notes. See "Description of Notes-Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Notes.

   In case of default in payment at the maturity date of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5.40% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

Depository

   The Notes are represented by one or more fully registered global securities (the "Global Notes"). Each such Global Note has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository (the "Depository"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

   DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

   DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Notes must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

   So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Note will not be entitled to have the Notes represented by such Global Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and any Supplemental Redemption Amount with respect to, Notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Notes representing such Notes. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Note, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Notes shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, the Global Notes will be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Notes.

                                    THE INDEX

The Index

   Unless otherwise stated, all information herein on the Index is derived from the AMEX or other publicly available sources as of February 2, 1996. Such information reflects the policies of the AMEX as stated in such sources and such policies are subject to change by the AMEX.

   The Index is a capitalization-weighted stock index designed, developed, maintained and operated by, and is a service mark of, the AMEX that measures the market value performance (share price times the number of shares outstanding) of selected Hong Kong Stock Exchange listed stocks. The Index currently is based on the capitalization of 30 Underlying Stocks trading on the Hong Kong Stock Exchange and is designed to represent a substantial segment of the Hong Kong stock market. The Hong Kong Stock Exchange is the primary trading market for most of the 30 Underlying Stocks. The primary trading market for all of the Underlying Stocks is either Hong Kong or London. Business sector representation of the Underlying Stocks comprising the Index as of February 2, 1996 was as follows: property development (33.36%), financing (21.80%), conglomerates (18.68%), utilities (18.01%) and also includes hotel/leisure (4.33%), airlines (2.24%), property investment (0.85%), transportation (0.46%) and publishing (0.24%). The Index was established on June 25, 1993. (See the table below for a list of the Underlying Stocks as of February 2, 1996.) As of February 2, 1996, the five largest Underlying Stocks accounted for approximately 48.53% of the market capitalization of the Index, with the largest being HSBC Holdings plc (12.30%), followed by Hutchison Whampoa Ltd. (9.80%), Sun Hung Kai Properties Ltd. (9.45%), Hong Kong Telecommunications Ltd. (9.10%) and Hang Seng Bank Ltd. (7.88%). The lowest weighted Underlying Stock, as of February 2, 1996, was Tai Chung (Holdings) Ltd. (0.23%).

   The Index is maintained by the AMEX and will contain at least 30 Underlying Stocks at all times. In addition, the Underlying Stocks must meet certain listing and maintenance standards as discussed below. The AMEX may change the composition of the Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement Underlying Stock must also meet the Underlying Stock listing and maintenance standards as discussed below. Further, the AMEX may replace Underlying Stocks in the event of certain corporate events, such as takeovers, or mergers, that change the nature of the security.

   The AMEX will select Underlying Stocks on the basis of their market weight, trading liquidity, and representation of the business industries reflected on the Hong Kong Stock Exchange. The AMEX will require that each Underlying Stock be one issued by an entity with major business interests in Hong Kong, listed for trading on the Hong Kong Stock Exchange, and have its primary trading market located in a country with which the AMEX has an effective surveillance sharing agreement. The AMEX will remove any Underlying Stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. In order to ensure that the Index does not contain a large number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the AMEX has also established additional qualification criteria for the inclusion and maintenance of Underlying Stocks, based on the following standards: (1) all Underlying Stocks selected for inclusion in the Index must have and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000 (approximately U.S.$388,000,000 on the date hereof); (2) all
Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50 (approximately U.S.$0.32 on the date hereof);
(3) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three Underlying Stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and
(4) all Underlying Stocks selected for inclusion in the Index must have, and thereafter maintain, a minimum "free float" value (total freely tradeable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three Underlying Stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$150,000,000, measured over the same period. The AMEX will review and apply the above qualification criteria relating to the Underlying Stocks on a quarterly basis, conducted the last business day in January, April, July, and October. Any Underlying Stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any Underlying Stock failing this second review will be replaced by a "qualified" Underlying Stock effective upon the close of business on the following Friday, provided however, that if such Friday is not a day on which the AMEX is open for trading, the replacement will be effective at the close of business on the first preceding day on which the AMEX is open for trading. The AMEX will notify its membership immediately after it determines to replace an Underlying Stock.

   The annual reports and prospectuses of the companies listed on the Hong Kong Stock Exchange are available for investors' inspection in the City Hall Library (a public library in Central Hong Kong). The Hong Kong Stock Exchange library also has information for each listed company but it is available only to members of the Hong Kong Stock Exchange.

   A company whose stock is included in the Index is not required to be incorporated under the laws of Hong Kong.

   The Index is a capitalization-weighted index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price (in Hong Kong dollars). For valuation purposes unrelated to the Notes, one Index unit (1.0) is assigned a fixed value of one U.S. dollar. The Index measures the average change in prices of the Underlying Stocks, weighted according to their respective market capitalizations, so that the effect of a percentage price change in an Underlying Stock will be greater the larger the Underlying Stock's market capitalization. The Index was established by the AMEX on June 25, 1993, on which date the Index value was set at 350.00. The daily calculation and public dissemination by the AMEX of the Index commenced on September 1, 1993. The data relating to the Index was back-calculated by the AMEX from January 2, 1989 to August 31, 1993. The Index is calculated by (i) adding the market capitalization of each Underlying Stock and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 (equivalent to approximately U.S.$148,656,241,000 based on the exchange rate as of such date) and the divisor used to calculate the Index was 3,293,797,570. The AMEX selected that particular divisor number in order, among other things, to ensure that the Index was set at a general price level consistent with other well recognized stock markets. The divisor is subject to periodic adjustments as set forth below. The Index is calculated once every Index Calculation Day by the AMEX based on the most recent official closing prices of each of the Underlying Stocks reported by the Hong Kong Stock Exchange. Pricing of the Index will be performed each day and be disseminated before the opening of trading via the Consolidated Tape Authority Network-B continuously during each day on which the AMEX is open for trading. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the Hong Kong Stock Exchange do not overlap with AMEX trading hours. Accordingly, updated price information for the Underlying Stocks will be unavailable.

   In order to maintain continuity in the level of the Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stock, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Index and in order that the value of the Index immediately after such change will equal the level of the Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the Underlying Stocks may significantly affect the behavior of the Index over time.

   The AMEX is under no obligation to continue the calculation and dissemination of the Index and the method by which the Index is calculated and the name "The AMEX Hong Kong 30 Index" may be changed at the discretion of the AMEX. The Notes are not sponsored, endorsed, sold or promoted by the AMEX. No inference should be drawn from the information contained in this Prospectus that the AMEX makes any representation or warranty, implied or express, to the Company, the beneficial owners of Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the Index to track general stock market performance. The AMEX has no obligation to take the needs of the Company or the beneficial owners of Notes into consideration in determining, composing or calculating the Index. The AMEX is not responsible for, and has not participated in the determination of the timing of prices for or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Supplemental Redemption Amount is determined. The AMEX has no obligation or liability in connection with the administration, marketing or trading of the Notes.

   The use of and reference to the Index in connection with the Notes have been consented to by the AMEX.

   Except with respect to the responsibility of the Calculation Agent to make certain calculations under certain circumstances as described herein, none of the Company, the Trustee, the Calculation Agent or the Underwriter accepts any responsibility for the calculation, maintenance or publication of the Index or any Successor Index. The AMEX disclaims all responsibility for any inaccuracies in the data on which the Index is based, or any mistakes or errors or omissions in the calculations or dissemination of the Index or for the manner in which such index is applied in determining the Supplemental Redemption Amount, if any.

   A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

The Hong Kong Stock Exchange and the Hong Kong Futures Exchange

   As of September 29, 1995, the Hong Kong Stock Exchange was the world's ninth largest stock exchange based on U.S. dollar market capitalization. There are no market-makers in Hong Kong, but exchange dealers may act as dual capacity broker-dealers. All of the Underlying Stocks of the Index are traded through the computerized trading system. Trading is undertaken from 10:00 A.M. to 12:30 P.M. and then from 2:30 P.M. to 3:55 P.M. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the Hong Kong Stock Exchange is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trades is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

   Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the Hong Kong Stock Exchange of the Underlying Stocks currently will cease at 2:55 A.M. or 3:55 A.M., New York City time. Using the last reported closing prices of the Underlying Stocks on the Hong Kong Stock Exchange, the level of the Index on any such trading day generally will be calculated, published and disseminated by the AMEX in the United States shortly prior to the opening of trading on the AMEX in New York on the same calendar day.

   The Hong Kong Stock Exchange has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the Hong Kong Stock Exchange considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The Hong Kong Stock Exchange may also do so where: (1) an issuer fails, in a manner which the Hong Kong Stock Exchange considers material, to comply with the Hong Kong Stock Exchange Listing Rules or its Listing Agreements; or (2) the Hong Kong Stock Exchange considers there are insufficient securities in the hands of the public; or (3) the Hong Kong Stock Exchange considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the Hong Kong Stock Exchange considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the Hong Kong Stock Exchange may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. For instance, dealing on a listed company's shares will normally be suspended when information about an intention to make a private placing, or a very substantial transaction compared to the net asset value of the company, has been leaked through an improper channel. Trading will not be resumed until after a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in that stock.

   An issuer may apply for suspension on its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the Hong Kong Stock Exchange, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation.

   As a result of the foregoing, variations in the Index may be limited by suspension of trading of individual stocks which comprise the Index which may in turn, adversely affect the value of the Notes. In addition, a partial or total halt in trading of all of the Underlying Stocks could result in a Market Disruption Event. See "Description of Notes--Adjustments to the Index; Market Disruption Events" herein.

   Because the Index uses certain of the same securities in its calculation as the Hang Seng Index ("HSI"), another stock index, the HSI is referenced to determine if a Market Disruption Event has occurred. A Market Disruption Event can occur if there is a suspension or material limitation on the HK Futures Exchange of trading in futures or options contracts related to the HSI. The stock index contracts traded on the HK Futures Exchange are based upon the HSI and its four sub-indices: properties, utilities, finance, and commerce and industry. The HSI is a value-weighted index of 33 stocks and every stock in the HSI is represented in one of the four sub-indices. The following Underlying Stocks of the Index (as of December 29, 1995) are not constituent securities of the HSI: Chinese Estates Holdings, Henderson Investment Ltd. and Tai Cheung (Holdings) Ltd. The following constituent securities of the HSI (as of December 29, 1995) are not Underlying Stocks of the Index: Hong Kong Aircraft Eng. Co. Ltd., Johnson Electric Holdings Ltd., Mirmar Hotel and Inv. Co. Ltd., Shangri-La Asia Ltd., South China Morning Post (Holdings) Ltd. and Television Broadcasts Ltd. The Index also differs from the HSI in that, among other things, the selection, maintenance and replacement criteria for the constituent securities of the two indices are not the same and that they are operated and governed by the rules of different entities.

   Currently, the contracts listed on the HK Futures Exchange are HSI futures, HSI sub-indices futures, HSI options, gold and Hong Kong Interbank Offered Rate futures. There is a daily maximum fluctuation limit of 300 points imposed on the HSI contracts (not applicable to spot mark contracts). Once the limit is touched, orders cannot be transacted above (the outside limit) or below (the downside limit) but orders within the range can continue to trade.

   The foregoing discussion reflects the current rules governing the Hong Kong Stock Exchange and the HK Futures Exchange, which are subject to change.

   The HK Futures Exchange takes no responsibility for the contents of this document, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document. The HK Futures Exchange has made no assessment of, nor taken any responsibility for, the financial soundness of the Company or the merits of investing in the Notes, nor have they verified the accuracy or the truthfulness of statements made or opinions expressed in this document.

   "Hong Kong Futures Exchange" and "HK Futures Exchange" are trademarks of the Hong Kong Futures Exchange Ltd.

                                   OTHER TERMS

General

   The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.
                                       17

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              SUBJECT TO COMPLETION, ISSUE DATE: NOVEMBER 25, 1996


   P R O S P E C T U S
   -------------------
                             MERRILL LYNCH & CO., INC.
           S&P 500 MARKET INDEX TARGET-TERM SECURITIES(SM) DUE MAY 10, 2001
                                    ("MITTS(R)")

     On May 10, 1996, Merrill Lynch & Co., Inc. (the "Company") issued an aggregate principal amount of $110,000,000 of S&P 500 Market Index Target-Term Securities due May 10, 2001 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Securities Depository described below. Units will be transferable by the Securities Depository, as more fully described below, in denominations of whole Units.
     The Securities are debt securities of the Company. The Securities were issued in denominations of $10 and integral multiples thereof, will bear no periodic payments of interest and will mature on May 10, 2001. At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each Security, the principal amount thereof plus an interest payment, if any (the "Supplemental Redemption Amount"), based on the percentage increase, if any, in the S&P 500 Composite Stock Price Index (the "Index") over the Starting Index Value. The Supplemental Redemption Amount will in no event be less than zero. The Securities are not redeemable or callable by the Company prior to maturity. At maturity, a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption
  Amount, if any, however, there will be no other payment of interest, periodic or otherwise.
     The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, (B) the percentage increase from the Starting Index Value to the Ending Index Value, and (C) the Participation Rate. The Starting Index Value equals 638.26 which was the closing value of the Index on the date the Securities were priced by the Company for initial sale to the public (the "Pricing Date"). The Ending Index Value, as more particularly described herein, will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Securities. The Participation Rate equals 110%.
     FOR INFORMATION AS TO THE CALCULATION OF THE SUPPLEMENTAL REDEMPTION AMOUNT WHICH WILL BE PAID AT MATURITY, THE CALCULATION AND THE COMPOSITION OF THE INDEX, SEE "DESCRIPTION OF SECURITIES" AND "THE INDEX", RESPECTIVELY, IN THIS PROSPECTUS. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
     Ownership of the Securities will be maintained in book-entry form by or through the Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.
     The Securities have been listed on the New York Stock Exchange under the symbol "MIX".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
              HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The
       Securities may be offered on the New York Stock Exchange, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale.  The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of
                             Securities Dealers, Inc.
                                Merrill Lynch & Co.
                  THE DATE OF THIS PROSPECTUS IS         , 1996.

       (R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     STANDARD & POOR'S CORPORATION ("S&P") DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996, March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1,
  1996, May 13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed
  June 7, 1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996,
  October 15, 1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY (WITHOUT EXHIBITS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE) OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. GREGORY T. RUSSO, SECRETARY, MERRILL LYNCH & CO., INC., 100 CHURCH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10080-6512; TELEPHONE NUMBER (212) 602-8435.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             MERRILL LYNCH & CO., INC.

     Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets
  PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

  Ratio of Earnings to Fixed Charges


                         Year Ended Last Friday in December   Nine Months Ended
                             1991    1992   1993   1994 1995  September 27, 1996
                             ----    ----   ----   ---- ----    --------------

  Ratio of earnings
  to fixed charges . . .     1.2      1.3   1.4     1.2  1.2         1.2

   For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS
                              PAYMENT AT MATURITY

Supplemental Redemption Amount May be Zero.   Investors should be aware that if
the Ending Index Value does not exceed the Starting Index Value, beneficial owners of the Securities will receive only the principal amount thereof at maturity, even if the value of the Index at some point between the issue date and the maturity date of the Securities exceeded the Starting Index Value.

Yield may be Below Market Interest Rates on the Pricing Date.   A beneficial
owner of the Securities may receive no Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what the Company would pay as interest as of the Pricing Date if the Company issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

   Yield on Securities will not Reflect Dividends.   The Index does not reflect
the payment of dividends on the stocks underlying it and therefore the yield based on the Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

   State Law Limit on Interest Paid.   Because the Senior Indenture provides
that the Securities are governed by and construed in accordance with the laws of New York, certain usury laws of New York State may apply. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company will covenant for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

TRADING

   The Securities have been listed on the New York Stock Exchange under the symbol "MIX".

    It is expected that the trading value of the Securities in the secondary market will be affected by the creditworthiness of the Company and by a number of other factors. The trading value of the Securities is expected to depend substantially on the extent of the appreciation, if any, of the Index over the Starting Index Value. See "The Index--Historical Data on the Index" in this Prospectus for historical values of the Index. If, however, Securities are sold prior to the maturity date at a time when the Index exceeds the Starting Index Value, the sale price may be at a substantial discount from the amount expected to be payable to the beneficial owner if such excess of the Index over the Starting Index Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Starting Index Value. A discount could also result from rising interest rates.

   In addition to the value of the Index, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount, if any. Accordingly, investors should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

   Interest Rates.   Because the Securities repay at a minimum the principal
amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the Securities is expected to decrease. If U.S. interest rates decrease, the trading value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the value of the Securities.

   Volatility of the Index.   If the volatility of the Index increases, the
trading value of the Securities is expected to increase. If the volatility of the Index decreases, the trading value of the Securities is expected to decrease.

   Time Remaining to Maturity.   The Securities may trade at a value above that
which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Index is below, equal to, or not sufficiently above the Starting Index Value.

   Dividend Rates in the United States.   If dividend rates on the stocks
comprising the Index increase, the value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the Index and, in turn, increase the value of the Securities. Conversely, falling U.S. dividend rates may decrease the value of the Index and, in turn, decrease the value of the Securities.

   The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates, Index volatility and/or dividend rates of stocks comprising the Index is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. The effect on the trading value of the Securities of a given appreciation of the Index in excess of the Starting Index Value is expected to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

THE INDEX

   The value of the Index and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the stocks underlying the Index.

OTHER CONSIDERATIONS

   It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in light of their particular circumstances.

   Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

   MLPF&S or its affiliates may from time to time engage in transactions involving the stocks underlying the Index for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.


                            DESCRIPTION OF SECURITIES

GENERAL

   The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on May 10, 2001.

   At maturity, a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise. (See "Payment at Maturity" below.)

   The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" in this Prospectus and "Other Terms--Events of Default" in this Prospectus.

   The Securities were issued in denominations of whole Units.

PAYMENT AT MATURITY

   At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Starting Index Value a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

   At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit), and (ii) the Supplemental Redemption Amount equal in amount to:

Principal Amount X Ending Index Value--Starting Index Value X Participation Rate
                   ----------------------------------------
                            Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Starting Index Value equals 638.26, which was the closing value of the Index on the date the Securities were priced by the Company for initial sale to the public (i.e, the Pricing Date). The Participation Rate equals 110%. The Ending Index

Value will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the Index or any Successor Index is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purpose and binding on the Company and beneficial owners of the Securities.

   The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the total rate of return to beneficial owners of the Securities, (iii) the pretax annualized rate of return to beneficial owners of Securities, and (iv) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 2.20% per annum, as more fully described below).

                          Total Amount                 Pretax        Pretax
              Percentage    Payable at   Total Rate  Annualized    Annualized
               Change      Maturity per      of         Rate     Rate of Return
Hypothetical   Over the   $10 Principal  Return on  of Return on    of Stocks
   Ending     Starting      Amount of       the         the      Underlying the
Index Value  Index Value    Securities  Securities Securities(1) Index(1)(2)
-----------  -----------    ----------  ---------- ------------- ---------------
  319.13        -50%        $   10.00      0.00%        0.00%      -11.41%
  382.96        -40%        $   10.00      0.00%        0.00%       -7.89%
  446.78        -30%        $   10.00      0.00%        0.00%       -4.89%
  510.61        -20%        $   10.00      0.00%        0.00%       -2.25%
  574.43        -10%        $   10.00      0.00%        0.00%        0.09%
  638.26(3)       0%        $   10.00      0.00%        0.00%        2.21%
  702.09         10%        $   11.10     11.00%        2.10%        4.15%
  765.91         20%        $   12.20     22.00%        4.02%        5.94%
  829.74         30%        $   13.30     33.00%        5.80%        7.61%
  893.56         40%        $   14.40     44.00%        7.44%        9.16%
  957.39         50%        $   15.50     55.00%        8.97%       10.62%
1,021.22         60%        $   16.60     66.00%       10.42%       12.00%
1,085.04         70%        $   17.70     77.00%       11.77%       13.30%
1,148.87         80%        $   18.80     88.00%       13.05%       14.54%
1,212.69         90%        $   19.90     99.00%       14.27%       15.72%
1,276.52        100%        $   21.00    110.00%       15.43%       16.84%
1,340.35        110%        $   22.10    121.00%       16.53%       17.92%
1,404.17        120%        $   23.20    132.00%       17.59%       18.95%

--------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the current relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the Starting Index Value to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 2.20% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the Starting Index Value to the applicable hypothetical Ending Index Value; (iv) no transaction fees or expenses; (v) a term for the Securities from May 13, 1996 to May 10, 2001; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of May 7, 1996 was approximately 2.20%.

(3)  The Starting Index Value.

   The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the total and pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein. Historical data regarding the Index is included in this Prospectus under "The Index--Historical Data on the Index".

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENTS

   If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

   "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

   (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 100 or more of the securities included in the S&P 500 Index, or

   (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the Index which are traded on the Chicago Board Options Exchange, Inc.

   For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

DISCONTINUANCE OF THE INDEX

   If S&P discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by S&P or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

   If S&P discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such

Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

   If S&P discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.


Events of Default and Acceleration

   In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

   In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 8% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depository

   The issuance, all Securities are represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security has been deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository (the "Depository"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

   DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

   DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

   So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

Same-Day Settlement and Payment

   Settlement for the Securities will be made by the Underwriter in immediately available funds. All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                   THE INDEX

   All disclosure contained in this Prospectus regarding the Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information prepared by S&P as of May 7, 1996. Neither the Company nor the Underwriter takes any responsibility for the accuracy or completeness of such information.

General

   The Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of April 29, 1996, the 500 companies included in the Index represented approximately 77% of the aggregate Market Value of common stocks traded on The New York Stock Exchange; however, these 500 companies are not the 500 largest companies listed on The New York Stock Exchange and not all of these 500 companies are listed on such exchange. As of April 29, 1996, the aggregate market value of the 500 companies included in the Index represented approximately 70% of the aggregate market value of United States domestic, public companies. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of The New York Stock Exchange, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that Company's common stock is generally responsive to changes in the affairs of the respective industry and the Market Value and trading activity of the common stock of that company. As of April 29, 1996, the 500 companies included in the Index were divided into 90 individual groups. These individual groups comprised the following four main groups of companies (with the number of companies currently included in each group indicated in parentheses): Industrials (372), Utilities (49), Transportation (14) and Financial (65). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above.

Computation of the S&P 500 Index

   S&P currently computes the Index as of a particular time as follows:

   (1) the product of the market price per share and the number of then outstanding shares of each component stock is determined as of such time (such product referred to as the "Market Value" of such stock);
   (2) the Market Value of all component stocks as of such time (as determined under clause (1) above) are aggregated;
   (3) the mean average of the Market Values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;
   (4) the mean average Market Values of all such common stocks over such base period (as determined under clause (3) above) are aggregated (such aggregate amount being referred to as the "Base Value");
   (5) the aggregate Market Value of all component stocks as of such time (as determined under clause (2) above) is divided by the Base Value; and
   (6) the resulting quotient (expressed in decimals) is multiplied by ten.

While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change such methodology in a manner that may affect the Supplemental Redemption Amount, if any, payable to beneficial owners of Securities upon maturity or otherwise.

   S&P adjusts the foregoing formula to negate the effect of changes in the Market Value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. Such changes may result from such causes as the issuance of stock dividends, the granting to shareholders of rights to purchase additional shares of such stock, the purchase thereof by employees pursuant to employee benefit plans, certain consolidations and acquisitions, the granting to shareholders of rights to purchase other securities of the company, the substitution by S&P of particular component stocks in the Index, and other reasons. In all such cases, S&P first recalculates the aggregate Market Value of all component stocks (after taking account of the new market price per share of the particular component stock or the new number of outstanding shares thereof or both, as the case may be) and then determines the New Base Value in accordance with the following formula:

               Old Base Value   X    New Market Value = New Base Value
                                     -----------------
                                     Old Market Value

The result is that the Base Value is adjusted in proportion to any change in the aggregate Market Value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of such causes upon the Index.

   A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

License Agreement

   S&P and Merrill Lynch Capital Services, Inc. have entered into a non-exclusive license agreement providing for the license to Merrill Lynch Capital Services, Inc., in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the Securities, and the Company is an authorized sublicensee thereof.

   The license agreement between S&P and Merrill Lynch Capital Services, Inc. provides that the following language must be stated in this Prospectus:

      "The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the Holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Index to track general stock market performance. S&P's only relationship to Merrill Lynch Capital Services, Inc. and the Company (other than transactions entered into in the ordinary course of business) is the licensing of certain servicemarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to the Company or the Securities. S&P has no obligation to take the needs of the Company or the Holders of the Securities into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Securities, prices at which the Securities are to initially be sold, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities."

                                   OTHER TERMS
General

   The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the

Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended,

(the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              Subject to Completion, Issue Date: November 25, 1996


P R O S P E C T U S
-------------------
                            Merrill Lynch & Co., Inc.
       Technology Market Index Target-Term Securities(SM) due August 15, 2001
                                   ("MITTS(R)")

On August 12, 1996, Merrill Lynch & Co., Inc. (the "Company") issued $25,000,000 aggregate principal amount (2,500,000 Units) of Technology Market Index Target-Term Securities due August 15, 2001 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Depository described below. Units will be transferable by the Depository, as more fully described below, in denominations of whole Units.
   The Securities are debt securities of the Company, which were issued in denominations of $10 and integral multiples thereof, will bear no periodic payments of interest and will mature on August 15, 2001. At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each Security, the principal amount thereof plus an interest payment (the "Supplemental Redemption Amount"), based on the percentage increase, if any, in the CBOE Technology Index* (the "Index") over the Benchmark Index Value. The Supplemental Redemption Amount will in no event be less than zero or more than $10 per $10 principal amount of Securities, representing a maximum annualized rate of return of 14.33% compounded semi-annually over the term of the Securities. The Securities are not redeemable or callable by the Company prior to maturity. At maturity, a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise.

   The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security and (B) the percentage increase from the Benchmark Index Value to the Ending Index Value. The Benchmark Index Value equals 189.48 and was determined as described herein. The closing value of the Index on the date the Securities were priced by the Company for initial sale to the public was 168.43, and the Benchmark Index Value exceeded such closing value by 12.5%. The Ending Index Value, as more particularly described herein, will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Securities.
   For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity, the calculation and the composition of the Index, see "Description of Securities" and "The Index", respectively, in this Prospectus. For other information that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of this Prospectus.
   Ownership of the Securities will be maintained in book-entry form by or through the Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.
   The Securities have been listed on the Chicago Board Options Exchange, Inc. (the "CBOE") and the New York Stock Exchange (the "NYSE") under the symbol "TKM".
                                _____________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                _____________

This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the CBOE and the NYSE, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules to the By-Laws of the National Association of Securities Dealers, Inc.
                                _____________

                               Merrill Lynch & Co.
                                _____________

                 The date of this Prospectus is         , 1996.

     (R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

     * The use and reference of the term "CBOE Technology Index" herein has been consented to by the CBOE.
         The "CBOE Technology Index" is a service mark of the CBOE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the NYSE, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                            MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch
Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                       Year Ended Last Friday in December     Nine Months Ended
                          1991      1992  1993    1994 1995   September 27, 1996
                          ----      ----  ----    ---- ----   ------------------


Ratio of earnings
to fixed charges  . . .    1.2       1.3   1.4     1.2  1.2          1.2

   For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS
Payment at Maturity

Benchmark Index Value will Exceed Value of Index on the Pricing Date.   The
Benchmark Index Value exceeded the closing value of the Index on the Pricing Date by 12.5%. Investors should be aware that if, at maturity, the Ending Index Value does not exceed the closing Index value on the Pricing Date by more than 12.5%, beneficial owners of the Securities will receive only the principal amount thereof.

   Yield may be Below Market Interest Rates on the Pricing Date.   A beneficial
owner of the Securities may receive no Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what the Company would pay as interest as of the Pricing Date if the Company issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

   Limitation of Supplemental Redemption Amount.   Because the Supplemental
Redemption Amount will not exceed $10 per $10 principal amount of Securities, beneficial owners of Securities will not benefit from Index increases in excess of approximately 125% of the closing Index value on the Pricing Date (the "Maximum Index Value"). In no event will the Supplemental Redemption Amount exceed $10 per $10 principal amount of Securities.

   Yield on Securities will not Reflect Dividends.   The Index does not reflect
the payment of dividends on the stocks underlying it and therefore the yield based on the Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

Trading

   The Securities have been listed on the CBOE and on the NYSE under the symbol "TKM". It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

   The trading value of the Securities is expected to depend substantially on the extent of the appreciation, if any, of the Index over the Benchmark Index Value. See "The Index--Historical Data on the Index" in this Prospectus for historical values of the Index. If, however, Securities are sold prior to the maturity date at a time when the Index exceeds the Benchmark Index Value, the sale price may be at a substantial discount from the amount expected to be payable to the beneficial owner if such excess of the Index over the Benchmark Index Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Benchmark Index Value. The limitation that the Supplemental Redemption Amount will not exceed $10 per $10 principal amount of Securities may adversely affect the secondary market value of the Securities and such adverse effect could occur even if the value of the Index is below the Maximum Index Value. A discount could also result from rising interest rates.

   In addition to the value of the Index, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

   Interest Rates.   Because the Securities repay at a minimum the principal
amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the Securities is expected to decrease. If U.S. interest rates decrease, the trading value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, may decrease the trading value of the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the trading value of the Securities.

   Volatility of the Index.   If the volatility of the Index increases, the
trading value of the Securities is expected to increase. If the volatility of the Index decreases, the trading value of the Securities is expected to decrease.

   Time Remaining to Maturity.   The Securities may trade at a value above that
which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Index is below, equal to, or not sufficiently above the Benchmark Index Value.

   Dividend Rates in the United States.   If dividend rates on the stocks
comprising the Index increase, the trading value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the Index decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the Index and, in turn, increase the trading value of the Securities. Conversely, falling U.S. corporate dividend rates may decrease the value of the Index and, in turn, decrease the trading value of the Securities.

   The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In addition, the impact of a given factor may change depending on the prevailing value of the Index relative to the Benchmark Index Value and the Maximum Index Value and on the time remaining to maturity. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates, Index volatility and/or dividend rates of stocks comprising the Index is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. The effect on the trading value of the Securities of a given appreciation of the Index in excess of the Benchmark Index Value is expected to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

The Index

   The value of the Index and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the stocks underlying the Index. Since the stocks underlying the Index are of companies involved in various aspects of the high technology industry segment, factors affecting this industry segment may affect the value of the Index and therefore the trading value of the Securities.

Other Considerations

   It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in light of their particular circumstances.

   Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

   MLPF&S or its affiliates may from time to time engage in transactions involving the stocks underlying the Index for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.

                            DESCRIPTION OF SECURITIES

General

   The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on August 15, 2001.

   At maturity, a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise. (See "Payment at Maturity" below.)

   The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" in this Prospectus and "Other Terms--Events of Default" in this Prospectus.

   The Securities were issued in denominations of whole Units.

Payment at Maturity

   At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Index Value does not exceed the Benchmark Index Value a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

   At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit), and (ii) the Supplemental Redemption Amount equal in amount to:

   Principal  Amount  X Ending Index Value--Benchmark Index Value
                        -----------------------------------------
                                    Benchmark Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero or more than $10 per $10 principal amount of Securities. The Benchmark Index Value equals 189.48. The Benchmark Index Value was determined on the Pricing Date by multiplying the closing value of the Index on the Pricing Date by a factor equal to 112.5%. The Ending Index Value will be determined by MLPF&S (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the NYSE is open for trading and trading generally occurs in the over-the-counter market for equity securities and the Index or any Successor Index is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

   The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the pretax annualized rate of return to beneficial owners of Securities, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Index (which includes an assumed aggregate dividend yield of 0.20% per annum, as more fully described below).


                                                       Pretax
                                          Total      Annualized   Pretax Annualized
                                          -----                   -----------------
                     Percentage Change    Amount      Rate of     Rate of Return of
                     -----------------   -------                  -----------------
Hypothetical Ending  Over the Starting Payable at   Return on the Stocks Underlying
-------------------  ----------------- ----------                 -----------------
  Index Value           Index Value      Maturity   Securities(1)  the Index(1)(2)
  -----------           -----------     ---------                  ---------------

      84.22                -50%         $  10.00       0.00%               -13.20%
     101.06                -40%         $  10.00       0.00%                -9.77%
     117.90                -30%         $  10.00       0.00%                -6.81%
     134.74                -20%         $  10.00       0.00%                -4.22%
     151.59                -10%         $  10.00       0.00%                -1.90%
     168.43(3)              0%          $  10.00       0.00%                 0.20%
     185.27                 10%         $  10.00       0.00%                 2.12%
     202.12                 20%         $  10.67       1.30%                 3.88%
     218.96                 30%         $  11.56       2.92%                 5.52%
     235.80                 40%         $  12.44       4.41%                 7.05%
     252.65                 50%         $  13.33       5.82%                 8.49%
     269.49                 60%         $  14.22       7.15%                 9.84%
     286.33                 70%         $  15.11       8.41%                11.12%
     303.17                 80%         $  16.00       9.61%                12.33%
     320.02                 90%         $  16.89       10.74%               13.48%
     336.86                100%         $  17.78       11.83%               14.58%
     353.70                110%         $  18.67       12.86%               15.63%
     370.55                120%         $  19.56       13.85%               16.64%
     387.39                130%         $  20.00       14.33%               17.60%
     404.23                140%         $  20.00       14.33%               18.53%
     421.08                150%         $  20.00       14.33%               19.43%


--------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Index with the allocation of such amount reflecting the relative weights of such stocks in the Index; (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Index from the closing value of the Index on the Pricing Date to the relevant hypothetical Ending Index Value; (iii) a constant dividend yield of 0.20% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Index at the end of each such quarter assuming such value increases or decreases linearly from the closing value of the Index on the Pricing Date to the applicable hypothetical Ending Index Value; (iv) no transaction fees or expenses; (v) an investment term equal to the term of the Securities; and (vi) a final Index value equal to the Ending Index Value. The aggregate dividend yield of the stocks underlying the Index as of August 7, 1996 was approximately 0.20%.

(3)  The closing value of the Index on the Pricing Date.

   The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein. Historical data regarding the Index is included in this Prospectus under "The Index--Historical Data on the Index".

Adjustments to the Index; Market Disruption Events

   If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

   "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

   (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading in 5 or more of the securities included in the Index, or

   (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts on the Index which are traded on the Chicago Board Options Exchange, Inc.

   For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

   If the CBOE discontinues publication of the Index and the CBOE or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Index as calculated by the CBOE or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

   If the CBOE discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

   If the CBOE discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

   In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

   In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.76% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depository

   Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository (the "Depository"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

   DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

   DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

   So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

Same-Day Settlement and Payment

   All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                   THE INDEX

The Index

Unless otherwise stated, all information herein on the Index is derived from the CBOE or other publicly available sources. Such information reflects the policies of the CBOE as stated in such sources and such policies are subject to change by the CBOE.

The Index is a price-weighted stock index designed, developed, maintained and operated by, and is a service mark of, the CBOE. The Index is designed to provide an indication of the composite price performance of the common stocks of companies involved in the U.S. high technology industry segment (i.e., companies involved in the design and manufacture of high technology components and systems). The Index consists of the stocks of 30 issuers involved in various aspects of the high technology industry segment, including: computer services, telecommunications equipment, server software and hardware, design software, PC software and hardware, networking, peripherals, and semiconductors. (See the table below for a list of the stocks underlying the Index as of August 5, 1996.) The CBOE selects companies for inclusion in the Index with the aim of representing the spectrum of companies that develop components and systems that define high technology. Relevant criteria employed by the CBOE include the viability of the particular company, the extent to which that company represents the high technology sector, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the technology sector and the market value and trading activity of the common stock of that company. As of August 5, 1996, the 30 companies included in the Index were divided into five main individual groups. These individual groups comprised the following (with the number of companies currently included in each group indicated in parentheses): Computer Hardware (8), Computer Software (6), Computer Systems & Services (6), Telecommunications (5) and Semiconductors (5). The CBOE may from time to time, in its sole discretion, add companies to, or delete companies from, the Index to achieve the objectives stated above. The Index has a base date of January 3, 1995.

   The common stocks comprising the Index are currently listed either on the New York Stock Exchange or traded through the facilities of the National Association of Securities Dealers Automated Quotation System and reported as National Market System securities. As of August 5, 1996, the 30 companies included in the Index had an aggregate market value of $445.9 billion, with an average capitalization of $14.86 billion. The Index components ranged in size from $906.6 million to $72.3 billion, with a median capitalization of $4.81 billion. All of the stocks are currently the subject of listed options trading in the U.S.

   The average monthly trading volumes per Index component over the six month period ending July 31, 1996 ranged from a low of 5.65 million shares to a high of 177.6 million shares. As of August 5, 1996, the largest stock in the Index, by value, accounted for 8.88% of the Index, while the smallest represented 0.78% of the Index. Also on that date, the top five stocks in the Index accounted for 32.26% of the Index by value.

   The Index satisfies the CBOE's generic maintenance standards for options on narrow-based stock indexes.

Computation of the Index

   The Index is a price-weighted index (i.e., the weight in the Index of a stock underlying the Index (an "Underlying Stock") is based on its price per share rather than the total market capitalization of the issuer of such stock) and reflects changes in the prices of the Underlying Stocks relative to the index base date, January 3, 1995, when the Index equaled 100.00. Specifically, the Index value is calculated by (i) totaling the prices of a single share of each of the Underlying Stocks (the "Market Price Aggregate"), and (ii) dividing the Market Price Aggregate by the Index Divisor. The Index Divisor was originally chosen to result in an Index value of 100 on January 3, 1995, and is subject to periodic adjustments as set forth below. The stock prices used to calculate the Index are those reported by a primary market for the Underlying Stocks.

   The CBOE adjusts the foregoing Index Divisor to negate the effects of changes in the price of an Underlying Stock that are determined by the CBOE to be arbitrary and not due to market fluctuations. Such adjustments may result from stock splits, certain consolidations and acquisitions, the grant to shareholders of the right to purchase other securities of the issuer (e.g., spinoffs and rights issuances). The CBOE may also adjust the Index Divisor because of the substitution of an Underlying Security. In all such cases, the CBOE first recalculates the Market Price Aggregate and then determines a new Index Divisor based on the following formula:

     Old Divisor   X    New Market Price Aggregate
                        -------------------------- =     New Divisor
                        Old Market Price Aggregate

   The Index will be maintained by the CBOE. The Index is reviewed on approximately a monthly basis by the CBOE staff. The CBOE may change the composition of the Index at any time to reflect changes affecting the components of the Index or the technology industry generally. If it becomes necessary to remove a stock from the Index (for example, because of a takeover or merger), the CBOE will only add a stock having characteristics that will permit the Index to remain within the maintenance criteria specified in CBOE Rules and within the applicable rules of the Commission. These maintenance criteria currently provide, among other things, that each component security must have (1) a market capitalization of at least $75 million, except that securities accounting for the bottom 10% of the weight of the Index may have market capitalizations of at least $50 million, and (2) trading volume of at least 500,000 shares in each of the last six months, except that securities accounting for the bottom 10% of the weight of the Index may have trading volumes of at least 400,000 shares in each of the last six months. Additionally, as of the first trading day of each January and July, no single security may account for over 25% of the weight of the Index and no five securities may account for over 50% of the weight of the Index. Furthermore, each component security must be a reported security as defined in Rule 11Aa3-1 of the Exchange Act. Finally, at least 90% of the weight of the Index and 80% of the number of components in the Index must be eligible for standardized options trading pursuant to CBOE Rules or, if currently listed for options trading, must meet the applicable maintenance standards specified in CBOE Rules. The CBOE will also take into account the capitalizations, liquidity, volatility, and name recognition of any proposed replacement stock.

   Absent prior approval of the Commission, the CBOE will not increase to more than 40, or decrease to fewer than 20, the number of stocks in the Index. Additionally, the CBOE will not make any change in the composition of the Index that would cause fewer than 90% of the stocks by weight, or fewer than 80% of the total number of stocks in the index, to qualify as stocks eligible for equity options trading under CBOE rules.

   The CBOE is under no obligation to continue the calculation and dissemination of the Index and the method by which the Index is calculated and the name "CBOE Technology Index" may be changed at the discretion of the CBOE. The Securities are not sponsored, endorsed, sold or promoted by the CBOE. No inference should be drawn from the information contained in this Prospectus that the CBOE makes any representation or warranty, implied or express, to the Company, the beneficial owners of Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities in particular or the ability of the Index to track general stock market performance. The CBOE has no obligation to take the needs of the Company or the beneficial owners of Securities into consideration in determining, composing or calculating the Index. The CBOE is not responsible for, and has not participated in the determination of the timing of prices for or quantities of, the Securities to be issued or in the determination or calculation of the equation by which the Supplemental Redemption Amount is determined. The CBOE has no obligation or liability in connection with the administration, marketing or trading of the Securities.
   The use of and reference to the Index in connection with the Securities have been consented to by the CBOE.

   Except with respect to the responsibility of the Calculation Agent to make certain calculations under certain circumstances as described herein, none of the Company, the Trustee, the Calculation Agent or the Underwriter has undertaken independent diligence of the calculation, maintenance or publication of the Index or any Successor Index. The CBOE disclaims all responsibility for any inaccuracies in the data on which the Index is based and any mistakes or errors or omissions in the calculation or dissemination of the Index and for the manner in which the Index is used in determining the Supplemental Redemption Amount, if any.

   A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

                                   OTHER TERMS

General

   The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding

Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement
                                       15
schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

              Subject to Completion, Issue Date: November 25, 1996


P R O S P E C T U S
-------------------
                            Merrill Lynch & Co., Inc.
     Top Ten Yield Market Index Target-Term Securities(SM) due August 15, 2006
                                   ("MITTS(R)")

On August 12, 1996, Merrill Lynch & Co., Inc. (the "Company") issued $35,000,000 aggregate principal amount (3,500,000 Units) of Top Ten Yield Market Index Target-Term Securities due August 15, 2006 (the "Securities" or the "MITTS"). Each $10 principal amount of the Securities will be deemed a "Unit" for purposes of trading and transfer at the Depository described below. Units will be transferable by the Depository, as more fully described below, in denominations of whole Units.

The Securities are debt securities of the Company, which were issued in denominations of $10 and integral multiples thereof, will bear no periodic payments of interest and will mature on August 15, 2006. At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each Security, the principal amount thereof plus an interest payment (the "Supplemental Redemption Amount") based on the percentage increase, if any, in the Top Ten Yield Index (the "Index") over the Starting Index Value. The Supplemental Redemption Amount will in no event be less than $2.40 per $10 principal amount of the Securities (the "Minimum Supplemental Redemption Amount"), representing a minimum yield-to-maturity of 2.16% per annum calculated on a semi-annual bond equivalent basis. The Index will reflect the price movements and cash dividends on a portfolio of ten common stocks with the highest dividend yields in the Dow Jones Industrial Average* (the "DJIA") on July 26, 1996 that will be reconstituted annually to reflect the stocks having the highest dividend yields in the DJIA (the "Top Ten Yield Stocks"), as more particularly described herein. Subject to certain exceptions, the Index will be reduced each calendar quarter by a value equal to 0.4375% of the then current Index value. The Securities are not redeemable or callable by the Company prior to maturity. While at maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount there will be no other payment of interest, periodic or otherwise.

   The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, and (B) the percentage increase from the Starting Index Value to the Ending Index Value, however, in no event will the Supplemental Redemption Amount be less than the Minimum Supplemental Redemption Amount. The Starting Index Value, as more particularly described herein, was set to 100 on the date the Securities were priced by the Company for initial sale to the public ("the Pricing Date"). The Ending Index Value, as more particularly described herein, will be the average (arithmetic mean) of the closing values of the Index on certain days, or, if certain events occur, the closing value of the Index on a single day prior to the maturity of the Securities.

   For information as to the calculation of the Supplemental Redemption Amount which will be paid at maturity, the calculation and the composition of the Index, see "Description of Securities" and "The Index", respectively, in this Prospectus. For other information that should be considered by prospective investors, see "Risk Factors" beginning on page 3 of this Prospectus.

   Ownership of the Securities will be maintained in book-entry form by or through the Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

   The Securities have been listed on the American Stock Exchange (the "AMEX") under the symbol "MTT".
                                _____________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.   ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                _____________

This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the AMEX, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules to the By-Laws of the National Association of Securities Dealers, Inc.

                               Merrill Lynch & Co.
                 The date of this Prospectus is         , 1996.

(R)"MITTS" is a registered service mark and (SM)"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co., Inc.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the AMEX, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



   The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                            MERRILL LYNCH & CO., INC.

   Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch
Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

   The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges


                       Year Ended Last Friday in December    Nine Months Ended
                        1991 1992     1993     1994 1995     September 27, 1996
                        ---- ----     ----     ---- ----     ------------------


Ratio of earnings
to fixed charges . .    1.2  1.3       1.4     1.2  1.2            1.2

   For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                                  RISK FACTORS
Payment at Maturity

Supplemental Redemption Amount May Equal Minimum Supplemental Redemption Amount.
 Investors should be aware that if the Ending Index Value does not exceed the Starting Index Value by more than 24%, beneficial owners of the Securities will receive at maturity only the principal amount thereof and the Minimum Supplemental Redemption Amount, even if the value of the Index at some point between the issue date and the maturity date of the Securities exceeded such amounts.

   Yield may be Below Market Interest Rates on the Pricing Date.   The Minimum
Supplemental Redemption Amount is below what the Company would pay as interest as of the Pricing Date if the Company issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Minimum Supplemental Redemption Amount may not reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

   Yield on Securities will not Reflect Yield on Securities Underlying the
Index.   While the Index does reflect the payment of dividends on the stocks underlying the Index as described in more detail below, the yield based on the Index to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period. At the end of each calendar quarter, the dividends accrued on the stocks underlying the Index will be incorporated into the Index by adjusting the Share Multipliers of such stocks and such amounts will thereafter be subject to the price movements of such stocks. In addition, as described in more detail below, at the end of each calendar quarter, an amount equal to 0.4375% of the current value of the Index will be deducted from the value of the Index, provided that (i) there will be no deduction at the end of the calendar quarter ending in September 1996 and the deduction at the end of the calendar quarter ending in December 1996 will be increased to reflect the quarterly rate of 0.4375% prorated for the period from the date of the issuance of the Securities through the end of the calendar quarter in December 1996, and (ii) there will be a prorated amount deducted on July 31, 2006 equal to 0.1507% of the then current Index value to reflect the quarterly rate of 0.4375% for the period from July 1, 2006 through July 31, 2006. Although the Index is based on stocks which are selected based on dividends paid, the Securities will not pay any interest, periodic or otherwise, prior to their maturity.

   State Law Limit on Interest Paid.   Because the Senior Indenture (as defined
below) provides that the Securities are governed by and construed in accordance with the laws of New York, certain usury laws of New York State may apply. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company will covenant for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

Trading

   The Securities have been listed on the AMEX under the symbol "MTT". It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

   The trading value of the Securities is expected to depend substantially on the extent of the appreciation, if any, of the Index over the Starting Index Value. See "The Index--Historical Data on the Index" in this Prospectus for historical values of the Index. If, however, Securities are sold prior to the maturity date at a time when the Index exceeds the Starting Index Value, the sale price may be at a substantial discount from the amount expected to be payable to the beneficial owner if such excess of the Index over the Starting Index Value were to prevail until maturity of the Securities because of the possible fluctuation of the Index between the time of such sale and the time that the Ending Index Value is determined. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Index is below, equal to, or not sufficiently above the Starting Index Value. A discount could also result from rising interest rates.

   In addition to the value of the Index, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the Index are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:
   Interest Rates.   Because the Securities repay at a minimum the principal
amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the Securities is expected to decrease. If U.S. interest rates decrease, the trading value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Index. Rising interest rates may lower the value of the Index and, thus, may decrease the trading value of the Securities. Falling interest rates may increase the value of the Index and, thus, may increase the trading value of the Securities.

   Volatility of the Index.   If the volatility of the Index increases, the
trading value of the Securities is expected to increase. If the volatility of the Index decreases, the trading value of the Securities is expected to decrease.
   Time Remaining to Maturity.   The Securities may trade at a value above that
which may be inferred from the level of interest rates and the Index. This difference will reflect a "time premium" due to expectations concerning the value of the Index during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Index is below, equal to, or not sufficiently above the Starting Index Value.

   The impact of the factors specified above, excluding the value of the Index, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Index. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Index has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates and/or Index volatility is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. The effect on the trading value of the Securities of a given appreciation of the Index in excess of the Starting Index Value is expected to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

The Index

   The value of the Index and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the Top Ten Yield Stocks. The stocks underlying the Index will be adjusted annually as more fully described below, see "The Index" in this Prospectus.

Other Considerations

   It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in light of their particular circumstances.

   Investors should also consider the tax consequences of investing in the Securities and should consult their tax advisors.

   MLPF&S or its affiliates may from time to time engage in transactions involving the Top Ten Yield Stocks underlying the Index for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.

                            DESCRIPTION OF SECURITIES

General

   The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on August 15, 2006.

   At maturity, a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise. (See "Payment at Maturity" below.)

   The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" in this Prospectus and "Other Terms--Events of Default" in this Prospectus.

   The Securities were issued in denominations of whole Units.

Payment at Maturity

   At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount all as provided below. If the Ending Index Value does not exceed the Starting Index Value by more than 24%, a beneficial owner of a Security will be entitled to receive only the principal amount thereof and the Minimum Supplemental Redemption Amount.

   At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit), and (ii) the Supplemental Redemption Amount equal in amount to:

Principal Amount      X      Ending Index Value--Starting Index Value
                             ---------------------------------------
                                          Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than $2.40 per $10 principal amount of the Securities. The Minimum Supplemental Redemption Amount is equivalent to a rate of return of 2.16% per annum calculated on a semi-annual bond equivalent basis. The Starting Index Value was set to 100 on the Pricing Date. The Ending Index Value will be determined by MLPF&S (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Index determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the closing value of the Index on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events, then the Ending Index Value will equal the closing value of the Index determined on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and AMEX are open for trading and trading generally occurs in the over-the-counter market for equity securities and the Index is calculated and published by the AMEX. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

   The following table illustrates, for a range of hypothetical Ending Index Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, (ii) the pretax annualized rate of return to beneficial owners of Securities, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Index, as adjusted from time to time, that experience the same price changes and dividend payments necessary to produce the indicated hypothetical Ending Index Value (which reflects a deduction from the value of the Index at the end of each calendar quarter equal to 0.4375% of the then current Index value). The pretax annualized rate of return of the stocks underlying the Index illustrated below is intended to reflect the return that might be earned by an investor who seeks to replicate the Index return by trading in the actual stocks underlying the Index and differs from the pretax annualized rate of return on the Securities because of the percentage deducted from the value of the Index each calendar quarter equal to 0.4375% of the then current Index value. Investors seeking to replicate the Index return by trading in the actual underlying stocks would not incur this periodic deduction although they might incur commissions and other transaction-related costs.


                                         Total          Pretax       Pretax Annualized

                    Percentage Change    Amount   Annualized Rate of Rate of Return of

Hypothetical Ending Over the Starting  Payable at   Return on the     Stock Underlying

    Index Value        Index Value      Maturity    Securities(1)       Index(1)(2)
    -----------        -----------      --------    -------------       -----------
         50                -50%         $  12.40        2.16%            -5.09%
         60                -40%         $  12.40        2.16%            -3.31%
         70                -30%         $  12.40        2.16%            -1.80%
         80                -20%         $  12.40        2.16%            -0.47%
         90                -10%         $  12.40        2.16%             0.70%
        100                  0%         $  12.40        2.16%             1.75%
        110                 10%         $  12.40        2.16%             2.71%
        120                 20%         $  12.40        2.16%             3.59%
        130                 30%         $  13.00        2.64%             4.41%
        140                 40%         $  14.00        3.39%             5.16%
        150                 50%         $  15.00        4.10%             5.87%
        160                 60%         $  16.00        4.76%             6.53%
        170                 70%         $  17.00        5.38%             7.15%
        180                 80%         $  18.00        5.97%             7.74%
        190                 90%         $  19.00        6.52%             8.30%
        200                100%         $  20.00        7.05%             8.84%
        210                110%         $  21.00        7.56%             9.35%
        220                120%         $  22.00        8.04%             9.83%
        230                130%         $  23.00        8.50%            10.30%
        240                140%         $  24.00        8.94%            10.74%
        250                150%         $  25.00        9.37%            11.17%
        260                160%         $  26.00        9.78%            11.58%
        270                170%         $  27.00       10.17%            11.98%
        280                180%         $  28.00       10.56%            12.37%
        290                190%         $  29.00       10.93%            12.74%
        300                200%         $  30.00       11.28%            13.10%
        310                210%         $  31.00       11.63%            13.44%
        320                220%         $  32.00       11.97%            13.78%
        330                230%         $  33.00       12.29%            14.11%
        340                240%         $  34.00       12.61%            14.43%
        350                250%         $  35.00       12.92%            14.74%
        360                260%         $  36.00       13.22%            15.04%
        370                270%         $  37.00       13.51%            15.33%
        380                280%         $  38.00       13.80%            15.62%
        390                290%         $  39.00       14.07%            15.90%
        400                300%         $  40.00       14.34%            16.17%

-------------
(1) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(2) This rate of return assumes, in addition to the price changes and dividend payments described above, (i) an initial investment of a fixed amount in the Top Ten Yield Stocks with the allocation of such amount reflecting an equal dollar-weighted portfolio of such stocks in the Index; (ii) a reconstruction of this portfolio investment on each Anniversary Date so as to be an equal-dollar weighted portfolio of the ten common stocks in the DJIA having the highest Dividend Yield on the second scheduled Index Business Day prior to each such Anniversary

     Date; (iii) a compounded quarterly rate of return on the stocks which is greater than the compounded quarterly return on the Index by 0.4375% (the amount of the quarterly deduction applied to the Index), with dividends being reinvested on a quarterly basis; (iv) no transaction fees or expenses; (v) an investment term equal to the term of the Securities; and
     (vi) a final Index value equal to the Ending Index Value.

   The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Index Value determined by the Calculation Agent as provided herein. Historical data regarding the Index is included in this Prospectus under "The Index--Historical Data on the Index".

Adjustments to the Index; Market Disruption Events

   If at any time the method of calculating the Index, or the value thereof, is changed in any material respect, or if the Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Index Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate such closing value with reference to the Index, as adjusted. Accordingly, if the method of calculating the Index is modified so that the value of such Index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Index), then the Calculation Agent shall adjust such Index in order to arrive at a value of the Index as if it had not been modified (e.g., as if such split had not occurred).

   "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

   (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in the trading of one or more of the Top Ten Yield Stocks on any exchange in the United States or in the over-the-counter market for more than two hours of trading or during the period one-half hour prior to the close of such trading, or

   (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in option contracts related to one or more of the Top Ten Yield Stocks traded on any exchange for more than two hours of trading or during the period one-half hour prior to the close of such trading.

   For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Index

   If the AMEX discontinues publication of the Index and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then, upon the Calculation Agent's notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Index as calculated by the AMEX or such other entity for the Index and calculate the Ending Index Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice thereof to be given to Holders of the Securities.

   If the AMEX discontinues publication of the Index and a Successor Index is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Index for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Index prior to any such discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index as described below, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

   If the AMEX discontinues publication of the Index prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Index Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation) (the "WSJ"), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect trading in the Securities.

Events of Default and Acceleration

   In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. The Minimum Supplemental Redemption Amount with respect to any such early redemption date will be an amount equal to the interest which would have accrued on the Securities from and including the date of original issuance to but excluding the date of early redemption at an annualized rate of 2.16%, calculated on a semi-annual bond equivalent basis. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

   In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.76% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depository

   Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository (the "Depositary"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

   DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

   DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

   So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

   If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

Same-Day Settlement and Payment

   All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                                    THE INDEX

Top Ten Yield Index

The value of the Index on any Index Business Day will be calculated and disseminated by the AMEX and will equal the Top Ten Yield Portfolio Value plus the Current Quarter Dividends (as defined below) as of such Index Business Day. The Top Ten Yield Portfolio Value will equal the sum of the products of the most recently available market price and the applicable Share Multiplier for each Top Ten Yield Stock. The AMEX will generally calculate and disseminate the value of the Index based on the most recently reported prices of the stocks underlying the Index (as reported by the exchange or trading system on which such underlying stocks are listed or traded), at approximately 15-second intervals during the AMEX's business hours and the end of each Index Business Day via the Consolidated Tape Association's Network B.

 Initial Determination of Top Ten Yield Portfolio

   The initial stocks in the Top Ten Yield Portfolio and their respective Dividend Yields and Share Multipliers are shown below, and have been determined by the AMEX to be the ten common stocks in the DJIA having the highest Dividend Yield on July 26, 1996 (the "Initial Stocks"). "Dividend Yield" for each common stock is determined by the AMEX by annualizing the last quarterly or semi-annual ordinary cash dividend for which the ex-dividend date has occurred, excluding any extraordinary dividend as determined by the AMEX in its sole discretion, and dividing the result by the last available sale price for each stock on its primary exchange on the date such Dividend Yield is to be determined.

                                        Dividend

                                         Yield

                                           on         Initial
                                                      -------

                                         July 26,      Share
                                                       -----

       Name of Issuer                     1996       Multiplier
                                          ----       ----------

       Philip Morris Companies, Inc.      3.92%       0.09479
       Texaco Inc.  . . . . . . . . .     3.80        0.11511
       Exxon Corporation  . . . . . .     3.80        0.12121
       J.P. Morgan & Co. Incorporated     3.79        0.11111
       Chevron Corporation  . . . . .     3.46        0.17021
       General Motors Corporation . .     3.35        0.19656
       Minnesota Mining &
         Manufacturing Company  . . .     2.85        0.15094
       E.I. Du Pont de  Nemours and
         Company  . . . . . . . . . .     2.83        0.11994
       International Paper Company. .     2.64        0.25157
       AT&T Company . . . . . . . . .     2.55        0.18141

   The average (mean) dividend yield of the ten Initial Stocks contained in the Index as of July 26, 1996 was 3.30%.

   The initial Share Multiplier for each Initial Stock was determined by the AMEX and indicates the number of shares of each such Initial Stock, or portion thereof, given the closing market price of such Initial Stock on the Pricing Date, required to be included in the calculation of the original Top Ten Yield Portfolio Value so that each Initial Stock represents approximately an equal percentage of the starting value of the Index (i.e., 100) as of the Pricing Date. The respective Share Multipliers will remain constant unless adjusted for certain corporate events, quarterly dividend adjustments and annual reconstitutions as described below. The initial Share Multipliers for each of the Initial Stocks are set forth in the above table.

Annual Top Ten Yield Portfolio Reconstitution

   As of the close of business on each Anniversary Date (as defined below) through the applicable Anniversary Date in 2005, the content of the Top Ten Yield Portfolio shall be reconstituted so as to include the ten common stocks in the DJIA having the highest Dividend Yield (the "New Stocks") on the second scheduled Index Business Day prior to such Anniversary Date (the "Annual Determination Date"), provided, however that the AMEX will only add a stock having characteristics as of such Annual Determination Date that will permit the Index to remain within certain criteria specified in the AMEX rules and within the applicable rules of the Securities and Exchange Commission. Such criteria and rules will apply only on an Annual Determination Date to exclude a proposed New Stock. If a proposed New Stock does not meet such criteria or rules, the AMEX will replace it with the common stock in the DJIA with the next highest Dividend Yield which does meet such criteria and rules. These criteria currently provide, among other things, (1) that each component stock must have a minimum market value of at least $75 million, except that up to 10% of the component securities in the Index may have a market value of $50 million; (2) that each component stock must have an average monthly trading volume in the preceding six months of not less than 1,000,000 shares, except that up to 10% of the component stocks in the Index may have an average monthly trading volume of 500,000 shares or more in the last six months; (3) 90% of the Index's numerical Index value and at least 80% of the total number of component stocks will meet the then current criteria for standardized option trading set forth in the rules of the AMEX; and
(4) all component stocks will either be listed on the AMEX, the New York Stock Exchange, or traded through the facilities of the National Association of Securities Dealers Automated Quotation System and reported as National Market System securities.

   The Share Multiplier for each New Stock will be determined by the AMEX and will indicate the number of shares of each New Stock, given the closing market price of such New Stock on the Anniversary Date, required to be included in the calculation of the Top Ten Yield Portfolio Value so that each New Stock represents approximately an equal percentage of a value equal to the Index in effect at the close of business on such Anniversary Date. As an example, if the Index in effect at the close of business on an Anniversary Date equaled 200, then each of the ten New Stocks relating to such Anniversary Date would be allocated a portion of the value of the Index equal to 20 and if the closing market price of one such New Stock on the Anniversary Date was 40, the applicable Share Multiplier would be 0.5. If the Index equaled 80, then each of the ten New Stocks would be allocated a portion of the value of the Index equal to 8 and if the closing market price of one such New Stock on the Anniversary Date was 40, the applicable Share Multiplier would be 0.2. The last Anniversary Date on which such reconstitution will occur will be the Anniversary Date in 2005, which will be approximately one year prior to the maturity date of the Securities. "Anniversary Date" shall mean the anniversary date of the date the Securities are initially issued; provided, however, that if such date is not an Index Business Day or a Market Disruption Event occurs on such date, then the Anniversary Date for such year shall mean the immediately succeeding Index Business Day on which a Market Disruption Event does not occur. "Top Ten Yield Stock" at any time shall mean the stocks contained in the Top Ten Yield Portfolio at such time.

Dow Jones Industrial Average

   The DJIA is comprised of 30 common stocks chosen by the editors of the WSJ as representative of the broad market of American industry generally. The companies are major factors in their industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the companies, the stock exchange or any official agency or the Company. For the sake of continuity, changes are made infrequently. Most substitutions have been the result of mergers, but from time to time, changes may be made to achieve a better representation. The components of the DJIA may be changed at any time for any reason. Dow Jones & Company, Inc., publisher of the WSJ, is not affiliated with the Company, has not participated in any way in the creation of the Securities or in the selection of stocks to be included in the Top Ten Yield Portfolio and has not reviewed or approved any information included in this Prospectus.

   The first DJIA, consisting of 12 stocks, was published in the WSJ in 1896. The list grew to 20 stocks in 1916 and to 30 stocks on October 1, 1928. For two periods of 17 consecutive years each, there were no changes to the list; March 15, 1939-July 2, 1956 and June 2, 1959-August 8, 1976.

   The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Top Ten Yield Portfolio stocks, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of Securities should undertake an independent investigation of the issuers of the Top Ten Yield Portfolio stocks as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities. The composition of the Index does not reflect any investment or sell recommendations of the Company or its affiliates.

Cash Dividends

 Current Quarter Dividend

   As described above, the value of the Index will include an amount reflecting Current Quarter Dividends. "Current Quarter Dividends" for any day will be determined by the AMEX and will equal the sum of the Dividend Payment for each Top Ten Yield Stock. The "Dividend Payment" with respect to a Top Ten Yield Stock for any day will equal the sum of the products of (i) each dividend paid by the issuer of such Top Ten Yield Stock on one share of such Top Ten Yield Stock during the Current Quarter (not including any reinvestment thereof) multiplied by (ii) the Share Multiplier applicable to such Top Ten Yield Stock at the time each such dividend is paid. A dividend will be considered paid by an issuer at the open of business on the ex-dividend date (i.e., generally, the trading day on which the market price of the stock reflects the payment of the dividend). "Current Quarter" shall mean the period from and including August 9, 1996 through December 31, 1996, and after December 31, 1996, from and including the first day of the then current calendar quarter containing the day on which the applicable Dividend Payment is being determined to and including the day on which the applicable Dividend Payment is being determined.

 Quarterly Stock Dividend

   As of the first day of the start of each calendar quarter, the AMEX will allocate the Current Quarter Dividends as of the end of the immediately preceding calendar quarter to each then outstanding Top Ten Yield Stock. The amount of the Current Quarter Dividends allocated to each Top Ten Yield Stock will equal the percentage of the value of such Top Ten Yield Stock contained in the Top Ten Yield Portfolio relative to the value of the entire Top Ten Yield Portfolio based on the closing market price on the last Index Business Day in the immediately preceding calendar quarter. The Share Multiplier of each such outstanding Top Ten Yield Stock will be increased to reflect the number of shares, or portion of a share, that the amount of the Current Quarter Dividend allocated to such Top Ten Yield Stock can purchase of each such Top Ten Yield Stock based on the closing market price on the last Index Business Day in the immediately preceding calendar quarter.

 Quarterly Deduction

   At the end of each calendar quarter, the Index will be reduced by a value equal to 0.4375% of the then current Index, provided that (i) there will be no deduction at the end of the calendar quarter ending in September 1996 and the deduction at the end of the calendar quarter ending in December 1996 will be increased to reflect the quarterly rate of 0.4375% prorated for the period from the date of the issuance of the Securities through the end of the calendar quarter in December 1996 and (ii) the Index will be reduced at the close of business on July 31, 2006 by a value equal to 0.1507% of the closing value of the Index on such date. With respect to the period ending December 31, 1996, the quarterly rate of 0.4375% will be prorated by multiplying it by a factor equal to the result of dividing the number of days in the period from the date the Securities are issued through the calendar quarter ending in December 1996 by 90.

Adjustments to the Share Multiplier and Top Ten Yield Portfolio

   The Share Multiplier with respect to any Top Ten Yield Stock and the Top Ten Yield Portfolio will be adjusted as follows:

   1. If a Top Ten Yield Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Share Multiplier relating to such Top Ten Yield Stock will be adjusted to equal the product of the number of shares issued with respect to one such share of such Top Ten Yield Stock and the prior multiplier.

   2. If a Top Ten Yield Stock is subject to a stock dividend (issuance of additional shares of the Top Ten Yield Stock) that is given equally to all holders of shares of the issuer of such Top Ten Yield Stock, then once the dividend has become effective and such Top Ten Yield Stock is trading ex-dividend, the Share Multiplier will be adjusted so that the new Share Multiplier shall equal the former Share Multiplier plus the product of the number of shares of such Top Ten Yield Stock issued with respect to one such share of such Top Ten Yield Stock and the prior multiplier.

   3. If the issuer of a Top Ten Yield Stock is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Top Ten Yield Stock will continue to be included in the Top Ten Yield Portfolio so long as a Market Price for such Top Ten Yield Stock is available. If a market price is no longer available for a Top Ten Yield Stock for whatever reason, including the liquidation of the issuer of such Top Ten Yield Stock or the subjection of the issuer of such Top Ten Yield Stock to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Top Ten Yield Stock will equal zero in connection with calculating the Top Ten Yield Portfolio Value for so long as no market price is available, and no attempt will be made to immediately find a replacement stock or increase the value of the Top Ten Yield Portfolio to compensate for the deletion of such Top Ten Yield Stock. If a market price is no longer available for a Top Ten Yield Stock as described above, the Top Ten Yield Portfolio Value will be computed based on the remaining Top Ten Yield Stocks for which market prices are available and no new stock will be added to the Top Ten Yield Portfolio until the annual reconstitution of the Top Ten Yield Portfolio. As a result, there may be periods during which the Top Ten Yield Portfolio contains fewer than ten Top Ten Yield Stocks.

   4. If the issuer of a Top Ten Yield Stock has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Top Ten Yield Stock will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available market price for such Top Ten Yield Stock and that value will be constant until the Top Ten Yield Portfolio is reconstituted. At such time, no adjustment will be made to the Share Multiplier of such Top Ten Yield Stock.

   5. If the issuer of a Top Ten Yield Stock issues to all of its shareholders equity securities that are publicly traded of an issuer other than the issuer of the Top Ten Yield Stock, then such new equity securities will be added to the Top Ten Yield Portfolio as a new Top Ten Yield Stock. The Share Multiplier for such new Top Ten Yield Stock will equal the product of the original Share Multiplier with respect to the Top Ten Yield Stock for which the new Top Ten Yield Stock is being issued (the "Original Top Ten Yield Stock") and the number of shares of the new Top Ten Yield Stock issued with respect to one share of the Original Top Ten Yield Stock.

   No adjustments of any Share Multiplier of a Top Ten Yield Stock will be required unless such adjustment would require a change of at least 1% in the Share Multiplier then in effect. The Share Multiplier resulting from any of the adjustments specified above will be rounded to the nearest ten-thousandth with five hundred-thousandths being rounded upward.

   The AMEX expects that no adjustments to the Share Multiplier of any Top Ten Yield Stock or to the Top Ten Yield Portfolio will be made other than those specified above, however, the AMEX may at its discretion make adjustments to maintain the value of the Index if certain events would otherwise alter the value of the Index despite no change in the market prices of the Top Ten Yield Stocks.

Historical Performance of the Index

   A potential investor should review the historical performance of the Index. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Index will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

                                   OTHER TERMS

General

   The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

   The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

   The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

   The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

   The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

   The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

   The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

   The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

   Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

   Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series, continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

   The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

   The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                                     EXPERTS

   The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

   With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

            Subject to Completion, Issue Date: November 25, 1996

PROSPECTUS

                             Merrill Lynch & Co., Inc.
 Healthcare/Biotechnology Portfolio Market Index Target-Term Securities-SM- due
                                  October 31, 2001
                                ("MITTS-Registered Trademark-")

   On October 30, 1996, Merrill Lynch & (Co., Inc. (the "Company") issued $15,000,000 aggregate principal amount (1,500,000 Units) of Healthcare/Biotechnology. Portfolio Market Index Target-Term Securities due October 3l, 2001 (the "Securities" or "MITTS"). Each $10 principal amount of Securities will be deemed a "Unit" for purposes of trading and transfer at the Depository described below. Units will be transferable by the Depository, as more fully described below, in denominations of whole Units.

       The Securities are debt securities of the Company, which were issued in denominations of $10 and integral multiples thereof, will bear no periodic payments of interest and will mature on October 31, 2001. At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each Security, the principal amount thereof plus an interest payment (the "Supplemental Redemption Amount"), based on the percentage increase, if any, in the value of a portfolio (the "Portfolio Value") of specified stocks (the "Portfolio") of companies involved in various segments of the healthcare industry and the biotechnology industry over the Benchmark Portfolio Value. The Supplemental Redemption Amount will in no event be less than zero. The Securities are not redeemable or callable by the Company prior to maturity. At maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise.

       The Supplemental Redemption Amount payable with respect to a Security at maturity will equal the product of (A) the principal amount of the applicable Security, and (B) the percentage increase from the Benchmark Portfolio Value to the Ending Portfolio Value. The Benchmark Portfolio Value equals 115 and was determined as described herein. The Benchmark Portfolio Value exceeds the closing value of the Portfolio on the date the Securities were priced by the Company for initial sale to the Public (the "Pricing Date") by 15%. The Ending Portfolio Value, as more particularly described herein, will be the average (arithmetic mean) of the closing values of the Portfolio on certain days, or, if certain events occur, the closing value of the Portfolio on a single day prior to the maturity of the Securities.

     FOR INFORMATION AS TO THE CALCULATION OF THE SUPPLEMENTAL REDEMPTION AMOUNT, IF ANY, WHICH WILL BE PAID AT MATURITY AND THE CALCULATION AND THE COMPOSITION OF THE PORTFOLIO, SEE "DESCRIPTION OF SECURITIES" AND "THE PORTFOLIO", RESPECTIVELY, IN THIS PROSPECTUS. FOR OTHER INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

     Ownership of the Securities will be maintained in book-entry form by or through the Depository. Beneficial owners of the Securities will not have the right to receive physical certificates evidencing their ownership except under the limited circumstances described herein.

     The Securities have been listed on the American Stock Exchange (the "AMEX") under the symbol "MLH".
                                  -------------
      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -------------
      This Prospectus has been prepared in connection with the Securities and is to be used by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a wholly owned subsidiary of the Company, in connection with offers and sales related to market-making transactions in the Securities. MLPF&S may act as principal or agent in such transactions. The Securities may be offered on the CBOE and the NYSE, or off such exchange in negotiated transactions, or otherwise. Sales will be made at prices related to prevailing prices at the time of sale. The distribution of the Securities will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules to the By-Laws of the National Association of Securities Dealers. Inc.
                                  -------------
                                Merrill Lynch & Co.
                                  -------------
               The date of this Prospectus is                 , 1996.

-Registered Trademark-"MITTS" is a registered service mark and -SM-"Market Index Target-Term Securities" is a service mark of Merrill Lynch & Co,, Inc.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                      AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the NYSE, AMEX, the Chicago Stock Exchange and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 29, 1995, Quarterly Reports on Form 10-Q for the periods ended March 29, 1996, June 28, 1996 and September 27, 1996, and Current Reports on Form 8-K dated January 17, 1996, January 22, 1996, February 7, 1996, February 29, 1996, March 1, 1996,
March 12, 1996, March 18, 1996, April 1, 1996, April 15, 1996, May 1, 1996, May
13, 1996, May 15, 1996, May 28, 1996 (as amended by Form 8-K/A filed June 7,
1996), July 9, 1996, July 16, 1996, July 31, 1996, August 12, 1996, October 15,
1996 and October 30, 1996 filed pursuant to Section 13 of the Exchange Act, are hereby incorporated by reference into this Prospectus.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the maturity of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to Mr. Gregory T. Russo, Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512; telephone number (212) 602-8435.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered Securities to which it relates or an offer to, or a solicitation of an offer to buy from, any person in any jurisdiction where such offer would be unlawful.

The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                     MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, MLPF&S, one of the largest securities firms in the world, is a leading broker in securities, options contracts, and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch Capital Markets PLC are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange facilities and other related services.

     The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

Ratio of Earnings to Fixed Charges

                        Year Ended Last Friday in December Nine Months Ended 1991 1992 1993 1994 1995 September 27, 1996
                        ----  -----  -----  -----  -----   -------------------
 Ratio of earnings
 to fixed charges.       1.2    1.3    1.4    1.2    1.2           1.2

      For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consists of interest costs, amortization of debt expense, preferred stock dividend requirements of majority-owned subsidiaries, and that portion of rentals estimated to be representative of the interest factor.

                          RISK FACTORS

Payment at Maturity

      Benchmark Portfolio Value will Exceed Value of Starting Portfolio Value on the Pricing Date. On the Pricing Date, the Benchmark Portfolio Value exceeded the Starting Portfolio Value (as defined below) by 15 %. Investors should be aware that if, at maturity, the Ending Portfolio Value does not exceed the Starting Portfolio Value by more than 15%, beneficial owners of the Securities will receive only the principal amount thereof.

     Yield may be Below Market Interest Rates on the Pricing Date. A beneficial owner of the Securities may receive no Supplemental Redemption Amount at maturity, or a Supplemental Redemption Amount that is below what the Company would pay as interest as of the Pricing Date if the Company issued non-callable senior debt securities with a similar maturity as that of the Securities. The return of principal of the Securities at maturity and the payment of the Supplemental Redemption Amount, if any, may not reflect the full opportunity costs implied by inflation or other factors relating to the time value of money.

     Yield on Securities will not Reflect Dividends. The Portfolio does not reflect the payment of dividends on the stocks underlying it and therefore the yield based on the Portfolio to the maturity of the Securities will not produce the same yield as if such underlying stocks were purchased and held for a similar period.

     State Law Limit on Interest Paid. Because the Senior Indenture (as defined below) provides that the Securities are governed by and construed in accordance with the laws of New York, certain usury laws of New York State may apply. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Securities in which $2,500,000 or more has been invested. While the Company believes that New York law would be given effect by a state or Federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower (including, in some cases, corporate borrowers). It is suggested that prospective investors consult their personal advisors with respect to the applicability of such laws. The Company will covenant for the benefit of the Holders of the Securities, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Securities.

Trading

     The Securities have been listed on the AMEX under the symbol "MLH". It is expected that the secondary market for the Securities will be affected by the creditworthiness of the Company and by a number of other factors.

     The trading value of the Securities is expected to depend substantially on the extent of the appreciation, if any, of the Portfolio Value over the Benchmark Portfolio Value. If, however, Securities are sold prior to the maturity date at a time when the Portfolio Value exceeds the Benchmark Portfolio Value, the sale price may be at a substantial discount from the amount expected to be payable to the beneficial owner if such excess of the Portfolio Value over the Benchmark Portfolio Value were to prevail until maturity of the Securities because of the possible fluctuation of the Portfolio between the time of such sale and the time that the Ending Portfolio Value is determined. Furthermore, the price at which a beneficial owner will be able to sell Securities prior to maturity may be at a discount, which could be substantial, from the principal amount thereof, if, at such time, the Portfolio is below, equal to, or not sufficiently above the Benchmark Portfolio Value. A discount could also result from rising interest rates.

     In addition to the value of the Portfolio, the trading value of the Securities may be affected by a number of interrelated factors, including the creditworthiness of the Company and those factors listed below. The relationship among these factors is complex, including how these factors affect the relative value of the principal amount of the Securities to be repaid at maturity and the value of the Supplemental Redemption Amount. Accordingly, investors should be aware that factors other than the level of the Portfolio are likely to affect the Securities' trading value. The expected effect on the trading value of the Securities of each of the factors listed below, assuming in each case that all other factors are held constant, is as follows:

     Interest Rates. Because the Securities repay at a minimum the principal amount thereof at maturity, the trading value of the Securities will likely be affected by changes in interest rates. In general, if U.S. interest rates increase, the trading value of the Securities is expected to decrease. If U.S. interest rates decrease, the trading value of the Securities is expected to increase. Interest rates may also affect the U.S. economy, and, in turn, the value of the Portfolio. Rising interest rates may lower the value of the Portfolio and, thus, may decrease the trading value of the Securities. Falling interest rates may increase the value of the Portfolio and, thus, may increase the trading value of the Securities.

     Volatility of the Portfolio. If the volatility of the Portfolio Value increases, the trading value of the Securities is expected to increase. If the volatility of the Portfolio Value decreases, the trading value of the Securities is expected to decrease.

     Time Remaining to Maturity. The Securities may trade at a value above that which may be inferred from the level of interest rates and the Portfolio. This difference will reflect a "time premium" due to expectations concerning the value of the Portfolio during the period prior to maturity of the Securities. As the time remaining to maturity of the Securities decreases, however, this time premium is expected to decrease, thus decreasing the trading value of the Securities. In addition, the price at which a beneficial owner may be able to sell Securities prior to maturity may be at a discount, which may be substantial, from the principal amount of the Securities if the value of the Portfolio is below, equal to, or not sufficiently above the Benchmark Portfolio Value.

     Dividend Rates in the United States. If dividend rates on the stocks comprising the Portfolio increase, the trading value of the Securities is expected to decrease. Conversely, if dividend rates on the stocks comprising the Portfolio decrease, the value of the Securities is expected to increase. However, in general, rising U.S. corporate dividend rates may increase the value of the Portfolio and, in turn, increase the trading value of the Securities. Conversely, falling U.S. corporate dividend rates may decrease the value of the Portfolio and, in turn, decrease the trading value of the Securities.

     The impact of the factors specified above, excluding the value of the Portfolio, may offset, partially or in whole, any increase in the trading value of the Securities that is attributable to an increase in the value of the Portfolio. For example, an increase in U.S. interest rates may cause the Securities to trade at a discount from their initial offering price, even if the Portfolio has appreciated significantly. In general, assuming all relevant factors are held constant, the effect on the trading value of the Securities of a given change in interest rates, Portfolio volatility and/or dividend rates of stocks comprising the Portfolio is expected to be less if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities. The effect on the trading value of the Securities of a given appreciation of the Portfolio in excess of the Benchmark Portfolio Value is expected to be greater if it occurs later in the term of the Securities than if it occurs earlier in the term of the Securities, assuming all other relevant factors are held constant.

The Portfolio

      The value of the Portfolio and the Supplemental Redemption Amount, if any, may be adversely affected by political, economic and other developments that affect the stocks underlying the Portfolio. Since the stocks underlying the Portfolio are of companies involved in various segments of the healthcare industry and the biotechnology industry, factors affecting these industries may affect the value of the Portfolio and therefore the trading value of the Securities. See "The Portfolio--Healthcare and Biotechnology Industries".

Other Considerations

      It is suggested that prospective investors who consider purchasing the Securities should reach an investment decision only after carefully considering the suitability of the Securities in light of their particular circumstances.

      Investors should also consider the tax consequences of investing in the Securities, and should consult their tax advisors.

     MLPF&S or its affiliates may from time to time engage in transactions involving the stocks underlying the Portfolio for their proprietary accounts and for other accounts under their management, which may influence the value of such stocks and therefore the value of the Securities. MLPF&S and its affiliates will also be the counterparties to the hedge of the Company's obligations under the Securities. Accordingly, under certain circumstances, conflicts of interest may arise between MLPF&S's responsibilities as Calculation Agent with respect to the Securities and its obligations under its hedge and its status as a subsidiary of the Company. Under certain circumstances, the duties of MLPF&S as Calculation Agent in determining the existence of Market Disruption Events could conflict with the interests of MLPF&S as an affiliate of the issuer of the Securities, Merrill Lynch & Co., Inc., and with the interests of the holders of the Securities.

                     DESCRIPTION OF SECURITIES

General

     The Securities were issued as a series of Senior Debt Securities under the Senior Indenture, referred to as the "Senior Indenture", which is more fully described below. The Securities will mature on October 31, 2001.

     At maturity a beneficial owner of a Security will receive the principal amount of such Security plus the Supplemental Redemption Amount, if any, however, there will be no other payment of interest, periodic or otherwise. (See "Payment at Maturity" below.)

     The Securities are not subject to redemption by the Company or at the option of any beneficial owner prior to maturity. Upon the occurrence of an Event of Default with respect to the Securities, beneficial owners of the Securities may accelerate the maturity of the Securities, as described under "Description of Securities--Events of Default and Acceleration" in this Prospectus and "Other Terms--Events of Default" in this Prospectus.

   The Securities were issued in denominations of whole Units.

Payment at Maturity

      At maturity, a beneficial owner of a Security will be entitled to receive the principal amount thereof plus a Supplemental Redemption Amount, if any, all as provided below. If the Ending Portfolio Value does not exceed the Benchmark Portfolio Value a beneficial owner of a Security will be entitled to receive only the principal amount thereof.

      At maturity, a beneficial owner of a Security will be entitled to receive, with respect to each such Security, (i) the principal amount thereof ($10 for each Unit), and (ii) the Supplemental Redemption Amount equal in amount to:

      Principal Amount x Ending Portfolio Value--Benchmark Portfolio Value
                         -------------------------------------------------
                                      Benchmark Portfolio Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The Benchmark Portfolio Value equals 115. The Benchmark Portfolio Value was determined on the Pricing Date by multiplying the Starting Portfolio Value (as defined below) by a factor equal to 115%. Based on the individual prices of the Portfolio Securities on the Pricing Date, the Multiplier for each Portfolio Security was initially set by the AMEX so that, on the Pricing Date, the Portfolio Securities were equally dollar-weighted in the Portfolio and the Portfolio Value equaled 100 (the "Starting Portfolio Value"). The Ending Portfolio Value will be determined by MLPF&S (the "Calculation Agent") and will equal the average (arithmetic mean) of the closing values of the Portfolio determined on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Ending Portfolio Value will equal the average (arithmetic mean) of the closing values of the Portfolio on such Calculation Days, and if there is only one Calculation Day, then the Ending Portfolio Value will equal the closing value of the Portfolio on such Calculation Day. If no Calculation
Days occur during the Calculation Period because of Market Disruption Events, then the Ending Portfolio Value will equal the closing value of the Portfolio determined on the last scheduled Portfolio Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day. The "Calculation Period" means the period from and including the seventh scheduled Portfolio Business Day prior to the maturity date to and including the second scheduled Portfolio Business Day prior to the maturity date. "Calculation Day" means any Portfolio Business Day during the Calculation
Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Portfolio Value, a "Portfolio Business Day" is a day on which the AMEX is open for trading and trading generally occurs in the over-the-counter market for equity securities and the Portfolio or any Successor Portfolio is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation
Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Securities.

     The following table illustrates, for a range of hypothetical Ending Portfolio Values, (i) the total amount payable at maturity for each $10 principal amount of Securities, based on the Benchmark Portfolio Value, which equals 115% of the Starting Portfolio Value; (ii) the pretax annualized rate of return to beneficial owners of Securities, and (iii) the pretax annualized rate of return of an investment in the stocks underlying the Portfolio (which includes an assumed aggregate dividend yield of 0.23% per annum, as more fully described below).

                                              Total             Pretax             Pretax Annualized
                        Percentage Change     Amount       Annualized Rate of      Rate of Return of
Hypothetical Ending     Over the Starting   Payable at       Return on the         Stock Underlying
Portfolio Value         Portfolio Value     Maturity(1)       Securities(2)       the Portfolio(2)(3)
-------------------     -----------------   -----------    ------------------    --------------------
      50                    -50%             $ 10.00               0.00%                 -13.09%
      60                    -40%             $ 10.00               0.00%                  -9.66%
      70                    -30%             $ 10.00               0.00%                  -6.71%
      80                    -20%             $ 10.00               0.00%                  -4.11%
      90                    -10%             $ 10.00               0.00%                  -1.79%
     100(4)                   0%             $ 10.00               0.00%                   0.23%
     110                     10%             $ 10.00               0.00%                   2.23%
     120                     20%             $ 10.43               0.85%                   4.00%
     130                     30%             $ 11.30               2.47%                   5.64%
     140                     40%             $ 12.17               3.97%                   7.17%
     150                     50%             $ 13.04               5.39%                   8.60%
     160                     60%             $ 13.91               6.72%                   9.96%
     170                     70%             $ 14.78               7.97%                  11.23%
     180                     80%             $ 15.65               9.16%                  12.45%
     190                     90%             $ 16.52              10.30%                  13.60%
     200                    100%             $ 17.39              11.38%                  14.70%
     210                    110%             $ 18.26              12.41%                  15.75%
     220                    120%             $ 19.13              13.40%                  16.76%
     230                    130%             $ 20.00              14.35%                  17.77%
     240                    140%             $ 20.87              15.27%                  18.66%
     250                    150%             $ 21.74              16.15%                  19.56%


(l) The total amount payable at maturity is based on the Benchmark Portfolio Value, which equals 115% of the Starting Portfolio Value.

(2) The annualized rates of return specified in the preceding table are calculated on a semiannual bond equivalent basis.

(3) This rate of return assumes (i) an investment of a fixed amount in the stocks underlying the Portfolio with the allocation of such amount reflecting the relative weights of such stocks in the Portfolio: (ii) a percentage change in the aggregate price of such stocks that equals the percentage change in the Portfolio from the Starting Portfolio Value to the relevant hypothetical Ending Portfolio Value; (iii) a constant dividend yield of 0.23% per annum, paid quarterly from the date of initial delivery of Securities, applied to the value of the Portfolio at the end of each such quarter assuming such value increases or decreases linearly from the Starting Portfolio Value to the applicable hypothetical Ending Portfolio Value; (iv) no transaction fees or expenses; (v) a five year maturity of the Securities from the date of issuance; and (vi) a final Portfolio value equal to the Ending Portfolio Value. The aggregate dividend yield of the stocks underlying the Portfolio as of October 24, 1996 was approximately 0.23% per annum.

(4) The Starting Portfolio Value was set at 100 based on the closing prices on the Pricing Date.

     The above figures are for purposes of illustration only. The actual Supplemental Redemption Amount received by investors and the pretax annualized rate of return resulting therefrom will depend entirely on the actual Ending Portfolio Value determined by the Calculation Agent as provided herein.

Adjustments to the Portfolio; Market Disruption Events

     If at any time the method of calculating the Portfolio Value is changed in any material respect, or if the Portfolio is in any other way modified so that such Portfolio Value does not, in the opinion of the Calculation Agent, fairly represent the Portfolio Value had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value with respect to the Ending Portfolio Value is to be calculated, make such adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the Portfolio Value as if such changes or modifications had not been made, and calculate such closing value with reference to the Portfolio Value, as adjusted. Accordingly, if the method of calculating the Portfolio Value is modified so that the Portfolio Value is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the Portfolio Value), then the Calculation Agent shall adjust such Portfolio Value in order to arrive at a Portfolio Value as if it had not been modified (e.g., as if such split had not occurred).

   "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

      (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self regulatory organization or the Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition) in the trading of three or more of the Portfolio Securities on any exchange in the United States or in the over-the-counter market for more than two hours of trading or during the period one-half hour prior to the close of such trading, or

      (ii) the suspension or material limitation (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in the trading of option contracts related to three or more of the Portfolio Securities traded on any exchange for more than two hours of trading or during the period one-half hour prior to the close of such trading.

      For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

Discontinuance of the Portfolio
                                       8

     If the AMEX discontinues publication of the Portfolio Value and the AMEX or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Portfolio Value (any such index being referred to hereinafter as a "Successor Portfolio Value"), then, upon the Calculation Agent's notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent will substitute the Successor Portfolio Value as calculated by the AMEX or such other entity for the Portfolio Value and calculate the Ending Portfolio Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Portfolio Value, the Company shall cause notice thereof to be given to Holders of the Securities.

     If the AMEX discontinues publication of the Portfolio Value and a Successor Portfolio Value is not selected by the Calculation Agent or is no longer published on any of the Calculation Days, the value to be substituted for the Portfolio Value for any such Calculation Day used to calculate the Supplemental Redemption Amount at maturity will be a value computed by the Calculation Agent for each Calculation Day in accordance with the procedures last used to calculate the Portfolio Value prior to any such discontinuance. If a Successor Portfolio Value is selected or the Calculation Agent calculates a value as a substitute for the Portfolio Value as described below, such Successor Portfolio Value or value shall be substituted for the Portfolio Value for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If the AMEX discontinues publication of the Portfolio Value prior to the period during which the Supplemental Redemption Amount is to be determined and the Calculation Agent determines that no Successor Portfolio Value is available at such time, then on each Business Day until the earlier to occur of (i) the determination of the Ending Portfolio Value and (ii) a determination by the Calculation Agent that a Successor Portfolio Value is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if such day were a Calculation Day. The Calculation Agent will cause notice of each such value to be published not less often than once each month in THE WALL STREET JOURNAL (or another newspaper of general circulation), and arrange for information with respect to such values to be made available by telephone. Notwithstanding these alternative arrangements, discontinuance of the publication of the Portfolio Value may adversely affect trading in the Securities.

Events of Default and Acceleration

     In case an Event of Default with respect to any Securities shall have occurred and be continuing, the amount payable to a beneficial owner of a Security upon any acceleration permitted by the Securities, with respect to each $10 principal amount thereof, will be equal to: (i) the initial issue price ($10), plus (ii) an additional amount of contingent interest calculated as though the date of early repayment were the maturity date of the Securities. See "Description of Securities--Payment at Maturity" in this Prospectus. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Security may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Security plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the Securities.

     In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date the Securities shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 7.7% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount has been made or duly provided for.

Depository

     Upon issuance, all Securities will be represented by one or more fully registered global securities (the "Global Securities"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as Depository (the "Depository"), registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

     DTC is owned by a number of Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Securities must be made by or through Participants, which will receive a credit on the records of DTC. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

     So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, Beneficial Owners in a Global Security will not be entitled to have the Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders thereof under the Senior Indenture, including for purposes of receiving any reports delivered by the Company or the Trustee pursuant to the Senior Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Senior Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the Senior Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payment of the principal of, and any Supplemental Redemption Amount with respect to, Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the Global Securities representing such Securities. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Company expects thin DTC, upon receipt of any payment of principal or any Supplemental Redemption Amount in respect of a Global Security, will credit the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC. The Company also expects that payments by Participants to Beneficial Owners will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participants.

     If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $10 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from Participants with respect to ownership of beneficial interests in such Global Securities.

Same-Day Settlement and Payment

     All payments of principal and the Supplemental Redemption Amount, if any, will be made by the Company in immediately available funds so long as the Securities are maintained in book-entry form.

                         THE PORTFOLIO

General

     While the Portfolio consists of stocks of certain companies involved in various segments of the healthcare industry and the biotechnology industry, the Portfolio is not intended to provide an indication of the pattern of price movements of common stocks of healthcare and biotechnology corporations generally. All of the Portfolio Securities are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Commission. Information provided to or filed with the Commission is available at the offices of the Commission and at the Web site specified under "Available Information" in this Prospectus. Neither the Company nor MLPF&S makes any representation or warranty as to the accuracy or completeness of such reports. THE INCLUSION OF A PORTFOLIO SECURITY IN THE PORTFOLIO IS NOT A RECOMMENDATION TO BUY OR SELL SUCH PORTFOLIO SECURITY AND NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES MAKE ANY REPRESENTATION TO ANY PURCHASER OF SECURITIES AS TO THE PERFORMANCE OF THE PORTFOLIO.

     The Company or its affiliates may presently or from time to time engage in business with one or more of the issuers of the Portfolio Securities, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuers. The Company does not make any representation to any purchaser of Securities with respect to any matters whatsoever relating to such issuers. Any prospective purchaser of a Security should undertake an independent investigation of the issuers of the Portfolio Securities as in its judgment is appropriate to make an informed decision with respect to an investment in the Securities.

Healthcare and Biotechnology Industries

     The healthcare industry is subject to various federal, state and local laws and regulations which are frequently subject to change in many ways that can affect the price of the stocks of companies involved in such industry.

     A number of legislative bills and proposals to regulate, control or alter substantially the methods of financing and delivering healthcare, including proposals covering cost controls, imposition of charitable care requirements, national health insurance, incentives for competition in the provision of healthcare insurance premiums, catastrophic illness coverage under Medicare, a voucher system for Medicare, and the promotion of prepaid healthcare plans, are currently under discussion, and certain of such bills have been introduced in Congress. There are wide variations among these bills and proposals, and the effect of these bills and proposals on the healthcare industry cannot be determined at this time. Because of the many possible financial effects that could result from an enactment of any of these bills and proposals, it is not possible at this time to predict with assurance the effect on the prices of Portfolio Securities and therefore the Securities if any of these bills or proposals were enacted.

     The biotechnology industry segment is subject to many of the same factors that affect the healthcare industry. In addition, the products produced by biotechnology companies often entail costly research and development and can be subject to extensive regulatory review prior to approval for sale.

Computation of the Portfolio Value

      The AMEX will generally calculate and disseminate the value of the Portfolio based on the most recently reported prices of the Portfolio Securities (as reported by the Exchanges), at approximately 15-second intervals during the AMEX's business hours and at the end of each Portfolio Business Day via the Consolidated Tape Association's Network B. The Portfolio Value, at any time, will equal the sum of the products of such prices and the applicable Multipliers for the Portfolio Securities. The Ending Portfolio Value, however, is calculated by the Calculation Agent based on averaging the Portfolio Values reported by the AMEX at the end of certain Portfolio Business Days. See "Description of Securities--Payment at Maturity". The securities listed below are the Portfolio Securities and will be used to calculate the value of the Portfolio. Holders of the MITTS will not have any right to receive the Portfolio Securities. The following table sets forth the issuers of the Portfolio Securities, the exchanges, the percentage of each Portfolio Security in the Starting Portfolio Value and the initial Multipliers:



                                                              Approximate
                                                                Market
                                                              Capitalization       % of Starting
Issuer of the                               Industry             as of                Portfolio      Initial
Portfolio Security        Exchanges         Segment          October 23, 1996          Value        Multiplier
------------------       -----------    ------------------  -----------------      -------------   --------------
                                                              (In Millions)

Amgen Inc                  Nasdaq        Biotechnology             16,312.14              4%          0.0640000
Apria Healthcare
  Group Inc                NYSE          Health--Specialty            874.73              4%          0.2269504
Baxter International Inc   NYSE          Hospital Supplies         11,718.40              4%          0.0981595
Beverly Enterprises        NYSE          Health--Long Term Care     1,166.27              4%          0.3368421
Biogen, Inc                Nasdaq        Biotechnology              2,870.02              4%          0.0487805
Chiron Corporation         Nasdaq        Biotechnology              3,270.62              4%          0.2077922
Columbia/HCA Healthcare
  Corporation              NYSE          Hospital Management       24,148.37              4%          0.1126761
Emcare Holdings Inc        Nasdaq        Health--Specialty            215.90              4%          0.1502347
Genzyme Corporation        Nasdaq        Biotechnology              1,629.46              4%          0.1649485
Genesis Health
  Ventures, Inc            NYSE          Health--Long Term Care       730.63              4%          0.1675393
Health Management
  Associates, Inc          NYSE          Hospital Management        2,495.82              4%          0.1729730
Healthsource, Inc          NYSE          Health Maintenance
                                           Organization               741.34              4%          0.3440860
Healthsouth Corporation    NYSE          Health--Specialty          5,909.69              4%          0.1038961
Humana Inc                 NYSE          Health Maintenance
                                           Organization             3,086.40              4%          0.2105263
Johnson & Johnson          NYSE          Hospital Supplies         66,327.34              4%          0.0822622
Medpartners/Mullikin, Inc  NYSE          Health Maintenance
                                           Organization             1,205.26              4%          0.1720430
Neuromedical Systems, Inc  Nasdaq        Health--Specialty            516.75              4%          0.2162162
Olsten Corporation         NYSE          Health--Specialty          1,283.15              4%          0.1739130
Oxford Health Plans, Inc   Nasdaq        Health Maintenance
                                           Organization             3,441.59              4%          0.0871935
Phycor, Inc                Nasdaq        Health Maintenance
                                           Organization             1,759.06              4%          0.1216730
Quorum Health Group, Inc   Nasdaq        Hospital Management        1,291.42              4%          0.1428571
Renal Treatment
  Centers, Inc             NYSE          Health--Specialty            683.50              4%          0.1361702
Tenet Healthcare
  Corporation              NYSE          Hospital Management        4,476.70              4%          0.1893491
Total Renal Care
  Holdings, Inc            NYSE          Health--Specialty          1,119.74              4%          0.0932945
United Healthcare
  Corporation              NYSE          Health Maintenance
                                           Organization             6,657.24              4%          0.1126761

       The initial Multiplier relating to each Portfolio Security indicates the number of shares of such Portfolio Security, given the market price of such Portfolio Security, required to be included in the calculation of the Starting Portfolio Value so that each Portfolio Security represents an equal percentage of the Starting Portfolio Value. The price of each Portfolio Security used to calculate the initial Multiplier relating to each such Portfolio Security was the closing price of such Portfolio Security on the Pricing Date. The respective Multipliers will remain constant for the term of the Securities unless adjusted for certain corporate events, as described below.

Adjustments to the Multiplier and Portfolio

       The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted as follows:

     1. If a Portfolio Security is subject to a stock split or reverse stock split, then once such split has become effective, the Multiplier relating to such Portfolio Security will be adjusted to equal the product of the number of shares issued with respect to one such share of such Portfolio Security and the prior multiplier.

     2. If a Portfolio Security is subject to a stock dividend (issuance of additional shares of the Portfolio Security) that is given equally to all holders of shares of the issuer of such Portfolio Security, then once the dividend has become effective and such Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of the number of shares of such Portfolio Security issued with respect to one such share of such Portfolio Security and the prior multiplier.

     3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid with respect of a Portfolio Security other than for Extraordinary Dividends as described below. A cash dividend with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if such dividend exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the market price on the Portfolio Business Day preceding the record day for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier with respect to such Portfolio Security will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier, and (ii) a fraction, the numerator of which is the sum of the Extraordinary Dividend Amount and the market price on the Trading Day preceding the ex-dividend date, and the denominator of which is the market price on the Trading Day preceding the ex-dividend date. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal such Extraordinary Dividend minus the amount of the immediately preceding non-Extraordinary Dividend for such Portfolio Security.

     4. If the issuer of a Portfolio Security is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Portfolio Security will continue to be included in the Portfolio so long as a market price for such Portfolio Security is available. If a market price is no longer available for a Portfolio Security for whatever reason, including the liquidation of the issuer of such Portfolio Security or the subjection of the issuer of such Portfolio Security to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Portfolio Security will equal zero in connection with calculating the Portfolio Value and the Ending Portfolio Value for so long as no market price is available, and no attempt will be made to find a replacement stock or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

     5. If the issuer of a Portfolio Security has been subject to a merger or consolidation and is not the surviving entity or is nationalized, then a value for such Portfolio Security will be determined at the time such issuer is merged or consolidated or nationalized and will equal the last available market price for such Portfolio Security and that value will be constant for the remaining term of the Securities. At such time, no adjustment will be made to the Multiplier of such Portfolio Security. The Company may at its sole discretion increase such last available market price to reflect payments or dividends of cash, securities or other consideration to holders of such Portfolio Security in connection with such a merger or consolidation which may not be reflected in such last available market price.

     6. If the issuer of a Portfolio Security issues to all of its shareholders equity securities that are publicly traded of an issuer other than the issuer of the Portfolio Security, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for such new Portfolio

Security will equal the product of the original Multiplier with respect to the Portfolio Security for which the new Portfolio Security is being issued (the "Original Portfolio Security") and the number of shares of the new Portfolio Security issued with respect to one share of the Original Portfolio Security.

     No adjustments of any Multiplier of a Portfolio Security will be required unless such adjustment would require a change of at least 1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

     The AMEX expects that no adjustments to the Multiplier of any Portfolio Security or to the Portfolio will be made other than those specified above, however, the AMEX may at its discretion make adjustments to maintain the economic intent of the Portfolio.

     A potential investor should review the historical performance of the Portfolio. The historical performance of the Index should not be taken as an indication of future performance, and no assurance can be given that the Portfolio will increase sufficiently to cause the beneficial owners of the Securities to receive an amount in excess of the principal amount at the maturity of the Securities.

                          OTHER TERMS

General

     The Securities were issued as a series of Senior Debt Securities under the Indenture (the "Senior Indenture"), dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). A copy of the Senior Indenture is filed as an exhibit to the registration statements relating to the Securities. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Senior Indenture, including the definition therein of certain terms.

     The Senior Indenture provides that series of Senior Debt Securities may from time to time be issued thereunder, without limitation as to aggregate principal amount, in one or more series and upon such terms as the Company may establish pursuant to the provisions thereof.

     The Senior Indenture provides that the Senior Indenture and the Securities are governed by and construed in accordance with the laws of the State of New York.

     The Senior Indenture provides that the Company may issue Senior Debt Securities with terms different from those of Senior Debt Securities previously issued, and "reopen" a previously issued series of Senior Debt Securities and issue additional Senior Debt Securities of such series.

     The Senior Debt Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. However, since the Company is a holding company, the right of the Company, and hence the right of creditors of the Company (including the Holders of Senior Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain subsidiaries, including MLPF&S, to the Company are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies.

Limitations Upon Liens

    The Company may not, and may not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Indenture) on the Voting Stock owned directly or indirectly by the Company of any Subsidiary (other than a Subsidiary which, at the time of the incurrence of such secured indebtedness, has a net worth of less than $3,000,000) without making effective provision whereby the Outstanding Senior Debt Securities will be secured equally and ratably with such secured indebtedness.

Limitation on Disposition of Voting Stock of, and Merger and Sale of Assets by, MLPF&S

    The Indenture provides that the Company may not sell, transfer or otherwise dispose of any Voting Stock of MLPF&S or permit MLPF&S to issue, sell or otherwise dispose of any of its Voting Stock, unless, after giving effect to any such transaction, MLPF&S remains a Controlled Subsidiary (defined in the Senior Indenture to mean a corporation more than 80% of the outstanding shares of Voting Stock of which are owned directly or indirectly by the Company). In addition, the Company may not permit MLPF&S to (i) merge or consolidate, unless the surviving company is a Controlled Subsidiary or (ii) convey or transfer its properties and assets substantially as an entirety, except to one or more Controlled Subsidiaries.

Merger and Consolidation

    The Indenture provides that the Company may consolidate or merge with or into any other corporation, and the Company may sell, lease or convey all or substantially all of its assets to any corporation, provided that (i) the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall be a corporation organized and existing under the laws of the United States of America or a state thereof and shall assume payment of the principal of (and premium, if any) and interest on the Senior Debt Securities and the performance and observance of all of the covenants and conditions of the Senior Indenture to be performed or observed by the Company, and (ii) the Company or such successor corporation. as the case may be, shall not immediately thereafter be in default under the Senior Indenture.

Modification and Waiver

    Modification and amendment of the Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Senior Debt Securities of each series issued pursuant to such indenture and affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Senior Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on, any Senior Debt Security or any premium payable on the redemption thereof, or change the Redemption Price; (b) reduce the principal amount of, or the interest or Additional Amounts payable on, any Senior Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity;
(c) change place or currency of any payment of principal or any premium, interest or Additional Amounts payable on any Senior Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Senior Debt Security; (e) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required to modify or amend the Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Senior Debt Securities necessary to waive any past default to less than a majority. No modification or amendment of the Subordinated Indenture or any Subsequent Indenture for Subordinated Debt Securities may adversely affect the rights of any holder of Senior Indebtedness without the consent of such Holder. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Senior Debt Securities of any series may, with respect to such series, waive past defaults under the Indenture and waive compliance by the Company with certain provisions thereof.

Events of Default

     Under the Senior Indenture, the following will be Events of Default with respect to Senior Debt Securities of any series: (a) default in the payment of any interest or Additional Amounts payable on any Senior Debt Security of that series when due, continued for 30 days; (b) default in the payment of any principal or premium, if any, on any Senior Debt Security of that series when due; (c) default in the deposit of any sinking fund payment, when due, in respect of any Senior Debt Security of that series; (d) default in the performance of any other covenant of the Company contained in the Indenture for the benefit of such series or in the Senior Debt Securities of such series. continued for 60 days after written notice as provided in the Senior Indenture;
(e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Senior Debt Securities of that series. The Trustee or the Holders of 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or such lesser amount as may be provided for in the Senior Debt Securities of that series) of all Outstanding Senior Debt Securities of that series and the interest due thereon and Additional Amounts payable in respect thereof, if any to be due and payable immediately if an Event of Default with respect to Senior Debt Securities of such series shall occur and be continuing at the time of such declaration. At any time after a declaration of acceleration has been made with respect to Senior Debt Securities of any series but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been remedied or waived. Any Event of Default with respect to Senior Debt Securities of any series may be waived by the Holders of a majority in principal amount of all Outstanding Senior Debt Securities of that series, except in a case of failure to pay principal or premium, if any, or interest or Additional Amounts payable on any Senior Debt Security of that series for which payment had not been subsequently made or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected.

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of such series, provided that such direction shall not be in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Indenture.

                            EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K, and incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 29, 1995 included in the 1995 Annual Report to Stockholders of the Company and incorporated by reference herein, has been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

     With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which may be incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in such Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, (the "Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee and the NASD fee.

Registration fee...............................................   $1,515,152
Fees and expenses of accountants...............................      125,000
Fees and expenses of counsel...................................      535,725
NASD fee.......................................................       30,500
Blue Sky and legal investment fees and expenses................       40,000
Fees and expenses of Trustees and Warrant Agent................      250,000
Printing expenses..............................................      500,000
Printing and engraving of Securities...........................       50,000
Rating agency fees.............................................    1,000,000
Miscellaneous..................................................      150,123
                                                                  ----------
    Total......................................................   $4,196,500
                                                                  ----------
                                                                  ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    Article XIII, Section 2 of the Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

    The Form of Underwriting Agreement filed as Exhibit 1 provides for the indemnification of the Registrant, its controlling persons, its directors and certain of its officers by the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with all of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 16. LIST OF EXHIBITS.


 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
1(a)(i)     --Form of Underwriting Agreement for
            Debt Securities and Warrants, including
            forms of Terms Agreement.*
1(b)        --Form of Distribution Agreement,        Exhibit 1(b) to Registrant's
            including form of Terms Agreement,       Registration Statement on Form S-3 (No.
            relating to Medium-Term Notes, Series B  33-51489).
            (a series of Senior Debt Securities).
4(a)(i)     --Senior Indenture, dated as of April    Exhibit 99(c) to Registrant's
            1, 1983, as amended and restated,        Registration Statement on Form 8-A
            between the Company and The Chase        dated July 20, 1992.
            Manhattan Bank, formerly known as
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company).
4(a)(ii)    --Senior Indenture, dated as of October  Exhibit 4 to Registrant's Current
            1, 1993, between the Company and The     Report on Form 8-K dated October 7,
            Chase Manhattan Bank (successor by       1993.
            merger to The Chase Manhattan Bank,
            N.A.)
4(a)(iii)   --Form of Subsequent Indenture with
            respect to Senior Debt Securities.*
4(a)(iv)    --Form of Subsequent Indenture with
            respect to Senior Debt Securities.*
4(b)(i)     --Supplemental Indenture to the Senior   Exhibit 99(c) to Registrant's
            Indenture dated March 15, 1990 between   Registration Statement on Form 8-A
            the Company and The Chase Manhattan      dated July 20, 1992.
            Bank, formerly known as Chemical Bank
            (successor by merger to Manufacturers
            Hanover Trust Company).
4(b)(ii)    --Eighth Supplemental Indenture to the   Exhibit 4(b) to Post-Effective
            Senior Indenture, dated March 1, 1996,   Amendment No. 1 to Registrant's
            between the Company and The Chase        Registration Statement on Form S-3 (No.
            Manhattan Bank, formerly known as        33-65135).
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company).
4(b)(iii)   --Ninth Supplemental Indenture to the    Exhibit 4(b) to Post-Effective
            Senior Indenture, dated June 1, 1996,    Amendment No. 4 to Registrant's
            between the Company and The Chase        Registration Statement on Form S-3 (No.
            Manhattan Bank, formerly known as        33-65135).
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company).
4(b)(iv)    --Tenth Supplemental Indenture to the    Exhibit 4(b) to Post-Effective
            Senior Indenture, dated July 1, 1996,    Amendment No. 5 to Registrant's
            between the Company and The Chase        Registration Statement on Form S-3 (No.
            Manhattan Bank, formerly known as        33-65135).
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company).
4(b)(v)     --Supplemental Indenture to the Senior   Exhibit 4(b)(ii) to Registrant's
            Indenture dated October 25, 1993         Registration Statement on Form S-3 (No.
            between the Company and The Chase        33-61559).
            Manhattan Bank (successor by merger to
            The Chase Manhattan Bank, N.A.)

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
4(c)(i)     --Form of Subordinated Indenture         Exhibit 4(c)(i) to Registrant's
            between the Company and The Chase        Registration Statement on Form S-3 (No.
            Manhattan Bank, formerly known as        33-42041).
            Chemical Bank.
4(c)(ii)    --Form of Subsequent Indentures with
            respect to Subordinated Debt
            Securities.*
4(d)        --Form of Constant Maturity Treasury     Exhibit 4 to Registrant's Current
            Rate Indexed Note due March 24, 1997.    Report on Form 8-K dated March 24,
                                                     1994.
4(e)        --Form of 7.25% Note due May 15, 1997.   Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated May 21, 1992.
4(f)        --Form of S&P 500 Market Index           Exhibit 4 to Registrant's Current
            Target-Term Security due August 29,      Report on Form 8-K dated July 30, 1992.
            1997.
4(g)        --Form of Stock Market Annual Reset      Exhibit 4 to Registrant's Current
            Term Note due December 31, 1997.         Report on Form 8-K dated October 29,
                                                     1992.
4(h)        --Form of 9% Note due May 1, 1998.       Exhibit 4(x) to Registrant's
                                                     Registration Statement on Form S-3 (No.
                                                     33-45327).
4(i)        --Form of S&P 500 Market Index           Exhibit 4 to Registrant's Current
            Target-Term Security due July 31, 1998.  Report on Form 8-K dated January 28,
                                                     1993.
4(j)        --Form of Global Telecommunications      Exhibit 4 to Registrant's Current
            Portfolio Market Index Target-Term       Report on Form 8-K dated September 13,
            Security due October 15, 1998.           1993.
4(k)        --Form of Global Bond Linked Security    Exhibit 4 to Registrant's Current
            due December 31, 1998.                   Report on Form 8-K dated February 22,
                                                     1993.
4(l)        --Form of Currency Protected Note due    Exhibit 4 to Registrant's Current
            December 31, 1998.                       Report on Form 8-K dated July 7, 1993.
4(m)        --Form of 10 3/8% Note due February 1,   Exhibit 4(y) to Registrant's
            1999.                                    Registration Statement on Form S-3 (No.
                                                     33-45327).
4(n)        --Form of 7 3/4% Note due March 1,       Exhibit 4 to Registrant's Current
            1999.                                    Report on Form 8-K dated March 2, 1992.
4(o)        --Form of 6 3/8% Note due March 30,      Exhibit 4 to Registrant's Current
            1999.                                    Report on Form 8-K dated March 30,
                                                     1994.
4(p)        --Form of Equity Participation Security  Exhibit 4(ooo) to Amendment No. 1 to
            with Minimum Return Protection due June  Registrant's Registration Statement on
            30, 1999.                                Form S-3 (No. 33-54218).
4(q)        --Form of European Portfolio Market      Exhibit 4 to Registrant's Current
            Index Target-Term Security due June 30,  Report on Form 8-K dated December 30,
            1999.                                    1993.
4(r)        --Form of 8 1/4% Note due November 15,   Exhibit 4(cc) to Registrant's
            1999.                                    Registration Statement on Form S-3 (No.
                                                     33-45327).
4(s)        --Form of Stock Market Annual Reset      Exhibit 4 to Registrant's Current
            Term Note due December 31, 1999 (Series  Report on Form 8-K dated April 29,
            A).                                      1993.
4(t)        --Form of Japan Index Equity             Exhibit 4 to Registrant's Current
            Participation Security with Minimum      Report on Form 8-K dated January 27,
            Return Protection due January 31, 2000.  1994.
4(u)        --Form of 8 3/8% Note due February 9,    Exhibit 4 to Registrant's Current
            2000.                                    Report on Form 8-K dated February 9,
                                                     1995.
4(v)        --Form of 6.70% Note due August 1,       Exhibit 4 to Registrant's Current
            2000.                                    Report on Form 8-K dated August 1,
                                                     1995.

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
4(w)        --Form of AMEX Oil Index Stock Market    Exhibit 4 to Registrant's Current
            Annual Reset Term Note due December 29,  Report on Form 8-K dated March 31,
            2000.                                    1994.
4(x)        --Form of 8% Note due February 1, 2002.  Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated February 4,
                                                     1992.
4(y)        --Form of Step-Up Note due April 30,     Exhibit 4 to Registrant's Current
            2002.                                    Report on Form 8-K dated April 30,
                                                     1992.
4(z)        --Form of Step-Up Note due May 6, 2002.  Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated May 6, 1992.
4(aa)       --Form of 7 3/8% Note due August 17,     Exhibit 4 to Registrant's Current
            2002.                                    Report on Form 8-K dated August 17,
                                                     1992.
4(bb)       --Form of 6.64% Notes due September 19,  Exhibit 4 to Registrant's Current
            2002.                                    Report on Form 8-K dated September 19,
                                                     1995.
4(cc)       --Form of 8.30% Note due November 1,     Exhibit 4 to Registrant's Current
            2002.                                    Report on Form 8-K dated May 4, 1992.
4(dd)       --Form of 6 7/8% Note due March 1,       Exhibit 4 to Registrant's Current
            2003.                                    Report on Form 8-K dated March 1, 1993.
4(ee)       --Form of 7.05% Note due April 15,       Exhibit 4 to Registrant's Current
            2003.                                    Report on Form 8-K dated April 15,
                                                     1993.
4(ff)       --Form of 6 1/4% Note due January 15,    Exhibit 4 to Registrant's Current
            2006.                                    Report on Form 8-K dated January 20,
                                                     1994.
4(gg)       --Form of 6 3/8% Note due September 8,   Exhibit 4 to Registrant's Current
            2006.                                    Report on Form 8-K dated September 8,
                                                     1993.
4(hh)       --Form of 8% Note due June 1, 2007.      Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated June 1, 1992.
4(ii)       --Form of 7% Note due April 27, 2008.    Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated April 27,
                                                     1993.
4(jj)       --Form of 6 1/4% Note due October 15,    Exhibit 4 to Registrant's Current
            2008.                                    Report on Form 8-K dated October 15,
                                                     1993.
4(kk)       --Form of 8.40% Note due November 1,     Exhibit 4(z) to Registrant's
            2019.                                    Registration Statement on Form S-3 (No.
                                                     33-35456).
4(ll)       --Form of Fixed Rate Medium-Term Note    Exhibit 4(kk) to Registrant's
            (without redemption provisions).         Registration Statement on Form S-3 (No.
                                                     33-54218).
4(mm)       --Form of Fixed Rate Medium-Term Note    Exhibit 4(ll) to Registrant's
            (with redemption provisions).            Registration Statement on Form S-3 (No.
                                                     33-54218).
4(nn)       --Form of Fixed Rate Medium-Term Note    Exhibit 4(d) to Registrant's
            (without redemption provisions, minimum  Registration Statement on Form S-3 (No.
            denomination $1,000).                    33-38879).
4(oo)       --Form of Fixed Rate Medium-Term Note    Exhibit 4(e) to Registrant's
            (with redemption provisions, minimum     Registration Statement on Form S-3 (No.
            denomination $1,000).                    33-38879).
4(pp)       --Form of Fixed Rate Medium-Term Note,   Exhibit 4(xiii) to Registrant's
            Series B.                                Quarterly Report on Form 10-Q for the
                                                     quarter ended September 24, 1993.
4(qq)       --Form of Federal Funds Rate Medium-     Exhibit 4(oo) to Registrant's
            Term Note.                               Registration Statement on Form S-3 (No.
                                                     33-54218).
4(rr)       --Form of Floating Rate Medium-Term      Exhibit 4(xiv) to Registrant's
            Note, Series B.                          Quarterly Report on Form 10-Q for the
                                                     quarter ended September 24, 1993.
4(ss)       --Form of Commercial Paper Rate          Exhibit 4(qq) to Registrant's
            Medium-Term Note.                        Registration Statement on Form S-3 (No.
                                                     33-54218).

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
4(tt)       --Form of Commercial Paper Index Rate    Exhibit 4(i) to Registrant's
            Medium-Term Note.                        Registration Statement on Form S-3
                                                     (File No. 33-38879).
4(uu)       --Form of Constant Maturity Treasury     Exhibit 4(ccc) to Registrant's
            Rate Indexed Medium-Term Note, Series    Registration Statement on Form S-3 (No.
            B.                                       33-52647).
4(vv)       --Form of Constant Maturity Treasury     Exhibit 4(xv) to Registrant's Annual
            Rate Indexed Medium-Term Note II,        Report on Form 10-K for the year ended
            Series B.                                December 30, 1994.
4(ww)       --Form of JPY Yield Curve Flattening     Exhibit 4(ddd) to Registrant's
            Medium-Term Note, Series B.              Registration Statement on Form S-3 (No.
                                                     33-52647).
4(xx)       --Form of LIBOR Medium-Term Note.        Exhibit 4(pp) to Registrant's
                                                     Registration Statement on Form S-3 (No.
                                                     33-54218).
4(yy)       --Form of Multi-Currency Medium-Term     Exhibit 4(fff) to Registrant's
            Note, Series B.                          Registration Statement on Form S-3 (No.
                                                     33-52647).
4(zz)       --Form of Nine Month Renewable Floating  Exhibit 4(ix) to Registrant's Quarterly
            Rate Medium-Term Note, Series B.         Report on Form 10-Q for the quarter
                                                     ended September 24, 1993.
4(aaa)      --Form of Treasury Rate Medium-Term      Exhibit 4(aaa) to Registrant's
            Note.                                    Registration Statement on Form S-3 (No.
                                                     33-54218).
4(bbb)      --Form of Collared LIBOR Medium-Term     Exhibit 4(ww) to Registrant's
            Note due February 14, 2000.              Registration Statement on Form S-3 (No.
                                                     33-54218).
4(ccc)      --Form of Inverse Floating Rate          Exhibit 4(vii) to Registrant's
            Medium-Term Note due September 15,       Quarterly Report on Form 10-Q for the
            1998.                                    quarter ended September 24, 1993.
4(ddd)      --Form of Inverse Floating Rate          Exhibit 4(xii) to Registrant's
            Medium-Term Note, Series B, due October  Quarterly Report on Form 10-Q for the
            19, 1998.                                quarter ended September 24, 1993.
4(eee)      --Form of Japanese Yen Swap Rate Linked  Exhibit 4(mmm) to Registrant's
            Medium-Term Note, Series B.              Registration Statement on Form S-3 (No.
                                                     33-52647).
4(fff)      --Form of LIBOR Medium-Term Note due     Exhibit 4(xx) to Registrant's
            August 4, 1997.                          Registration Statement on Form S-3 (No.
                                                     33-54218).
4(ggg)      --Form of Three Year Japanese Yen        Exhibit 4(xv) to Registrant's Quarterly
            Duration Enhanced Medium-Term Note,      Report on Form 10-Q for the quarter
            Series B, with JPY Exposure on           ended September 24, 1993.
            Gain/Loss due November 1, 1996.
4(hhh)      --Form of Step-Up Medium-Term Note due   Exhibit 4(ggg) to Amendment No. 1 to
            May 20, 2008.                            Registrant's Registration Statement on
                                                     Form S-3 (No. 33-54218).
4(iii)      --Form of Swap Spread Linked Medium-     Exhibit 4(hhh) to Amendment No. 1 to
            Term Note due May 20, 1998.              Registrant's Registration Statement on
                                                     Form S-3 (No. 33-54218).
4(jjj)      --Form of Warrant Agreement, including   Exhibit 4(aa) to Registrant's
            form of Warrant Certificate.             Registration Statement on Form S-3 (No.
                                                     33-35456).
4(kkk)      --Form of Currency [Put/Call] Warrant    Exhibit 4 to Registrant's Registration
            Agreement, including form of Global      Statement on Form S-3 (No. 33-17965).
            Currency Warrant Certificate.

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
4(lll)      --Form of Currency Put Warrant           Exhibit 4 to Registrant's Current
            Agreement, including form of Global      Report on Form 8-K dated May 23, 1995.
            Currency Warrant Certificate, relating
            to Greater of U.S. Dollar/Deutsche
            Mark-- U.S. Dollar/Japanese Yen Put
            Currency Warrants, Expiring May 15,
            1997.
4(mmm)      --Form of Index Warrant Agreement,       Exhibit 4(lll) to Amendment No. 1 to
            including form of Global Index Warrant   Registrant's Registration Statement on
            Certificate.                             Form S-3 (No. 33-54218).
4(nnn)      --Form of Index Warrant Trust            Exhibit 4(mmm) to Amendment No. 1 to
            Indenture, including form of Global      Registrant's Registration Statement on
            Index Warrant Certificate.               Form S-3 (No. 33-54218).
4(ooo)      --Form of Index Warrant Agreement,       Exhibit 4 to Registrant's Current
            including form of Global Warrant         Report on Form 8-K dated February 8,
            Certificate, relating to Nikkei Stock    1995.
            Index 300 Call Warrants, Expiring
            February 3, 1997.
4(ppp)      --Form of Warrant Agreement, including   Exhibit 4 to Registrant's Current
            form of Global Warrant Certificate,      Report on Form 8-K dated November 27,
            relating to Russell 2000 Index Call      1995.
            Warrants Expiring November 17, 1998.
4(qqq)      --Form of 6 1/2% Note due April 1,       Exhibit 4 to Registrant's Current
            2001.                                    Report on Form 8-K dated April 1, 1996.
4(rrr)      --Form of 6% Note due January 15, 2001.  Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated January 17,
                                                     1996.
4(sss)      --Form of 6% Note due March 1, 2001.     Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated February 29,
                                                     1996.
4(ttt)      --Form of 7% Note due March 15, 2006.    Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated March 18,
                                                     1996.
4(uuu)      --Form of 7 3/8% Note due May 15, 2006.  Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated May 15, 1996.
4(vvv)      --Form of 6% STRYPES Due June 1, 1999.   Exhibit 4(c) to Registrant's Form 8-K/A
                                                     dated June 7, 1996.
4(www)      --Form of 7 1/4% STRYPES Due June 15,    Exhibit 4(c) to Post-Effective
            1999.                                    Amendment No. 4 to the Registrant's
                                                     Registration Statement on Form S-3
                                                     (33-65135).
4(xxx)      --Form of 6 1/4% STRYPES Due July 1,     Exhibit 4(c) to Registrant's Current
            2001.                                    Report on Form 8-K dated July 9, 1996.
4(yyy)      --Form of S&P 500 Market Index           Exhibit 4 to Registrant's Current
            Target-Term Security due May 10, 2001.   Report on Form 8-K dated May 13, 1996.
4(zzz)      --Form of AMEX Hong Kong 30 Index        Exhibit 4 to Registrant's Current
            Equity Participation Note due February   Report on Form 8-K dated February 7,
            16, 1999.                                1996.
4(aaaa)     --Form of Technology Market Index        Exhibit 4(a) to Registrant's Current
            Target-Term Securities due August 15,    Report on Form 8-K dated August 12,
            2001.                                    1996.
4(bbbb)     --Form of Top Ten Yield Market Index     Exhibit 4(b) to Registrant's Current
            Target-Term Securities due August 15,    Report on Form 8-K dated August 12,
            2006.                                    1996.
4(cccc)     --Form of Healthcare/Biotechnology       Exhibit 4 to Registrant's Current
            Portfolio Market Index Target-Term       report on Form 8-K dated October 30,
            Securities due October 31, 2001.         1996.
5           --Opinion of Brown & Wood LLP.*

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
12          --Computation of Ratio of Earnings to
            Fixed Charges.
15          --Letter of Deloitte & Touche LLP
            regarding unaudited interim financial
            information.
23(a)       --Consent of Brown & Wood LLP (included
            as part of Exhibit 5).*
23(b)       --Consent of Deloitte & Touche LLP.*
24          --Power of Attorney.*
25(a)       --Form T-1 Statement of Eligibility
            under the Trust Indenture Act of 1939
            of The Chase Manhattan Bank.*
99(a)       --Opinion of Deloitte & Touche LLP with
            respect to certain financial data
            appearing in the Registration
            Statement.*
99(b)       --Opinion of Deloitte & Touche LLP with  Exhibit 99(ii) to Registrant's Current
            respect to certain summary financial     Report on Form 8-K dated March 12,
            information and selected financial data  1996.
            incorporated by reference in the
            Registration Statement.



* Previously filed.


ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 25th day of November, 1996.


                                          MERRILL LYNCH & CO., INC.


                                          By /s/ JOSEPH T. WILLETT
                                             ...................................


                                                     Joseph T. Willett
                                              (Senior Vice President and Chief
                                                     Financial Officer)



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 25TH DAY OF NOVEMBER, 1996.



                SIGNATURE                                     TITLE
------------------------------------------  ------------------------------------------

                    *                       Chairman of the Board, Chief
 ..........................................  Executive Officer and Director
            (DANIEL P. TULLY)

                    *                       President, Chief Operating
 ..........................................  Officer and Director
           (DAVID H. KOMANSKY)

        /s/ JOSEPH T. WILLETT
 ..........................................  Senior Vice President and Chief
           (JOSEPH T. WILLETT)              Financial Officer (Principal
                                            Financial Officer)

                    *                       Senior Vice President and
 ..........................................  Controller (Principal Accounting
         (MICHAEL J. CASTELLANO)            Officer)

                    *                       Director
 ..........................................
           (WILLIAM O. BOURKE)

                    *                       Director
 ..........................................
               (W.H. CLARK)

                    *                       Director
 ..........................................
             (JILL K. CONWAY)

                    *                       Director
 ..........................................
          (STEPHEN L. HAMMERMAN)

                    *                       Director
 ..........................................
         (EARLE H. HARBISON, JR.)

                    *                       Director
 ..........................................
            (GEORGE B. HARVEY)

                    *                       Director
 ..........................................
           (WILLIAM R. HOOVER)

                    *                       Director
 ..........................................
           (ROBERT P. LUCIANO)

                    *                       Director
 ..........................................
            (AULANA L. PETERS)

                    *                       Director
 ..........................................
          (JOHN J. PHELAN, JR.)

                    *                       Director
 ..........................................
            (WILLIAM L. WEISS)



*By:      /s/ JOSEPH T. WILLETT

     .....................................


              Joseph T. Willett
               Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
1(a)(i)     --Form of Underwriting Agreement for
            Debt Securities and Warrants, including
            forms of Terms Agreement.*
1(b)        --Form of Distribution Agreement,        Exhibit 1(b) to Registrant's
            including form of Terms Agreement,       Registration Statement on Form S-3 (No.
            relating to Medium-Term Notes, Series B  33-51489).
            (a series of Senior Debt Securities).
4(a)(i)     --Senior Indenture, dated as of April    Exhibit 99(c) to Registrant's
            1, 1983, as amended and restated,        Registration Statement on Form 8-A
            between the Company and The Chase        dated July 20, 1992.
            Manhattan Bank, formerly known as
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company).
4(a)(ii)    --Senior Indenture, dated as of October  Exhibit 4 to Registrant's Current
            1, 1993, between the Company and The     Report on Form 8-K dated October 7,
            Chase Manhattan Bank (successor by       1993.
            merger to The Chase Manhattan Bank,
            N.A.)
4(a)(iii)   --Form of Subsequent Indenture with
            respect to Senior Debt Securities.*
4(a)(iv)    --Form of Subsequent Indenture with
            respect to Senior Debt Securities.*
4(b)(i)     --Supplemental Indenture to the Senior   Exhibit 99(c) to Registrant's
            Indenture dated March 15, 1990 between   Registration Statement on Form 8-A
            the Company and The Chase Manhattan      dated July 20, 1992.
            Bank, formerly known as Chemical Bank
            (successor by merger to Manufacturers
            Hanover Trust Company).
4(b)(ii)    --Eighth Supplemental Indenture to the   Exhibit 4(b) to Post-Effective
            Senior Indenture, dated March 1, 1996,   Amendment No. 1 to Registrant's
            between the Company and The Chase        Registration Statement on Form S-3 (No.
            Manhattan Bank, formerly known as        33-65135).
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company).
4(b)(iii)   --Ninth Supplemental Indenture to the    Exhibit 4(b) to Post-Effective
            Senior Indenture, dated June 1, 1996,    Amendment No. 4 to Registrant's
            between the Company and The Chase        Registration Statement on Form S-3 (No.
            Manhattan Bank, formerly known as        33-65135).
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company).
4(b)(iv)    --Tenth Supplemental Indenture to the    Exhibit 4(b) to Post-Effective
            Senior Indenture, dated July 1, 1996,    Amendment No. 5 to Registrant's
            between the Company and The Chase        Registration Statement on Form S-3 (No.
            Manhattan Bank, formerly known as        33-65135).
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company).
4(b)(v)     --Supplemental Indenture to the Senior   Exhibit 4(b)(ii) to Registrant's
            Indenture dated October 25, 1993         Registration Statement on Form S-3 (No.
            between the Company and The Chase        33-61559).
            Manhattan Bank (successor by merger to
            The Chase Manhattan Bank, N.A.)
4(c)(i)     --Form of Subordinated Indenture         Exhibit 4(c)(i) to Registrant's
            between the Company and The Chase        Registration Statement on Form S-3 (No.
            Manhattan Bank, formerly known as        33-42041).
            Chemical Bank.

                                 EXHIBIT INDEX

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
4(c)(ii)    --Form of Subsequent Indentures with
            respect to Subordinated Debt
            Securities.*
4(d)        --Form of Constant Maturity Treasury     Exhibit 4 to Registrant's Current
            Rate Indexed Note due March 24, 1997.    Report on Form 8-K dated March 24,
                                                     1994.
4(e)        --Form of 7.25% Note due May 15, 1997.   Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated May 21, 1992.
4(f)        --Form of S&P 500 Market Index           Exhibit 4 to Registrant's Current
            Target-Term Security due August 29,      Report on Form 8-K dated July 30, 1992.
            1997.
4(g)        --Form of Stock Market Annual Reset      Exhibit 4 to Registrant's Current
            Term Note due December 31, 1997.         Report on Form 8-K dated October 29,
                                                     1992.
4(h)        --Form of 9% Note due May 1, 1998.       Exhibit 4(x) to Registrant's
                                                     Registration Statement on Form S-3 (No.
                                                     33-45327).
4(i)        --Form of S&P 500 Market Index           Exhibit 4 to Registrant's Current
            Target-Term Security due July 31, 1998.  Report on Form 8-K dated January 28,
                                                     1993.
4(j)        --Form of Global Telecommunications      Exhibit 4 to Registrant's Current
            Portfolio Market Index Target-Term       Report on Form 8-K dated September 13,
            Security due October 15, 1998.           1993.
4(k)        --Form of Global Bond Linked Security    Exhibit 4 to Registrant's Current
            due December 31, 1998.                   Report on Form 8-K dated February 22,
                                                     1993.
4(l)        --Form of Currency Protected Note due    Exhibit 4 to Registrant's Current
            December 31, 1998.                       Report on Form 8-K dated July 7, 1993.
4(m)        --Form of 10 3/8% Note due February 1,   Exhibit 4(y) to Registrant's
            1999.                                    Registration Statement on Form S-3 (No.
                                                     33-45327).
4(n)        --Form of 7 3/4% Note due March 1,       Exhibit 4 to Registrant's Current
            1999.                                    Report on Form 8-K dated March 2, 1992.
4(o)        --Form of 6 3/8% Note due March 30,      Exhibit 4 to Registrant's Current
            1999.                                    Report on Form 8-K dated March 30,
                                                     1994.
4(p)        --Form of Equity Participation Security  Exhibit 4(ooo) to Amendment No. 1 to
            with Minimum Return Protection due June  Registrant's Registration Statement on
            30, 1999.                                Form S-3 (No. 33-54218).
4(q)        --Form of European Portfolio Market      Exhibit 4 to Registrant's Current
            Index Target-Term Security due June 30,  Report on Form 8-K dated December 30,
            1999.                                    1993.
4(r)        --Form of 8 1/4% Note due November 15,   Exhibit 4(cc) to Registrant's
            1999.                                    Registration Statement on Form S-3 (No.
                                                     33-45327).
4(s)        --Form of Stock Market Annual Reset      Exhibit 4 to Registrant's Current
            Term Note due December 31, 1999 (Series  Report on Form 8-K dated April 29,
            A).                                      1993.
4(t)        --Form of Japan Index Equity             Exhibit 4 to Registrant's Current
            Participation Security with Minimum      Report on Form 8-K dated January 27,
            Return Protection due January 31, 2000.  1994.
4(u)        --Form of 8 3/8% Note due February 9,    Exhibit 4 to Registrant's Current
            2000.                                    Report on Form 8-K dated February 9,
                                                     1995.
4(v)        --Form of 6.70% Note due August 1,       Exhibit 4 to Registrant's Current
            2000.                                    Report on Form 8-K dated August 1,
                                                     1995.
4(w)        --Form of AMEX Oil Index Stock Market    Exhibit 4 to Registrant's Current
            Annual Reset Term Note due December 29,  Report on Form 8-K dated March 31,
            2000.                                    1994.
4(x)        --Form of 8% Note due February 1, 2002.  Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated February 4,
                                                     1992.

                                 EXHIBIT INDEX

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
4(y)        --Form of Step-Up Note due April 30,     Exhibit 4 to Registrant's Current
            2002.                                    Report on Form 8-K dated April 30,
                                                     1992.
4(z)        --Form of Step-Up Note due May 6, 2002.  Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated May 6, 1992.
4(aa)       --Form of 7 3/8% Note due August 17,     Exhibit 4 to Registrant's Current
            2002.                                    Report on Form 8-K dated August 17,
                                                     1992.
4(bb)       --Form of 6.64% Notes due September 19,  Exhibit 4 to Registrant's Current
            2002.                                    Report on Form 8-K dated September 19,
                                                     1995.
4(cc)       --Form of 8.30% Note due November 1,     Exhibit 4 to Registrant's Current
            2002.                                    Report on Form 8-K dated May 4, 1992.
4(dd)       --Form of 6 7/8% Note due March 1,       Exhibit 4 to Registrant's Current
            2003.                                    Report on Form 8-K dated March 1, 1993.
4(ee)       --Form of 7.05% Note due April 15,       Exhibit 4 to Registrant's Current
            2003.                                    Report on Form 8-K dated April 15,
                                                     1993.
4(ff)       --Form of 6 1/4% Note due January 15,    Exhibit 4 to Registrant's Current
            2006.                                    Report on Form 8-K dated January 20,
                                                     1994.
4(gg)       --Form of 6 3/8% Note due September 8,   Exhibit 4 to Registrant's Current
            2006.                                    Report on Form 8-K dated September 8,
                                                     1993.
4(hh)       --Form of 8% Note due June 1, 2007.      Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated June 1, 1992.
4(ii)       --Form of 7% Note due April 27, 2008.    Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated April 27,
                                                     1993.
4(jj)       --Form of 6 1/4% Note due October 15,    Exhibit 4 to Registrant's Current
            2008.                                    Report on Form 8-K dated October 15,
                                                     1993.
4(kk)       --Form of 8.40% Note due November 1,     Exhibit 4(z) to Registrant's
            2019.                                    Registration Statement on Form S-3 (No.
                                                     33-35456).
4(ll)       --Form of Fixed Rate Medium-Term Note    Exhibit 4(kk) to Registrant's
            (without redemption provisions).         Registration Statement on Form S-3 (No.
                                                     33-54218).
4(mm)       --Form of Fixed Rate Medium-Term Note    Exhibit 4(ll) to Registrant's
            (with redemption provisions).            Registration Statement on Form S-3 (No.
                                                     33-54218).
4(nn)       --Form of Fixed Rate Medium-Term Note    Exhibit 4(d) to Registrant's
            (without redemption provisions, minimum  Registration Statement on Form S-3 (No.
            denomination $1,000).                    33-38879).
4(oo)       --Form of Fixed Rate Medium-Term Note    Exhibit 4(e) to Registrant's
            (with redemption provisions, minimum     Registration Statement on Form S-3 (No.
            denomination $1,000).                    33-38879).
4(pp)       --Form of Fixed Rate Medium-Term Note,   Exhibit 4(xiii) to Registrant's
            Series B.                                Quarterly Report on Form 10-Q for the
                                                     quarter ended September 24, 1993.
4(qq)       --Form of Federal Funds Rate Medium-     Exhibit 4(oo) to Registrant's
            Term Note.                               Registration Statement on Form S-3 (No.
                                                     33-54218).
4(rr)       --Form of Floating Rate Medium-Term      Exhibit 4(xiv) to Registrant's
            Note, Series B.                          Quarterly Report on Form 10-Q for the
                                                     quarter ended September 24, 1993.
4(ss)       --Form of Commercial Paper Rate          Exhibit 4(qq) to Registrant's
            Medium-Term Note.                        Registration Statement on Form S-3 (No.
                                                     33-54218).
4(tt)       --Form of Commercial Paper Index Rate    Exhibit 4(i) to Registrant's
            Medium-Term Note.                        Registration Statement on Form S-3
                                                     (File No. 33-38879).
4(uu)       --Form of Constant Maturity Treasury     Exhibit 4(ccc) to Registrant's
            Rate Indexed Medium-Term Note, Series    Registration Statement on Form S-3 (No.
            B.                                       33-52647).

                                 EXHIBIT INDEX

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
4(vv)       --Form of Constant Maturity Treasury     Exhibit 4(xv) to Registrant's Annual
            Rate Indexed Medium-Term Note II,        Report on Form 10-K for the year ended
            Series B.                                December 30, 1994.
4(ww)       --Form of JPY Yield Curve Flattening     Exhibit 4(ddd) to Registrant's
            Medium-Term Note, Series B.              Registration Statement on Form S-3 (No.
                                                     33-52647).
4(xx)       --Form of LIBOR Medium-Term Note.        Exhibit 4(pp) to Registrant's
                                                     Registration Statement on Form S-3 (No.
                                                     33-54218).
4(yy)       --Form of Multi-Currency Medium-Term     Exhibit 4(fff) to Registrant's
            Note, Series B.                          Registration Statement on Form S-3 (No.
                                                     33-52647).
4(zz)       --Form of Nine Month Renewable Floating  Exhibit 4(ix) to Registrant's Quarterly
            Rate Medium-Term Note, Series B.         Report on Form 10-Q for the quarter
                                                     ended September 24, 1993.
4(aaa)      --Form of Treasury Rate Medium-Term      Exhibit 4(aaa) to Registrant's
            Note.                                    Registration Statement on Form S-3 (No.
                                                     33-54218).
4(bbb)      --Form of Collared LIBOR Medium-Term     Exhibit 4(ww) to Registrant's
            Note due February 14, 2000.              Registration Statement on Form S-3 (No.
                                                     33-54218).
4(ccc)      --Form of Inverse Floating Rate          Exhibit 4(vii) to Registrant's
            Medium-Term Note due September 15,       Quarterly Report on Form 10-Q for the
            1998.                                    quarter ended September 24, 1993.
4(ddd)      --Form of Inverse Floating Rate          Exhibit 4(xii) to Registrant's
            Medium-Term Note, Series B, due October  Quarterly Report on Form 10-Q for the
            19, 1998.                                quarter ended September 24, 1993.
4(eee)      --Form of Japanese Yen Swap Rate Linked  Exhibit 4(mmm) to Registrant's
            Medium-Term Note, Series B.              Registration Statement on Form S-3 (No.
                                                     33-52647).
4(fff)      --Form of LIBOR Medium-Term Note due     Exhibit 4(xx) to Registrant's
            August 4, 1997.                          Registration Statement on Form S-3 (No.
                                                     33-54218).
4(ggg)      --Form of Three Year Japanese Yen        Exhibit 4(xv) to Registrant's Quarterly
            Duration Enhanced Medium-Term Note,      Report on Form 10-Q for the quarter
            Series B, with JPY Exposure on           ended September 24, 1993.
            Gain/Loss due November 1, 1996.
4(hhh)      --Form of Step-Up Medium-Term Note due   Exhibit 4(ggg) to Amendment No. 1 to
            May 20, 2008.                            Registrant's Registration Statement on
                                                     Form S-3 (No. 33-54218).
4(iii)      --Form of Swap Spread Linked Medium-     Exhibit 4(hhh) to Amendment No. 1 to
            Term Note due May 20, 1998.              Registrant's Registration Statement on
                                                     Form S-3 (No. 33-54218).
4(jjj)      --Form of Warrant Agreement, including   Exhibit 4(aa) to Registrant's
            form of Warrant Certificate.             Registration Statement on Form S-3 (No.
                                                     33-35456).
4(kkk)      --Form of Currency [Put/Call] Warrant    Exhibit 4 to Registrant's Registration
            Agreement, including form of Global      Statement on Form S-3 (No. 33-17965).
            Currency Warrant Certificate.
4(lll)      --Form of Currency Put Warrant           Exhibit 4 to Registrant's Current
            Agreement, including form of Global      Report on Form 8-K dated May 23, 1995.
            Currency Warrant Certificate, relating
            to Greater of U.S. Dollar/Deutsche
            Mark-- U.S. Dollar/Japanese Yen Put
            Currency Warrants, Expiring May 15,
            1997.
4(mmm)      --Form of Index Warrant Agreement,       Exhibit 4(lll) to Amendment No. 1 to
            including form of Global Index Warrant   Registrant's Registration Statement on
            Certificate.                             Form S-3 (No. 33-54218).

                                 EXHIBIT INDEX

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
4(nnn)      --Form of Index Warrant Trust            Exhibit 4(mmm) to Amendment No. 1 to
            Indenture, including form of Global      Registrant's Registration Statement on
            Index Warrant Certificate.               Form S-3 (No. 33-54218).
4(ooo)      --Form of Index Warrant Agreement,       Exhibit 4 to Registrant's Current
            including form of Global Warrant         Report on Form 8-K dated February 8,
            Certificate, relating to Nikkei Stock    1995.
            Index 300 Call Warrants, Expiring
            February 3, 1997.
4(ppp)      --Form of Warrant Agreement, including   Exhibit 4 to Registrant's Current
            form of Global Warrant Certificate,      Report on Form 8-K dated November 27,
            relating to Russell 2000 Index Call      1995.
            Warrants Expiring November 17, 1998.
4(qqq)      --Form of 6 1/2% Note due April 1,       Exhibit 4 to Registrant's Current
            2001.                                    Report on Form 8-K dated April 1, 1996.
4(rrr)      --Form of 6% Note due January 15, 2001.  Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated January 17,
                                                     1996.
4(sss)      --Form of 6% Note due March 1, 2001.     Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated February 29,
                                                     1996.
4(ttt)      --Form of 7% Note due March 15, 2006.    Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated March 18,
                                                     1996.
4(uuu)      --Form of 7 3/8% Note due May 15, 2006.  Exhibit 4 to Registrant's Current
                                                     Report on Form 8-K dated May 15, 1996.
4(vvv)      --Form of 6% STRYPES Due June 1, 1999.   Exhibit 4(c) to Registrant's Form 8-K/A
                                                     dated June 7, 1996.
4(www)      --Form of 7 1/4% STRYPES Due June 15,    Exhibit 4(c) to Post-Effective
            1999.                                    Amendment No. 4 to the Registrant's
                                                     Registration Statement on Form S-3
                                                     (33-65135).
4(xxx)      --Form of 6 1/4% STRYPES Due July 1,     Exhibit 4(c) to Registrant's Current
            2001.                                    Report on Form 8-K dated July 9, 1996.
4(yyy)      --Form of S&P 500 Market Index           Exhibit 4 to Registrant's Current
            Target-Term Security due May 10, 2001.   Report on Form 8-K dated May 13, 1996.
4(zzz)      --Form of AMEX Hong Kong 30 Index        Exhibit 4 to Registrant's Current
            Equity Participation Note due February   Report on Form 8-K dated February 7,
            16, 1999.                                1996.
4(aaaa)     --Form of Technology Market Index        Exhibit 4(a) to Registrant's Current
            Target-Term Securities due August 15,    Report on Form 8-K dated August 12,
            2001.                                    1996.
4(bbbb)     --Form of Top Ten Yield Market Index     Exhibit 4(b) to Registrant's Current
            Target-Term Securities due August 15,    Report on Form 8-K dated August 12,
            2006.                                    1996.
4(cccc)     --Form of Healthcare/Biotechnology       Exhibit 4 to Registrant's Current
            Portfolio Market Index Target-Term       Report on Form 8-K dated October 30,
            Securities due October 31, 2001.         1996.
5           --Opinion of Brown & Wood LLP.*
12          --Computation of Ratio of Earnings to
            Fixed Charges.
15          --Letter of Deloitte & Touche LLP
            regarding unaudited interim financial
            information.
23(a)       --Consent of Brown & Wood LLP (included
            as part of Exhibit 5).*
23(b)       --Consent of Deloitte & Touche LLP.*

                                 EXHIBIT INDEX

 EXHIBIT                                                   INCORPORATION BY REFERENCE
  NUMBER                  DESCRIPTION                         TO FILINGS INDICATED
----------  ---------------------------------------  ---------------------------------------
24          --Power of Attorney.*
25(a)       --Form T-1 Statement of Eligibility
            under the Trust Indenture Act of 1939
            of The Chase Manhattan Bank.*
99(a)       --Opinion of Deloitte & Touche LLP with
            respect to certain financial data
            appearing in the Registration
            Statement.*
99(b)       --Opinion of Deloitte & Touche LLP with  Exhibit 99(ii) to Registrant's Current
            respect to certain summary financial     Report on Form 8-K dated March 12,
            information and selected financial data  1996.
            incorporated by reference in the
            Registration Statement.

-----------
* Previously filed